As Filed with the Securities and Exchange Commission on July 6, 2007

                                             Registration  No. 333-59976

                      SECURITIES AND EXCHANGE COMMISSION
                           Washington, D. C. 20549

                  POST-EFFECTIVE AMENDMENT NO. 10 TO FORM S-1
           REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                    ATLAS FUTURES FUND, LIMITED PARTNERSHIP
          (Exact name of registrant as specified in its charter)

                                   DELAWARE
                           [State of organization]

                 6289                                  51-0380494
           (Primary SIC Number)                         (IRS EIN)

                             505 Brookfield Drive
                               Dover, DE  19901
                         Telephone:  (800) 331-1532
 (address and telephone number of  registrant's principal executive offices)

                             Mr. Michael Pacult
                    c/o Ashley Capital Management, Inc.
                              5914 N. 300 West
                            Fremont, Indiana 46737
             Telephone:  (260) 833-1306; Facsimile (260) 833-4411
     (Name, address and telephone number of agent for service of process)

                                  Copies to:
                        William Sumner Scott, Esquire
                          The Scott Law Firm, P. A.
                      940 Northeast 79th Street, Suite A
                               Miami, FL 33138
              Telephone (305) 754-3603; Facsimile (305) 754-2668

If any of the securities being offered on the Form are to be offered on a continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said section 8(a), may determine.

****************************************************************************
Prospectus - Part I

                    Atlas Futures Fund, Limited Partnership

                   Amended and Restated Prospectus to Offer
             $15,000,000 of Units of Limited Partnership Interest

                  To Be Sold at the Net Asset Value per Unit
             Computed At the End of Each Month During the Offering

The Offering

The partnership is a registered commodity pool that trades futures, options on futures, and forward contracts.

Two general partners, Ashley Capital Management, Inc. and Mr. Michael P. Pacult, manage us. We refer to them collectively as "the general partner." The general partner is authorized by the partnership agreement to employ, establish the terms of employment, and terminate investment managers called commodity trading advisors and clearing brokers called futures commission merchants.

The partnership will use its best efforts to sell the partnership interests issuer direct. Neither it nor anyone else has the obligation to purchase or support the price of the partnership interests. You must purchase at least $25,000 in partnership interests, though the general partner may reduce this to no less than $5,000. No selling commission will be charged. You have the right to rescind your subscription for five days after it is submitted.
After five days, your subscription is irrevocable and you may only withdraw from the partnership after twelve months by redeeming your partnership interests. There is no redemption fee. See the redemption, lock-in and allocation of expenses provisions in this prospectus.

All subscriptions received will be placed in a depository account maintained by the general partner until we accept them. Interest accrued on your subscription amount will be used to buy additional partnership interests for you. Partnership interests are offered for sale at their net asset value as of the close of business on the last day of the month in which the subscription is received and become effective on the open of business on the first day of the subsequent month.

The Risks - These securities are highly speculative and involve a high degree of risk. Consider carefully the risk factors below and the complete description beginning on page 5 of this prospectus.

* Our business is the speculative trading in futures, commodity options and unregulated currency contracts selected by registered commodity trading advisors.

* This partnership pays substantial commission and other costs. There is no guarantee that you will receive a return on your investment.

* To receive your investment back after one year, the partnership must currently generate a return of 8.97% and 8.45% should we sell the maximum number of partnership interests offered.

* Transfer of your partnership interests will be restricted and there are limitations on your right of redemption to surrender your partnership interests in return for their value. No public market for the partnership interests exists and none is expected to develop.

* This partnership will not make distributions. To receive a return of your investment, you must use our redemption procedure.

* Although you will not receive distributions, you must pay annual Federal and state income taxes on your share of any profits earned by this partnership.

* The general partner and affiliates have conflicts of interest with regard to the management of this partnership.

You are required to understand fully the terms of this investment. Therefore, you are encouraged to discuss this investment with your independent financial and tax advisers.

These securities have not been approved or disapproved by the Securities and Exchange Commission, or any state securities commission or agency, nor have any of them confirmed or passed upon the accuracy or adequacy of this supplement to prospectus. Any representation to the contrary is a criminal offense.

THE COMMODITY FUTURES TRADING COMMISSION HAS NOT PASSED UPON THE MERITS OF PARTICIPATING IN THIS POOL NOR HAS THE COMMISSION PASSED ON THE ADEQUACY OR ACCURACY OF THIS DISCLOSURE DOCUMENT.

A maximum of $15,000,000 in units of limited partnership interest may be sold, of which $13,264,401 has already been sold, as of May 31, 2007.
The partnership has commenced trading. The balance of proceeds to the partnership, $1,735,599, is offered pursuant to this prospectus to also be used for trading.

                    ATLAS FUTURES FUND, LIMITED PARTNERSHIP
                 505 Brookfield Drive *  Dover, Delaware 19901
                                (800) 331-1532

                          Best Efforts/Issuer Direct

        The date of this fully restated prospectus is July __, 2007

       Commodity Futures Trading Commission - Risk Disclosure Statement

YOU SHOULD CAREFULLY CONSIDER WHETHER YOUR FINANCIAL CONDITION PERMITS YOU TO PARTICIPATE IN A COMMODITY POOL. IN SO DOING, YOU SHOULD BE AWARE THAT FUTURES AND OPTIONS TRADING CAN QUICKLY LEAD TO LARGE LOSSES AS WELL AS GAINS. SUCH TRADING LOSSES CAN SHARPLY REDUCE THE NET ASSET VALUE OF THE POOL AND CONSEQUENTLY THE VALUE OF YOUR INTEREST IN THE POOL. IN ADDITION, RESTRICTIONS ON REDEMPTIONS MAY AFFECT YOUR ABILITY TO WITHDRAW YOUR PARTICIPATION IN THE POOL.

FURTHER, COMMODITY POOLS MAY BE SUBJECT TO SUBSTANTIAL CHARGES FOR MANAGEMENT, AND ADVISORY AND BROKERAGE FEES. IT MAY BE NECESSARY FOR THOSE POOLS THAT ARE SUBJECT TO THESE CHARGES TO MAKE SUBSTANTIAL TRADING PROFITS TO AVOID DEPLETION OR EXHAUSTION OF THEIR ASSETS. THIS DISCLOSURE DOCUMENT CONTAINS A COMPLETE DESCRIPTION OF EACH EXPENSE TO BE CHARGED THIS POOL AT PAGE 5 AND A STATEMENT OF THE PERCENTAGE RETURN NECESSARY TO BREAK EVEN, THAT IS, TO RECOVER THE AMOUNT OF YOUR INITIAL INVESTMENT, AT PAGE 12.

THIS BRIEF STATEMENT CANNOT DISCLOSE ALL THE RISKS AND OTHER FACTORS NECESSARY TO EVALUATE YOUR PARTICIPATION IN THIS COMMODITY POOL. THEREFORE, BEFORE YOU DECIDE TO PARTICIPATE IN THIS COMMODITY POOL, YOU SHOULD CAREFULLY STUDY THIS DISCLOSURE DOCUMENT, INCLUDING A DESCRIPTION OF THE PRINCIPAL RISK FACTORS OF THIS INVESTMENT, AT PAGE 5.

YOU SHOULD ALSO BE AWARE THAT THIS COMMODITY POOL MAY TRADE FOREIGN FUTURES OR OPTIONS CONTRACTS. TRANSACTIONS ON MARKETS LOCATED OUTSIDE THE UNITED STATES, INCLUDING MARKETS FORMALLY LINKED TO A UNITED STATES MARKET, MAY BE SUBJECT TO REGULATIONS WHICH OFFER DIFFERENT OR DIMINISHED PROTECTION TO THE POOL AND ITS PARTICIPANTS. FURTHER, UNITED STATES REGULATORY AUTHORITIES MAY BE UNABLE TO COMPEL THE ENFORCEMENT OF THE RULES OF REGULATORY AUTHORITIES OR MARKETS IN NON-UNITED STATES JURISDICTIONS WHERE TRANSACTIONS FOR THE POOL MAY BE EFFECTED.

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Table of Contents
Commodity Futures Trading Commission - Risk Disclosure Statement           i
Table of Contents                                                          ii
Suitability Standards                                                      v
Summary of the Offering                                                    1
The Partnership                                                            1
Description of Securities Offered for Sale                                 1
Plan For Sale of Partnership Interests And Use of Depository Account       1
Subscription Procedure                                                     1
Who Will Benefit From An Investment In The Partnership                     1
Business Objectives and Expenses                                           1
Summary Risk Factors                                                       2
Charges To The Partnership                                                 2
Use Of Proceeds                                                            3
Selection Of Commodity Trading Advisors And Allocation Of Equity           3
Federal Income Tax Aspects                                                 3
Redemptions                                                                3
Diagram of Partnership Structure & Commissions Atlas Futures Fund,
Limited Partnership                                                        4
The Risks You Face                                                         5
We must pay substantial charges, which may limit your ability to
receive a return on your investment.                                       5
You may not transfer your partnership interests and must rely on our
redemption procedures to receive your investment back.                     5
Your right of redemption is limited.                                       5
The partnership depends upon the individual general partner, and his
absence could cause the partnership to cease operations.                   5
General partner and commodity trading advisors will serve other
businesses and may not have adequate time to devote to the partnership.    5
There are conflicts of interest in the partnership structure which
may limit our profits.                                                     6
You will be taxed on profits regardless of whether they are
distributed.                                                               6
You will have to pay taxes on profits in a current year which may be
lost in future years.                                                      6
If the general partner selects a new trading advisor, it may not be as profitable as the one replaced, and the new advisor will not be
responsible for recouping any previous losses.                             6
The general partner may change the commodity trading advisors and
their allocation of equity without notice to you.                          6
You will not participate in management and may not contest the
business decisions of the general partner.                                 6
Commodity futures trading is speculative.                                  6
During partnership trading, a small price movement can lead to large
losses.                                                                    6
The general partner does not control the trading advisors or their
methods and may not be able to prevent large losses.                       6
The partnership may be unable to execute a trade before large
losses are incurred due to market illiquidity.                             7
Changes in trading equity may adversely affect performance.                7
Failure of commodity brokers or banks could result in loss of assets.      7
When trading in foreign exchanges, if the creditworthiness of the other parties or the value of the currency is not maintained, we may
lose the value of our positions in those markets.                          7
Option trading is highly risky and requires less equity to secure
a trade, thus providing greater potential for loss.                        7
If the price of a contract changes dramatically, we may not be able to exit the position without sustaining substantial loss due to
government imposed price limits.                                           7
We may not be able to compete with others with greater resources.          8
Resignation of individual general partner and subsequent failure of Ashley to maintain its net worth may cause suspension of trading
or taxation as a corporation.                                              8
The general partner will not advise you, and you must rely upon
your own counsel before investing in the partnership.                      8
The partnership is not covered by the Investment Company Act of 1940.      8
Possibility of audit - you may be subject to audit and penalties.          8
General partner may settle IRS claim not in your best interest.            8
You may be subject to back taxes and penalties.                            8
The general partner may raise the incentive fee to 27% without
prior notice to you.                                                       9
Conflicts Of Interest                                                      9
The general partner, the commodity trading advisors, the futures commission merchant, the introducing broker and their principals
may preferentially trade for themselves and others.                        9
Possible retention of voting control by the general partner may
limit your ability to control issues.                                      9
The general partner is not likely to resign, even if it would be in
your best interest.                                                        9
The introducing broker receives a portion of the round turn
commissions and is affiliated with one of the commodity trading
advisors.                                                                  9
Partnership fees may be higher than they would be if they were
negotiated.                                                                9
Our profitability may be limited due to competition among traders
and their unaccountability for previous losses.                            9
Your ability to redeem your partnership interests may be lessened
due to the nature of the general partner's compensation.                   10
The commodity trading advisors may engage in high risk trading
to generate fees.                                                          10
The individual general partner has sole control over the time
he will allocate to the management of the partnership.                     10
No Resolution Of Conflicts Procedures                                      10
Interests Of Named Experts And Counsel                                     10
Management's Discussion And Analysis                                       10
The Partnership                                                            10
The General Partners                                                       11
Experience                                                                 11
Authority                                                                  11
Partnership Books and Records                                              11
The Commodity Trading Advisors                                             11
The Advisory Contract                                                      12
Business Objective And Expenses                                            12
Explanatory Notes:                                                         13
Securities Offered                                                         13
Management's Discussion                                                    14
Description of Intended Operations                                         14
Risk Control                                                               14
Trading Risks                                                              14
Fiduciary Responsibility Of The General Partner                            15
Indemnification                                                            15
Provisions of Limited Partnership Agreement                                15
Provisions of Law                                                          15
Provisions of Federal and State Securities Laws                            15
Provisions of the Securities Act of 1933 and NASAA Guidelines              16
Provisions of the Clearing Agreement                                       16
Relationship With The Futures Commission Merchant, the Introducing
Broker and the General Partner                                             16
Fixed Commissions are Competitive                                          16
Relationship With The Commodity Trading Advisors                           16
The Commodity Trading Advisors Will Trade For Other Accounts               16
Non-Disclosure Of The Commodity Trading Advisors' Methods                  16
Charges To The Partnership                                                 17
Compensation Of The Commodity Trading Advisors                             17
Restrictions on Management Fees                                            17
Compensation of Futures Commission Merchant, Introducing Broker
and General Partner                                                        17
Fee Paid By Partnership To The Corporate General Partner                   17
Brokerage Fees Paid By the Corporate General Partner To The Futures
Commission Merchant                                                        18
Miscellaneous Fees To Futures Commission Merchant                          18
Rights of General Partner                                                  18
Other Expenses                                                             18
Charges To The Partnership                                                 18
Investor Suitability                                                       19
Potential Advantages                                                       19
Equity Management                                                          19
Investment Diversification                                                 19
Limited Liability                                                          19
Administrative Convenience                                                 20
Access To The Commodity Trading Advisors                                   20
Use Of Proceeds                                                            20
Determination Of The Offering Price                                        21
The General Partner                                                        21
Identification                                                             21
Michael P. Pacult                                                          21
Ownership In Commodity Trading Advisors And Futures Commission
Merchant                                                                   21
Trading By The General Partner; Interest In The Pool                       21
Regulatory Notice                                                          21
Trading Management                                                         22
No Affiliation With Commodity Trading Advisors                             22
Rights of the General Partner With Respect To Commodity Trading
Advisor Selection And Allocation Of Equity                                 22
Performance Record of the Partnership                                      22
The Commodity Trading Advisors                                             23
Clarke Capital Management, Inc.                                            23
Business Background                                                        23
Description Of Trading Program                                             23
NuWave Investment Corp.                                                    24
Business Background                                                        24
Trading Program                                                            24
Performance Record Of Other Programs Sponsored By The General
Partner                                                                    26
The Futures Commission Merchant                                            26
The Introducing Broker                                                     27
Federal Income Tax Aspects                                                 27
Scope Of Tax Presentation                                                  27
No Legal Opinion As To Certain Material Tax Aspects                        27
Partnership Tax Status                                                     27
No IRS Ruling                                                              28
Tax Opinion                                                                28
Passive Loss And Unrelated Business Income Taxes Rules                     28
Basis Loss Limitation                                                      29
At-Risk Limitation                                                         29
Income And Losses From Passive Activities                                  29
Allocation Of Profits And Losses                                           29
Taxation Of Futures And Forward Transactions                               29
Section 988 Foreign Currency Transactions                                  30
Capital Gain And Loss Provisions                                           30
Business For Profit                                                        30
Self-Employment Income And Tax                                             30
Alternative Minimum Tax                                                    30
Interest Related To Tax Exempt Obligations                                 30
Not A Tax Shelter                                                          31
Taxation Of Foreign Partners                                               31
Partnership Entity-Audit Provisions-Penalties                              31
Employee Benefit, Retirement Plans And IRA's                               31
The Limited Partnership Agreement                                          32
Formation Of The Partnership                                               32
Units of Partnership Interests                                             32
Management Of Partnership Affairs                                          32
General Prohibitions                                                       32
Additional Offerings                                                       33
Partnership Accounting, Reports, And Distributions                         33
Income, Loss and Expense Allocations                                       33
Transfer Of Partnership Interests Only With Consent Of The
General Partner                                                            33
Termination Of The Partnership                                             33
Meetings                                                                   33
Redemptions                                                                34
Plan For Sale Of Partnership Interests                                     34
Depository Agreement                                                       34
Subscription Procedure                                                     34
Subscription Amounts                                                       35
Revocation and Acceptance of Subscription                                  35
Net Worth Tests                                                            35
Investor Warranties                                                        35
Legal Matters                                                              35
Litigation And Claims                                                      35
Legal Opinion                                                              35
Experts                                                                    36
Additional Information                                                     36

A.  Atlas Futures Fund, Limited Partnership
    Reviewed Financial Statements - period ended  March 31, 2007
    Audited Financial Statements - years ended
    December 31, 2006, 2005 and 2004

B.  Ashley Capital Management, Inc.
    Audited Financial Statements - years ended
    December 31, 2006, 2005, and 2004

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                             Suitability Standards

You should only invest a limited amount of the risk portion of your total portfolio and should not invest more than you can afford to lose.

To invest the minimum $25,000 in this partnership, you must have either:

* a net worth of at least $150,000, exclusive of home, furnishings and automobiles, or

* an annual gross income of at least $45,000 and a net worth, similarly calculated of at least $45,000.

Residents of the following States must meet the specific requirements set forth below. Net worth, is in all cases, to be calculated exclusive of home, furnishings and automobiles. You may not invest more than 10% of your net worth, exclusive of home, furnishings and automobiles, in the Fund. No entity, including ERISA plans, should invest more than 10% of its liquid net worth (readily marketable securities) in the Fund.

1. California-Net worth of at least $225,000 or a net worth of at least $60,000 and annual taxable income of at least $60,000.

2. South Carolina-Net worth of at least $100,000 or a net income in the preceding year some portion of which was subject to maximum federal and State income tax.

In the case of sales to fiduciary accounts, the net worth and income standards may be met by the beneficiary, the fiduciary account, or, if the donor or grantor is the fiduciary, by the donor or grantor who supplies the funds to purchase the partnership interests.

The foregoing suitability standards are regulatory minimums only. Merely because you meet such requirements does not necessarily mean that a high risk, speculative and illiquid investment such as one in the Fund is, in fact, suitable for you.

         [The balance of this page has been intentionally left blank.]

                            Summary of the Offering

This summary is to assist your understanding of the offer. To be certain you have a full understanding of the risks of this investment, you must carefully review the entire document, including the exhibits.

The Partnership

The Atlas Futures Fund, LP allows you to participate in alternative or non-traditional investments, namely the U.S. and international futures, forward and swap markets. Futures contracts are traded on a wide variety of commodities, including agricultural products, metals, energies, livestock products, government securities, currencies and stock market indices. Options on futures contracts are also traded on U.S. and foreign commodity exchanges. The general partner uses its discretion to employ advisors that look to manage risk and volatility.

The principal of the general partner has provided advisory services for individual managed accounts for 25 years similar to the services he is providing for the partnership, and he has developed and refined his approach to evaluating professional advisors over that period.

Atlas Futures Fund, Limited Partnership is a Delaware limited partnership organized on January 12, 1998 and maintains its main business office at 505 Brookfield Drive, Dover, DE 19901, (800) 331-1532. Its books and records are kept at the offices of the corporate general partner, 5914
N. 300 West, Fremont, IN 46737, with duplicate copies kept with The Scott Law Firm, P.A., 940 NE 79th Street, Suite A, Miami, FL 33138. The partnership is operated pursuant to a limited partnership agreement which is included as Exhibit A and is managed and controlled by Ashley Capital Management, Inc., a Delaware corporation, and Michael P. Pacult, who are collectively referred to as the general partner. The general partner employs independent registered trading managers called commodity trading advisors to select trades for the partnership.

Description of Securities Offered for Sale

By our previous prospectus, we sold a total of $13,264,401 of partnership interests. We are currently offering an additional $1,735,599, in value of partnership interests to bring the total offered since the commencement of sales to $15,000,000. The balance of the interests will be sold at the partnership's net asset value per partnership interest on the close of business on the last day of the month in which the subscription agreement is received.

Plan For Sale of Partnership Interests And Use of Depository Account

All sales will be made issuer direct through the partnership, that will use its best efforts, which means it will try, but not guarantee, to sell the partnership interests. To have good funds available on the last day of the month when your subscription will be accepted, the corporate general partner will maintain a depository account at Star Financial Bank, Angola, IN to hold your subscription from the date of submission to the date you become a partner.

Subscription Procedure

To purchase partnership interests, you must complete and execute a subscription agreement (Exhibit D), deliver your executed subscription documents and check for your investment, which should be made payable to "Star Bank for the acct. of Atlas," and pay for at least $25,000 in partnership interests, though the general partner may reduce this amount to not less than $5,000.

You must also have the minimum net worth and income provided in the Notice to Residents of the State of your residence if it is listed at the front of this prospectus or, one of the following: (i) a minimum net worth, exclusive of your home, home furnishings and automobiles, of $150,000, or (ii) a minimum annual gross income of $45,000 and a minimum net worth of $45,000, both exclusive of your home, home furnishings and automobiles.

Who Will Benefit From An Investment In The Partnership

You are likely to benefit from an investment in the partnership if you want to diversify your portfolio and if you have investment money available that you can afford to lose without adverse consequences to your ability to support your family and your lifestyle. Recent volatility in the U.S. equity market has made clear the risks associated with investments concentrated within a single market. This investment presents the opportunity to participate in markets which are typically not represented in most investors' portfolios and which can be profitable in both rising and falling markets.

However, if you cannot afford the risk of losing your entire investment in this partnership, you should not purchase these partnership interests.

Business Objectives and Expenses

We are organized to be a commodity pool to engage in the speculative trading of futures and forward contracts, which are instruments designed to permit producers to hedge or investors to speculate in various interest rates, commodities, currencies, stock indices and other financial instruments, both domestic and globally. We also trade options on futures and forward contracts, which give the purchaser the right to acquire or sell a given contract at a specified time at a specified price, and other financial instruments.

We do not anticipate you will receive distributions and cannot guarantee that we will meet our objectives or avoid substantial losses.

We are subject to substantial charges. To return after one year an initial investment at $3,478.08 per unit of partnership interest, we must earn a profit of 8.97%, or $311.98 per partnership interest. Although you will not receive distributions, you will pay Federal, state and local taxes upon the profits earned by the partnership, if any.

Summary Risk Factors

Investment in the partnership interests is speculative, illiquid, and highly risky. You should purchase partnership interests only if you can afford to lose your entire investment. For a complete description of the risks of an investment in the partnership, see the Risk Factors section beginning on page 5.

Our business is the speculative trading in futures and forward contracts, and options on those contracts, selected by a registered commodity trading advisor. This trading is highly leveraged and takes place in very volatile markets.

Past results of this partnership or the commodity trading advisors do not guarantee future results.

This partnership pays substantial fixed management fees and commission costs. There is no guarantee that you will receive a return on your investment.

Transfer of your partnership interests will be restricted and there are limitations on your right of redemption to surrender your partnership interests in return for their value. No public market for the partnership interests exists and none is expected to develop.

This partnership will not make distributions. To receive a return on your investment, you must use our redemption procedure.

Although you will not receive distributions, you must pay Federal and state income taxes on your share of any profits earned by this partnership.

The general partner and affiliates have conflicts of interest with regard to the management of this partnership. Specifically, all sales will be made by the partnership, issuer direct, and no independent due diligence will be performed in regard to interests it sells.

Charges To The Partnership

The following table identifies who is paid by the partnership, what they do for the partnership, and their rate of compensation:

----------------------------------------------------------------------------
Entity \
Nature of Service \
Amount of Compensation \
----------------------------------------------------------------------------
The general partner
(Ashley Capital Management, Inc. and Mr. Michael P. Pacult)

Manages the partnership; negotiates and pays trading costs; assumes credit risk of the partnership to the futures commission merchant

The partnership pays the corporate general partner a 11% fixed annual brokerage commission, of which it retains 4% and pays 7% to the introducing broker, to clear domestic trades plus actual commissions charged for trades made on foreign exchanges and forward markets, if any. [$2,750+]
----------------------------------------------------------------------------
The commodity trading advisors
(Clarke Capital Management, Inc., NuWave Investment Corp.)

Makes trades for the partnership

Clarke: 25% quarterly incentive fee on all new net profits it has generated (this includes all new profits generated during the quarter, adjusted for changes in trading equity and losses in previous quarters)

NuWave: NuWave: 20% quarterly new net profit, calculated as immediately above; a management fee based on the rate of trading assigned by NuWave and approved by the general partner of up to 3% management fee on the first $2,000,000 in allocated equity and up to 2% management fee on all allocated equity over $2,000,000
----------------------------------------------------------------------------
The futures commission merchant
(Man Financial, Inc.)

Accepts trades from the advisors, clears the trades; holds the partnership's trading equity

From its 11%, the corporate general partner pays the futures commission merchant for the per round turn commissions for trades entered by the trading advisors.
----------------------------------------------------------------------------
The introducing broker
(Futures Investment Company)

Introduces the trades from the advisors to Man, the sole futures commission merchant

Shares 7% of the 11% brokerage commissions paid to the corporate general partner, for trades generated by the trading advisors. [$1,750+]
----------------------------------------------------------------------------
The selling agent
(Atlas - Issuer Direct)

Sells investment in the partnership

None.   All sales will be made by the Issuer on a best efforts basis with no sales commission.
----------------------------------------------------------------------------
Lawyers and Accountants
(The Scott Law Firm, P.A., Jordan, Patke & Associates, Ltd., CPA and other accountants)

Continuing legal and accounting work

The annual legal, audit, fund accounting, and partnership accounting costs are estimated to be $10,000, $12,000, 48,000 and $85,000, respectively. [$299+ organizational and offering; $235+ annual expenses]
----------------------------------------------------------------------------

+ Each $25,000 investment pays this amount per year for these particular expenses. When the expense is not based on a percentage, but rather a fixed amount, we have computed the expense upon the partnership's current net asset value.

Use Of Proceeds

The partnership has paid the organizational and offering expenses. Upon the sale of additional partnership interests, we will charge each new limited partner its allocated portion of the previously paid expenses to reimburse the prior partners. This will be done as follows:

The incoming partners' subscriptions will be divided by the amount of the total subscriptions made by both the incoming and the prior partners to obtain the percentage of the costs to be paid by all partners. This percentage will be multiplied by the organization cost to produce the dollar amount to be deducted from the subscription of the incoming partners. The cash produced by that deduction will be added to the net asset value of the partnership. This will result in an increase in the net asset value for all partnership interests previously sold. The cash subscription amount remaining for each incoming partner will be used to purchase partnership interests at the increased net asset value. The incoming partners will join with the previously admitted partners to share in the increase of net asset value that results from the admission of future partners until either the maximum number of partnership interests are sold or the offering terminates.

As of May 31, 2007, prior partners paid 1.48% of their total investment in the partnership for offering expenses. Should the maximum of $15,000,000 in total partnership interests be sold, every partner will have been allocated approximately 1.28% of their total investment to pay for offering expenses.

Once this maximum is sold, no further allocation of initial offering expenses will be made among the partners, and the offering expenses for any future expenditures will be paid by the partnership when incurred.

The general partner will apply all partnership assets not allocated to pay expenses toward trading commodities and cash reserves.

Selection Of Commodity Trading Advisors And Allocation Of Equity

The general partner has allocated approximately 80% of trading equity to Clarke Capital Management, Inc. and 20% to NuWave Investment Corp. to trade as commodity trading advisors to the partnership. The trading advisors are solely responsible for selecting the markets traded and the number of contracts per trade entered on behalf of the partnership under the authority granted by a power of attorney from the partnership to each trading advisor. The advisors are authorized to make short sales, with unlimited risk of loss, on behalf of the partnership. The general partner, without prior notice to you, in its sole discretion, may adjust the allocation of equity between the advisors and terminate or add trading advisors.

Federal Income Tax Aspects

Although you will not be paid distributions, you will have to pay income taxes on profits and interest, if any, for the taxable year in which it is earned. The partnership reports on a December 31 year end.

Redemptions

You may request the general partner to accept the surrender of your partnership interests for cash through our redemption procedures. The general partner will use its best efforts to comply with all redemption requests, but may not be able to do so because of insufficient liquid assets. You will not be allowed to make any redemption during the first twelve months of your initial investment. There will be no charge for redemptions. See, The Limited Partnership Agreement, Redemptions.

Diagram of Partnership Structure & Commissions

Atlas Futures Fund, Limited Partnership

Please see the previous table under Charges to the Partnership for a description of the below parties.

The Risks You Face

Investment in the partnership interests is speculative, illiquid, and highly risky. You should purchase partnership interests only if you can afford to lose your entire investment. All of the following risks, except payment of fixed expenses, are present without regard to the amount of partnership interests sold.

We must pay substantial charges, which may limit your ability to receive a return on your investment.

We must pay our expenses before you will realize a profit. They are (i) fixed brokerage commissions of 11% per year upon the assets on deposit with the futures commission merchant for domestic trades plus actual commissions charged by the futures commission merchant for trades made on foreign exchanges and forward markets, if any; (ii) an incentive fee of 25% to Clarke and 20% to NuWave, both commodity trading advisors to the partnership, of their respective new net profits; (iii) an annual management fee of up to 3% of the first $2,000,000 in equity allocated to NuWave and up to 2% on equity above $2,000,000; (iv) yearly expenses estimated at $155,000, of which $48,000 is paid for fund accounting, $85,000 for partnership accounting, $12,000 for audit services and $10,000 is paid for legal services; (v) variable operating expenses such as telephone, postage, and office supplies, and (vi) extra-ordinary expenses such as claims and defense of claims from brokers, partners, and other parties.

The incentive fees are determined and accrued monthly, but paid quarterly to the commodity trading advisors. We may be subject to substantial incentive fees in the initial quarters of any given year which will not be refunded, even if we experience subsequent losses which produce a net loss for that year. See Charges to the Partnership.

You may not transfer your partnership interests and must rely on our redemption procedures to receive your investment back.

You can assign or transfer your partnership interests only with the consent of the general partner, which will be granted only upon limited
circumstances.   See The Limited Partnership Agreement, Transfer Of Units
Only With Consent Of The General Partner and the Limited Partnership Agreement (Exhibit A).

Therefore, you must rely on our redemption procedures to receive your initial investment adjusted to reflect profits, payment of expenses, and losses. See The Limited Partnership Agreement, Redemptions.

Your right of redemption is limited.

Our redemption procedures provide that the redemption amount will be based upon the net asset value of the partnership interests as calculated at the end of the month in which the redemption request is received. The redemption request must be received no less than 10 business days prior to the redemption effective date and be approved by the general partner, and it may not be granted if we do not have enough liquid assets.

Subject to the foregoing limitations, the general partner intends to grant all redemption requests received no less than ten days prior to the last business day of the month and will use its best efforts to pay those requests within twenty days after the last business day of the month in which the redemption request was received. You may be prevented from redeeming your partnership interests before they are significantly devalued. See The Limited Partnership Agreement, Exhibit A, Redemptions.

Further, substantial redemption requests could adversely affect us by the liquidation of positions too rapidly or on unfavorable terms which prevent us from satisfaction of all redemption requests, or the reduction of our available trading equity at a time when we have an opportunity to earn substantial profit.

The partnership depends upon the individual general partner, and his absence could cause the partnership to cease operations.

You will be relying entirely on the ability of the general partner to select and monitor the commodity trading advisors selected for the partnership. The individual general partner is the sole principal and officer of the corporate general partner. If he becomes unable to perform his duties, we could be required to cease operations and trading until a replacement for him is found.

General partner and commodity trading advisors will serve other businesses and may not have adequate time to devote to the partnership.

The individual general partner currently manages other commodity pools and both general partners expect to manage additional pools in the future. They may negotiate better terms for advisors, clearing and other services for
those other pools in competition with this pool.   The commodity trading
advisors currently manage other commodity accounts and may manage new accounts, including personal accounts and other commodity pools. The commodity trading advisors have developed special trading programs to trade this partnership's account. Accordingly, there is no guarantee that our trading results will be similar to or better than any of the trading advisors' other accounts. Our business could be adversely affected by the failure of either the individual general partner and sole principal of the corporate general partner, or the trading advisors to devote sufficient time to the partnership affairs. See Risk Factors, Trading Management, and The Commodity Trading Advisors.

There are conflicts of interest in the partnership structure which may limit our profits.

Before investing in this partnership, you must consider the actual and potential conflicts of interest that exist in our structure and operation. Specifically, because all sales will be made by the partnership, issuer direct, no independent due diligence of this offering will be conducted in regard to interests it sells. See Risk Factors, Conflicts of Interest, and the Limited Partnership Agreement (Exhibit A).

You will be taxed on profits regardless of whether they are distributed.

We do not intend to make cash distributions from profits.   Regardless of
whether distributions are made, if we realize profits for a fiscal year, you must report that income on your tax returns.

You will have to pay taxes on profits in a current year which may be lost in future years.

We might sustain losses that offset our profits after the end of the year. So you might never receive a distribution equal to your share of our prior year's taxable income. See Federal Income Tax Aspects and The Limited Partnership Agreement (Exhibit A).

If the general partner selects a new trading advisor, it may not be as profitable as the one replaced, and the new advisor will not be responsible for recouping any previous losses.

We rely upon two commodity trading advisors to generate profits pursuant to a Advisory Contracts and Powers of Attorney (Exhibits F and G). Either the general partner or a trading advisor may terminate the relationship at any time. If this happens, or if a trading advisor becomes unable to serve us for any other reason, the general partner may have to find one or more alternate trading advisors. We cannot guarantee that any alternate trading advisor will trade as profitably as the original trading advisor, or that it would be retained on terms which are as favorable. Also, any new trading advisor will not be obligated to recoup losses, if any, incurred by the prior trading advisor before it is paid incentive fees on new net profits it generates.

The general partner may change the commodity trading advisors and their allocation of equity without notice to you.

Without prior notice to you, the general partner may change the commodity trading advisors and the amount of equity allocated to them at any time, for any reason.

You will not participate in management and may not contest the business decisions of the general partner.

You may not manage or conduct our business in any way or you would be deemed a general partner, which is not allowed by the Limited Partnership Agreement (Exhibit A). Accordingly, you are bound by the business decisions of the general partner.

Commodity futures trading is speculative.

Commodity futures, forward, and option contract prices have a high risk of loss and are volatile. Specifically (i) price movements are influenced by such unpredictable variables as: changes in supply and demand; weather; agricultural trade, fiscal, monetary and exchange control programs and policies of governments; national and international political and economic events; and, changes in interest rates, governments, exchanges, and other market authorities that intervene to influence prices; (ii) even if the analysis of the fundamental conditions by a commodity trading advisor is correct, prices still may not react as predicted; (iii) analysis by the use of a computer program to measure price, historical price averages, momentum and other technical factors deemed important by a commodity trading advisor may also fail to predict price direction; (iv) it is possible for most of our open positions to be unprofitable at the same time; (v) price changes may reach a limit upon which trading rules require a suspension of trading for a specified period of time. It is possible for these limits to be reached in the same direction for successive days. This may prevent us from exiting a position, and when the market reopens, we could suffer a substantial loss on the position; (vi) losses are not limited to the margin allocated to hold the position and may exceed the total equity in our account; and (vii) short positions, which have unlimited risk of loss, will be taken on our behalf by the trading advisors.

During partnership trading, a small price movement can lead to large losses.

A small amount of money relative to the value of the contract traded, called margin, must be deposited to place and hold a trade. The margin amount is typically between 20% and 40% of the value of the contract traded. This permits a large percentage gain or loss relative to the margin deposit. For example, if at the time of purchase, 5% of the futures contract price is deposited as margin, a 5% decrease in the position's value will cause a loss of all the equity allocated to the trade, which could equal the entire value of the account. The losses could be substantially more than the margin deposited and the total value of the account, though the partners will not be subject to margin calls.

The general partner does not control the trading advisors or their methods and may not be able to prevent large losses.

The commodity trading advisors enter trades on our behalf directly with the futures commission merchant. The general partner does not know the trades before they are made, nor does it know the trading advisors' methods, the number of contracts bought or sold, or the margin required. The trading advisors will not notify the general partner of any modifications, additions or deletions to its trading methods and money management principles. We may suddenly suffer large losses before the general partner knows remedial action must be taken.

The partnership may be unable to execute a trade before large losses are incurred due to market illiquidity.

It is not always possible to execute a buy or sell order. Such illiquidity can be caused by a lack of interest in the contract caused by market conditions which produce no persons willing to buy or sell, or the suspension of trading which may occur because the price limit for a contract has been reached.

Most United States commodity exchanges limit price movement in a single direction by rules referred to as price limits. Once these limits have been reached, no trades may be executed at prices beyond the limits for a specified amount of time, usually until the next trading day. However, given sufficient price movement the following day, price limits may be imposed again. Accordingly, price limits may be in effect for protracted time periods. No trading may be made in the direction of the price movement while the limit is in place. The frequency of the imposition of price limits or the length of time they will be in effect cannot be predicted. This causes illiquidity and exposure to substantial losses. These losses could exceed the total equity in our account.

Changes in trading equity may adversely affect performance.

Commodity trading advisors often are unable to adjust to changes in the amount of money they manage. This is because (i) the larger amount of equity under management requires larger trades to be made, which may be more difficult to execute, (ii) there are legal limits called position limits upon the number of positions that may be taken on a particular commodity, and
(iii) it may be more difficult to scale in positions, which is when a trading advisor takes positions at different prices at different times and then allocates those positions on a ratable basis when a change in its allocated equity occurs. See Appendix I for the full definitions of position limits and scale in positions.

The commodity trading advisors will not limit the total equity they accept and may suffer losses which cause a withdrawal of the equity they manage. A commodity trading advisor's rate of return tends to decrease as the amount of equity under management increases.

Failure of commodity brokers or banks could result in loss of assets.

If the futures commission merchant or other entity with which our money is on deposit becomes bankrupt, we might only recover some, if any, of the equity in our account. The deposits in our bank accounts will be insured for only $100,000 and payment on insured deposits may be delayed.

When trading in foreign exchanges, if the creditworthiness of the other parties or the value of the currency is not maintained, we may lose the value of our positions in those markets.

Trading commodities involves entering a contract, or option to contract, for the delivery of goods or money at a future date. The value of the contract or option depends directly upon the creditworthiness of the parties and the
value of the item traded.   The commodity trading advisors trade commodities
on United States commodity exchanges, foreign commodity exchanges, and the inter-bank currency markets. The commodity exchange contracts and options traded on United States exchanges are guaranteed by the members' credit. Contracts and options upon foreign commodity exchanges and the inter-bank currency markets are usually not regulated by specific laws and are backed only by the parties to the contracts. It is possible for a price movement or a devaluation of a currency in a particular contract or option to be large enough to destroy the creditworthiness of the contracts and options issued by a particular party or government, or all of the contracts and options of an entire market. In either of those situations, we could lose the entire value of a position with little recourse to regain any of its value.

Option trading is highly risky and requires less equity to secure a trade, thus providing greater potential for loss.

We expect to trade options, both puts and calls. After a position is taken, a liquid market may not exist for any particular commodity option or at any particular time. In an illiquid market, we may not be able to buy or sell to offset, or liquidate, the positions we have taken.

Option trading allows us to trade with less equity on deposit. Accordingly, the risk of loss of the entire account is great.

If the price of a contract changes dramatically, we may not be able to exit the position without sustaining substantial loss due to government imposed price limits.

The Commodity Futures Trading Commission and the United States commodity exchanges have established limits referred to as Speculative Position Limits or Position Limits. These are different from the price limits described before. They are limits on the maximum net long or net short futures or options positions which any person or group of persons may own, hold, or control in futures contracts. The positions taken among all commodity accounts owned, controlled or managed by a trading advisor and its principals are combined for position limit purposes. Thus, a trading advisor may not be able to hold sufficient positions for us to maximize the return on a particular trade because it may be taking similar positions for others.

We may not be able to compete with others with greater resources.

Commodity futures trading is highly competitive. We compete with others who may have greater experience, more extensive information about developments affecting the futures markets, more sophisticated means of analyzing and interpreting the futures markets, and greater financial resources.

Those with greater experience and financial resources have a better chance at trading profitably. For instance, we will not maintain a warehouse to take delivery of commodities and will not have a large capital base to allow us to hold positions through bad times.

Resignation of individual general partner and subsequent failure of Ashley to maintain its net worth may cause suspension of trading or taxation as a corporation.

Any general partner wishing to voluntarily withdraw from the partnership must give 120 days prior written notice to the limited partners. If a general partner withdraws and the limited partners or remaining general partner elects to continue the partnership, the withdrawing general partner shall pay all expenses incurred as a result of its or his withdrawal.

When the sole general partner of a partnership is a corporation, the tax rules require conditions to be met to allow the partnership to be taxed as a partnership and not as a corporation. To be taxed as a partnership requires that two or more of the following tests be met: decentralized management, unlimited liability, limited transferability of shares, and limited continuation of existence.

No tax IRS ruling has been or will be requested to confirm the tax opinions expressed in this prospectus. If we were taxed as a corporation for Federal income tax purposes, our income or loss would not be passed through to you, we would be taxed at corporate rates, all or a portion of any distributions made to you would be taxed to you as dividend income, and the amount of such distributions would not be deductible in computing our taxable income. See Federal Income Tax Aspects.

The general partner will not advise you, and you must rely upon your own counsel before investing in the partnership.

Purchasing partnership interests does not create an Individual Retirement Account, commonly called an IRA, and the creation and administration of an IRA are solely your responsibility. The assets of a retirement account should be carefully diversified and you should only allocate high risk capital to this partnership. If you invest a significant portion of your retirement plan or IRA assets in this partnership, you could be exposing that portion to significant loss. The general partner will not advise you in any manner on an investment in this partnership, including matters of diversification, prudence, interpretation of the partnership agreement, and liquidity. Accordingly, you must rely upon the experience of qualified legal, investment and tax counsel you select.

The partnership is not covered by the Investment Company Act of 1940.

Stock investment companies and investment advisors must be registered under the Investment Company Act of 1940, as amended. Because the business of the partnership, the individual and corporate general partners, and the commodity trading advisors involves only the trade of futures regulated pursuant to the Commodity Exchange Act, none of them is required, nor does any intend, to be registered under the Investment Company Act of 1940 or any similar state law. Therefore, you are not protected by any such legislation.

Possibility of audit - you may be subject to audit and penalties.

If our return is audited, the IRS may make adjustments to our reported items. If an audit results in an adjustment, you may be required to file amended returns, subject to a separate audit, and required to pay back taxes, plus penalty and interest.

General partner may settle IRS claim not in your best interest.

Ashley Capital Management, Inc. is named tax matters partner. This grants it the power to settle any IRS claim on your behalf if you hold 1% or less interest in this partnership and do not timely object to the tax matters partner's authority, after notice. Such settlement may not necessarily be in your best interest. See Federal Income Tax Aspects.

You may be subject to back taxes and penalties.

The Scott Law Firm, P.A. has delivered an opinion to the general partner that this partnership, as presently operated by the general partner, will be taxed as a partnership and not as a corporation. This opinion does not include the tax treatment of expenses to prepare the prospectus and selling expenses because they have to be allocated between expenses attendant to formation and ordinary business expenses by the general partner. In addition, commodity trading advisor fees are combined with employee business expenses and other expenses of producing income and are deductible only if the operation of the partnership is the conduct of a trade or business. The general partner believes that our intended operations qualify as a trade or business.

The general partner may raise the incentive fee to 27% without prior notice to you.

The general partner has reserved the right to raise, without prior notice to you, the incentive fee to a maximum of 27% while lowering the total management fees between the commodity trading advisors and general partner to 0%. The general partner will notify you of any change in fees within seven business days.

Conflicts Of Interest

There are present and potential future conflicts of interest in our structure and operation you should consider before you purchase partnership interests. The general partner will use this explanation of conflicts as a defense against any claim or other proceeding made against the individual or corporate general partner, the commodity trading advisors, the futures commission merchant or any principal or affiliate, agent or employee of any of them.

The general partner, the commodity trading advisors, the futures commission merchant, the introducing broker and their principals may preferentially trade for themselves and others.

Because the general partner, the commodity trading advisors, the introducing broker, the futures commission merchant and their principals and affiliates may trade for themselves and others, conflicts of interest may exist or be created in the future. For example, if these people trade their own account, you will not have access to their trading records. They could possibly take their positions prior to the positions they know will be placed for the partnership, although, they have stated they will not do so.

Possible retention of voting control by the general partner may limit your ability to control issues.

The general partner, its principal and its affiliates may purchase an unlimited amount of partnership interests. These persons include the individual general partner. It is possible that they could purchase enough partnership interests to retain voting control. They could then vote, individually or as a block, to create a conflict with your best interests. Such voting control may limit the limited partners' ability to achieve a majority vote on such issues as amendment of the Limited Partnership Agreement, change in our basic investment policy, dissolution of this partnership, or the sale or distribution of our assets. However, neither general partner may, directly or indirectly vote on the issue of their removal.

The general partner is not likely to resign, even if it would be in your best interest.

It is unlikely that either general partner would voluntarily resign, even if it would be in your best interest, because the corporate general partner retains a portion of the fixed brokerage commissions paid to it, and the individual general partner also serves as the sole shareholder, director and principal of the corporate general partner.

The introducing broker receives a portion of the brokerage commissions and is affiliated with the general partner.

The president and 50% owner of the introducing broker, Futures Investment Company, is the sole principal, officer and director of the general partner and will receive a portion of the brokerage commissions paid to the futures commission merchant for trades placed by the trading advisors.

Partnership fees may be higher than they would be if they were negotiated.

The fixed brokerage commission to Ashley Capital Management, Inc., corporate general partner and commodity pool operator, has not been negotiated at arm's length. The general partner accepts the credit risk of the partnership to the futures commission merchant, reviews the daily positions and margin requirements of the partnership, and pays the futures commission merchant's charges. From the fixed brokerage commissions paid to the corporate general partner, it must pay domestic round turn brokerage commissions to the futures commission merchant. Some of the remaining portion of the fixed brokerage commissions will be kept by the corporate general partner. Conversely, the corporate general partner will pay the futures commission merchant any round turn commissions incurred that exceed the fixed brokerage commissions.

Our profitability may be limited due to competition among traders and their unaccountability for previous losses.

The general partner has sole and absolute discretion to select and terminate commodity trading advisors. If it appoints multiple trading advisors, each will trade independently of the others. Also, they may compete for similar positions or take positions opposite each other, which may limit our profitability. If a trading advisor is replaced, the new trading advisor will receive any earned incentive fees regardless of the previous trading advisor's performance. As incentive fees are paid based upon each trading advisor's performance, it would be possible for us to experience a net loss and be required to pay out incentive fees to one or more of the traders.

Your ability to redeem your partnership interests may be lessened due to the nature of the general partner's compensation.

The general partner receives a fee based upon our net asset value available for trading. This gives it an incentive to withhold distributions and to discourage redemption. The general partner will try to honor all redemption requests within twenty days after the last day of the preceding month in which the request was made. However, if the partnership does not have enough liquid assets, it may not be able to honor the request on time, or possibly at all.

The commodity trading advisors may engage in high risk trading to generate fees.

As a general rule, the greater the risk assumed, the greater the potential for profit. Because the commodity trading advisors receive incentive fees on our new net profits, they might select trades which are too risky for us.

The individual general partner has sole control over the time he will allocate to the management of the partnership.

The individual general partner is responsible for managing this partnership and managing four other commodity pools, Bromwell Financial Fund, LP, Providence Select Fund, LP, TriView Global Fund, LLC, and Strategic Opportunities Fund, LLC. He also sells limited partnership interests in all the above commodity pools, from time to time and performs other investor relations services as a principal and registered representative of Futures Investment Company, an introducing broker and broker dealer of which he is a 50% owner.

He has also reserved the right to trade for his own account and to form and manage other commodity pools and ventures. He is solely responsible for the allocation of his time to the management of this partnership as well as the other projects he currently manages and will manage in the future. He manages his time, in part, by the delegation of many of the tasks, such as trade selection and preparation of financial reports and offering documentation, to independent commodity trading advisors, accountants, and attorneys. He believes he presently has and will, in the future, have sufficient time to devote to the affairs of the partnership.

No Resolution Of Conflicts Procedures

As is typical in many futures partnerships, the general partner has not and will not establish formal procedures to resolve potential conflicts of interest. These future potential conflicts may adversely affect both you and us. However, the general partner has taken steps to alleviate any real or potential conflict of interest by the establishment of segregated accounts to hold partnership equity at the banks and futures commission merchant. Also, the general partner has assured the partners that all money on deposit is in the name of and for the beneficial use of the partnership.

The previous risk factors and conflicts of interest are complete as of the date of this prospectus, however, additional risks and conflicts may occur which are not presently foreseen by the general partner. You may not construe this prospectus as legal or tax advice. Before making an investment in this partnership, you should read this entire prospectus, including the Limited Partnership Agreement (Exhibit A) and the subscription agreement.
You should also consult with your personal legal, tax, and other professional advisors. See Investor Suitability.

Interests Of Named Experts And Counsel

The general partner has employed The Scott Law Firm, P.A. to prepare this prospectus, provide tax advice and opine upon the legality of issuing the partnership interests. Neither the law firm, its principal, any accountant, nor any other expert hired by the partnership to give advice on the preparation of this offering document have been hired on a contingent fee basis. Nor do any of them have any present or future expectation of interest in the general partner, the commodity trading advisors, the introducing broker or the futures commission merchant.

Management's Discussion And Analysis

The Partnership

Atlas Futures Fund, Limited Partnership is a Delaware limited partnership organized on January 12, 1998 and maintains its main business office at 505 Brookfield Drive, Dover, DE 19901, (800) 331-1532. It is qualified to be a commodity pool to engage in the speculative trading of futures, commodity options and forward contracts on currencies, interest rates, energy and agriculture products, metals, and stock indices.

Our business objective is to let our invested capital appreciate while controlling losses; however, there can be no assurance that we will meet this objective.

The partnership is managed by Ashley Capital Management, Inc., a Delaware corporation, and Mr. Michael P. Pacult. The Fund does not have officers, which is why there is no report of executive compensation in this prospectus.

We operate pursuant to the terms of the limited partnership agreement attached as Exhibit A, which grants full management control to the general partner including the right to employ independent trading managers called commodity trading advisors, and will terminate at 11:59 p.m. on January 12, 2019, or upon an event causing an earlier termination.

Except for the limited partnership agreement, the partnership may not enter any contract with the general partner or commodity trading advisor that is greater than one year in duration. However, all such contracts are expected to be renewed yearly and are terminable without penalty upon sixty days, or less, written notice by the partnership.

The General Partners

The corporate general partner is Ashley Capital Management, Inc., a Delaware corporation incorporated on October 15, 1996. It was registered as a commodity pool operator on January 15, 1998 and maintains its main business office at 5914 N. 300 West, P.O. Box C, Fremont, IN 46737, (260) 833-1306.
It is managed by Michael P. Pacult, its sole shareholder, director and president.

The individual general partner is Michael P. Pacult, who was registered as a commodity pool operator on July 28, 2003 and maintains his main business office at 5914 N. 300 West, P.O. Box C, Fremont, IN 46737, (260) 833-1306.

Both the individual and corporate general partners, as well as the partnership, will comply with all applicable registration requirements under the Commodity Exchange Act as amended.

Experience

The corporate general partner has managed this commodity pool since its inception on January 12, 1998. The individual general partner has been supervising individual managed commodity accounts for over 26 years and serves in several capacities in four other commodity pools, as follows:

Commodity Pool                             Mr. Pacult Serves As

Bromwell Financial Fund, LP
(publicly offered, commenced business 7/00)
                                           Sole principal of the corporate
                                           general partner

Providence Select Fund, LP
(publicly offered, commenced business 03/07)

                                           Individual general partner and
                                           sole principal of the corporate
                                           general partner

TriView Global Fund, LLC
(publicly offered, became
effective 11/3/05)

                                           Individual managing member and
                                           sole principal of the corporate
                                           managing member

Strategic Opportunities Fund, LLC
(commenced business 11/05)

                                           Sole principal of the corporate
                                           managing member

Authority

Mr. Pacult is the sole shareholder, director and principal of Ashley Capital Management, Inc. and also the individual general partner, therefore, he is the sole decision maker of this partnership. Having said that, the signature of either the corporate or individual general partner may legally bind this partnership.

The general partner is authorized to take all actions necessary to manage the
affairs of the partnership.   See Article II of the Limited Partnership
Agreement attached as Exhibit A.

Partnership Books and Records

Our books and records will be maintained for six years at the office of the corporate general partner, 5914 N. 300 West, Fremont, IN 46737. A duplicate set of our books and records are maintained by The Scott Law Firm, P.A. You may access our books and records by visiting the corporate general partner's office at a time convenient for both parties, and you may have copies made
at that time at a reasonable charge per page.    The corporate general
partner serves as tax partner for the partnership. The CPA firm of Jordan, Patke & Associates, Ltd., 300 Village Green Drive Ste 210, Lincolnshire, IL 60069 conducts our annual audit and the annual audit of the corporate general partner, and prepares the IRS Form K-1s and our tax returns.

The Commodity Trading Advisors

To conduct trading on our behalf, the general partner has selected two independent commodity trading advisors, Clarke Capital Management, Inc. and NuWave Investment Corp. Without prior notice to you, the general partner has sole discretion to employ additional trading advisors, terminate any trading advisor, and change the amount of equity any advisor may trade. However, the general partner will give you notice of any change in trading advisor within seven days of such change. Such notice will include a description of your right to redemption.

No change in trading advisor will constitute a material change to the limited partnership agreement or the structure of our operation. Any trading advisor employed to trade for the partnership will be registered with the Commodity Futures Trading Commission and will have at least three years of experience as a trading advisor.

The Advisory Contract

The general partner has assigned a substantial portion of our assets to the trading advisors the terms of which are governed by an advisory contract and power of attorney between us and the trading advisor. See Exhibits F and G.

These agreements provide the trading advisors with revocable powers of attorney, which gives them sole authority to determine the markets to be traded, the location of those markets, the size of the position to be taken in each market, and the timing of entry and exit in a market. The agreements may be terminated, at any time, upon notice from one party to the other and to the futures commission merchant.

Business Objective And Expenses

Our objective is to achieve the potentially high rates of return that are possible through the speculative trading of futures, commodity options and forward contracts. We do not expect to engage in any other business.

The general partner organized this partnership to be a commodity pool, as that term is defined in the Commodity Exchange Act. It employs independent commodity trading advisors to trade for us.

The general partner intends to allocate substantially all of our net assets to the trading advisors to conduct this trading. The trading advisors typically allocate 20% to 40% of the trading equity assigned to them to secure the trading positions they select.

Although we do not expect to make distributions, you will nevertheless be required to pay yearly Federal, state and local taxes upon income, if any, earned by this partnership. The general partner recommends partnership interests be purchased as a long-term investment.

There can be no assurance that we will achieve our business objectives, be able to pay the substantial fixed and other costs to do business, or avoid substantial trading losses. See Charges to the Partnership.

Below is a chart explaining the expenses we expect to incur during our twelve months of trading beginning the date of this prospectus. All interest income is paid to the partnership. The chart below assumes the value of each unit of partnership interest will remain constant during the next twelve months.

           Expenses Per $1,000 of Investment of Partnership Interest
                  For The Next 12-Month Period Of Operations

                                     			Based Upon Units     		Based Upon Maximum
                                   			Presently Outstanding   	Units To Be Sold


Actual Units Sold to date and Value 			4,744 Units
							($16,499,114)
Units to be Sold Pursuant to this Prospectus 						5,243 Units
											($15,000,000)
Base Price (1) 						$ 1,000 	$ 1,000
  Annual Expenses (2) 					$ 9.58 		0.96% 		$ 8.66 		0.87%
  Trading Advisor's Management Fee (3) 			$ 5.09 		0.51% 		$ 1.78 		0.18%
  Trading Advisors' Incentive Fees on New Net
   Profits (4) 						$ 14.67 	1.47% 		$ 13.66 	1.37%
  Brokerage Commissions and Trading Fees (5) 		$ 106.70 	10.67% 		$ 106.70 	10.67%
  Selling Commission (6) 				$ 0.00 		0.00% 		$ 0.00 		0.00%
  Interest Income (7) 					$ (46.35) 	(4.64)% 	$ (46.35) 	(4.64)%

Amount of Trading Income Required to Redeem Unit At
 Selling Price After One Year (8)			$ 89.69 			$ 84.45

Percentage of Initial Selling Price Per Unit 				8.97% 				8.45%

Explanatory Notes:

(1) Investors will purchase partnership interests at the partnership's month end net asset value per partnership interest. As of May 31, 2007, this was $3,478.08. However, the table is presented to reflect expenses per $1,000 investment.

(2) The partnership must also pay yearly expenses of approximately $85,000 for partnership accounting, $48,000 for fund accounting, $12,000 for audit and $10,000 for legal, in addition to $3,000 in expenses pursuant to the registration of this prospectus.

(3) NuWave trades approximately 20% of partnership assets and is paid a monthly management fee based on the rate of trading assigned by NuWave and approved by the general partner of up to 1/4% (3% annually) on the first $2,000,000 of such assets and up to 1/6% monthly (2% annually) on any allocated equity above $2,000,000. Neither the general partner nor Clarke receive a management fee.

(4) This is the amount of incentive fees the trading advisors would earn if they produced only enough profits to allow you to redeem after one year your partnership interests at the net asset value used in this table.

(5) Brokerage commissions and domestic trading fees are fixed by the general partner at 11/12% monthly, 11% annually, of our assets on deposit with the futures commission merchant plus actual commissions for trades made on foreign exchanges or forward markets, if any. For purposes of this calculation, we assumed 97% of our assets will be deposited with the futures commission merchant and that the advisor frequency of trading and the number of partnership interests outstanding during the next twelve months will remain constant.

(6) The Issuer will make all sales on a best efforts, direct basis. No selling commission will be charged to you.

(7) We earn interest on margin deposits with the futures commission merchant and on our bank deposits. Based on current interest rates, interest income is estimated at 4.69% annually of our net assets.

(8) This computation assumes there will be no claims or other extra-ordinary expenses during the first year.

We do not represent that the above table will reflect our actual offering expenses, operating expenses or interest income. There can be no assurance that our expenses will not exceed the amounts projected or that there will not be claims or other extra-ordinary expenses.

Securities Offered

We, Atlas Futures Fund, Limited Partnership, will offer and sell limited partnership interests in this partnership at a value determined by the month end net asset value of the partnership. See Determination Of The Offering Price.

You, the Investor will have pro rata rights to profit and losses which will vary with your investment amount and the right to vote on partnership matters such as the replacement of the general partner. See The Limited Partnership agreement attached as Exhibit A. You will not be responsible for our debts in excess of your investment amount, unless, (i) we become insolvent and you receive distributions which represent a return on your investment which, under certain circumstances, you would have to return to us to pay our debts,
(ii) acquire any interest in the corporate general partner, Ashley Capital Management, Inc., or (iii) manage this partnership. See Plan For Sale of Partnership Interests and Subscription Requirements.

Your subscription agreement and check (i) must be approved by the general partner before you will become a partner and will be accepted or rejected within five business days of receipt, (ii) becomes irrevocable and may not be withdrawn five days after submission, unless, a longer statutory withdrawal period applies to you, and (iii) will be deposited and held until you are admitted into the partnership in a segregated depository account maintained by Star Financial Bank as depository agent.

There cannot be any assurance that additional partnership interests will be sold. The general partner is authorized, in its sole discretion, to terminate this or any future offering of partnership interests.

Management's Discussion

This is the continuation of the offering of our partnership interests. We may conduct future offerings after the close of this offering and intend to raise money only through offerings, such as this one, and do not intend to borrow any money. We must pay expenses to qualify and sell our partnership interests, such as fees for the preparation of this prospectus, sales literature, and web site promotion as well as other expenses. We allocate all our net assets to trading and other investments, except those assets used to pay capital and operating expenses. We have no directors, officers or employees, which is why there is no report of executive compensation in this prospectus, and conduct all our business through the general partner.

Description of Intended Operations

The general partner has selected Man Financial, Inc. to serve as the futures commission merchant and Futures Investment Companyto serve as the introducing broker. The partnership has deposited its funds to the futures commission merchant to hold as security for the trades selected by the commodity trading advisors. The futures commission merchant has been directed to send the general partner, before the open of business each day, a computer or fax report which describes the positions held, the margin allocated, and the profit or loss on the positions from the date the positions were taken

Risk Control

The general partner reviews the daily transmissions provided by the futures commission merchant and makes appropriate adjustments to the allocation of trading equity. Based upon the amount of available trading equity, the trading advisors have sole discretion to make specific trades, determine the number of positions taken, and decide the timing of entry and departure from each trade made.

The general partner will use its best efforts to monitor the daily value of the partnership, which its independent accountant calculates from the daily information provided by the futures commission merchant, and will make such information available to limited partners upon request. However, the accountant calculates the net asset value only at the end of the last business day of each month. If the daily unit value falls to less than 50% of the highest value earned through trading, then the general partner will immediately suspend all trading, provide you with immediate notice of the reduction in net unit value, and give you the opportunity, for 15 days after the date of such notice, to redeem your partnership interests according to the provisions of Article IX, Sections 9.5 and 9.6 of the Limited Partnership Agreement. No trading shall commence until after the lapse of such fifteen day period. See Exhibit A attached.

Trading Risks

Most United States commodity exchanges limit daily fluctuations in commodity futures contracts prices by regulations referred to as daily price fluctuation limits or daily limits. Once the price of a futures contract has reached the daily limit for that day, positions in that contract can neither be taken nor liquidated. Commodity futures prices have occasionally moved the daily limit for several consecutive days with little or no trading.

Such an occurrence could prevent us from promptly liquidating unfavorable positions and subject us to substantial losses. These losses could exceed the margin initially required to make the trade. In addition, even if commodity futures prices have not moved the daily limit, we may not be able to execute futures trades at favorable prices. This may be caused by light trading in such contracts or by a sudden and substantial price move in a futures or forward contract. These limitations on liquidity are inherent in our proposed commodity futures trading operations. Otherwise, our assets are expected to be highly liquid.

Except for payment of offering and other expenses, the general partner is unaware of any anticipated known demands, commitments or required capital expenditures, material trends, favorable or unfavorable, which will affect our capital resources, or trends or uncertainties that will have a material effect on operations.

Each United States commodity exchange, with the approval of the Commodity Futures Trading Commission, and the futures commission merchant establish minimum margin requirements for each traded contract. The futures commission merchant will require the margin assigned for each account to be on deposit before a trade will be accepted. The futures commission merchant may increase the margin requirements above these minimums for any or all contracts for its customers. Because we generally use a small percentage of assets for margin, we do not believe that any increase in margin requirements will materially affect our proposed operations. However, it is possible for an increase in margins applicable to the trades the advisors select for us to force us to liquidate positions because we cannot meet the additional margin requirements.

Management cannot predict whether the value of our partnership interests will increase or decrease. Inflation is not projected to be a significant factor in our operations, except to the extent inflation influences futures prices.

Fiduciary Responsibility Of The General Partner

You have legal rights under Delaware partnership and applicable Federal and state securities laws. In all dealings affecting this partnership, the general partner has a fiduciary responsibility to you and all other partners to exercise good faith and fairness. No contract shall permit the general partner to contract away its fiduciary obligation under common law. The limited partnership agreement conforms with the Uniform Limited Partnership Act for the State of Delaware in regard to the definition of the fiduciary duties of the general partner.

You have a right to initiate legal proceedings related to the partnership in the following circumstances:

In the event, after demand from you, the general partner:

fails to take action to recover damages from third parties, you may initiate proceedings on behalf of the partnership and, upon an appropriate award from the court pursuant to Delaware law, obtain reimbursement of your legal fees and costs from the amount recovered.

You may bring an action against the general partner in either Federal or state court should you believe the general partner or others have breached its fiduciary duty to the partnership or committed a breach of any Federal or state securities laws.

You may seek reparations for the amount of your investment and damages should the general partner or others breach of the Commodity Exchange Act or order of the Commodity Exchange Commission in regard to your investment.

If the general partner acts in good faith and exercises its best judgment, it will not be liable merely because we lost money or otherwise did not meet our business objectives. Additionally, there are substantial and inherent conflicts of interest in the partnership's structure which are inconsistent with the general partners' fiduciary duties. The general partner intends to raise the disclosures made in this prospectus and the representations you made in the subscription agreement as a defense in any proceeding brought which seeks relief based on the existence of such conflicts of interest. See Conflicts of Interest.

The responsibility of a general partner to you and other partners is a changing area of the law. If you have questions concerning the responsibilities of the general partner, you should consult your legal counsel.

Indemnification

Provisions of Limited Partnership Agreement

The limited partnership agreement protects the general partner from being responsible or accountable for any act or omission, for which you, other limited partners or the partnership itself may claim it is liable, provided that the general partner determined such act or omission was within the scope of its authority and in the best interest of this partnership, and such action or failure to act does not constitute misconduct or a breach of the Federal or state securities laws related to the sale of partnership interests.

Specifically, if the general partner has acted within the scope of its authority and is being assessed a demand, claim or lawsuit by a partner or other entity, the partnership will defend, indemnify and hold the general partner harmless from and against any loss, liability, damage, cost or expense, including attorneys' and accountants' fees and expenses incurred in defense of any demands, claims or lawsuits which were actually and reasonably incurred and arising from any act, omission, activity or conduct undertaken by or on behalf of the partnership.

Provisions of Law

According to applicable law, indemnification of the general partner is payable only if (i) the general partner determined, in good faith, that the act, omission or conduct that gave rise to the claim for indemnification was in the best interest of the partnership, (ii) the act, omission or activity that was the basis for such loss, liability, damage, cost or expense was not the result of negligence or misconduct, (iii) such liability or loss was not the result of negligence or misconduct by the general partner, and (iv) such indemnification or agreement to hold harmless is recoverable only out of the assets of the partnership and not from the partners, individually.

Provisions of Federal and State Securities Laws

This offering is made pursuant to Federal and state securities laws. If any indemnification of the general partner arises out of an alleged violation of such laws, it is subject to the following legal conditions.

Those conditions require that no indemnification may be made in respect of any losses, liabilities or expenses arising from or out of an alleged violation of Federal or state securities laws unless (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the general partner or other particular indemnitee, (ii) such claim has been dismissed with prejudice on the merits by a court of competent jurisdiction as to the general partner or other particular indemnitee, or (iii) a court of competent jurisdiction approves a settlement of the claims against the general partner or other agent of the partnership and finds that indemnification of the settlement and related costs should be made, provided, however, before seeking such approval, the general partner or other indemnitee must apprise the court of the position held by regulatory agencies against such indemnification. These agencies are the Securities and Exchange Commission and the securities administrator of the state or states in which the plaintiffs claim they were offered or sold partnership interests.

Provisions of the Securities Act of 1933 and NASAA Guidelines

The Securities and Exchange Commission and the various state securities administrators believe that indemnification for liabilities arising under the Securities Act of 1933 are unenforceable because such indemnification is against public policy as expressed in the Securities Act of 1933 and the North American Securities Administrators Association, Inc. commodity pool guidelines.

Provisions of the Clearing Agreement

We clear trades through our futures commission merchant, Man Financial, Inc. According to the clearing agreements that govern these trades, we must indemnify Man Financial, Inc. for any reasonable outside and in-house attorney's fees incurred by it arising from any failure for the partnership to perform its duties under the clearing agreement.

Relationship With The Futures Commission Merchant, the Introducing Broker and the General Partner

Ashley Capital Management, Inc., the corporate general partner, supervises the relationship with the futures commission merchant and the affiliiated introducing broker, including the negotiation of the round turn commission rates incurred through trading via the commodity trading advisors, and review of the daily reports.

Ashley has engaged Man Financial, Inc. to serve as the futures commission merchant to open and close the trades selected by the trading advisors. It has also engaged Futures Investment Company to introduce the trades to Man.

Fixed Commissions are Competitive

The fixed brokerage commissions that we pay to clear our trades plus actual costs for foreign markets, if any, are less than the presumptive fair and reasonable limit provided by the guidelines of the North American Securities Administrators Association.. Also, the general partner has the right to select any substitute or additional futures commission merchants or introducing brokers at any time, for any reason.

The futures commission merchant acts for other commodity pools that have retained either or both of the general partners of this partnership. Either general partner or any other commodity pool may obtain rates to clear trades from the general partner which are more favorable to their accounts than the fixed commissions the general partner charges the partnership.

Relationship With The Commodity Trading Advisors

The Commodity Trading Advisors Will Trade For Other Accounts

The commodity trading advisors will trade for their own accounts and for others on a discretionary basis. They may use trading methods, policies and strategies for others which differ from those used for us. Consequently, such accounts may have different trading results from ours.

Because the trading advisors trade for themselves and others, it is possible for them to take positions ahead of or opposite to the positions taken for us, which presents a potential conflict of interest. See Appendix I for Taking Positions Ahead of the Partnership.

Pursuant to Commodity Futures Trading Commission Regulation 421.03, the trading advisors will use the average price system for those futures and options contracts where its use is authorized, when trades taken on behalf of both the partnership and a trading advisor's other accounts are identical, and the prices of such trades are different. See Appendix I for the definition of Average Price System.

The commodity trading advisors have also informed the general partner that when the average price system is not available, trades will be filled in order based on the numerical account numbers, with the lowest price allocated to the lowest account number and in numerical matching sequence, thereafter.

Non-Disclosure Of The Commodity Trading Advisors' Methods

We have provided a general description of the commodity trading advisors' methods and strategies under The Commodity Trading Advisors, Description of Trading Program. However, the specific details of their trading methods are proprietary and complex in nature and will not be disclosed to us or you. No notice will be given to you of any changes the trading advisors may make in their trading methods. See Risk Factors, No Notice of Trades or Trading Method.

Charges To The Partnership

As an investor in this partnership, you will pay your prorate share of the cost of our operation. These charges are described in narrative form and in the chart which follows this narrative. In this prospectus, we have disclosed all compensation, fees, profits and other benefits, including reimbursement of out-of-pocket expenses, which the general partner will earn in connection with this offering. Most of these charges were not negotiated at arm's length, but rather were determined by the two general partners.

Compensation Of The Commodity Trading Advisors

Clarke Capital Management, Inc. and NuWave Investment Corp., the commodity trading advisors, have been allocated equity to trade, which has been deposited in accounts with the futures commission merchant. NuWave is paid a monthly management fee based on the rate of trading assigned by NuWave and approved by the general partner of up to 1/4% monthly (3% annually) on the first $2,000,000 in equity it has been assigned to trade, and up to 1/6%
(2% annually) on assigned equity over $2,000,000.

Though no management fee is currently paid to the general partner or Clarke, the general partner has reserved the right to change these fees at its sole discretion. See Charges to the Partnership, Restrictions on Management Fees.

The partnership pays Clarke and NuWave incentive fees of the new net profit produced by them, individually, of 25% and 20%, respectively. New net profit:

* is calculated to determine how much a trading advisor has increased our net assets through trading alone

* is based upon the net value of the equity assigned to the trading advisor to trade

*  is calculated monthly but paid quarterly

* is only paid when any losses in previous quarters have been offset by new profits by the trading advisor, regardless of whether:

*  the general partner has changed the trading advisor's compensation, or

*  the partnership and trading advisor have entered a new contract

*  is adjusted to eliminate the effects of:

*  any new subscriptions for partnership interests

*  redemptions by partners

*  interest income paid by the futures commission merchant, and

* any other income earned on our assets which are not related to such trading activity, regardless of whether such assets are held separately or in a margin account.

The following hypothetical table illustrates the quarterly incentive fee that would be earned by a trading advisor based on the net income, as calculated above, that it has earned for the partnership.

Qtr      Net Income      Incentive Fee (25%)      Incentive Fee (20%)
1       $      1,000         $      250            $      200
2               (200)                 0                     0
3              1,000                200                   160
4                500                125                   100

Restrictions on Management Fees

Some of the states in which we sell partnership interests require that we comply with the North American Securities Administrators Association Guidelines for commodity pools. These guidelines provide that the total management fees, including those of the general partner and the commodity trading advisors, may not exceed 6% of our net assets, and the total incentive fees, including those of the general partner and commodity trading advisors, based upon profits earned may not exceed 15% of new net profits. Provided, however, without prior notice to you, the general partner has the right to increase the incentive fee by 2% over 15% for every 1% decrease from 6% in the management fee. The general partner will notify you of any change in fees within seven business days after they are made and afford you notice and opportunity to redeem your partnership interests.

Compensation of Futures Commission Merchant, Introducing Broker and General Partner

Fee Paid By Partnership To The Corporate General Partner

The corporate general partner, Ashley Capital Management, Inc., is responsible for payment of costs to clear the trades made by the trading advisors through the futures commission merchant, Man Financial, Inc. and for payment to the affiliated introducing broker for introducing the trades to the futures commission merchant. The partnership pays the corporate general partner a monthly fixed rate of 11/12 of 1%, 11% annually, upon the assets on deposit with the futures commission merchant for brokerage commissions to trade domestically plus actual commissions charged on foreign exchanges and forward markets, if any. The corporate general partner retains 4% of this 11% annual charge and pays the introducing broker the remaining 7%. Assets on deposit with the futures commission merchant include all cash, T-Bills at market value, and open trade equity held in all accounts in the name of the partnership at the futures commission merchant as of the date and time of calculation of the monthly fee. See The Futures Commission Merchant. The fixed commission that we pay to clear our trades plus actual costs for foreign markets, if any, is less than the presumptive fair and reasonable limit provided by the guidelines of the North American Securities Administrators Association.

Brokerage Fees Paid By the Corporate General Partner To The Futures Commission Merchant

Man Financial, Inc. charges the corporate general partner the round turn commission at the time the trade is made. The round turn charge covers all clearing costs, including the pit brokerage fees, National Futures Association fees, and exchange fees.

Miscellaneous Fees To Futures Commission Merchant

We will reimburse the futures commission merchant for all delivery, insurance, storage or other charges incidental to trading and paid to third parties. The general partner has instructed the trading advisors to avoid these charges and, therefore, no significant charges of this nature are anticipated.

Rights of General Partner

Without prior notification to you, the general partner has reserved the right to (i) add, change and delete broker/dealers as selling agents, (ii) add, change and delete introducing brokers, (iii) change the management and incentive fees within the limits prescribed herein, (iv) add, change and delete commodity trading advisors, (v) add, change and delete futures commission merchants, (vi) change the fixed brokerage commission rate, and
(vii) have the partnership pay a per round-turn brokerage commission as opposed to a fixed percentage, at any time, with or without a change in circumstances; provided, however, such brokerage commissions are presumed reasonable if they do not exceed 80% of the published retail rate of the futures commission merchant plus pit brokerage fees, or 14% annually, including pit brokerage fees, of the average Net Assets directly related to trading activity.

Other Expenses

We must pay legal and accounting fees, as well as other expenses and claims. For each year of normal operations, we must pay yearly legal and accounting costs of approximately $155,000, which includes $85,000 for partnership accounting, $48,000 for fund accounting, $12,000 for audit and $10,000 for legal services. We must also pay customary and routine administrative expenses, and other direct expenses.

In addition, we will reimburse the general partner for direct expenses, such as the cost to prepare and file periodic amendments and restatements of the registration statement, prospectus, financial statements, and web site promotion used in connection with the solicitation and sale of interests in the partnership together with audit fees, delivery charges, statement preparation and mailing costs, telephone toll charges, and postage.

Charges To The Partnership

The following table includes all charges to the partnership.

----------------------------------------------------------------------------
Entity \
Form of Compensation \
Amount of Compensation \
----------------------------------------------------------------------------
General Partner
(Ashley Capital Management, Inc.)

Fixed brokerage commission

11% fixed annual charge, of which it retains 4% and pays 7% to the introducing broker, paid monthly, upon the assets on deposit with the futures commission merchant for domestic trades plus actual commissions charged for trades made on foreign exchanges or forward markets, if any. From this amount it will pay brokerage commissions to Man Financial, Inc. [$2,750+]
----------------------------------------------------------------------------
Selling Agent
(Atlas - Issuer Direct)

None

None. All sales will be made by the Issuer on a best efforts basis with no sales commission.
----------------------------------------------------------------------------
Futures Commission Merchant
(Man Financial, Inc.)

Round-turn commissions paid from the fixed commissions paid by the partnership

From the 11% the partnership pays the corporate general partner, the futures commission merchant is paid round turn brokerage commissions.

Reimbursement of delivery, insurance, storage and any other charges incidental to trading and paid to third parties

Reimbursement by the partnership of actual payments to third parties in connection with partnership trading
----------------------------------------------------------------------------
The introducing broker
(Futures Investment Company)

Paid from the fixed commissions paid by the partnership

Shares 7% of the 11% brokerage commissions paid to the corporate general partner for trades generated by the trading advisors. [$1,750+]
----------------------------------------------------------------------------
Commodity Trading Advisors
(Clarke Capital Management, Inc., NuWave Investment Corp.)

Incentive Fee

Clarke is paid 25% of the new net profits it generates for each quarter; NuWave is paid 20% of the new net profits it generates each quarter

Management Fee

NuWave is paid a management fee based on the rate of trading assigned by NuWave and approved by the general partner of up to 3% on the first $2,000,000 in allocated equity and up to 2% on all allocated equity over $2,000,000
----------------------------------------------------------------------------
Third Parties
(The Scott Law Firm, P.A., Jordan, Patke & Associates, Ltd., CPA and other accountants)

Legal, accounting fees, and other actual expenses necessary to the operation of the partnership, and all claims and other extraordinary expenses of the partnership.

Each year the partnership will pay approximately $10,000 for legal,
$12,000 for audit, $48,000 for fund accounting, and $85,000 for partnership accounting. Claims cannot be estimated but will be paid as incurred.
[$299+ organizational and offering; $230+ annual expenses]
----------------------------------------------------------------------------

+ Each $25,000 investment pays this amount per year for these particular expenses. When the expense is not based on a percentage, but rather a fixed amount, we have computed the expense upon the partnership's current net asset value.

Investor Suitability

You should only invest a limited amount of the risk portion of your total portfolio and should not invest more you can afford to lose.

To invest the minimum $25,000 in this partnership, you must have a net worth of at least $150,000, exclusive of your home, furnishings and automobiles, or an annual gross income of at least $45,000 and a net worth, as calculated above, of at least $45,000, or such higher amounts imposed by your state of residence.

You may not invest more than 10% of your net worth in this partnership. The foregoing standard and the additional standards applicable to residents of certain states and the subscription documents are regulatory minimums only.

Potential Advantages

Commodity trading is speculative and involves a high degree of risk. See Risk Factors. However, your investment in this partnership will offer the following potential advantages:

Equity Management

We offer the opportunity for you to:

* place equity with registered commodity trading advisors which have demonstrated an ability to trade profitably based on its track record,

* have that equity allocated to the trading advisors in a manner which is intended by the general partner to optimize future profit potential, and

* invest a fraction of what is typically required by a trading advisor with limited liability.

The individual general partner has experience managing several other commodity pools and has over twenty-five years of experience in selecting commodity trading advisors to manage individual investor accounts and describing to investors how managed futures accounts work.

We expect this experience to benefit us in the quality of trading advisors selected and in the explanation to prospective investors of our operation and the attendant risks of investment.

Investment Diversification

If you are not prepared to spend substantial time trading various commodity contracts or options, you may participate in these markets through a $25,000 investment in the partnership, thereby obtaining diversification from other investments you may have in stocks, bonds and real estate.

Limited Liability

You will not be subject to margin calls and cannot lose more than your original investment amount plus your share of distributed and undistributed profits; provided the below bulleted legal conditions are met.

In the opinion of our legal counsel, The Scott Law Firm, P.A., there are no circumstances, including bankruptcy of this partnership, which will subject your personal assets that were never invested or paid from this partnership to our debts; provided the partnership's structure is maintained by the general partner, and you do not participate in any phase of our management other than the exercise of your right to vote as a limited partner. See the Limited Partnership Agreement (Exhibit A).

Administrative Convenience

We are structured to provide you with services that alleviate the administrative details involved in trading commodities contracts directly, including providing monthly and annual financial reports showing, among other things, the value of each unit of partnership interest, trading profits or losses, expenses. We also prepare all tax information relating to your investment in this partnership.

Access To The Commodity Trading Advisors

The commodity trading advisors selected by the general partner require a minimum account size substantially greater than the $25,000 minimum investment required by us. For instance, Clarke currently requires a minimum investment of $250,000 to open an account, depending on the investment program. Accordingly, you have access to the trading advisors for a smaller investment than is available by a direct investment in a managed account with the trading advisor.

Use Of Proceeds

The partnership has paid for the offering and organizational expenses. Effective for partners admitted after December 23, 2003, there is no redemption charge and they must retain their full initial investment in the partnership for at least twelve months.

The offering expenses will be allocated pro rate among all partners as follows:

The incoming partners' subscriptions will be divided by the amount of the total subscriptions made by both the incoming and the prior partners to obtain the percentage of the costs to be paid by all partners. This percentage will be multiplied by the organization cost to produce the dollar amount to be deducted from the subscription of the incoming partners. The cash produced by that deduction will be added to the net asset value of the partnership. This will result in an increase in the net asset value for all partnership interests previously sold. The cash subscription amount remaining for each incoming partner will be used to purchase partnership interests at the increased net asset value. The incoming partners will join with the previously admitted partners to share in the increase of net asset value that results from the admission of future partners until either the maximum number of partnership interests are sold or the offering terminates.

As of May 31, 2007, prior partners paid 1.48% of their total investment in the partnership for offering expenses. Should the maximum of $15,000,000 in total partnership interests be sold, every partner will have been allocated approximately 1.28% of their total investment to pay for offering expenses.

Once this maximum is sold, no further allocation of initial offering expenses will be made among the partners, and the offering expenses for any future expenditures will be paid by the partnership when incurred.

After the subscriptions are deposited in good funds to the partnership bank account and you are accepted as a limited partner, the general partner will transfer the money you paid to the partnership accounts at the bank and futures commission merchant and allocate additional trading equity to the commodity trading advisors.

At the end of each month, the fixed brokerage commissions are paid by the partnership. At the end of each quarter, the incentive fees, if any are due, are paid to the trading advisors. See Charges to the Partnership.

The general partner has sole authority to determine the percentage of our assets that will be held on deposit with the futures commission merchant, used for other investments, and held in bank accounts to pay current obligations.

The general partner expects to deposit substantially all of our net assets with the futures commission merchant for trading by the trading advisors. However, approximately 3% of the previous month's net assets will be retained in our bank accounts to pay expenses and redemptions.

All entities that will hold or trade our assets will be based in the United States and will be subject to United States regulations.

The general partner believes that 20% to 40% of our assets will normally be committed as margin for commodity futures contracts. However, from time to time, the percentage of assets committed as margin may be substantially more, or less, than such range. All interest income is used for the partnership's benefit. To estimate interest income earned upon our deposits, the general partner has assumed that we will receive 4.69% interest on of our bank and futures commission merchant balances.

The futures commission merchant, a government agency or commodity exchange could increase margins applicable to us to hold trading positions or reduce the number of contracts in a particular market that we are permitted to hold. This could force us to liquidate positions in a market at a loss that would not have occurred had we been permitted to hold the positions as the advisors intended.

Determination Of The Offering Price

Currently, we are offering partnership interests at their net unit value, or the price per unit equal to our net assets divided by the number of outstanding units of partnership interests. This amount is calculated after the close of business on the last business day of the month in which the general partner accepts a duly executed subscription agreement and subscription amount from you. You are admitted as a partner on the open of business on the first day of business of the following month.

The General Partner

Identification

Two general partners, Ashley Capital Management, Inc. and Mr. Michael P. Pacult, manage us. See Management's Discussion and Analysis of Financial Condition, The General Partners.

Current audited financials for Ashley are included in this prospectus. Also, see Experts.

You will not acquire or otherwise have any interest in Ashley, the corporate general partner, or any entity other than Atlas, by purchasing the partnership interests offered by the prospectus.

Michael P. Pacult

Mr. Pacult, age 63, is one of the general partners, and the sole shareholder, director, principal, and officer of the corporate general partner. He grew up in Detroit, MI and went to high school at Howe Military School in Howe, IN. In 1969 he received a B.A. Degree from the University of California, Berkeley, where he majored in English and in Zoology. Prior to moving to Chicago in 1980 to become involved in the futures industry, he was a part owner and Senior Vice President of a California real estate development company.

In 1983, Mr. Pacult and his wife, Shira Del Pacult, as 50% owners, established Futures Investment Company, an Illinois corporation, to sell futures investments managed by independent commodity trading advisors to retail clients. From inception to present, Mr. Pacult has been a Director and President of Futures Investment Company.

His duties as a Director and Officer of the above named corporations, as a general partner of those partnerships, and as a managing member of those limited liability companies are to make all of the decisions and supervise all of the actions they take.

In 1995, Mr. and Mrs. Pacult were featured in a book titled Master Brokers-Interviews with Top Futures Brokers by John Walsh that was published by the Center for Futures Education.

Mr. Pacult also manages three other public and one private commodity pools. Though he provides less than his full time to the business affairs of this partnership, he devotes what time he believes is necessary to properly handle his responsibilities as a general partner and as the principal of the corporate general partner. See Management's Discussion and Analysis of Financial Condition, The General Partners.

Ownership In Commodity Trading Advisors And Futures Commission Merchant

Neither the individual general partner, nor any of his affiliates, has any ownership in the commodity trading advisors, or the futures commission merchant.

Trading By The General Partner; Interest In The Pool

The corporate and individual general partners, may, from time to time, trade commodity interests for their own accounts. The records of any such trading activities will not be made available to you. Neither general partner will knowingly take positions ahead of identical positions taken by this partnership.

Regulatory Notice

The regulations of the Commodity Futures Trading Commission and the National Futures Association prohibit any representation by a person registered with the Commodity Futures Trading Commission or by any member of the National Futures Association, respectively, that such registration or membership in any respect indicates that the Commodity Futures Trading Commission or the National Futures Association, as the case may be, has approved or endorsed such person or such person's trading programs or objectives. The registrations and memberships described in this prospectus must not be considered as constituting any such approval or endorsement. Likewise, no commodity or securities exchange, nor the Securities and Exchange Commission, nor any other regulatory agency has given or will give any such approval or endorsement.

Trading Management

No Affiliation With Commodity Trading Advisors

The trading advisors are not affiliated with either general partner. Additionally, the general partner will not serve as a trading advisor or select any other trading advisors to trade that are affiliated with either general partner.

Rights of the General Partner With Respect To Commodity Trading Advisor Selection And Allocation Of Equity

The general partner believes that a trading advisor should be retained on a medium to long-term basis and should be allowed to implement fully its trading strategy. However, the general partner may, in its sole discretion and without prior notice to you terminate the current or any future trading advisor, select additional trading advisors, or change the allocation of equity to any trading advisor.

Should any change in advisors be made, you will be notified within seven business days. The notice will also remind you of your right to request a redemption of your partnership interest pursuant to our redemption procedures.

The general partner periodically reviews our performance to determine if a current trading advisor should be changed or if others should be added. In doing so, the general partner may use computer generated correlation analysis or other types of automated review procedures to evaluate trading advisors.

If a trading advisor is replaced, the new trading advisor will receive incentive fees independent of the previous trading advisor's performance.

As the general partner currently engages more than one trading advisor, we may pay an incentive fee to one trading advisor which is trading profitably while the other trading advisor produces losses which cause us to be unprofitable overall. Because the trading advisors trade independently, they may compete for similar positions or take positions opposite each other, which may limit our profitability.

Performance Record of the Partnership

The following capsule shows our past performance for the period from inception of trading in October 1999, through May 31, 2007. Past performance is not necessarily indicative of future results.

                    Atlas Futures Fund, Limited Partnership
                           Percentage Rate of Return
                   (Computed on a compounded monthly basis)*

Month      2007      2006      2005      2004      2003      2002
January    5.92      1.76     (4.02)    (5.08)     4.08     (4.86)
February  (2.97)    (9.11)     3.77     11.26     21.04     (5.41)
March     (1.58)    (3.37)    15.01      3.09     (3.47)     3.42
April      0.70     13.26     (3.60)    (0.09)     2.92     (5.24)
May       (2.15)     1.40      6.94     15.08     12.60      0.00
June                (4.51)    (3.01)    (2.42)    (5.23)    12.85
July                (6.56)    (1.34)     4.15     (3.93)     5.22
August               1.46      7.56      7.18     (2.37)     3.32
September            9.05      0.01      4.12      3.58      7.65
October              0.28     (3.85)    10.75     (1.95)   (12.94)
November            (0.81)     6.06      7.09     (8.61)    (5.65)
December             3.13     (0.86)    (6.56)    14.78     15.99
Year      (0.33)     3.94     22.91     56.04     33.47     10.97

Name of Pool:  Atlas Futures Fund, LP
How Offered: Publicly offered pursuant to Form S-1 Registration Statement Name of Commodity Trading Advisors: Clarke Capital Management, Inc.
				     NuWave Investment Corp.
Principal Protected:  No
Date of Inception of trading:  October, 1999
Aggregate Subscriptions:   $13,264,401
Net Asset Value of the pool:  $16,499,114 on total units outstanding:
4,743.74
Net Asset Value Per Unit:  $3,478.08
Largest Monthly Draw-Down**:  10-02/12.94%
Worst Peak-to-Valley Draw-Down***:  9-02 to 11-02/17.86%

* Rate of Return is computed by dividing net performance by beginning net asset value for the period. For those months when additions or withdrawals exceed ten percent of beginning net assets, the Time-Weighting of Additions and Withdrawals method is used to compute rates of return.

** "Draw-down" is defined by applicable CFTC regulations to mean losses experienced by an account over the specified period.

*** Worst Peak-to-Valley Draw-Down means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by a pool, account or trading program during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

The Commodity Trading Advisors

Clarke Capital Management, Inc.

The general partner has engaged Clarke Capital Management, Inc. to trade for the partnership, and has initially assigned to it approximately 80% of the partnership's equity, after retention of a 3% cash reserve. The general partner, in its sole discretion, may adjust the allocation of equity allocated any time in the future.

Clarke Capital Management, Inc., an Illinois corporation, maintains its main business office and main business telephone at: 116 W. 2nd Street, Hinsdale, Illinois 60521; (630) 323-5913. The books and records of Clarke will be kept and made available for inspection at its main business office.

Business Background

The business background of Clarke and its sole principal, Michael Joseph Clarke, for at least five (5) years is as follows:

Mr. Clarke spent the period of 2/83 through 2/85 as an independent contractor trading equities and options for Rice, Naegele & Associates of Chicago, a firm involved in private speculation. From 2/85 through 3/89, Mr. Clarke, as an independent contractor, traded equities and options in a firm account of Shatkin Investment Corp., then a clearing member of the Chicago Board Options Exchange. From 3/89 to 11/89, Mr. Clarke, as an independent contractor, traded equities and options in a firm account of French-American Securities, a private investment company based in Chicago. From 11/89 to 12/9/93, Mr. Clarke was self-employed, developing methods to trade futures and other commodity interests and trading various personal accounts. As of December 9, 1993, Mr. Clarke has been employed as an associated person and principal of Clarke Capital Management, Inc., a registered commodity trading advisor.

Clarke Capital Management, Inc. was incorporated in September 1993 for the purpose of acting as a commodity trading advisor. It became a member of the National Futures Association and was registered as a commodity trading advisor with the Commodity Futures Trading Commission on October 25, 1993. It became registered as a commodity pool operator on October 4, 2004.

There have never been any administrative, civil, or criminal proceedings against Clarke Capital Management, Inc. or Mr. Clarke.

Description Of Trading Program

The exact nature of Clarke's trading strategy is proprietary and confidential. The following description is of necessity general and is not intended to be all-inclusive.

Although the programs offered by Clarke differ in certain respects, they share a number of common elements. Under all programs, Clarke's trading strategy is strictly technical in nature; i.e., the programs are based upon computer generated analysis of price movements and patterns and are not based on analysis of fundamentals such as supply and demand, general economic factors, or world events. Clarke has conducted analysis of these price patterns to determine procedures for initiating and liquidating positions in the markets in which it trades.

The general trading strategy of all of Clarke's programs is trend following. Most, but not all, trade initiations and liquidations are in the direction of the trend. Clarke employs techniques that utilize a number of trading models acting independently. Each model generates its own entry and exit signals and trades both sides of the market (long and short). With minor differences only for long or short positions, a particular model trades all markets with the same rules and parameters, regardless of the program.

A specially designed Clarke program trades the Atlas account. Clarke reserves the right to change the program used to trade the partnership account and to make adjustments in the exact entry or exit price a model uses for the Atlas program in order to attempt to reduce the impact of slippage from large block orders being executed at the same price. The models used in the Atlas program are implemented through the use of computer analysis and vary from intermediate through long-term to very long-term in time-frame focus and testing has been done in order to select only those models that have good performance characteristics across a wide range of conditions and complementary performance with all other models in a program. None of the models has been custom tailored to any individual market or group of markets.

Michael Joseph Clarke, the sole principal of the trading advisor and members of the advisor's staff under his direct supervision, direct the trading of the partnership pursuant to the advisory agreement attached to this prospectus as an exhibit and the standard power of attorney to grant trading authority to the advisor provided by the futures commission merchant.

Clarke, its principal and affiliates, have no present or future expectation of a beneficial interest in the pool or its corporate general partner but look solely to its incentive fee for compensation for its services.

A PURCHASE IN ATLAS DOES NOT INCLUDE A PURCHASE OF CLARKE OR ITS PROGRAM.

NuWave Investment Corp.

NuWave Investment Corp. has been registered with the Commodity Futures Trading Commission ("CFTC") as a commodity trading advisor since February 24, 1993 and as a commodity pool operator since June 14, 2004. The Trading Advisor is a member of the National Futures Association effective December 14, 2001. The Trading Advisor operates its principal office at 1099 Mount Kemble Avenue, Morristown, New Jersey 07960, Telephone: (973) 425-9192, Fax:
(973) 425-9190, E-mail: info@NuWavecorp.com.

Business Background

Troy W. Buckner has been a principal of the Trading Advisor since inception. Mr. Buckner is a 19 year industry veteran who began his career at Salomon Brothers, Inc. as a derivatives and program trading specialist in 1986. In 1989 Mr. Buckner left Salomon Brothers to focus his full attention on the design and implementation of sophisticated trading models for use in the futures and equity markets. After five years of full time position trading based on his proprietary methodologies, Mr. Buckner joined Classic Capital as a principal with responsibility for the design and execution of both futures and U.S. equity investment models. In 1995 Hyman Beck & Company hired Mr. Buckner as a principal to develop and manage systematic, short-term investment strategies capable of trading the world's liquid futures and currency markets. His extensive research into innovative, non-correlated investment programs is complemented by years of trading experience and an in-depth understanding of market theory. As of March 2003 Mr. Buckner is listed as a principal and AP of Mt. Kemble Futures, a registered IB set up to service the needs of potential NuWave Investment Corp. clients in need of a clearing relationship. Mr. Buckner graduated Magna Cum Laude from the University of Delaware in 1984 with a double major (finance/accounting) and a minor (economics) before earning his M.B.A from the University of Chicago in 1986.

John S. Ryan has been a principal of the Trading Advisor since March, 2006. Mr. Ryan began his career in 1998 at IBM, where he designed corporate networks in New York City. Specializing in systems and communications, he implemented custom solutions for top NYC law firms and universities. After five years at IBM, Mr. Ryan was recruited by recently formed Hyman Beck & Company to head their technology effort. At Hyman Beck he held the titles of Principal and Director of Technology and was credited with helping build the infrastructure that was critical to their success. In addition to his technology role, Mr. Ryan was a member of Hyman Beck's research team, where his programming and quantitative skills were utilized in designing new trading systems. At the time of his departure, he was integrally involved with the establishment of Hyman Beck's electronic trading presence. Mr. Ryan earned his B.B.A degree in Computer Information Systems from Bernard Baruch College, City University of New York.

Yury V Orlov has been a principal of the NuWave since October, 2003. Dr. Orlov began his professional career in 1986 at the Nuclear Physics Institute, Moscow State University where he held the title of Research Scientist until October 2003. The principals of NuWave engaged Dr. Orlov as an off-site consultant beginning in 1997, and by January of 2000 he had become integral in the design of NuWave's advanced electronic execution and modeling software. In October of 2003 Dr. Orlov moved to the United States, joining NuWave as a Principal in their New Jersey offices. Dr. Orlov's expertise is in the area of pattern recognition, genetic algorithms, time series analysis, and programming. He obtained his Master's Degree in Physics in 1983 and his PhD in Time Series Segmentation and Pattern Recognition, both from Moscow State University. Dr. Orlov has authored or co-authored more than 50 publications relating to his specialties and has been published in several scientific journals.

Trading Program

The Combined Portfolio The Combined Portfolio evolved from the intent of the principals of the Trading Advisor to achieve a more stable, lower volatility return enhanced by diversification not only across different markets, but across trading styles as well. The Trading Advisor believes, based on its research to date, that the performance of each of its three programs, Alpha, Pattern Recognition and Beta, exhibit a substantial degree of non-correlation with one another as well as with other traditional strategies in any investment arena. Combining the three programs in one portfolio provides prospective investors with both enhanced diversification and expected cost savings. It is common for the Alpha, Pattern Recognition or Beta programs to hold opposite positions in any given market. Because positions for these programs are netted within a single account, clients save needless transactions costs that occur if these programs were managed by separate advisors. Similarly, incentive fees are netted for the three trading programs that comprise the Combined Portfolio. This prevents an incentive fee payment to the Trading Advisor unless the net performance across programs warrants. In the future, other programs and/or products may be included in the Combined Portfolio in varying degrees. Client accounts participating in the Combined Portfolio may thus be leveraged in a manor that reflects the addition of an additional program. Allocation and leverage decisions are made by the Trading Advisor with the aid of certain research studies, and combined experience, in an effort to minimize risk and maximize profit opportunities.

Alpha Program The Alpha Program is a technical and systematic trading program designed to provide broadly diversified, low correlation returns from a trading style considerably different than that which is typical of the managed futures industry. Portfolio composition includes a broad and diverse group of domestic and international futures and currency markets. Nearly 65% of market exposure is derived from international stock, bond and currency markets. The remaining 35% includes various commodity markets. Alpha positions itself to take advantage of significant longer term price moves, often before it has become clear to market participants that such a movement in price is underway. The program employs a series of proprietary algorithms that highlight trading opportunities that may be with, or against, the current trend. The result is a strategy with the ability to trade in varying market conditions, multiple time frames, and in any liquid market. The benefits are obvious. There is the potential for more consistent, low correlation returns and the opportunity to manage larger pools of assets due to the offbeat nature of trade selection, entry, and exit. History has shown that managers of non-correlated futures portfolios are forced to trade the very short-term. This fact typically limits asset growth significantly. The Alpha Program, as it is applied here, generally trades the longer term time frame. As a result, low correlations and more consistent returns are possible. This program is offered only as a component of the Combined Portfolio.

Pattern Recognition Program The Pattern Recognition Program is a unique, systematic program that trades the world's 35 most liquid futures markets while generating results that are designed to have little correlation with other investment styles. Nearly 65% of market exposure is derived from international stock, bond and currency markets. The remaining 35% includes various commodity markets. The trading strategy is based upon the assumption that markets exhibit a degree of repetitive price action that can be identified throughout history. Factors responsible for such repetition may include fundamental factors (economic cycles, interest rates, weather and seasonality etc.) and human factors (fear, greed and other emotions). The Trading Manager's experience suggests that all successful traders rely on some form of pattern recognition, although the information they analyze to discern repetitive price tendencies may differ. Consider discretionary traders as an example. Their historical knowledge and experience allow them to analyze many kinds of information that give clues to future market direction. They study current fundamental data, economic trends, technical factors, etc. that collectively form the current pattern of events. This current pattern of events is evaluated in the context of history in order to form an opinion of the likely effect on prices. Trend-followers are another good example of pattern recognizers. They attempt to identify the "trend" pattern in its beginning and ending stages in order to capture repetitive profit opportunities in various markets. It is arguable that all successful traders benefit from repetitive patterns to market price movement. If this were not true, then it would be difficult to explain how successful traders continue to be profitable over the long run. The Pattern Recognition Program analyzes current price patterns in the context of history, emphasizing those occasions where there is statistical, evidence supporting the probability that prices will move in a particular direction. The Trading Manager believes that markets are, in general, very efficient and that price movement is to a large extent random. These facts do not prevent the identification of repetitive profit opportunities, however, they merely underscore the difficulty associated with capturing these opportunities with reasonable consistency. With a rigorous, probabilistic methodology that identifies repetitive historical tendencies, the Trading Manager attempts to benefit from a modest but consistent edge and solid risk control. This program is offered only as a component of the Combined Portfolio.

Beta Program The Beta Program is a technical and systematic trading program designed to provide broadly diversified, low correlation returns from a short-term trading style considerably different than that which is typical of the managed futures industry. Incorporating a broad and diverse group of domestic and international futures and currency markets in its trading mix, nearly 65% of market exposure is derived from international stock, bond, and currency markets. The remaining 35% includes various commodity markets. Designed to take advantage of short-term volatility and the more random nature of short-term price movements, Beta will trade with 9-day average holding periods. It has been designed to complement the Alpha and Pattern Recognition programs that currently make up the Combined Portfolio and will not be offered separately. Correlation between the Beta Program and the other two Combined components will be approximately 0.1. History has shown that managers of non-correlated futures portfolios are forced to trade the very short-term. This fact typically limits asset growth significantly. The Beta Program is unique in its ability to complement both short and long term investment styles, while maintaining significant asset capacity.

Electronic Futures Portfolio The Electronic Futures Portfolio is based upon NuWave Investment Corp.'s fully automated, state-of-the-art trading program. Focusing only on those futures contracts that exist and trade in a purely electronic fashion, the portfolio's returns are generated through the identification of short-term price dislocations. All trading is 100% automated, allowing a rapid style of trading that would not be possible without the aid of sophisticated computer programming. While presently focused on domestic stock index contracts, NuWave expects to broaden trading in this program to include several worldwide futures contracts with a particular focus on financial futures.

A PURCHASE IN ATLAS DOES NOT INCLUDE A PURCHASE OF NUWAVE OR ITS PROGRAM.

Performance Record Of Other Programs Sponsored By The General Partner

Within the last ten years, the individual general partner of the Fund, Michael Pacult, has managed four other commodity pools, one of which, Strategic Opportunities Fund, LLC, is privately offered and commenced business in July, 2005. Mr. Pacult is the sole principal of the corporate general partner of Strategic, Evergreen Capital Management, Inc. The other three pools are publicly offered: Bromwell Financial Fund, LP, Providence Select Fund, LP and TriView Global Fund, LLC. Bromwell previously commenced trading but has temporarily ceased operations. Providence commenced business on March 5, 2007, however, TriView, which became effective November 3, 2005 has not yet commenced business. The Fund's corporate general partner has not managed any other commodity pools. As of August, 2003, Mr. Pacult became an individual general partner and sole principal of the corporate general partner of Bromwell, but is no longer an individual general partner of Bromwell. Mr. Pacult has been the individual managing member and principal of the corporate managing member of TriView since inception. He has also been the individual general partner and principal of the corporate general partner of Providence since inception. As of May 31, 2007, (1) the total amount of money raised for Bromwell was $2,525,062 and the total number of investors was one and, (2) the total amount of money raised for Providence was $1,550,211 and the total number of investors was 62. In November, 2003, the two trading advisors for Bromwell were replaced because they were unprofitable. As of January 12, 2005, the new trading advisor, Fall River Capital, LLC had not been profitable and the general partner of Bromwell suspended the offering and trading, and caused substantially all of the partners to redeem their accounts in Bromwell. Bromwell is currently undergoing reorganization with new terms and a new commodity trading advisor.

The Futures Commission Merchant

The general partner has selected an unaffiliated futures commission merchant, Man Financial, Inc, 717 Fifth Avenue, 9th Floor, New York, New York 10022-8101, (212) 589-6200. It holds, supervises and controls approximately 97% of our equity, that which is used for trading by the commodity trading advisors. Man is a registered futures commission merchant, clearing broker, and commodity pool operator pursuant to the Commodity Exchange Act, as amended, and is a member of the National Futures Association in such capacities. As required by law, the general partner will provide notice to you within 21 days of any change in futures commission merchant.

At any given time, Man is involved in numerous legal actions and administrative proceedings, which in the aggregate, are not, as of the date of this prospectus, expected to have a material effect upon its condition, financial or otherwise, or to the services it will render to the partnership.
  There have been no material, administrative, civil or criminal proceedings pending, on appeal or concluded against Man or its principals within the five years preceding the date of this prospectus, except that Man has recently been sued by the Receiver for Philadelphia Alternate Asset Fund ("PAAF") and associated entities for common law negligence, common law fraud, violations of the Commodity Exchange Act and RICO violations (the "Litigation"). The Receiver's claims for damages are not quantified in the Complaint, but are believed to be substantial. Man has informed the Fund that in acting as clearing broker for PAAF it was not responsible for its losses and, among other things, has brought in a number of third party defendants. Accordingly, it will deny the material allegations of the Complaint, and will otherwise vigorously defend the Litigation. Further, the outcome of the Litigation should not materially affect Man or its ability to perform as a Clearing Broker for the accounts of the Fund. The Commodity Futures Trading Commission ("CFTC") is also investigating the events involving PAAF's losses and Man's relationship to PAAF. To date, the CFTC has not brought any action against Man.

On February 20, 2007, Man settled a CFTC administrative proceeding (In the Matter of Steven M. Camp and Man Financial Inc, CFTC Docket No. 07-04) in which Man was alleged to have failed to supervise one of its former associated persons (AP) who was charged with fraudulently soliciting customers to open accounts at Man. The CFTC alleged that the former AP misrepresented the profitability of a web-based trading system and of a purported trading system to be traded by a commodity trading advisor. Without admitting or denying the allegation, Man agreed to pay restitution to customers amounting to $196,900.44 and a civil monetary penalty of $120,000. Man also agreed to a cease and desist order and to strengthen its supervisory system for overseeing sales solicitations by employees in connection with accounts to be traded under letters of direction in favor of third party system providers.

The futures commission merchant acts only as a clearing broker for the partnership and, as such, is paid commissions for executing and clearing trades. It has not passed upon the adequacy or accuracy of this prospectus. The futures commission merchant will not act in any supervisory capacity with respect to the general partner nor participate in the management of the general partner or the partnership. Therefore, prospective investors should not rely on the futures commission merchant's agreements to clear trades for the partnership or for any other reason related to it in deciding whether or not to purchase interests in the partnership.

The Introducing Broker

The partnership trading account was introduced to Man Financial, Inc as futures commission merchant by the affiliated introducing broker, Futures Investment Company, 5914 N. 300 West, Fremont, IN 46737, (260) 833-1306. Futures Investment Company is a registered introducing broker under the Commodity Exchange Act, as amended, and is a member of the National Futures Association in such capacity. It shares 7% of the 11% in the brokerage commission paid by the partnership to the corporate general partner, to in turn pay the futures commission merchant for trades on domestic markets entered by the trading advisors.

Federal Income Tax Aspects

Scope Of Tax Presentation

This presentation is based on:

* the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder which were in effect on the date of this prospectus, and

*  the express intent of the general partner to:

* operate the partnership as authorized and limited by the limited partnership agreement, and

* cause us to invest only our equity capital and not to borrow money to operate the partnership , and

* the belief by the general partner that no less than ninety percent of the income generated by us will be from interest income and the trade of commodities.

Any change in the Internal Revenue Code or deviation from the above intentions of operation could alter this presentation and also have adverse tax consequences on this partnership and you. For instance, if we were taxed as a corporation, we would pay tax and you would have to pay a second tax.
In addition, if we were taxed as a corporation, none of the deductions for expenses would pass through to your tax return.

Any adjustment made to our return by our auditors or the IRS will flow through to your return and could result in a separate audit of your individual return. If we or you are audited by the IRS, significant factual questions may arise which, if challenged by the IRS, might only be resolved at considerable legal and accounting expense. We will report our income for tax and book purposes under the accrual method of accounting and our tax year will be the calendar year. During taxable years in which little or no profit is generated from trading activities, you may still have interest income which will be taxed to you as ordinary income.

Subject to the above scope of presentation and assumption, following is the opinion of The Scott Law Firm, P.A. that summarizes the material Federal income tax consequences to individual investors in the partnership.

This discussion assumes you are an individual and is not intended as a substitute for careful planning; particularly, since the income tax consequences of an investment in the partnership will not be the same for all taxpayers. Accordingly, you are urged to consult your tax advisors with specific reference to your tax situation.

No Legal Opinion As To Certain Material Tax Aspects

We will not request a legal opinion in regard to any State income tax issue. In addition, our tax counsel cannot opine upon any Federal income tax issue that involves a determination by the IRS of the facts related to our operation, or any other matter that may be subject to IRS interpretation or adjustment upon audit.

For example, commodity trading advisor fees are aggregated with employee business expenses and other expenses of producing income, and the aggregate of such expenses is deductible only to the extent such amount exceeds 2% of the your adjusted gross income. The Federal income tax deductibility of these expenses depends upon factual determinations related to our operation by the general partner.

Partnership Tax Status

The Internal Revenue Code, at Section 7701, provides the criteria used to identify a corporation which cannot be present if a partnership is to be taxed as a partnership. A partnership must have two or more of the following: (i) decentralized management, (ii) unlimited liability, (iii) limited transferability of shares, and (iv) limited continuation of existence. The limited partnership agreement obligates the general partner to operate the partnership in a manner which meets this test.

If we were taxed as a corporation, we would pay taxes at the corporate rates upon our income and gains, items of deduction and losses would be deductible only by us and not by you, tax credits would be available only to us and not to you, and all or a part of any distributions we make to you could be taxable as dividend income and would not be deductible by us in computing our taxable income. This would substantially increase the total amount of taxes paid on your investment income and potentially limit your expense deductions.

Historically, the right of redemption, similar to your right to redeem your partnership interests, renders a pool, such as ours, to be deemed a publicly traded partnership, taxed as a corporation. However, the Revenue Act of 1987 provides an exception. The exception requires 90% or more of our gross income to be derived from interest and the trade of commodities. Provided the principal activity of the partnership is buying and selling commodities, income may include interest, dividends, and income from the trade or holding of futures, options or forward contracts on commodities. The general partner intends to limit the principal business activity and sources of income so that this exception will apply to us. In addition, the general partner has placed restrictions upon the right of redemption. See The Limited Partnership Agreement, Redemptions and Exhibit A, Right of Redemption.

No IRS Ruling

We have not applied for a ruling from the Internal Revenue Service regarding our status as a partnership or with regard to any other tax aspect, nor do we intend to seek a ruling. In the absence of a ruling, there can be no assurance that the IRS will not attempt to take a position adverse to the partnership and the opinions expressed in this prospectus.

Tax Opinion

Subject to the assumption that you are an individual United States resident taxpayer, in the opinion of The Scott Law Firm, P.A., this prospectus accurately summarizes all material Federal tax matters and consequences or identifies those matters that cannot presently be determined. Particularly,
(i) we will be treated as a partnership for Federal income tax purposes; (ii) the allocations of profits and losses made when partners redeem their partnership interests should be upheld for Federal income tax purposes; (iii) based upon our contemplated trading activities, the IRS should consider us as conducting a trade or business; and, as a result, the ordinary and necessary business expenses we incur while conducting our commodity futures trading business should not be subject to limitation under Section 67 or Section 68 of the Internal Revenue Code; (iv) the profit share should be respected as a distributive share of our equity income allocable to Atlas Futures Fund, Limited Partnership; and (v) the contracts we trade, as described in this prospectus, should satisfy the commodities trading safe harbor as described in section 864(b) of the Internal Revenue Code.

Such opinion is based on the Internal Revenue Code as of the date of this Prospectus and a review of the Limited Partnership Agreement, and is conditioned upon the following representations of facts by the general partner:

* at all times, we will be operated in accordance with the Delaware Uniform Limited Partnership Act and the Limited Partnership Agreement attached hereto as Exhibit A

* for our first two years of operation, the aggregate deductions claimed by the partners as their distributive shares of our net losses will not exceed the equity capital invested in the partnership

* no creditor who makes us a loan, including margin accounts, will have or acquire, as a result of making the loan, any direct or indirect interest in our capital, profits or property, other than as a secured creditor

* the general partner will at all times actively direct the affairs of the Partnership

*  interests in the partnership:

*  will be transferable or redeemed only upon approval of the general partner

*  will not be traded on an established securities market, and

* will not be readily tradable on a secondary market or the substantial equivalent thereof

*  we will not be registered under the Investment Advisor's Act of 1940; and

* over 90% of our earned income will be qualifying income as that term is defined in the Revenue Act of 1987.

No opinion is expressed in regard to the tax treatment of expenses because that determination depends upon questions of fact to be resolved by the general partner on our behalf. In addition, commodity trading advisor fees are aggregated with employee business expenses and other expenses of producing income, and the aggregate of such expenses is deductible only to the extent such amount exceeds 2% of your adjusted gross income. It is the general partner's position that our intended operations will qualify as a trade or business. If this position is sustained, the brokerage commissions and performance fees will be deductible as ordinary and necessary business expenses. Syndication costs to organize the partnership and offering expenses are subject to limitations upon deduction imposed by the Internal Revenue Code.

Any change in the representations of the general partner or the operative facts will prevent us and you from relying upon the tax opinion from The Scott Law Firm, P.A.

Passive Loss And Unrelated Business Income Taxes Rules

In addition to the imposition of a corporate level tax on publicly traded partnerships, special rules apply to partnerships in regard to the application of the passive loss and unrelated business income tax rules. In Notice 88-75 issued on June 17, 1988, the IRS provided guidance as to partnership operation. The general partner intends to cause us to comply with the applicable provisions of these guidelines. In the event our expenses were deemed not to qualify as deductions from trading profits, your total taxes would increase while your distributions would remain the same.

Basis Loss Limitation

Generally, the basis of your interest in the partnership for tax purposes is equal to the cost decreased, but not below zero, by your share of any partnership losses and distributions, and increased by your share of any partnership income. You may not deduct losses in excess of the adjusted basis for your interest in the partnership at the end of the partnership year in which such losses occurred. However, you may carry forward any excess to such time, if ever, as the basis for the interest in the partnership is sufficient to absorb the loss. Upon the sale or liquidation of your interest in the partnership, you will recognize a gain or loss for Federal income tax purposes equal to the difference between the amount you realize in the transaction and the basis for your interest in the partnership at the time of such sale. For individuals, capital losses would offset capital gains on a dollar for dollar basis, with any excess capital losses subject to a $3,000 annual limitation. Accordingly, it is possible for you to sustain a loss from our operation which will not be allowed as a deduction for tax purposes or will be limited to a $3,000 annual limitation.

At-Risk Limitation

If you borrow money to invest in the partnership, there are at risk limitations that will apply to you. Section 465 of the Internal Revenue Code provides that the amount of any loss allowable for any year to be included in your personal tax return is limited to the amount paid for the partnership interests, or tax basis, of the amount at risk. Losses already claimed may be subject to recapture if the amount at risk is reduced as a result of cash distributions from the activity, deduction of losses from the activity, changes in the status of indebtedness from recourse to non-recourse, the commencement of a guarantee, or other events that affect your risk of loss. The at risk provisions must be considered should you elect to arrange debt financing for purchasing a partnership interest.

Income And Losses From Passive Activities

Internal Revenue Code Section 469 limits the deductibility of what are called passive losses from business activities in which the taxpayer does not materially participate. Under temporary Treasury regulations, the trading of personal property, such as futures contracts, will not be treated as a passive activity, partnership gains allocable to you will not be available to offset passive losses from sources outside the partnership, and partnership losses will not be subject to limitation under the passive loss rules.

Allocation Of Profits And Losses

The allocation of profits, losses, deductions and credits contained in the Limited Partnership Agreement will be recognized for tax purposes only if the allocations have substantial economic effect. While the general partner believes that the Limited Partnership Agreement either meets the requirements or satisfies a substitute capital account equivalency test, the Limited Partnership Agreement does not meet a third requirement, that a partner must make a capital contribution to the partnership equal to any deficit in its capital account. Accordingly, under the regulations and the Limited Partnership Agreement, losses would not be allocable to you in excess of your capital contribution plus properly allocated profits less any prior distributions. The general partner intends to allocate income and losses in accordance with the Limited Partnership Agreement which it believes complies with applicable Internal Revenue Code Section 704. However, no assurances can be given that the IRS will not attempt to change any allocation that is made among partners admitted on different dates, which could adversely affect the amount of taxable income to one partner as opposed to another partner.

Taxation Of Futures And Forward Transactions

The commodity trading advisors selected to trade for us are expected to trade primarily, but not exclusively, in Section 1256 Contracts, which is any regulated futures contract, foreign currency contract, non-equity option, or dealer equity option. A regulated futures contract is a futures contract:

*  if it is traded on or subject to the rules of:

* a national securities exchange which is registered with the Securities and Exchange Commission,

* a domestic board of trade designated as a contract market by the Commodity Futures Trading Commission or any other board of trade, exchange or other market designated by the Secretary of Treasury, and

* which is marked-to-market to determine the amount of margin which must be deposited or may be withdrawn. Marked-to-market means that the position is taken in the account on day one at that price. Each day the position is held, it is valued for account purposes at the price of the contract on the close of that day.

A foreign currency contract is negotiated between banks and accepted for
trade among banks and private investors.   The partnership is expected to
purchase or sell these contracts to speculate on the value of foreign currency as contrasted with the U. S. dollar. These contracts are exempt from the Commodity Exchange Act and are excluded from marked-to-market treatment.

A non-equity option means an option which is treated on a qualified board or exchange and the value of which is not determined directly or indirectly by reference to any stock, group of stocks, or stock index unless there is in effect a designation by the Commodity Futures Trading Commission of a contract market for a contract bond or such group of stocks or stock index.

A dealer equity option means, with respect to an options dealer, only a listed option which is an equity option, is purchased or granted by such options dealer in the normal course of his activity of dealing in options, and is listed on the qualified board or exchange on which such options dealer is registered.

All Section 1256 contracts will be marked-to-market upon the closing of every contract, including closing by taking an offsetting position or by making or taking delivery, by exercise or being exercised, by assignment or being assigned; or by lapse or otherwise. Also, all open Section 1256 contracts held by us at our fiscal year-end will be treated as sold for their fair market value on the last business day of such taxable year. This will result in all unrealized gains and losses being recognized for Federal income tax purposes for the taxable year. As a consequence, you may have tax liability relating to unrealized partnership profits in open positions at year-end. Sixty percent of any gain or loss from a Section 1256 contract will be treated as long-term capital gain or loss, and 40% as short-term capital gain or loss, regardless of the actual holding period of the individual contracts. The character of a your distributive share of profits or losses of the partnership from Section 1256 contracts will thus be 60% long-term capital gain or loss and 40% short-term capital gain or loss. Your distributive share of such gain or loss for a taxable year will be combined with your other items of capital gain or loss for such year in computing your Federal income tax liability. The Internal Revenue Code contains rules designed to eliminate the tax benefits flowing to high-income taxpayers from the graduated tax rate schedule and from the personal and dependency exemptions. The effect of these rules is to tax a portion of a high-income taxpayer's income at a marginal tax rate of 35%. Most long-term capital gains after May 6, 2003 are subject to a maximum tax rate of 15%. A limited partner, other than a corporation, estate or trust, may elect to carry-back any net Section 1256 contract losses to each of the three preceding years. The marked-to-market rules do not apply to interests in personal property of a nature which are actively traded other than Section 1256 contracts.

Section 988 Foreign Currency Transactions

A Section 988 transaction is defined as the entering or acquiring of any forward contract, futures contract, option or similar financial instrument if the amount to be received or to be paid by reason of a transaction is denominated in a nonfunctional currency or is determined by reference to one or more nonfunctional currencies. If the Section 988 transaction results in a gain or loss, it is considered to be a foreign currency gain or loss to the extent it does not exceed gain or loss realized by reason of changes in exchange rates.

Capital Gain And Loss Provisions

If short-term capital gains exceed long-term capital losses, the net capital gain will be taxed at the same rates as ordinary income. Subject to an annual limitation of $3,000, you may deduct the excess of capital losses over capital gains against ordinary income. Excess capital losses which are not used to reduce ordinary income in a particular taxable year may be carried forward to, and treated as capital losses incurred in, future years.

Business For Profit

Internal Revenue Code Section 183 sets forth the general rule that no deduction is allowable to an individual for an activity not engaged in for profit. These are activities other than those constituting a trade or business or engaged in for the production or collection of income or for the management, conservation, or maintenance of property held for the production of income. The determination of whether an activity is engaged in for profit is based on all facts and circumstances, and no single factor is determinative. The general partner believes that by employing independent commodity trading advisors with strong track records of production of profits, it is more likely than not, that our activity will be considered an activity engaged for profit.

Self-Employment Income And Tax

Section 1402 of the Internal Revenue Code provides that an individual's net earnings from self-employment shall not include the distributive share of income or loss from any trade or business carried on by a partnership of which he is a limited partner. Therefore, you should not consider that the ordinary income from the partnership constitutes net earnings from self-employment for purposes of either the Social Security Act or the Internal Revenue Code.

Alternative Minimum Tax

The alternative minimum tax for individuals is imposed on certain high income persons as a method of collection of tax although income may to sheltered or otherwise not subject to tax. Alternative minimum taxable income consists of income deemed taxable without regard to availability of deductions or tax preferences provided by the tax law. Alternative minimum taxable income may not be offset by certain deductions, including (in certain circumstances) interest incurred to purchase or carry interests in partnership such as this partnership. Taxpayers subject to the alternative minimum tax could be required to make estimated payments. The extent to which the alternative minimum tax will be imposed or estimated payments required will depend on the overall tax situation of each limited partner at the end of each taxable year and, therefore, this question should be referred to your tax advisor.

Interest Related To Tax Exempt Obligations

Section 265(a)(2) of the Internal Revenue Code will disallow any deduction for interest on indebtedness of a taxpayer incurred or continued to purchase or carry obligations the interest on which is wholly exempt from tax. The IRS announced in Revenue Procedure 72-18 that the proscribed purpose will be deemed to exist with respect to indebtedness incurred to finance a portfolio investment. The Revenue Procedure further states that a limited partnership interest will be regarded as a portfolio investment, unless rebutted by other evidence. Therefore, if you own tax-exempt obligations, the IRS might take the position that any interest expense incurred by you to purchase or carry partnership interests should be viewed as incurred by you to continue carrying tax exempt obligations, and that you should not be allowed to deduct all or a portion of the interest on any such loans.

Not A Tax Shelter

In the opinion of tax counsel, we do not constitute a tax shelter, as defined in Internal Revenue Code Section 6111(c), since the general partner intends to operate the partnership so that the tax shelter ratio will not exceed two-to-one at the close of any of the first five years. Accordingly, the general partner has not registered us as a tax shelter with the IRS.

Taxation Of Foreign Partners

An investment in the partnership should not, by itself, cause a foreign partner to be engaged in a trade or business within the United States. A foreign person is subject to a 30% withholding tax, unless reduced or exempted by treaty, on United States source income which is not effectively connected with the conduct of a United States trade or business. The person having control over the payment of such income must withhold this tax.

Because we have permitted the trading advisors to trade foreign currency and other contracts on foreign exchanges or derivative transactions such as energy or interest rate swaps or forwards, based on current law it is uncertain whether entering into foreign and derivative transactions may cause us, and therefore any foreign limited partners, to be treated as engaged in a trade or business within the United States. However, the Treasury Department has issued proposed regulations which, if finalized in their current form, would provide that foreign limited partners should not be deemed to be engaged in a United States trade or business solely by virtue of an investment as a limited partner in the partnership even if the partnership enters into foreign exchange trades of currency and derivative transactions. These regulations are proposed to be effective for taxable years beginning 30 days after the date final regulations are published in the Federal Register. We may elect to apply the final regulations retroactively once they are finalized. The Scott Law Firm, P. A. has not opined on the issues related to the withholding by us from distributions to foreign investors as the determination of how the treat this issue will be resolved at the end of each taxable year or upon receipt of a redemption request and the tax opinion is limited to tax consequences to United States residents.

Accordingly, we may be required to withhold tax on items of such income that are included in the distributive share of a foreign partner, whether or not the income was actually distributed. If we are required to withhold tax on such income of a foreign partner, the general partner may pay such tax out of its own funds and then be reimbursed out of the proceeds of any distribution to or redemption of partnership interests by the foreign partner.

Partnership Entity-Audit Provisions-Penalties

The Internal Revenue Code provides that the tax treatment of items of partnership income, gain, loss, deduction and credit will be determined at the partnership level in a single partnership proceeding. The Limited Partnership Agreement has appointed Ashley Capital Management, Inc. as the tax matters partner to settle any issue involving any partner with less than a 1% profits interest unless such a partner, upon notice, properly elects not to give such authority to the tax matters partner. The tax matters partner may seek judicial review for any adjustment to partnership income, but there will be only one such action for judicial review to which all partners will be bound. The Internal Revenue Code provides that a partner must report a partnership item consistently with its treatment on the partnership return, unless the partner specifically identifies the inconsistency or can show that its treatment of the partnership item on its return is consistent with a schedule furnished to the partner by the partnership. Failure to comply with this requirement may result in penalties for underpayment of tax and could result in an extended statute of limitations. The statute of limitations for adjustment of tax with respect to partnership items will generally be three years from the date of filing the partnership return.

Internal Revenue Code Section 6662 imposes a penalty for a substantial understatement of income tax equal to 20% of the amount of any underpayment attributable to that understatement. Understatement is defined as meaning the excess of the correct amount of tax required to be shown on the return over the amount of tax that is actually shown on the return. A substantial understatement exists for any taxable year if the amount of the understatement for the taxable year exceeds the greater of 10% of the correct tax or $5,000, or $10,000, in the case of a corporation other than an S corporation or a personal holding company.

Employee Benefit, Retirement Plans And IRA's

The Employee Retirement Income Security Act of 1974 governs:

*  employee benefit plans, such as:

*  a qualified pension, profit-sharing or stock bonus plan, or

*  a qualified health and welfare plan; and

*  individual retirement accounts, commonly called IRAs.

You may not purchase partnership interests with the assets of a plan if we, the general partner, the selling agent, the introducing broker, the futures commission merchant, or any of their affiliates, agents or employees has investment discretion over such plan, gives investment advice with respect to such plan assets for a fee, or is an employer maintaining or contributing to such plan.

Before you invest in us through one of these qualified plans, you should consult your own legal and financial advisors, and the fiduciary of your plan should take into account the facts and circumstances of your plan, and consider applicable fiduciary standards under the above act.

Acceptance of subscriptions on behalf of employee benefit plans is not a representation by the general partner or any other party that this investment meets all legal requirements or is appropriate with respect to investments by any particular plan. The person with investment discretion should consult the attorney for the plan as to the propriety of an investment in this partnership.

The Limited Partnership Agreement

The partnership agreement was amended and fully restated on December 23, 2003
and is attached to this prospectus as Exhibit A.   Following is an
explanation of the material terms of the Limited Partnership Agreement; however, you are urged to read the entire agreement. See Exhibit A.

Formation Of The Partnership

Our Certificate of Limited Partnership is dated and was filed on January 12, 1998 pursuant to the Delaware Uniform Limited Partnership Act.

You are not liable for our losses, debts and obligations beyond your investment amount and your share of any of our undistributed assets, so long as you do not take part in the management of the business of the partnership or transact any business for the partnership other than exercise your right to vote on partnership matters as a limited partner.

According to the Limited Partnership Agreement, this partnership will not terminate or dissolve upon any limited partner's death, incompetence, withdrawal, insolvency, bankruptcy, termination, liquidation, dissolution or other legal incapacity. Also, legal representatives of such limited partner may redeem their partnership interests, but will not have the right to withdraw their interest or become a substituted limited partner solely by reason of such incapacity.

Units of Partnership Interests

The amount of partnership interests you hold will determine your percentage interest in our net assets. The value of a single unit will be calculated from time to time by dividing the net assets of the partnership by the number of outstanding units of partnership interests. The value of your partnership interest will be determined by multiplying the number of units of partnership interests you hold by the value of a single unit. Your percentage interest in the partnership will also be determined by dividing the number of units you by the total number of units outstanding.

Management Of Partnership Affairs

Only the general partner may manage this partnership. You will not take part in our business or affairs nor will you have any voice in our management or operations other than to vote on partnership matters as a limited partner.

The limited partners who collectively hold a majority of the partnership interests must give written approval of any material change in either the Limited Partnership Agreement or the partnership structure; provided, however, without the limited partners' approval, the general partner is allowed to (i) change the management and incentive fees within the limits prescribed herein, (ii) add, change and delete trading advisors, (iii) add, change and delete introducing brokers, (iv) add, change and delete futures commission merchants, (v) add, change and delete selling agents, (vi) redeem and return a limited partner account, (vii) change the commodity contracts traded, or (viii) change the diversification of our assets among the various types of or in the positions held in commodity contracts.

To the extent the law permits, such limited partners who hold a majority of the partnership interests may vote to amend any term in the Limited Partnership Agreement and, if necessary, the Certificate of Limited Partnership without the agreement of the general partner. This includes removing the general partner and electing a new general partner.

The general partner may not make trades on our behalf. Trading must be done by independent commodity trading advisors selected by the general partner.

General Prohibitions

We may not borrow from or loan money or any other assets to any person; provided, however, this shall not apply to the incurrence of an obligation to a futures commission merchant or debt to a partner or any of their affiliates with respect to the offering of partnership interests for sale, registration, or initiation and maintenance of our trading positions.

We may not permit rebates or give-ups to be received by the general partner or any of its affiliates. Nor may we permit the general partner or any of its affiliates to engage in reciprocal business arrangements that would circumvent the foregoing prohibition. However, an affiliate or the general partner may provide goods or services, including brokerage, at a competitive cost to us.

The general partner or its affiliates are not required to advance or loan funds to the partnership. If the general partner makes any advance or loan to the partnership, it will not receive interest in excess of its interest costs, nor will it receive interest in excess of the amounts which would be charged the partnership by unrelated banks on comparable loans for the same purpose. The general partner shall not receive points or other financing charges or fees regardless of the amount.

Additional Offerings

The general partner has sole discretion to end any offering of partnership interests, register additional partnership interests, and make additional public or private offerings of partnership interests.

You will not have any preemptive, preferential or other rights with respect to the issuance or sale of any additional partnership interests. We have not limited the amount of capital contributions or the maximum amount of partnership interests that may be issued, offered or sold.

Partnership Accounting, Reports, And Distributions

You will have a capital account, and its initial balance will be the amount you paid for your partnership interests. The net assets of this partnership will be determined monthly, and any change from the previous month will be passed on to your account in the ratio that your account bears to all accounts.

The general partner has sole discretion to make distributions from profits or net assets. On a monthly basis you will receive a report containing (i) the net unit value as of the end of both the current and previous month, (ii) the percentage change in net unit value between the two months, (iii) the amount of distributions during the month (iv) the aggregate fixed commission in lieu of round-turn brokerage commissions, other fees, administrative expenses, and reserves for claims and other extra-ordinary expenses incurred or accrued by us during the month, and (v) any other information required by the rules of the Commodity Futures Trading Commission.

You or your duly authorized representative may inspect our books and records and any records related to your account, provided you give adequate notice, you do so at a reasonable time, and you make copies at your expense.

Income, Loss and Expense Allocations

At the end of each fiscal year, our capital gain or loss and ordinary income or loss and expenses will be allocated to units held by all partners. You are responsible for the proper reporting of these items on your personal income tax return.

Transfer Of Partnership Interests Only With Consent Of The General Partner

You are admitted to this partnership and are registered on the partnership records as the owner of the partnership interests you purchase. As a registered investor in this partnership, you may receive all distributions, allocations of losses and withdrawals, and reductions of capital contributions, and vote on any matters submitted to the limited partners for voting.

You may transfer your partnership interests only with the written consent of the general partner. The general partner may not approve the transfer if it
(i) is requested before six months from the date of purchase, (ii) is not made for all of your partnership interests or, if you are not assigning all of your partnership interests, you will retain more than five units of partnership interests, (iii) will violate any applicable laws or governmental rules or regulations, including without limitation, any applicable Federal or state securities laws, or the Delaware limited partnership laws, (iv) will jeopardize our ability to be taxed as a partnership and not as a corporation, or (v) will affect characterizations or treatment of income or loss.

Termination Of The Partnership

This partnership will terminate (i) at 11:59 p.m. twenty-one years from the date of the Certificate of Limited Partnership, (ii) by election of the general partner, in its sole discretion, to terminate and dissolve this partnership, (iii) upon the dissolution, death, resignation, withdrawal, bankruptcy or insolvency of the general partner, unless the partners, by majority interest, vote to carry on the business and elect a new general partner, (iv) if it does not pay its annual franchise fee and file its annual report with the State of Delaware, which will cause it to be dissolved under Delaware law, (v) upon any event which makes the continued existence of the partnership unlawful, or (vi) upon the majority vote of the partners.

Meetings

We are not required to hold regular meetings, however, partners may call meetings to vote on certain issues, including (i) amendment of the limited partnership agreement; provided, however, any amendment which modifies the compensation or distributions to the general partner or which affects the duties of the general partner requires its consent; (ii) removal of the general partner and election of a new general partner; (iii) cancellation of any contract for services with the general partner, without penalty, upon 60 days written notice; provided, however, the maximum period of any contract between the general partner and the partnership is one year; and, provided further, should any amendment to this partnership agreement attempt to modify the compensation or distributions to which the general partner is entitled or which affects the duties of the general partner, such amendment will become effective only upon the consent of the general partner; (iv) the right to approve, prior to sale, the sale or distribution, outside the ordinary course of business, of all or substantially all of the assets of the partnership;
(v) dissolution of the partnership; and (vi) change of any of the partnership's basic investment policies or in the structure of the partnership. See Management of Partnership Affairs.

The general partner must receive in person or by certified mail a written request with a check to cover the cost of sending notice of the meeting to all partners. One or more partners who collectively own 10% or more of the outstanding partnership interests must sign the request. The general partner then has 15 days to call the meeting.

Redemptions

Redemption allows you to receive your share of the net assets of this partnership. You may not redeem or liquidate any partnership interests until twelve months after you have been allocated partnerships interests from your subscription proceeds. The general partner must receive a written request for redemption no less than ten business days prior to the desired effective date of redemption. The effective date of redemption must be the last day of the then current or a future month.

The general partner will try its best to comply with the redemption request within twenty days following the effective date. However, you should be aware that the general partner may be unable to timely comply with the request if there is not enough cash. This may be because the trading advisors cannot liquidate the positions they have taken or because there are contingent claims on partnership assets.

If the general partner notifies you in writing, it may declare additional redemption dates or cause the partnership to redeem fractions of units of partnership interests. We will not charge a redemption fee.

Plan For Sale Of Partnership Interests

We are offering and selling the partnership interests issuer direct through the partnership. All partnership interests will be sold on a best efforts basis, which means that the partnership will try, but not guarantee, to sell all the partnership interests. There will be no sales commission.

Although we are offering a maximum of $15,000,000 in partnership interests, the Limited Partnership Agreement authorizes the general partner to elect to raise the amount authorized and sell additional partnership interests. Accordingly, the partnership may sell an unlimited amount of partnership interests.

Depository Agreement

New partners will be admitted to the partnership on the first business day of the month following the month in which their subscription documents were accepted. Until they are admitted to the partnership and assigned partnership interests, all cash and subscription documents will be held in a segregated depository account maintained by Star Financial Bank as depository agent. No funds in the depository account will be available to pay partnership debts or claims.

The interest earned on your subscription during the period it is held in the depository account will be deposited in our account, and you will receive a corresponding amount of additional partnership interests at the current month end net asset value per partnership interest.

If you are investing in the partnership by transferring funds from an account at a futures commission merchant, your funds may be invested in the partnership on the admission date without use of the depository account.

Cash from subscriptions held in the depository account will be invested in short-term investments that meet applicable regulatory requirements until delivered to the partnership after the close on the last business day of the month. These investments will be in United States Treasury Bills, bank savings accounts, or other comparable interest-bearing instruments and accounts that are expected to be liquid, substantially low risk investments, with correspondingly low yields.

There cannot be any assurance that any additional partnership interests will be sold. The general partner is authorized, in its sole discretion, to terminate this or any future offering of partnership interests.

Subscription Procedure

To purchase partnership interests, you must complete and execute an acknowledgement of suitability and a subscription agreement (Exhibit D), and deliver the executed subscription documents and check to the partnership.

You should make out the check to "Star Bank for the acct. of Atlas". Your check will then be sent to the depository agent by noon of the day following its receipt. Under no circumstances should you make payment in cash, or make any checks payable to the partnership, the general partner or any of their affiliates or any other party.

Subscription Amounts

You must purchase at least $25,000 in partnership interests; however, the general partner may reduce this to not less than the regulatory minimum of $5,000. You may make additional investments above $25,000 in $1,000 increments. However, you may not invest more than 10% of your net worth in the partnership. If you have not provided collectible funds, whether in the form of a bad check or draft, or otherwise, any partnership interests recorded on our books in your favor shall be cancelled.

Revocation and Acceptance of Subscription

Once you have delivered your subscription agreement and sent us your check, you may revoke your subscription within five business days after you send it to us. After the lapse of five business days from submission, your subscription will be irrevocable and, thereafter, you must redeem pursuant to the terms of the Limited Partnership Agreement. The partnership interests offered to you are subject to prior sale. The general partner has sole discretion to reject any subscription, in whole or in part, at anytime prior to admission of the subscriber as a partner. If your subscription is accepted, the general partner will send you written confirmation of your purchase, and you will be admitted as a limited partner on the first business day of the following month.

Net Worth Tests

To purchase partnership interests, you must have at least a minimum net worth of $150,000, exclusive of your home, home furnishings and automobiles, or a minimum annual gross income of $45,000 and a minimum net worth of $45,000, exclusive of your home, home furnishings and automobiles. You may have to satisfy higher amounts if you live in certain states.

In the case of sales to fiduciary accounts, the beneficiary, the fiduciary account, or the donor or grantor who supplies the funds to purchase the partnership interests, if the donor or grantor is the fiduciary, may meet the net worth and income standards.

Investor Warranties

When you execute and deliver your Subscription Agreement and Power of Attorney, you are making representations and warranties to the general partner, the introducing broker and the futures commission merchant.
Specifically:

(a) you are of legal age to execute the Subscription Agreement and Power of Attorney and are legally competent to do so;

(b) you acknowledge that you have received the prospectus, including the Limited Partnership Agreement, prior to subscribing for partnership interests;

(c) all information you have given to the general partner or that is set forth in the Subscription Agreement and Power of Attorney submitted by you is correct and complete as of the date of the agreement and if there are any changes in such information prior to acceptance of your subscription, you will immediately furnish the revised or corrected information to the general partner;

(d) unless (e) or (f) below apply to you, your subscription is made with your own funds for your own account and not as trustee, custodian or nominee for another.

(e) the subscription, if made as custodian for a minor, is a gift you have made to the minor and is not made with the minor's funds; or, if not a gift, the representations as to net worth and annual income apply only to such minor.

(f)  if you are subscribing in a representative capacity:

* you have full power and authority to purchase the partnership interests and enter and be bound by the Subscription Agreement and Power of Attorney on behalf of the entity for which you are purchasing the partnership interests, and

* such entity has full right and power to purchase the partnership interests and enter and be bound by the Subscription Agreement and Power of Attorney and become a limited partner pursuant to the Limited Partnership Agreement attached as Exhibit A.

The general partner, the introducing broker and the futures commission merchant may rely upon any of the above representations and warranties as a defense to any claim made against it.

Legal Matters

Litigation And Claims

Within the past 5 years as of the date of this prospectus, there have been no material administrative, civil or criminal actions against either general partner, the commodity trading advisors, the futures commission merchant, the introducing broker, or any principal or affiliate of any of them. This includes any actions pending, on appeal, concluded, threatened, or otherwise known to them.

Legal Opinion

The Scott Law Firm, P.A., 940 Northeast 79th Street, Suite A, Miami, FL 33138, wscott@wscottlaw.com serves as special counsel to us and the general partner with respect to the offering of partnership interests, the preparation of this prospectus, the legality of the partnership interests offered, and the classification of the partnership as a partnership for tax purposes.

From time to time, the firm will also advise the general partner and us in regard to the maintenance of our tax status, the legality of any subsequent offers, and the legality of any transfers by partners.

The general partner has granted the firm the right to employ other law firms to help in matters that relate to the sale of partnership interests or our operation.

The Scott Law Firm, P.A. will not give you or any other partner legal advice. You should seek investment, legal, and tax advice from your own legal counsel and other professionals of your choice.

Experts

We rely on various experts to perform services for us.

Jordan, Patke & Associates, Ltd. is our accounting and auditing expert, and is responsible for auditing the books and records of both us and Ashley Capital Management, Inc. , as well as preparing the partnership K-1's and our tax returns. Another firm has audited the financial statements for the years 2004 and 2005 that appear in this prospectus; however, the 2006 audit and all future audits will be conducted by Jordan, Patke & Associates, Ltd.

The corporate general partner serves as our tax partner. The general partner is required by the rules and regulations of the Commodity Futures Trading Commission to send you unaudited monthly and annual account statements, and financial statements audited by an independent certified public accountant.

We will send you the unaudited monthly statements as soon as practicable after the end of each month, and will send you the audited annual financial statements within 90 days after the end of each calendar year.

Additional Information

By our general partner, we have filed a registration statement on Form S-1 with the Securities and Exchange Commission under the Securities Act of 1933 to allow us to issue and sell our limited partnership interests.

This prospectus does not contain all of the information in the Form S-1 filing, for example, the Selling Agreement and the futures commission merchant Customer Agreements which established the partnership accounts. The descriptions in this prospectus of these exhibits are summaries. For further information regarding the partnership and the partnership interests offered, you may inspect and copy our complete filings, including this prospectus, the exhibits and periodic reports, at the public reference facilities of the Securities and Exchange Commission at 450 Fifth Street, NW, Washington, D.C. 20549

Also, the Securities and Exchange Commission offices will send you copies of all or any part of this filing by mail, upon payment of the prescribed rates. This prospectus and other electronic filings made through the Electronic Data Gathering, Analysis and Retrieval (EDGAR) system are publicly available through the Commission's Web site, http://www.sec.gov.

In addition, our books and records will be maintained for six years at the office of the corporate general partner, 5914 N. 300 West, Fremont, IN 46737, with a duplicate set at the offices of The Scott Law Firm, P.A., 940 NE 79th Street, Suite A, Miami, FL 33138.

You are invited to review any materials available to the general partner relating to this partnership, our operations, this offering, the Advisory Agreements between us and the commodity trading advisors, the Customer Agreements between us and our Commodity Brokers, the commodity trading advisors' disclosure document, the forms filed with the National Futures Association for any registered entity or person related to this partnership, and any other matters relating to the laws applicable to this offering or this partnership.

The officer and staff of the general partner will answer all reasonable inquiries you may have. All the above materials will be made available at any mutually convenient location at any reasonable hour after reasonable prior notice.

The general partner will allow you to obtain any additional information necessary to verify any representations or information in this prospectus and its exhibits, assuming the general partner possess such information or can acquire it with reasonable effort and expense. However, your review is limited by the proprietary and confidential nature of the commodity trading advisors' trading systems and by the confidentiality of personal information relating to other investors.

     [The balance of this page has been intentionally left blank.]

*******************************************************************************
                    Atlas Futures Fund, Limited Partnership
                       (A Delaware Limited Partnership)

                  Three Months Ended March 31, 2007 and 2006



                       Index to the Financial Statements

                                                                       Page

Report of Independent Registered Public Accounting Firm                F-2

Statements of Assets and Liabilities as of March 31, 2006 and
 December 31, 2006                                                     F-3

Schedule of Investments - Cash and Securities - March 31, 2007         F-4

Schedules of Investments - Futures Contracts - March 31, 2007          F-5

Schedule of Investments - Cash and Securities - December 31, 2006      F-6

Schedules of Investments - Futures Contracts - December 31, 2006    F-7 - F-8

Statements of Operations for the Three Months Ended
 March 31, 2007 and 2006                                               F-9

Statements of Changes in Net Assets  for the Three Months Ended
 March 31, 2007 and 2006                                               F-10

Statements of Cash Flows  for the Three Months Ended March 31,
 2007 and 2006                                                         F-11

Notes to Financial Statements                                      F-12 - F17

Affirmation of Commodity Pool Operator                                 F-18

                       Jordan, Patke & Associates, Ltd.

                         Certified Public Accountants

            Report of Independent Registered Public Accounting Firm

To the Partners of
Atlas Futures Fund, Limited Partnership
Dover, Delaware


We have reviewed the accompanying statements of assets and liabilities of ATLAS FUTURES FUND, LIMITED PARTNERSHIP, as of March 31, 2007, and the related statements of operations, changes in net assets and cash flows for the three months ended March 31, 2007. These financial statements are the responsibility of the Fund's management.

We conducted our review in accordance with the standards of the Public Company Accounting Oversight Board (United States). A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with the standards of the Public Company Accounting Oversight Board (United States), the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to such interim financial statements for them to be in conformity with accounting principles generally accepted in the United States of America.

The financial statements of ATLAS FUTURES FUND, LIMITED PARTNERSHIP for the Three Months Ended March 31, 2006 were reviewed by other accountants whose report dated May 10, 2006 stated that they were not aware of any material modifications that should be made to such interim financial statements for them to be in conformity with accounting principles generally accepted in the United States of America.

We have previously audited, in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States), the statement of assets and liabilities of ATLAS FUTURES FUND, LIMITED PARTNERSHIP as of December 31, 2006 and the related statements of operations, changes in net assets and cash flows for the year then ended (not presented herein); and in our report dated March 27, 2007, we expressed an unqualified opinion on those financial statements. In our opinion, the information set forth in the accompanying statement of assets and liabilities as of December 31, 2006 is fairly stated, in all material respects, in relation to the statement of assets and liabilities from which it has been derived.


/s/ Jordan, Patke & Associates, Ltd.

Jordan, Patke & Associates, Ltd.
Lincolnshire, Illinois
May 15, 2007

     300 Village Green Drive, Suite 210 * Lincolnshire, Illinois 60069
               Phone: (847) 913-5400 * Fax: (847) 913-5435

                    Atlas Futures Fund, Limited Partnership
                       (A Delaware Limited Partnership)

                     Statements of Assets and Liabilities

							March 31,	December 31,
							2007		2006
                                                        (A Review)
Assets

Investments
  Equity in commodity futures trading accounts:

    U.S. Treasury Bills (cost $14,916,738)      	$15,963,861	$14,967,428
    Cash and cash equivalents denominated in U.S.
     dollars      					(747,015)      	696,781
    Cash and cash equivalents denominated in foreign
     currency						888,627		(229,021)

    Cash and cash equivalents				16,105,473	15,435,188
    Net unrealized gain on open futures contracts	824,829		1,933,681

	Total brokerage cash equivalents and
         investments					16,930,302	17,368,869

    Cash						170,149		56,030

    	Total assets					17,100,451	17,424,899

Liabilities

  Partner redemptions payable				109,646		166,223
  Accrued commissions payable to related parties	11,990		8,013
  Management fees payable				21,426		15,541
  Incentive fees payable				192,018		219,487
  Other accrued liabilities				18,019		849

    Total Liabilities					353,099		410,113

Net assets						$16,747,352	$17,014,786


Analysis of Net Assets

  Limited partners'					$16,747,352	$17,014,786
  General partner					-		-

  Net assets (equivalent to $3,490.17 and
   $3,489.87 per unit)					$16,747,352	$17,014,786


Partnership units outstanding

  Limited partners' units outstanding			4,798.43	4,875.48
  General partner units outstanding			-		-

    Total partnership units outstanding			4,798.43	4,875.48

      The accompanying notes are an integral part of the financial statements

                      Atlas Futures Fund, Limited Partnership
                          (A Delaware Limited Partnership)

                   Schedule of Investments - Cash and Securities

                                    March 31, 2007
                                      (A Review)

											Fair Value
Description					Maturity Date	Face Value	Local Currency	U.S. Dollars	Percent

Cash and cash equivalents in trading accounts:

Cash denominated in U. S. Dollars:
  United States Markets								(747,015)	$(747,015)	-4.64%

    Total cash denominated in U. S. Dollars							(747,015)	-4.64%

Cash equivalents denominated in U.S. Dollars:
  United States Treasury Bill			April 2007	$100,000	99,641		99,641		0.62%
  United States Treasury Bill			April 2007	900,000		896,770		896,770		5.57%
  United States Treasury Bill			May 2007	1,000,000	993,590		993,590		6.17%
  United States Treasury Bill			May 2007	1,700,000	1,692,224	1,692,224	10.51%
  United States Treasury Bill			May 2007	1,800,000	1,790,100	1,790,100	11.11%
  United States Treasury Bill			June 2007	1,000,000	989,792		989,792		6.15%
  United States Treasury Bill			June 2007	9,600,000	9,501,744	9,501,744	59.00%

    Total cash equivalents denominated in U.S.
     Dollars							$16,100,000			15,963,861	99.13%

      Total cash and cash equivalents
       denominated in U.S. Dollars								15,216,846	94.48%

Cash denominated in foreign currency:
  Euro Markets - Euro								269,435		360,207		2.24%
  British Pound Markets - GBP							290,988		572,876		3.56%
  Australian Dollar Markets - AUD						(163,587)	(132,587)	-0.82%
  Hong Kong Dollar Markets - HKD						124,370		15,917		0.10%
  Japanese Yen Markets - JPY							8,497,745	72,214		0.45%

    Total cash denominated in foreign currency							888,627		5.53%

      Total investments										$16,105,473	100%

      The accompanying notes are an integral part of the financial statements

			  Atlas Futures Fund, Limited Partnership
			     (A Delaware Limited Partnership)

			Schedule of Investments - Futures Contracts
					March 31, 2007
					  (A Review)



  									     Fair Value
Description				Expiration Date	Contracts	Local Currency	USD

Net unrealized gain (loss) on open futures contracts

  United States commodity futures positions held long:
    CBOT Bean Oil			May 2007	156		89,190		$89,190
    NYM RBOB Gas			May 2007	52		454,272		454,272
    IMM Australian Dollar		June 2007	104		52,520		52,520
    IMM Euro FX				June 2007	52		(1,950)		(1,950)
    IMM Euro Dollar			Dec 2007	52		(16,250)	(16,250)
    IPE Gas Oil				May 2007	52		32,500		32,500
    CBOT Soybeans			May 2007	7		(4,113)		(4,113)
    CBT T-Note 10Y			June 2007	25		(3,391)		(3,391)
    CBOT Silver				May 2007	4		10,280		10,280
    CME Cattle				June 2007	8		(10,040)	(10,040)
    LME Aluminum US			April 2007	3		3,418		3,418
    LME Aluminum US			May 2007	5		(2,664)		(2,664)
    LME Aluminum US			June 2007	1		1,022		1,022
    LME Copper US			May 2007	1		16,444		16,444
    IMM Australian Dollar		June 2007	12		35,340		35,340
    IMM British Pound			June 2007	22		49,225		49,225
    IMM Euro FX				June 2007	13		21,013		21,013
    IMM Euro Dollar			December 2007	1		25		25

  	Total United States Commodity
	 Futures Positions						726,841		726,841

  Japanese commodity futures positions held long:
    SMX Nikkei				June 2007	15		2,710,000	23,030

  	Total Japanese commodity futures
	 positions held long						2,710,000	23,030

  Euro commodity futures positions held long:
    EURX E-Bund				June 2007	12		(16,220)	(21,684)
    DTB DAX Index			June 2007	1		9,688		12,952

  	Total European commodity futures
	 positions held long						(6,532)		(8,732)

  British commodity futures positions held long:
    NEW FTSE 100			June 2007	2		4,930		9,706
    LIF Long Gilt			June 2007	4		(6,370)		(12,541)
    LIF 3M STG IR			December 2007	31		(3,875)		(7,629)

	Total British commodity futures
	 positions held long						(5,315)		(10,464)

  	   Total commodity futures
	    positions held long								730,675

  United States commodity futures positions held short:
    CBT Wheat				May 2007	52		51,350		51,350
    CSC Sugar 11			May 2007	208		92,131		92,131
    CBOT Corn				July 2007	2		1,725		1,725
    CSC Sugar 11			May 2007	13		4,637		4,637
    CSC Coffee C			July 2007	5		(356)		(356)
    LT Crude				June 2007	1		(3,060)		(3,060)
    NY Heating Oil			May 2007	1		(6,212)		(6,212)
    NY Natural Gas			May 2007	2		(6,130)		(6,130)
    NYM RBOB Gas			May 2007	5		(2,453)		(2,453)
    LME Aluminum US			April 2007	3		(8,116)		(8,116)
    NYC Cotton				July 2007	15		(3,870)		(3,870)
    IMM Canadian Dollar			June 2007	10		(13,500)	(13,500)
    IMM Japanese Yen			June 2007	15		(469)		(469)
    LME Copper				May 2007	1		(28,331)	(28,331)

	Total United States commodity
	 futures positions held short					77,346		77,346

  Australian commodity futures positions held short:
    SFE 3Y T-Bond			June 2007	104		12,628		10,235
    SYD T-Bill 90D			Sept 2007	52		1,241		1,006
    SFE SPI 200				June 2007	2		(11,450)	(9,280)
    SFE 10Y T-Bond			June 2007	15		18,498		14,993

	Total Australian  commodity futures
	 positions held short						20,917		16,954

  Euro commodity futures positions held short:
    LIF 3M Euribor			December 2007	49		12,138		16,227
    MONEP CAC40				April 2007	6		(12,796)	(17,107)
    LIF 3M Euribor			December 2007	4		550		734

	Total Euro commodity futures
	 positions held short						(108)		(146)

  	  Total commodity futures
	   positions held short								94,154

	    Net commodity futures
	     positions									$824,829

      The accompanying notes are an integral part of the financial statements

                    Atlas Futures Fund, Limited Partnership
                       (A Delaware Limited Partnership)

                 Schedule of Investments - Cash and Securities

                               December 31, 2006

														Fair Value
Description						Maturity Date	Cost		Face Value	Local Currency	U.S. Dollars	Percent

Cash and cash equivalents in trading accounts:

Cash denominated in U. S. Dollars:
  United States Markets											696,781		$696,781	4.51%

	Total cash denominated in U. S. Dollars										696,781		4.51%

Cash equivalents denominated in U.S. Dollars:
  United States Treasury Bill				March 2007	$10,373,181	$10,500,000	10,395,342	10,395,342	67.35%
  United States Treasury Bill				March 2007	987,967		1,000,000	990,051		990,051		6.41%
  United States Treasury Bill				January 2007	790,010		800,000		797,417		797,417		5.17%
  United States Treasury Bill				February 2007	1,777,843	1,800,000	1,790,777	1,790,777	11.60%
United States Treasury Bill				February 2007	987,738		1,000,000	993,841		993,841		6.44%

	Total cash equivalents denominated in
	 U.S. Dollars							$14,916,738	$15,100,000			14,967,428	96.97%

		Total cash and cash equivalents
		 denominated in U.S. Dollars										15,664,209	101.48%

Cash denominated in foreign currency:
  Euro Markets - Euro											165,260		218,102		1.41%
  British Pound Markets - GBP										(178,240)	(349,136)	-2.26%
  Australian Dollar Markets - AUD									(197,553)	(155,958)	-1.01%
  Hong Kong Dollar Markets - HKD									124,370		15,989		0.10%
  Japanese Yen Markets - JPY										4,997,745	41,982		0.27%

	Total cash denominated in foreign currency									(229,021)	-1.48%

		Total investments											$15,435,188	100.00%


    The accompanying notes are an integral part of the financial statements

                    Atlas Futures Fund, Limited Partnership
                       (A Delaware Limited Partnership)

                  Schedule of Investments - Futures Contracts
                               December 31, 2006

  													Fair Value
Description							Expiration Date	Contracts	Local Currency	USD

Net unrealized gain (loss) on open futures contracts

  United States commodity futures positions held long:
    CBOT Soybeans						March 2007	55		29,562		$29,562
    CBT Bean Meal						March 2007	110		24,570		24,570
    CSC Coffee C						March 2007	55		46,744		46,744
    CBOT Corn							March 2007	5		4,038		4,038
    CBOT Wheat							March 2007	13		(2,025)		(2,025)
    CBT T Note 10Y						March 2007	10		(7,813)		(7,813)
    CBOT Gold							February 2007	1		(1,320)		(1,320)
    CSC Coffee C						March 2007	8		(4,688)		(4,688)
    05 LME Alum US						March 2007	1		125		125
    08 LME Alum US						March 2007	1		(556)		(556)
    IMM AU Dollar						March 2007	7		2,425		2,425
    IMM B-Pounds						March 2007	12		3,075		3,075
    IM Canadian $						March 2007	2		(2,410)		(2,410)
    IMM Euro FX							March 2007	11		(750)		(750)
    IMM Euro DLR						September 2007	53		(15,900)	(15,900)
    EMINI S&P 500						March 2007	2		150		150

  	Total United States Commodity Futures Positions								75,227

  Japanese commodity futures positions held long:
    SMX Nikkei							March 2007	17		6,865,000	57,667

  	Total Japanese commodity futures positions held long							57,667

  Euro commodity futures positions held long:
    Eurex E-Bund						March 2007	11		(13,540)	(17,869)

  	Total European commodity futures positions held long							(17,869)

  British commodity futures positions held long:
    NEW FTSE 100						March 2007	2		810		1,587

  	Total British commodity futures positions held long							1,587

  	Total commodity futures positions held long								116,612


  United States commodity futures positions held short:
    CMX HG Copper						March 2007	110		483,088		483,088
    NY Natural Gas						March 2007	55		647,350		647,350
    IMM J YEN							March 2007	55		29,563		29,563
    CBOT Soybeans						March 2007	11		(11,825)	(11,825)
    CBOT Silver							March 2007	1		(380)		(380)
    NY LT Crude							February 2007	10		24,370		24,370
    NY Heating Oil						February 2007	8		6,023		6,023
    NY Natural Gas						February 2007	4		15,930		15,930
    NYM RBOB Gas						February 2007	5		(9,891)		(9,891)
    21 LME CO							February 2007	1		13,739		13,739
    05  LME Copper US						March 2007	1		16,357		16,357
    14 LME Copper US						March 2007	1		12,825		12,825
    NYC Cotton							March 2007	14		(5,355)		(5,355)
    IMM J YEN							March 2007	23		47,831		47,831

  	Total United States commodity futures positions held short						1,269,625

  Australian commodity futures positions held short:
    SYD T Bill 90D						June 2007	165		2,627		2,074
    SFE 3Y T-Bond						March 2007	55		8,929		7,049
    SFE 10Y T-Bond						March 2007	11		5,820		4,594

  	Total Australian commodity futures positions held short							13,717


    The accompanying notes are an integral part of the financial statements

                    Atlas Futures Fund, Limited Partnership
                       (A Delaware Limited Partnership)

            Schedule of Investments - Futures Contracts, Continued
                               December 31, 2006


  													Fair Value
Description							Expiration Date	Contracts	Local Currency	USD

Net unrealized gain (loss) on open futures contracts, con't.

  British commodity futures positions held short:
    LIF Long GILT						March 2007	220		192,500		$377,069
    LIF 3M STG IR						June 2007	55		3,438		6,733
    LIF Long GILT						March 2007	11		18,120		35,493
    LIF 3M STG IR						September 2007	20		(1,250)		(2,449)

  	Total British commodity futures positions held short							416,846

  Euro commodity futures positions held short:
    LIF 3m EURIBOR						March 2007	110		3,438		4,537
    Eurex EUROBOBL						March 2007	55		33,000		43,552
    EURX E-Bund							March 2007	55		35,200		46,455
    EURO E-Schatz						March 2007	55		15,125		19,961
    LIF 3M EURIBOR						September 2007	16		1,800		2,376

  	Total Euro commodity futures positions held short							116,881

  		Total commodity futures positions held short							1,817,069

 			 Net commodity futures positions							$1,933,681


      The accompanying notes are an integral part of the financial statements

			  Atlas Futures Fund, Limited Partnership
			     (A Delaware Limited Partnership)

				   Statements of Operations

				          (A Review)

								Three Months Ended March 31,
								2007		2006

Investment income

  Interest income						$193,511	$151,595

  Total investment income					193,511		151,595

Expenses

  Commission expense						476,121		463,943
  Management fees						21,426		12,546
  Incentive fees						192,018		-
  Professional accounting and legal fees			82,112		32,994
  Other operating and administrative expenses			5,084		1,524

  	Total expenses						776,761		511,007

 	 Net investment (loss)					(583,250)	(359,412)

Realized and unrealized gain (loss) from investments and foreign currency

  Net realized gain (loss) from:
    Investments							437,626		(1,554,961)
    Foreign currency transactions				1,259,035	20,247

	Net realized gains (losses) from investments and
	 foreign currency transactions				1,696,661	(1,534,714)

  Net increase (decrease) in unrealized appreciation
   (depreciation) on:
    Investments							(540,664)	84,680
    Translation of assets and liabilities in foreign currencies	(568,188)	-

  	Net increase (decrease) in unrealized appreciation
         (depreciation) on investments and translation of
	 assets and liabilities in foreign currencies		(1,108,852)	84,680

  	  Net realized and unrealized income (loss) from
	   investments and foreign currency			587,809		(1,450,034)

  	    Net increase in net assets resulting from
	     operations						$4,559		$(1,809,446)

      The accompanying notes are an integral part of the financial statements

                         Atlas Futures Fund, Limited Partnership
                            (A Delaware Limited Partnership)

                           Statements of Changes in Net Assets

                                       (A Review)

								Three Months Ended March 31,
								2007		2006


Increase (decrease) in net assets from operations
  Net investment (loss)						$(583,250)	$(359,412)
  Net realized gains (losses) from investments and
   foreign currency transactions				1,696,661	(1,534,714)
  Net increase (decrease) in unrealized appreciation
   (depreciation) on investments and translation of assets
   and liabilities in foreign currencies			(1,108,852)	84,680

    Net increase (decrease) in net assets resulting from
     operations							4,559		(1,809,446)

  Capital contributions from limited partners			53,789		233,439
  Distributions to limited partners				(325,782)	(276,971)

    Total  (decrease)  in net assets				(267,434)	(1,852,978)

  Net assets at the beginning of the period			17,014,786	16,841,781

  Net assets at the end of the period				$16,747,352	$14,988,803

      The accompanying notes are an integral part of the financial statements

			  Atlas Futures Fund, Limited Partnership
			     (A Delaware Limited Partnership)

				   Statements of Cash Flows

					  (A Review)

  								Three Months Ended March 31,
  								2007		2006

Cash Flows from Operating Activities

Net increase in net assets resulting from operations		$4,559		$(1,809,446)

Adjustments to reconcile net increase in net assets from operations to net cash provided by (used in) operating activities:

  Changes in operating assets and liabilities:

    Unrealized appreciation (depreciation) on investments	1,108,852	(92,344)
    Increase (decrease) in accrued commissions payable		3,977		(35,694)
    Increase (decrease) in accrued management and incentive
     fees							(21,584)	(171,493)
    Increase (decrease) in other payables and accruals		17,170		438

      Net cash provided by (used in) operating activities	1,112,974	(2,108,539)


Cash Flows from Financing Activities

  Proceeds from sale of units, net of sales commissions		53,789		233,439
  Partner redemptions						(382,359)	(229,245)

    Net cash provided  by (used in) financing activities	(328,570)	4,194

      Net increase (decrease) in cash and cash equivalents	784,404		(2,104,345)

      Beginning Cash and cash equivalents			15,491,218	16,910,682


      Ending Cash and cash equivalents				$16,275,622	$14,806,337


  End of year cash and cash equivalents consist of:
    Cash and cash equivalents at broker				$16,105,473	$14,800,499
    Cash							170,149		5,838

  	Total cash and cash equivalents				$16,275,622	$14,806,337

      The accompanying notes are an integral part of the financial statements

			  Atlas Futures Fund, Limited Partnership
			     (A Delaware Limited Partnership)

			     Notes to the Financial Statements
				    March 31, 2007 and 2006
					    (A Review)

1.  Nature of the Business

  Atlas Futures Fund, Limited Partnership (the "Fund") was formed January 12, 1998 under the Delaware Uniform Limited Partnership Act. The Fund is engaged in the speculative trading of futures contracts in commodities, which commenced in October, 1999. Ashley Capital Management, Inc.("Ashley") and Michael Pacult are the General Partners and the commodity pool operators ("CPO's") of the Fund. The registered commodity trading advisors ("CTA's") are Clarke Capital Management, Inc. ("Clarke"), which has served as CTA since commencement of Fund business, and NuWave Investment Corp. ("NuWave"), which became a CTA effective February, 2005. The CTA's have the authority to trade as much of the Fund's equity as is allocated to them by the General Partner, which is currently estimated to be 99% of total equity. Prior to July, 2004, the principal selling agent was Futures Investment Company ("FIC"), which is controlled by Michael Pacult and his wife. Effective July, 2004 the Fund began to sell issuer direct on a best efforts basis with no sales commissions.


  The Fund is a registrant with the Securities and Exchange Commission (SEC) pursuant to the Securities Act of 1933 (the Act). The Fund is subject to the regulations of the SEC and the reporting requirements of the Securities and Exchange Act of 1934. The Fund and its General Partners are also subject to the regulations of the Commodities Futures Trading Commission (CFTC), an agency of the U.S. government which regulates most aspects of the commodity futures industry. The General Partners are also subject to the rules of the National Futures Association that requires commodity pool operators and the requirements of various commodity exchanges where the Fund executes transactions. Additionally, the Fund is subject to the terms of the contracts it has entered with the futures commission merchants and rules of the interbank market makers through which the Fund trades and regulated by commodity exchanges and by exchange markets that may be traded by the advisor.

2.  Significant Accounting Policies

  Registration Costs - Costs incurred for the initial filings with the Securities and Exchange Commission, National Association of Securities Dealers, Inc. and the states where the offering was made were accumulated, deferred and charged against the gross proceeds of offering at the initial closing as part of the offering expense. The Fund remains open to new partners, and incurs costs required to retain the ability to issue new units. Such costs, in addition to the costs of recurring annual and quarterly filings with regulatory agencies are expensed as incurred.

  Revenue Recognition - Commodity futures contracts are recorded on the trade date and are reflected in the balance sheet at the difference between the original contract amount and the market value on the last business day of the reporting period.

  Market value of commodity futures contracts is based upon exchange or other applicable market best available closing quotations.

  Interest income is recognized when it is earned.

  Use of Accounting Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

  Income Taxes - The Fund, a regulated investment company, is not required to provide a provision for income taxes. Each partner is individually liable for the tax on its share of income or loss. The Fund may be subject to state and local taxes in jurisdictions in which it operates. The Fund prepares a calendar year information tax return

  Net Income Per Unit - Net income per unit is calculated based on the weighted average number of units outstanding during the period.

  Statement of Cash Flows - For purposes of the Statement of Cash Flows, the Fund considers cash, money market funds and the market value of U.S. Treasury Bills to be cash equivalents. Net cash provided by operating activities include no cash payments for interest or income taxes for the years ended December 31, 2006 and 2005.

			  Atlas Futures Fund, Limited Partnership
			     (A Delaware Limited Partnership)

			     Notes to the Financial Statements
				    March 31, 2007 and 2006
					    (A Review)

2.  Significant Accounting Policies - Continued

  Foreign Currency - Investment securities and other assets and liabilities denominated in foreign currencies are translated into U.S. dollar amounts at the date of valuation. Purchases and sales of investment securities and income and expense items denominated in foreign currencies are translated into U.S. dollar amounts on the respective dates of such transactions.

  The Company does not isolate that portion of the results of operations resulting from changes in foreign exchange rates on investments from the fluctuations arising from changes in market prices of securities held. Such fluctuations are included with the net realized and unrealized gain or loss from investments.

  Reported net realized foreign exchange gains or losses arise from sales of foreign currencies, currency gains or losses realized between the trade and settlement dates on securities transactions, and the difference between the amounts of dividends, interest, and foreign withholding taxes recorded on the Fund's books and the U.S. dollar equivalent of the amounts actually received or paid. Net unrealized foreign exchange gains and losses arise from changes in the fair values of assets and liabilities, other than investments in securities at fiscal period end, resulting from changes in exchange rates.

3.  General Partner Duties

  The responsibilities of the General Partners include all aspects of the management of the Fund. Specifically, they perform the duties of a commodity pool operator as that term is defined in the Commodity Exchange Act, 7 USC 1, et seq. They employ the CTA's to direct the trading and investment activity of the Fund, which include, if appropriate, to suspend all trading, to execute and to file all necessary legal documents, statements and certificates of the Fund, to retain independent public accountants to audit the Fund, to employ attorneys to represent the Fund, to review the brokerage commission rates to determine reasonableness, to maintain the tax status of the Fund as a limited partnership, to maintain a current list of names, addresses and numbers of units owned by each Limited Partner and to take such other actions as deemed necessary or desirable to manage the business of the Partnership.

  If the daily net unit value of the partnership falls to less than 50% of the highest value earned through trading at the close of any month, then the General Partner will immediately suspend all trading, provide all limited partners with notice of the reduction and give all limited partners the opportunity, for fifteen days after such notice, to redeem partnership interests. No trading will commence until after the lapse of the fifteen day period.

4.  Limited Partnership Agreement

  The Limited Partnership Agreement provides, among other things, that:

  Capital Account - A capital account shall be established for each partner. The initial balance of each partner's capital account shall be the amount of the initial contributions to the partnership.

  Monthly Allocations - Any increase or decrease in the Partnership's net asset value as of the end of a month shall be credited or charged to the capital account of each partner in the ratio that the balance of each account bears to the total balance of all accounts.

  Any distribution from profits or partners' capital will be made solely at the discretion of the General Partners.

  Federal Income Tax Allocations - As of the end of each fiscal year, the Partnership's realized capital gain or loss and ordinary income or loss shall be allocated among the partners, after having given effect to the fees and expenses of the Fund.

  Subscriptions - Investors must submit subscription agreements and funds at least five business days prior to month end. Subscriptions must be accepted or rejected by the General Partner within five business days. The investor also has five business days to withdraw his subscription. Funds are deposited into an interest bearing subscription account and will be transferred to the Fund's account on the first business day of the month after the subscription is accepted. Interest earned on the subscription funds will accrue to the account of the investor.

  Redemptions - A limited partner may request any or all of his investment be redeemed at the net asset value as of the end of a month. The written request must be received by the General Partner no less than ten days prior to a month end. Redemptions will generally be paid within twenty days of the effective month end. However, in various circumstances due to liquidity, etc. the General Partner may be unable to comply with the request on a timely basis. Effective January 1, 2004, redemption penalties are no longer charged.

			  Atlas Futures Fund, Limited Partnership
			     (A Delaware Limited Partnership)

			     Notes to the Financial Statements
				    March 31, 2007 and 2006
					    (A Review)

5.  Fees

  Effective January 1, 2005, the Fund was charged the following fees:

  A monthly brokerage commission of 11% (annual rate) of the Fund's assets on deposit with the futures commission merchant to the Fund's Corporate General Partner. The Corporate General Partner was responsible for payments of brokerage commission and fees to the futures commission merchant.

  A quarterly incentive fee of 25% of "new net profits" was paid to the sole
CTA.

  Effective February 1, 2005, the Fund added a new CTA, NuWave. NuWave's quarterly incentive fee was 20% of "new net profits" and also received a monthly management fee of 2% (annualized) on the first $2,000,000 in allocated equity and 1% on the allocated equity above $2,000,000. NuWave was allocated $2,000,000 in equity on February 1, 2005.

  Effective February 6, 2006, the Corporate General Partner began paying 4% of the 11% of received brokerage commissions to FIC for serving as introducing broker to the Fund.

  Effective December 1, 2006, the Fund changed the monthly management fee to NuWave to a percentage based on the rate of trading assigned by NuWave and approved by the General Partner of up to 3% (annualized) on the first $2,000,000 in allocated equity and up to 2% on the allocated equity above $2,000,000. The incentive fee of 20% remains unchanged.

  The Corporate General Partner reserves the right to change the fee structure at its sole-discretion.

6.  Related Party Transactions

  The Fund has an agreement to pay commissions and fees to two related parties, Ashley Capital Management, the Fund's General Partner and Futures Investment Company, the introducing broker. These related parties are 100% owned by Michael Pacult, the Fund's CPO. Related party commissions and fees were as follows:

  Commissions and fees included in expense:

  					Three Months Ended March 31,
  					2007		2006

  Ashley Capital Management, Inc.	$172,098	$271,020
  Futures Investment Company		269,165		181,259

  Total related party expenses		$441,263	$452,279

  Commissions and fees included in accrued expenses:

  					Three Months Ended March 31,
  					2007		2006

  Ashley Capital Management, Inc.	$10,557		$8,013
  Futures Investment Company		1,433		-

  Total accrued expenses to related
   parties				$11,990		$8,013

			  Atlas Futures Fund, Limited Partnership
			     (A Delaware Limited Partnership)

			     Notes to the Financial Statements
				    March 31, 2007 and 2006
					    (A Review)

6.  Related Party Transactions, Continued

  Financial Accounting Standards Board Interpretation No. 45, Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others, identifies certain disclosures to be made by a guarantor in its financial statements about its obligations under certain guarantees that it has issued. In the normal course of business, the Fund has provided general indemnifications to the General Partner, its CTA and others when they act, in good faith, in the best interests of the Fund. The Fund is unable to develop an estimate for future payments resulting from hypothetical claims, but expects the risk of having to make any payments under these indemnifications to be remote.

7.  Partnership Unit Transactions

  As of March 31, 2007 and 2006 partnership units were valued at $3,490.17 and $3,000.59 respectively.

  Transactions in partnership units were as follows:

  					Units			Amount
 				 2007		2006	2007		2006

  Limited Partner Units
    Subscriptions		14.79		69.44	$53,789		$233,439
    Redemptions			(91.84)		(90.95)	(325,782)	(276,971)
      Total			(77.05)		(21.51)	(271,993)	(43,532)

  General Partner Units
    Subscriptions		-		-	-		-
    Redemptions			-		-	-		-
     Total			-		-	-		-

  Total Units
    Subscriptions		14.79		69.44	53,789		233,439
    Redemptions			(91.84)		(90.95)	(325,782)	(276,971)
      Total			(77.05)		(21.51)	$(271,993)	$(43,532)



8.  Trading Activities and Related Risks

  The Fund is engaged in speculative trading of U.S. and foreign futures contracts in commodities. The Fund is exposed to both market risk, the risk arising from changes in market value of the contracts, and credit risk, the risk of failure by another party to perform according to the terms of a contract.

  A certain portion of cash and Treasury Bills in trading accounts are pledged as collateral for commodities trading on margin. Additional deposits may be necessary for any loss on contract value. The Commodity Exchange Act requires a broker to segregate all customer transactions and assets from such broker's proprietary activities.

  Each U.S. commodity exchange, with the approval of the CFTC and the futures commission merchant, establish minimum margin requirements for each traded contract. The futures commission merchant may increase the margin requirements above these minimums for any or all contracts. In general, the amount of required margin should never fall below 10% of the Net Asset Value. The cash deposited in trading accounts at March 31, 2007 and December 31,
  2006 was $141,612 and $467,760, respectively, which equals approximately 0.8% and 2.7% of Net Asset Value, respectively.
  The Fund also purchases United States Treasury Bills as a form of margin. At March 31, 2007 and December 31, 2006,
  $15,963,861 and $14,967,428, respectively, was invested in U.S. Treasury Bills, which approximates 95.3% and 88.0% of
  Net Asset Value, respectively.

			  Atlas Futures Fund, Limited Partnership
			     (A Delaware Limited Partnership)

			     Notes to the Financial Statements
				    March 31, 2007 and 2006
					    (A Review)

8.  Trading Activities and Related Risks, Continued

  Trading in futures contracts involves entering into contractual commitments to purchase or sell a particular commodity at a specified date and price. The gross or face amount of the contract, which is typically many times that of the Fund's net assets being traded, significantly exceeds the Fund's future cash requirements since the Fund intends to close out its open positions prior to settlement. As a result, the Fund is generally subject only to the risk of loss arising from the change in the value of the contracts. The market risk is limited to the gross or face amount of the contracts held of approximately $96,468,045 and $68,503,263 on long positions at March 31, 2007 and December 31, 2006, respectively. However, when the Fund enters into a contractual commitment to sell commodities, it must make delivery of the underlying commodity at the contract price and then repurchase the contract at prevailing market prices or settle in cash. Since the repurchase price to which a commodity can rise is unlimited, entering into commitments to sell commodities exposes the Fund to unlimited potential risk.

  Market risk is influenced by a wide variety of factors including government programs and policies, political and economic events, the level and volatility of interest rates, foreign currency exchange rates, the diversification effects among the derivative instruments the Fund holds and the liquidity and inherent volatility of the markets in which the Fund trades.

  The net unrealized gains on open commodity futures contracts at March 31, 2007 and December 31, 2006 were $824,829 and $1,933,681, respectively.

  Open contracts generally mature within three months of March 31, 2007. The latest maturity for open futures contracts is in December, 2007. However, the Fund intends to close all contracts prior to maturity.

  Credit risk is the possibility that a loss may occur due to the failure of a counter party to perform according to the terms of a contract.

  The Fund has a substantial portion of its assets on deposit with financial institutions. In the event of a financial institution's insolvency, recovery of Fund deposits may be limited to account insurance or other protection afforded deposits.

  The Fund has established procedures to actively monitor market risk and minimize credit risk although there can be no assurance that it will succeed. The basic market risk control procedures consist of continuously monitoring open positions, diversification of the portfolio and maintenance of a desirable margin-to-equity ratio. The Fund seeks to minimize credit risk primarily by depositing and maintaining its assets at financial institutions and brokers which it believes to be creditworthy.

			  Atlas Futures Fund, Limited Partnership
			     (A Delaware Limited Partnership)

			     Notes to the Financial Statements
				    March 31, 2007 and 2006
					    (A Review)

9.  Derivative Financial Instruments and Fair Value of Financial Instruments

  A derivative financial instrument is a financial agreement whose value is linked to, or derived from, the performance of an underlying asset. The underlying asset can be currencies, commodities, interest rates, stocks, or any combination. Changes in the underlying asset indirectly affect the value of the derivative. As the instruments are recognized at fair value, those changes directly affect reported income.

  All investment holdings are recorded in the statement of financial condition at their net asset value (fair value) at the reporting date. Financial instruments (including derivatives) used for trading purposes are recorded in the statement of financial condition at fair value at the reporting date. Realized and unrealized changes in fair values are recognized in net investment gain (loss) in the period in which the changes occur. Interest income arising from trading instruments is included in the statement of operations as part of interest income.

  Notional amounts are equivalent to the aggregate face value of the derivative financial instruments. Notional amounts do not represent the amounts exchanged by the parties to derivatives and do not measure the Fund's exposure to credit or market risks. The amounts exchanged are based on the notional amounts and other terms of the derivatives.

10.  Financial Highlights

  							Three Months Ended March 31,
  							2007		2006
  Performance per unit (5)
    Net unit value, beginning of the year		$3,489.87	$3,357.08

    Net realized and unrealized gains and (losses) on
    commodity transactions				120.84		(285.15)
    Investment and other income				39.99		30.09
    Expenses (1)					(160.53)	(101.43)

      Net increase (decrease) for the period		0.30		(356.49)

        Net unit value at the end of the period		$3,490.17	$3,000.59

  Net assets at the end of the year ($000)		$16,747		$14,989
  Total return (3)					0.01%		-10.62%

  Ratio to average net assets (4)
    Investment and other income				1.12%		3.79%
    Expenses (2)					-1.75%		-1.18%

  (1) Includes brokerage commissions
  (2) Excludes brokerage commissions
  (3) Not Annualized
  (4) Annualized for all periods
  (5) Investment and other income and expenses are calculated using the average number of units outstanding during the year. Net realized and unrealized gains and losses on commodity transactions is a balancing amount necessary to reconcile the change in net unit value.

			  Atlas Futures Fund, Limited Partnership
			Affirmation of the Commodity Pool Operator
			          March 31, 2007 and 2006
				        (A Review)


*****************************************************************************




To the best of the knowledge and belief of the undersigned, the information contained in this report is accurate and complete.


  /s/ Michael Pacult					5-21-07
  Michael Pacult					Date
  President, Ashley Capital Management, Inc.
  General Partner
  Atlas Futures Fund, Limited Partnership

*******************************************************************************
                    Atlas Futures Fund, Limited Partnership
                       (A Delaware Limited Partnership)

                       Index to the Financial Statements





									Page

Report of Independent Registered Public Accounting Firm			F-2

Report of Independent Registered Public Accounting Firm			F-3

Statements of Assets and Liabilities					F-4

Schedule of Investments - Cash and Securities - December 31, 2006	F-5

Schedules of Investments - Futures Contracts - December 31, 2006	F-6 - F-7

Schedule of Investments - Cash and Securities - December 31, 2005	F-8

Schedules of Investments - Futures Contracts - December 31, 2005	F-9

Statements of Operations						F-10

Statements of Changes in Net Assets					F-11

Statements of Cash Flows						F-12

Notes to Financial Statements						F-13 - F18

Affirmation of Commodity Pool Operator					F-19

                       Jordan, Patke & Associates, Ltd.
                         Certified Public Accountants
            Report of Independent Registered Public Accounting Firm



To the Partners of
Atlas Futures Fund, Limited Partnership
Dover, Delaware




We have audited the accompanying statements of assets and liabilities of Atlas Futures Fund, Limited Partnership, including the schedules of investments, as of December 31, 2006, and the related statements of operations, changes in net assets and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. Atlas Futures Fund, Limited Partnership is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of Atlas Futures Fund, Limited Partnership internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Atlas Futures Fund, Limited Partnership as of December 31, 2006, and the results of its operations, its changes in net assets and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.



/s/ Jordan, Patke & Associates, Ltd.
Jordan, Patke & Associates, Ltd.
Lincolnshire, Illinois
March 27, 2007




      300 Village Green Drive, Suite 210 * Lincolnshire, Illinois 60069
                Phone: (847) 913-5400 * Fax:  (847) 913-5435
                                      F-2

                            Frank L. Sassetti & Co.

                         Certified Public Accountants


To The Partners
Atlas Futures Fund, Limited Partnership
Dover, Kent County, Delaware


REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

                              We have audited the accompanying statement of
assets and liabilities, including the schedule of investments, of ATLAS FUTURES FUND, LIMITED PARTNERSHIP as of December 31, 2005, and the related statements of operations, changes in net assets and cash flows for each of the two years in the period ended December 31, 2005. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

                              We conducted our audits in accordance with the
standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Fund is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Fund's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

                              In our opinion, the financial statements
referred to above present fairly, in all material respects, the financial position of ATLAS FUTURES FUND, LIMITED PARTNERSHIP as of December 31, 2005, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2005, in conformity with accounting principles generally accepted in the United States.


/s/ Frank L. Sassetti & Co.

February 24, 2006
Oak Park, Illinois


               6611 W. North Avenue * Oak Park, Illinois 60302
                  * Phone (708) 386-1433 * Fax (708) 386-0139

                    Atlas Futures Fund, Limited Partnership
                       (A Delaware Limited Partnership)

                     Statements of Assets and Liabilities

  										December 31,
									2006		2005
                                    Assets
  Investments
    Equity in commodity futures trading accounts:

      Cash and cash equivalents						$15,435,188	$16,856,751
      Net unrealized gain on open futures contracts			1,933,681	250,902

 		Total brokerage cash equivalents and
		 investments						17,368,869	17,107,653

  Cash									56,030		88,004

 	 Total assets							17,424,899	17,195,657

Liabilities

  Partner redemptions payable						166,223		117,164
  Accrued commissions payable to related parties			8,013		15,555
  Management fees payable						15,541		13,110
  Incentive fees payable						219,487		170,919
  Other accrued liabilities						849		37,128

	  Total Liabilities						410,113		353,876

Net assets								$17,014,786	$16,841,781


Analysis of Net Assets

  Limited partners							$17,014,786	$16,841,781
  General partner							-		-

 	Net assets (equivalent to $3,489.87 and
	 $3,357.08 per unit)						$17,014,786	$16,841,781


Partnership units outstanding

  Limited partners units outstanding					4,875.48	5,016.79
  General partner units outstanding					-		-

 	 Total partnership units outstanding				4,875.48	5,016.79


                                      F-4
    The accompanying notes are an integral part of the financial statements

                     Atlas Futures Fund, Limited Partnership
                       (A Delaware Limited Partnership)

                 Schedule of Investments - Cash and Securities

                               December 31, 2006

														Fair Value
													________________________________
Description						Maturity Date	Cost		Face Value	Local Currency	U.S. Dollars	Percent

Cash and cash equivalents in trading accounts:

Cash denominated in U. S. Dollars:
  United States Markets											696,781		$696,781	4.51%

	Total cash denominated in U. S. Dollars										696,781		4.51%

Cash equivalents denominated in U.S. Dollars:
  United States Treasury Bill				March 2007	$10,373,181	$10,500,000	10,395,342	10,395,342	67.35%
  United States Treasury Bill				March 2007	987,967		1,000,000	990,051		990,051		6.41%
  United States Treasury Bill				January 2007	790,010		800,000		797,417		797,417		5.17%
  United States Treasury Bill				February 2007	1,777,843	1,800,000	1,790,777	1,790,777	11.60%
United States Treasury Bill				February 2007	987,738		1,000,000	993,841		993,841		6.44%

	Total cash equivalents denominated in
	 U.S. Dollars							$14,916,738	$15,100,000			14,967,428	96.97%

		Total cash and cash equivalents
		 denominated in U.S. Dollars										15,664,209	101.48%

Cash denominated in foreign currency:
  Euro Markets - Euro											165,260		218,102		1.41%
  British Pound Markets - GBP										(178,240)	(349,136)	-2.26%
  Australian Dollar Markets - AUD									(197,553)	(155,958)	-1.01%
  Hong Kong Dollar Markets - HKD									124,370		15,989		0.10%
  Japanese Yen Markets - JPY										4,997,745	41,982		0.27%

	Total cash denominated in foreign currency									(229,021)	-1.48%

		Total investments											$15,435,188	100.00%


                                      F-5
    The accompanying notes are an integral part of the financial statements

                    Atlas Futures Fund, Limited Partnership
                       (A Delaware Limited Partnership)

                  Schedule of Investments - Futures Contracts
                               December 31, 2006

  													Fair Value
												_____________________________
Description							Expiration Date	Contracts	Local Currency	USD

Net unrealized gain (loss) on open futures contracts

  United States commodity futures positions held long:
    CBOT Soybeans						March 2007	55		29,562		$29,562
    CBT Bean Meal						March 2007	110		24,570		24,570
    CSC Coffee C						March 2007	55		46,744		46,744
    CBOT Corn							March 2007	5		4,038		4,038
    CBOT Wheat							March 2007	13		(2,025)		(2,025)
    CBT T Note 10Y						March 2007	10		(7,813)		(7,813)
    CBOT Gold							February 2007	1		(1,320)		(1,320)
    CSC Coffee C						March 2007	8		(4,688)		(4,688)
    05 LME Alum US						March 2007	1		125		125
    08 LME Alum US						March 2007	1		(556)		(556)
    IMM AU Dollar						March 2007	7		2,425		2,425
    IMM B-Pounds						March 2007	12		3,075		3,075
    IM Canadian $						March 2007	2		(2,410)		(2,410)
    IMM Euro FX							March 2007	11		(750)		(750)
    IMM Euro DLR						September 2007	53		(15,900)	(15,900)
    EMINI S&P 500						March 2007	2		150		150

  	Total United States Commodity Futures Positions								75,227

  Japanese commodity futures positions held long:
    SMX Nikkei							March 2007	17		6,865,000	57,667

  	Total Japanese commodity futures positions held long							57,667

  Euro commodity futures positions held long:
    Eurex E-Bund						March 2007	11		(13,540)	(17,869)

  	Total European commodity futures positions held long							(17,869)

  British commodity futures positions held long:
    NEW FTSE 100						March 2007	2		810		1,587

  	Total British commodity futures positions held long							1,587

  	Total commodity futures positions held long								116,612


  United States commodity futures positions held short:
    CMX HG Copper						March 2007	110		483,088		483,088
    NY Natural Gas						March 2007	55		647,350		647,350
    IMM J YEN							March 2007	55		29,563		29,563
    CBOT Soybeans						March 2007	11		(11,825)	(11,825)
    CBOT Silver							March 2007	1		(380)		(380)
    NY LT Crude							February 2007	10		24,370		24,370
    NY Heating Oil						February 2007	8		6,023		6,023
    NY Natural Gas						February 2007	4		15,930		15,930
    NYM RBOB Gas						February 2007	5		(9,891)		(9,891)
    21 LME CO							February 2007	1		13,739		13,739
    05  LME Copper US						March 2007	1		16,357		16,357
    14 LME Copper US						March 2007	1		12,825		12,825
    NYC Cotton							March 2007	14		(5,355)		(5,355)
    IMM J YEN							March 2007	23		47,831		47,831

  	Total United States commodity futures positions held short						1,269,625

  Australian commodity futures positions held short:
    SYD T Bill 90D						June 2007	165		2,627		2,074
    SFE 3Y T-Bond						March 2007	55		8,929		7,049
    SFE 10Y T-Bond						March 2007	11		5,820		4,594

  	Total Australian commodity futures positions held short							13,717


                                      F-6
    The accompanying notes are an integral part of the financial statements

                    Atlas Futures Fund, Limited Partnership
                       (A Delaware Limited Partnership)

            Schedule of Investments - Futures Contracts, Continued
                               December 31, 2006


  													Fair Value
												_____________________________
Description							Expiration Date	Contracts	Local Currency	USD

Net unrealized gain (loss) on open futures contracts, con't.

  British commodity futures positions held short:
    LIF Long GILT						March 2007	220		192,500		$377,069
    LIF 3M STG IR						June 2007	55		3,438		6,733
    LIF Long GILT						March 2007	11		18,120		35,493
    LIF 3M STG IR						September 2007	20		(1,250)		(2,449)

  	Total British commodity futures positions held short							416,846

  Euro commodity futures positions held short:
    LIF 3m EURIBOR						March 2007	110		3,438		4,537
    Eurex EUROBOBL						March 2007	55		33,000		43,552
    EURX E-Bund							March 2007	55		35,200		46,455
    EURO E-Schatz						March 2007	55		15,125		19,961
    LIF 3M EURIBOR						September 2007	16		1,800		2,376

  	Total Euro commodity futures positions held short							116,881

  		Total commodity futures positions held short							1,817,069

 			 Net commodity futures positions							$1,933,681


                                      F-7
    The accompanying notes are an integral part of the financial statements

                    Atlas Futures Fund, Limited Partnership
                       (A Delaware Limited Partnership)

                 Schedule of Investments - Cash and Securities

                               December 31, 2005



												Fair Value
											________________________________
Description						Maturity Date	Face Value	Local Currency	U.S. Dollars	Percent

Cash and cash equivalents in trading accounts:

Cash denominated in U. S. Dollars:
  United States Markets									1,516,844	$1,516,844	9.00%

Total cash denominated in U. S. Dollars									1,516,844	9.00%

Cash equivalents denominated in U.S. Dollars:
  United States Treasury Bill				March 2006	$10,900,000	10,812,162	10,812,162	64.14%
  United States Treasury Bill				March 2006	1,800,000	1,787,650	1,787,650	10.60%
  United States Treasury Bill				February 2006	1,100,000	1,095,335	1,095,335	6.50%
  United States Treasury Bill				February 2006	600,000		597,064		597,064		3.54%
  United States Treasury Bill				January 2006	580,000		577,934		577,934		3.43%

	Total cash equivalents denominated in U.S. Dollars		$14,980,000			14,870,145	88.21%

		Total cash and cash equivalents denominated in U.S. Dollars				16,386,989	97.21%

Cash denominated in foreign currency:
  Euro Markets - Euro									500,710		592,040		3.51%
  British Pound Markets - GBP								(52,969)	(91,011)	-0.54%
  Australian Dollar Markets - AUD							(116,451)	(85,440)	-0.51%
  Hong Kong Dollar Markets - HKD							13,364		1,724		0.01%
  Japanese Yen Markets - JPY								6,170,471	52,449		0.31%

	Total cash denominated in foreign currency							469,762		2.78%

		Total investments									$16,856,751	100%


                                      F-8
    The accompanying notes are an integral part of the financial statements

                    Atlas Futures Fund, Limited Partnership
                       (A Delaware Limited Partnership)

                  Schedule of Investments - Futures Contracts
                               December 31, 2005


  													Fair Value
												_____________________________
Description							Expiration Date	Contracts	Local Currency	USD

Net unrealized gain (loss) on open futures contracts

  United States commodity futures positions held long:
    CBOT Soybeans						March 2006	68		(32,162)	$(32,162)
    CBT Bean Meal						March 2006	62		(29,140)	(29,140)
    CBT T-Bonds							March 2006	62		(9,688)		(9,688)
    CME Cattle							February 2006	76		18,540		18,540
    CMX HG Copper						March 2006	62		19,200		19,200
    LME Aluminum US						January 2006	8		51,081		51,081
    LME Aluminum US						February 2006	2		1,087		1,087
    LME Copper							March 2006	1		13,022		13,022
    CSC Sugar II						January 2006	58		187,656		187,656
    KC Wheat							March 2006	62		4,288		4,288
    IMM Mexican Peso						March 2006	62		11,963		11,963
    IMM British Pounds						March 2006	2		(6,400)		(6,400)
    IMM Canadian Dollar						March 2006	5		(2,200)		(2,200)
    CBOT Corn							March 2006	19		8,800		8,800
    CBOT Wheat							March 2006	2		238		238
    CMX Gold							March 2006	1		2,260		2,260
    CMX Silver							February 2006	1		200		200
    Emini S&P 500						March 2006	8		(4,000)		(4,000)
    NY Light Crude						March 2006	4		1,810		1,810
    NY Heating Oil						February 2006	1		3,352		3,352
    NY Unleaded Gas						February 2006	1		7,178		7,178
    NY Natural Gas						February 2006	1		(1,050)		(1,050)

  	Total United States Commodity Futures Positions						246,035		246,035

  Japanese commodity futures positions held long:
    SGX MINI JGB						March 2006	5		249,059		2,117
    SMX Nikkei							March 2006	4		976,235		8,298

  	Total Japanese commodity futures positions held long					1,225,294	10,415

  Euro commodity futures positions held long:
    DAB DAX Index						March 2006	3		8027		9488
    Eurx E-Bond							March 2006	1		60		71

  	Total European commodity futures positions held long					8,087		9,559

  British commodity futures positions held long:
    NEW FTSE 100						March 2006	5		4,450		7,646
    LIF Long Gilt						March 2006	5		3,550		6,100
    CAP 3M STG							September 2006	9		12		21

  	Total British commodity futures positions held long					8,012		13,767

  Hong Kong commodity futures positions held long:
    HG								January 2006	5		73,729		(9,511)

  	Total European commodity futures positions held long					73,729		(9,511)

  Australian commodity futures positions held long:
    SFE SPI 200							March 2006	1		3,352		2,459
    SFE 10Y T-Bond						March 2006	6		12,572		9,224
    SFE 3Y T-bond						March 2006	62		10,333		7,581

  	Total Australian commodity futures positions held long					26,257		19,264

		  Total commodity futures positions held long							289,529

  United States commodity futures positions held short:
    CBT T-Note 2Y						March 2006	58		(12,813)	(12,813)
    IMM Euro FX							March 2006	65		(28,656)	(28,656)
    IMM Euro Dollar						March 2006	65		23,825		23,825
    CSC Coffee C						March 2006	3		(7,819)		(7,819)
    IMM Japanese Yen						March 2006	5		(10,406)	(10,406)

  	Total United States commodity futures positions held short				(35,869)	(35,869)

  Euro commodity futures positions held short:
    LIF 3M Euribar						September 2006	9		338		399
    3M Monep CAC40 EU						January 2006	2		(920)		(1,088)
    Euro E-Schatz						March 2006	62		(1,750)		(2,069)

  	Total Euro commodity futures positions held short					(2,332)		(2,758)

	  Total commodity futures positions held short								(38,627)

		  Net commodity futures positions								$250,902


                                      F-9
    The accompanying notes are an integral part of the financial statements

                    Atlas Futures Fund, Limited Partnership
                       (A Delaware Limited Partnership)

                           Statements of Operations


										Year ended December 31,
									2006		2005		2004

Investment income

  Interest income							$692,736	$383,902	$116,543

	  Total investment income					692,736		383,902		116,543

Expenses
  Commission expense							1,829,489	1,628,082	921,708
  Management fees							53,217		42,142		-
  Continuing service fee						-		-		131,711
  Incentive fees							543,763		1,328,137	1,428,902
  Professional accounting and legal fees				111,210		140,296		117,343
  Other operating and administrative expenses				8,421		10,624		23,411

	Total expenses							2,546,100	3,149,281	2,623,075

	  Net investment loss						(1,853,364)	(2,765,379)	(2,506,532)

Realized and unrealized gain (loss) from investments and foreign currency

Net realized gain (loss) from:
  Investments								1,201,655	5,355,716	7,430,148
  Foreign currency transactions						(420,557)	(29,971)	(576)

Net realized gains from investments and foreign currency transactions
									781,098		5,325,745	7,429,572

Net increase in unrealized appreciation (depreciation) on:
  Investments								1,137,767	348,895		(792,255)
  Translation of assets and liabilities in foreign currencies		542,898		-		-

    Net unrealized appreciation (depreciation) on investments and
     translation of assets and liabilities in foreign currencies	1,680,665	348,895		(792,255)

       Net realized and unrealized income from investments
        and foreign currency						2,461,763	5,674,640	6,637,317

         Net increase in net assets resulting from operations		$608,399	$2,909,261	$4,130,785


Net income per unit
  Limited partnership unit						$122.22		$610.72		$977.22
  General partnership unit						$-		$-		$-

                                      F-10
    The accompanying notes are an integral part of the financial statements

                    Atlas Futures Fund, Limited Partnership
                       (A Delaware Limited Partnership)

                      Statements of Changes in Net Assets


										Year ended December 31,
									2006		2005		2004


Increase (decrease) in net assets from operations
  Net investment (loss)							$(1,853,364)	$(2,765,379)	$(2,506,532)
  Net realized gains from investments and foreign currency transactions	781,098		5,325,745	7,429,572
  Net unrealized appreciation (depreciation) on investments and
   translation of assets and liabilities in foreign currencies		1,680,665	348,895		(792,255)

	Net increase in net assets resulting from operations		608,399		2,909,261	4,130,785

  Capital contributions from limited partners				869,489		2,739,224	1,692,212
  Distributions to limited partners					(1,304,883)	(597,653)	(1,721,845)

	Total increase in net assets					173,005		5,050,832	4,101,152

  Net assets at the beginning of the year				16,841,781	11,790,949	7,689,797

  Net assets at the end of the year					$17,014,786	$16,841,781	$11,790,949


                                      F-11
    The accompanying notes are an integral part of the financial statements

                    Atlas Futures Fund, Limited Partnership
                       (A Delaware Limited Partnership)

                           Statements of Cash Flows



										Year ended December 31,
									2006		2005		2004

Cash Flows from Operating Activities

Net increase in net assets resulting from operations			$608,399	$2,909,261	$4,130,785

Adjustments to reconcile net increase in net assets from operations to net cash provided by (used in) operating activities:

  Changes in operating assets and liabilities:

    Unrealized appreciation (depreciation) on investments		(1,682,779)	(348,897)	792,255
    Increase (decrease) in accrued commissions payable			(7,542)		141		14,927
    Increase (decrease) in accrued management and incentive fees	50,999		(191,814)	362,733
    Increase in prepaid incentive fees					-		-		94,433
    Increase (decrease) in other payables and accruals			(36,279)	25,228		(19,887)

	Net cash provided by (used in) operating activities		(1,067,202)	2,393,919	5,375,246


Cash Flows from Financing Activities

  Proceeds from sale of units, net of sales commissions			869,489		2,739,224	1,692,212
  Partner redemptions							(1,255,824)	(509,235)	(1,721,845)

    Net cash provided  by (used in) financing activities		(386,335)	2,229,989	(29,633)

      Net increase (decrease) in cash and cash equivalents		(1,453,537)	4,623,908	5,345,613

      Cash and cash equivalents, beginning of period			16,944,755	12,320,847	6,975,234


      Cash and cash equivalents, end of period				$15,491,218	$16,944,755	$12,320,847


End of year cash and cash equivalents consist of:

  Cash and cash equivalents at broker					$15,435,188	$16,856,751	$12,302,558
  Cash									56,030		88,004		18,289

	Total cash and cash equivalents					$15,491,218	$16,944,755	$12,320,847


                                      F-12
    The accompanying notes are an integral part of the financial statements

                    Atlas Futures Fund, Limited Partnership
                       (A Delaware Limited Partnership)

                       Notes to the Financial Statements
             For the Years Ended December 31, 2006, 2005 and 2004


1.  Nature of the Business

Atlas Futures Fund, Limited Partnership (the "Fund") was formed January 12, 1998 under the laws of the State of Delaware. The Fund is engaged in the speculative trading of futures contracts in commodities, which commenced in October, 1999. Ashley Capital Management, Inc.("Ashley") and Michael Pacult are the General Partners and the commodity pool operators ("CPO's") of the Fund. The registered commodity trading advisors ("CTA's") are Clarke Capital Management, Inc. ("Clarke"), which has served as CTA since commencement of Fund business, and NuWave Investment Corp. ("NuWave"), which became a CTA effective February, 2005. The CTA's have the authority to trade as much of the Fund's equity as is allocated to them by the General Partner, which is currently estimated to be 99% of total equity. Prior to July, 2004, the principal selling agent was Futures Investment Company ("FIC"), which is controlled by Michael Pacult and his wife. Effective July, 2004 the Fund began to sell issuer direct on a best efforts basis with no sales commissions.

The Fund is a registrant with the Securities and Exchange Commission (SEC) pursuant to the Securities and Exchange Act of 1933 (the Act). The Fund is subject to the regulations of the SEC and the reporting requirements of the Act. The Fund is also subject to the regulations of the Commodities Futures Trading Commission (CFTC), an agency of the U.S. government which regulates most aspects of the commodity futures industry, the rules of the National Futures Association and the requirements of various commodity exchanges where the Fund executes transactions. Additionally, the Fund is subject to the requirements of futures commission merchants and interbank market makers through which the Fund trades and regulated by commodity exchanges and by exchange markets that may be traded by the advisor.

2.  Significant Accounting Policies

Registration Costs - Costs incurred for the initial filings with the Securities and Exchange Commission, National Association of Securities Dealers, Inc. and the states where the offering was made were accumulated, deferred and charged against the gross proceeds of offering at the initial closing as part of the offering expense. The Fund remains open to new partners, and incurs costs required to retain the ability to issue new units. Such costs, in addition to the costs of recurring annual and quarterly filings with regulatory agencies are expensed as incurred.

Revenue Recognition - Commodity futures contracts are recorded on the trade date and are reflected in the balance sheet at the difference between the original contract amount and the market value on the last business day of the reporting period.

Market value of commodity futures contracts is based upon exchange or other applicable market best available closing quotations.

Interest income is recognized when it is earned.

Use of Accounting Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

Income Taxes - The Fund, a regulated investment company, is not required to provide a provision for income taxes. Each partner is individually liable for the tax on its share of income or loss. The Fund may be subject to state and local taxes in jurisdictions in which it operates. The Fund prepares a calendar year information tax return

Net Income Per Unit - Net income per unit is calculated based on the weighted average number of units outstanding during the period.

Statement of Cash Flows - For purposes of the Statement of Cash Flows, the Fund considers cash, money market funds and the market value of U.S. Treasury Bills to be cash equivalents. Net cash provided by operating activities include no cash payments for interest or income taxes for the years ended December 31, 2006, 2005 and 2004.

                    Atlas Futures Fund, Limited Partnership
                       (A Delaware Limited Partnership)

                       Notes to the Financial Statements
             For the Years Ended December 31, 2006, 2005 and 2004

2.  Significant Accounting Policies - Continued

Foreign Currency - Investment securities and other assets and liabilities denominated in foreign currencies are translated into U.S. dollar amounts at the date of valuation. Purchases and sales of investment securities and income and expense items denominated in foreign currencies are translated into U.S. dollar amounts on the respective dates of such transactions.

The Company does not isolate that portion of the results of operations resulting from changes in foreign exchange rates on investments from the fluctuations arising from changes in market prices of securities held. Such fluctuations are included with the net realized and unrealized gain or loss from investments.

Reported net realized foreign exchange gains or losses arise from sales of foreign currencies, currency gains or losses realized between the trade and settlement dates on securities transactions, and the difference between the amounts of dividends, interest, and foreign withholding taxes recorded on the Fund's books and the U.S. dollar equivalent of the amounts actually received or paid. Net unrealized foreign exchange gains and losses arise from changes in the fair values of assets and liabilities, other than investments in securities at fiscal period end, resulting from changes in exchange rates.

3.  General Partner Duties

The responsibilities of the General Partner, in addition to directing the trading and investment activity of the Fund, include executing and filing all necessary legal documents, statements and certificates of the Fund, retaining independent public accountants to audit the Fund, employing attorneys to represent the Fund, reviewing the brokerage commission rates to determine reasonableness, maintaining the tax status of the Fund as a limited partnership, maintaining a current list of names, addresses and numbers of units owned by each Limited Partner and taking such other actions as deemed necessary or desirable to manage the business of the Partnership.

If the daily net unit value of the partnership falls to less than 50% of the highest value earned through trading at the close of any month, then the General Partner will immediately suspend all trading, provide all limited partners with notice of the reduction and give all limited partners the opportunity, for fifteen days after such notice, to redeem partnership interests. No trading will commence until after the lapse of the fifteen day period.

4.  Limited Partnership Agreement

The Limited Partnership Agreement provides, among other things, that:

Capital Account - A capital account shall be established for each partner. The initial balance of each partner's capital account shall be the amount of the initial contributions to the partnership.

Monthly Allocations - Any increase or decrease in the Partnership's net asset value as of the end of a month shall be credited or charged to the capital account of each partner in the ratio that the balance of each account bears to the total balance of all accounts.

Any distribution from profits or partners' capital will be made solely at the discretion of the General Partners.

Federal Income Tax Allocations - As of the end of each fiscal year, the Partnership's realized capital gain or loss and ordinary income or loss shall be allocated among the partners, after having given effect to the fees and expenses of the Fund.

Subscriptions - Investors must submit subscription agreements and funds at least five business days prior to month end. Subscriptions must be accepted or rejected by the General Partner within five business days. The investor also has five business days to withdraw his subscription. Funds are deposited into an interest bearing subscription account and will be transferred to the Fund's account on the first business day of the month after the subscription is accepted. Interest earned on the subscription funds will accrue to the account of the investor.

Redemptions - A limited partner may request any or all of his investment be redeemed at the net asset value as of the end of a month. The written request must be received by the General Partner no less than ten days prior to a month end. Redemptions will generally be paid within twenty days of the effective month end. However, in various circumstances due to liquidity, etc. the General Partner may be unable to comply with the request on a timely basis. Effective January 1, 2004, redemption penalties are no longer charged.

                    Atlas Futures Fund, Limited Partnership
                       (A Delaware Limited Partnership)

                       Notes to the Financial Statements
             For the Years Ended December 31, 2006, 2005 and 2004


5.  Fees

Effective January 1, 2004, the Fund was charged the following fees:

A monthly commission of 7% (annual rate) of the Fund's assets on deposit with the futures commission merchant to the Fund's Corporate General Partner. The Corporate General Partner was responsible for payments of brokerage commission and fees to the futures commission merchant.

A quarterly incentive fee of 25% of "new net profits" paid to each CTA is unchanged.

A monthly continuing service fee of 4% (annual rate) of the investment in the Fund (as defined) will be paid to the selling agent.

Effective June 1, 2004, the monthly commission was changed from 7% to 11% and the continuing service fee was eliminated.

Effective February 1, 2005, the Fund added a new CTA, NuWave. NuWave's quarterly incentive fee was 20% of "new net profits" and also received a monthly management fee of 2% (annualized) on the first $2,000,000 in allocated equity and 1% on the allocated equity above $2,000,000. NuWave was allocated $2,000,000 in equity on February 1, 2005.

Effective February 6, 2006, the Corporate General Partner began paying 4% of the 11% of received brokerage commissions to FIC for serving as introducing broker to the Fund.

Effective December 1, 2006, the Fund changed the monthly management fee to NuWave to a percentage based on the rate of trading assigned by NuWave and approved by the General Partner of up to 3% (annualized) on the first $2,000,000 in allocated equity and up to 2% on the allocated equity above $2,000,000. The incentive fee of 20% remains unchanged.

The Corporate General Partner reserves the right to change the fee structure at its sole-discretion.

6.  Related Party Transactions

The Fund has an agreement to pay commissions and fees to two related parties, Ashley Capital Management, the Fund's General Partner and Futures Investment Company, the introducing broker. These related parties are 100% owned by Michael Pacult, the Fund's CPO. Related party commissions and fees were as follows:

Commissions and fees included in expense:

					Year ended December 31,
				2006		2005		2004

Ashley Capital Management, Inc.	$747,549	$1,471,651	$792,870
Futures Investment Company	934,678		-		131,711

Total related party expenses	$1,682,227	$1,471,651	$924,581

Commissions and fees included in accrued expenses:

					December 31,
				2006		2005

Ashley Capital Management, Inc.	$4,482		$15,555
Futures Investment Company	3,531		-

Total accrued expenses to
 related parties		$8,013		$15,555

                    Atlas Futures Fund, Limited Partnership
                       (A Delaware Limited Partnership)

                       Notes to the Financial Statements
             For the Years Ended December 31, 2006, 2005 and 2004


6.  Related Party Transactions, Continued

Financial Accounting Standards Board Interpretation No. 45, Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others, identifies certain disclosures to be made by a guarantor in its financial statements about its obligations under certain guarantees that it has issued. In the normal course of business, the Fund has provided general indemnifications to the General Partner, its CTA and others when they act, in good faith, in the best interests of the Fund. The Fund is unable to develop an estimate for future payments resulting from hypothetical claims, but expects the risk of having to make any payments under these indemnifications to be remote.

7.  Partnership Unit Transactions

As of December 31, 2006, 2005 and 2004 partnership units were valued at $3,489.87, $3,357.08 and $2,731.41 respectively.

Transactions in partnership units were as follows:

						Units						Amount
				2006		2005		2004		2006		2005		2004

Limited Partner Units
  Subscriptions			257.31		900.87		723.76		$869,489	$2,739,224	$1,692,212
  Redemptions			(398.62)	(200.88)	(800.01)	(1,304,883)	(597,653)	(1,721,845)
	Total			(141.31)	699.99		(76.25)		(435,394)	2,141,571	(29,633)

General Partner Units
  Subscriptions			-		-		-		-		-		-
  Redemptions			-		-		-		-		-		-
	Total			-		-		-		-		-		-

Total Units
  Subscriptions			257.31		900.87		723.76		869,489		2,739,224	1,692,212
  Redemptions			(398.62)	(200.88)	(800.01)	(1,304,883)	(597,653)	(1,721,845)
	Total			(141.31)	699.99		(76.25)		$(435,394)	$2,141,571	$(29,633)


8.  Trading Activities and Related Risks

The Fund is engaged in speculative trading of U.S. and foreign futures contracts in commodities. The Fund is exposed to both market risk, the risk arising from changes in market value of the contracts, and credit risk, the risk of failure by another party to perform according to the terms of a contract.

A certain portion of cash and Treasury Bills in trading accounts are pledged as collateral for commodities trading on margin. Additional deposits may be necessary for any loss on contract value. The Commodity Exchange Act requires a broker to segregate all customer transactions and assets from such broker's proprietary activities.

Each U.S. commodity exchange, with the approval of the CFTC and the futures commission merchant, establish minimum margin requirements for each traded contract. The futures commission merchant may increase the margin requirements above these minimums for any or all contracts. In general, the amount of required margin should never fall below 10% of the Net Asset Value. The cash deposited in trading accounts at December 31, 2006 and 2005 was $467,760 and $1,986,606, respectively, which equals approximately 2.7% and 11.8% of Net Asset Value, respectively.
The Fund also purchases United States Treasury Bills as a form of margin. At December 31, 2006 and 2005, $14,967,428 and $14,870,145, respectively, was invested in U.S. Treasury Bills, which approximates 88.0% and 88.3% of Net Asset Value, respectively.

                    Atlas Futures Fund, Limited Partnership
                       (A Delaware Limited Partnership)

                       Notes to the Financial Statements
             For the Years Ended December 31, 2006, 2005 and 2004


8.  Trading Activities and Related Risks, Continued

Trading in futures contracts involves entering into contractual commitments to purchase or sell a particular commodity at a specified date and price. The gross or face amount of the contract, which is typically many times that of the Fund's net assets being traded, significantly exceeds the Fund's future cash requirements since the Fund intends to close out its open positions prior to settlement. As a result, the Fund is generally subject only to the risk of loss arising from the change in the value of the contracts. The market risk is limited to the gross or face amount of the contracts held of approximately $68,503,263 and $44,907,000 on long positions at December 31, 2006 and 2005, respectively. However, when the Fund enters into a contractual commitment to sell commodities, it must make delivery of the underlying commodity at the contract price and then repurchase the contract at prevailing market prices or settle in cash. Since the repurchase price to which a commodity can rise is unlimited, entering into commitments to sell commodities exposes the Fund to unlimited potential risk.

Market risk is influenced by a wide variety of factors including government programs and policies, political and economic events, the level and volatility of interest rates, foreign currency exchange rates, the diversification effects among the derivative instruments the Fund holds and the liquidity and inherent volatility of the markets in which the Fund trades.

The net unrealized gains on open commodity futures contracts at December 31, 2006 and 2005 were $1,933,681 and $250,902, respectively.

Open contracts generally mature within three months of December 31, 2006. The latest maturity for open futures contracts is in September, 2007. However, the Fund intends to close all contracts prior to maturity.

Credit risk is the possibility that a loss may occur due to the failure of a counter party to perform according to the terms of a contract.

The Fund has a substantial portion of its assets on deposit with financial institutions. In the event of a financial institution's insolvency, recovery of Fund deposits may be limited to account insurance or other protection afforded deposits.

The Fund has established procedures to actively monitor market risk and minimize credit risk although there can be no assurance that it will succeed. The basic market risk control procedures consist of continuously monitoring open positions, diversification of the portfolio and maintenance of a desirable margin-to-equity ratio. The Fund seeks to minimize credit risk primarily by depositing and maintaining its assets at financial institutions and brokers which it believes to be creditworthy.

                    Atlas Futures Fund, Limited Partnership
                       (A Delaware Limited Partnership)

                       Notes to the Financial Statements
             For the Years Ended December 31, 2006, 2005 and 2004

9.  Prior Year Reclassification

At December 31, 2006, U.S. Government Treasury Bills were shown at market value on the Statement of Assets and Liabilities and were included as cash equivalents on the Statement of Cash Flows. Interest receivable of $34,073 at December 31, 2005 was reclassified as U.S. Treasury Bills and shown as cash equivalents in the Statement of Assets and Liabilities and Statement of Cash Flows respectively for 2005.

10.  Derivative Financial Instruments and Fair Value of Financial Instruments

A derivative financial instrument is a financial agreement whose value is linked to, or derived from, the performance of an underlying asset. The underlying asset can be currencies, commodities, interest rates, stocks, or any combination. Changes in the underlying asset indirectly affect the value of the derivative. As the instruments are recognized at fair value, those changes directly affect reported income.

All investment holdings are recorded in the statement of financial condition at their net asset value (fair value) at the reporting date. Financial instruments (including derivatives) used for trading purposes are recorded in the statement of financial condition at fair value at the reporting date. Realized and unrealized changes in fair values are recognized in net investment gain (loss) in the period in which the changes occur. Interest income arising from trading instruments is included in the statement of operations as part of interest income.

Notional amounts are equivalent to the aggregate face value of the derivative financial instruments. Notional amounts do not represent the amounts exchanged by the parties to derivatives and do not measure the Fund's exposure to credit or market risks. The amounts exchanged are based on the notional amounts and other terms of the derivatives.

11.  Financial Highlights

									    Year to Date
						2006		2005		2004		2003		2002
Performance per unit (3)
  Net unit value, beginning of the year		$3,357.08	$2,731.41	$1,750.45	$1,311.50	$1,181.89

  Net realized and unrealized gains and losses
   on commodity transactions			505.12		1,206.19	1,573.93	735.70		298.13
  Investment and other income			139.17		80.59		27.57		18.43		18.32
  Expenses (1)					(511.50)	(661.11)	(620.54)	(315.18)	(186.84)

    Net increase for the year			132.79		625.67		980.96		438.95		129.61

	Net unit value at the end of the year	$3,489.87	$3,357.08	$2,731.41	$1,750.45	$1,311.50

Net assets at the end of the year ($000)	$17,015		$16,842		$11,791		$7,690		$6,200
Total return					3.94%		22.91%		56.04%		33.47%		10.97%

Ratio to average net assets
  Investment and other income			4.22%		2.57%		1.23%		1.10%		1.48%
  Expenses (2)					-4.36%		-10.19%		-17.91%		-10.33%		-7.62%

(1) Includes brokerage commissions
(2) Excludes brokerage commissions
(3) Investment and other income and expenses are calculated using the average number of units outstanding during the year. Net realized and unrealized gains and losses on commodity transactions is a balancing amount necessary to reconcile the change in net unit value.

              Atlas Futures Fund, Limited Partnership
            Affirmation of the Commodity Pool Operator
       For the Years Ended December 31, 2006, 2005 and 2004


******************************************************************************



To the best of the knowledge and belief of the undersigned, the information contained in this report is accurate and complete.


/s/ Michael Pacult				July 3, 2007
Michael Pacult					Date
President, Ashley Capital Management, Inc.
General Partner
Atlas Futures Fund, Limited Partnership

*******************************************************************************

                          Ashley Capital Management, Inc.

                         Index to the Financial Statements

                             Years Ended December 31,
                               2006, 2005 and 2004

								Page

Report of Independent Registered Public Accounting Firm		F-2

Report of Independent Registered Public Accounting Firm		F-3

Financial Statements

Balance Sheets							F-4

Statements of Income and Retained Earnings			F-5

Statements of Cash Flows					F-6

Notes to Financial Statements					F-7 - F-9


     Purchase of units in the Fund will not acquire or otherwise have any interest in the Managing Member.

                         Jordan, Patke & Associates, Ltd.

                          Certified Public Accountants

              Report of Independent Registered Public Accounting Firm

To the Board of Directors of
Ashley Capital Management, Inc.
Fremont, Indiana


We have audited the accompanying balance sheet, of Ashley Capital Management, Inc. (an S Corporation) as of December 31, 2006, and the related statements of income, retained earnings and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. Ashley Capital Management, Inc. is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of Ashley Capital Management, Inc. internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial
statements,   assessing the accounting principles used and significant
estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Ashley Capital Management, Inc. as of December 31, 2006, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.


/s/ Jordan, Patke & Associates, Ltd.
Jordan, Patke & Associates, Ltd.
Lincolnshire, Illinois
March 27, 2007


    300 Village Green Drive, Suite 210 * Lincolnshire, Illinois 60069
             Phone: (847) 913-5400 * Fax:  (847) 913-5435

     Purchase of units in the Fund will not acquire or otherwise have any interest in the Managing Member.

                          Frank L. Sassetti & Co.

                        Certified Public Accountants



To The Shareholders
Ashley Capital Management, Inc.
Dover, Kent County, Delaware


            REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have audited the accompanying balance sheet of ASHLEY CAPITAL MANAGEMENT, INC. (an S Corporation) as of December 31, 2005 and the related statements of income and retained earnings and cash flows for each of the two years in the period ended December 31, 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of ASHLEY CAPITAL MANAGEMENT, INC. as of December 31, 2005 and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2005, in conformity with accounting principles generally accepted in the United States.


/s/ Frank L. Sassetti & Co.

February 17, 2006
Oak Park, Illinois



             6611 W. North Avenue * Oak Park, Illinois 60302
               * Phone (708) 386-1433 * Fax (708) 386-0139

     Purchase of units in the Fund will not acquire or otherwise have any interest in the Managing Member.

                      Ashley Capital Management, Inc.

                              Balance Sheets


                                  Assets

							December 31,

							2006		2005

Current Assets

  Cash							$4,516		$3,547
  Due from Atlas Futures Fund				5,583		15,555
  Due from related parties				116,797		119,029
  Miscellaneous receivables				-		114,850

	Total Current Assets				126,896		252,981

	Total Assets					$126,896	$252,981

Liabilities and Stockholder's Equity

Current Liabilities

  Accounts payable and accrued liabilities		$18,490		$490

	Total Current Liabilities			18,490		490

Stockholder's Equity

  Capital stock  (common 1,500 shares authorized,
   no par value; 1,000 issued and outstanding)		1,000		1,000
  Retained earnings					107,406		251,491

	Total Stockholder's Equity			108,406		252,491

	Total Liabilities and
	 Stockholder's Equity				$126,896	$252,981


  The accompanying notes are an integral part of the financial statements.

     Purchase of units in the Fund will not acquire or otherwise have any interest in the Managing Member.

                         Ashley Capital Management, Inc.

                   Statements of Income and Retained Earnings



							Years Ended December 31,
						2006		2005		2004

Revenue						$747,542	$1,471,651	$792,870

Operating Expenses

  Payroll and related expenses			162,003		336,290		139,609
  Broker dealer fees				-		10,347		-
  Charitable contributions			4,800		-		-
  Other operating expenses			95		-		8,509

	Total Operating Expenses		166,898		346,637		148,118

Net income from operations			580,644		1,125,014	644,752

Other (expense) - Development Costs		(227,901)	-	-

Net Income					352,743		1,125,014	644,752

Retained Earnings

  Beginning of the year				251,491		109,874	722

  Dividends paid				(496,828)	(983,397)	(535,600)

  End of the year				$107,406	$251,491	$109,874

  The accompanying notes are an integral part of the financial statements.

     Purchase of units in the Fund will not acquire or otherwise have any interest in the Managing Member.

                         Ashley Capital Management, Inc.

                            Statements of Cash Flows


								Years Ended December 31,
							2006		2005		2004

Cash Flows From Operating Activities

  Net income						$352,743	$1,125,014	$644,752

  Adjustments to reconcile net income to net cash provided by operating activities -

    Changes in operating assets and liabilities  -

      (Increase) decrease due from Atlas Futures Fund	9,972		(141)		(15,414)

      (Increase) decrease  due from related parties	2,232		(107,714)	(11,315)

      (Increase) decrease miscellaneous receivables	114,850		(67,100)	(47,750)
       Increase (decrease) accounts payable

        and accrued liabilities				18,000		(264)		754

	Net cash provided by
	 operating activities				497,797		949,795		571,027


Cash Flows From Financing Activities

	Dividends paid					(496,828)	(983,397)	(535,600)

	Net cash (used in)
	financing activities				(496,828)	(983,397)	(535,600)

Net increase (decrease) in cash				969		(33,602)	35,427

	Cash at the beginning of the year		3,547		37,149		1,722

	Cash at the end of the year			$4,516		$3,547		$37,149

  The accompanying notes are an integral part of the financial statements.

     Purchase of units in the Fund will not acquire or otherwise have any interest in the Managing Member.

                         Ashley Capital Management, Inc.

                       Notes to the Financial Statements

              For the Years Ended December 31, 2006, 2005 and 2004


1.	Nature of the Business

Ashley Capital Management, Inc. (the Company) was formed on October 15, 1996 under the laws of the State of Delaware. It has authority to act as general partner and commodity pool operator of the Atlas Futures Fund, Limited Partnership ("Atlas" or the "Fund") that also was formed pursuant to the laws of Delaware . The Company became registered as a commodity pool operator by the National Futures Association pursuant to the Commodity Exchange Act,
7 USC Sec. 1, et seq, (the "Act") on January 15, 1998.

The responsibilities of the General Partner, in addition to the selection of trading advisors and other activity of the Fund, include executing and filing all necessary legal documents, statements and certificates of the Fund, retaining independent public accountants to audit the Fund, employing attorneys to represent the Fund, reviewing the brokerage commission rates to determine reasonableness, maintaining the tax status of the Fund as a limited partnership, maintaining a current list of the names, addresses and numbers of units owned by each Limited Partner and taking such other actions as deemed necessary or desirable to manage the business of the Fund and compliance with the Act. The Company, as general partner, is liable for the debts of the Fund including, but not limited to, any losses from trading in the pool account not covered by equity on deposit.

2.	Significant Accounting Policies

Use of Accounting Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

Statement of Cash Flows - The Company considers all short-term investments with an original maturity of three months or less to be cash equivalents. The Company has no cash equivalents. There were no cash payments for interest nor for income taxes for the years ended December 31, 2006, 2005 and 2004.

Income Tax Status - For Federal income tax purposes, the Company elected S-Corporation status and therefore pays no Federal income taxes, since income or losses are passed through to the respective shareholders.

3.	Related Parties

The Company is a general partner of Atlas Futures Fund, Limited Partnership. The Company's sole shareholder, Michael Pacult, is also the sole shareholder of the following related parties which are either general partners or managing members of associated investment funds:

Related Party				Investment Fund

Belmont Capital Management, Inc.	Bromwell Financial Fund, L.P.
TriView Capital Management, Inc.	TriView Global Fund, L.L.C.
White Oak Financial Services, Inc.	Providence Select Fund, L.P.
Evergreen Capital Management, Inc.	Strategic Opportunities Fund, L.L.C.

Michael Pacult is also a 50% owner of Futures Investment Company, an affiliated introducing broker registered under the Act.

     Purchase of units in the Fund will not acquire or otherwise have any interest in the Managing Member.

                         Ashley Capital Management, Inc.

                       Notes to the Financial Statements

              For the Years Ended December 31, 2006, 2005 and 2004


3.	Related Parties, Continued

The Company advances cash to investment funds to help pay for various costs, including operating and start-up costs. These advances are recorded as due from related party. The balance is usually paid back within a year or when the related fund is financially capable of repaying the advance. These amounts bear no interest or due dates and are unsecured. The following related parties had advances due to the Company as of December 31, 2006 and 2005:

						December 31,
					2006		2005

White Oak Financial Services, Inc.	$15,435		$36,232
Bromwell Financial Fund, L.P.		3,033		3,033
Futures Investment Company		3,774		-
Jade					-		14,794
Granite					-		35,769
Providence Select Fund, L.P.		62,354		-
TriView Capital Management, Inc.	4,225		-
TriView Global Fund, L.L.C.		27,976		29,201

Total advances due from related parties	$116,797	$119,029

In 2005 and 2004, as the general partner of Atlas, the Company received an 11% fixed annual brokerage commission and retained the difference between it and the brokerage commissions it paid the futures commission merchant. Starting in February 2006, the 11% commission was split between the Company and Futures Investment Company. The Company is receiving a fixed 4% fee, and Futures Investment Company is receiving 7% less the brokerage commissions it pays the futures commission merchant. For the years ended December 31, 2006, 2005 and 2004 the revenue from Atlas was $747,542, $1,471,651 and $792,870, respectively. At December 31, 2006 and 2005 the Company was owed $5,583 and $15,555, respectively, under this agreement.

In the year ended December 31, 2006, Jade Global Fund, LLC, Ltd. ("Jade") was closed due to inadequate subscriptions. The Company had advanced funds to Jade to cover syndication and other costs. When Jade was closed, the Company expensed $227,901 in development costs.

4.	Guarantees

The Company and the individual general partner are liable for the debts of Atlas. Specifically, the Company has provided a written guarantee to the FCM to provide that any Atlas overdraft will be paid to the FCM if the Fund should default in its payments.



     Purchase of units in the Fund will not acquire or otherwise have any interest in the Managing Member.

                         Ashley Capital Management, Inc.

                       Notes to the Financial Statements

              For the Years Ended December 31, 2006, 2005 and 2004


5.	Concentrations

The Company deposits its cash funds at a local financial institution. The balance may, at times, exceed Federally insured credit limits.

The Company receives all of its net revenues from Atlas.

6.	Reclassifications

Certain amounts in prior-year financial statements have been reclassified for comparative purposes to conform with presentation in the current-year financial statements




     Purchase of units in the Fund will not acquire or otherwise have any interest in the Managing Member.

******************************************************************************

                                    Part II

                      Statement of Additional Information

                    Atlas Futures Fund, Limited Partnership

This Statement of Additional Information is the second part of a two-part document and should be read in conjunction with Part I of Atlas Futures Fund's disclosure document dated July __, 2007, both of which are combined in this single prospectus.

Summary of the Fund                                               3

Fund Performance                                                  4

Correlation Comparison                                            5

Fund and Offering Details                                         6

The Opportunity                                                   7

Why Atlas Futures Fund?                                           7

Investment Factors                                                7

Value of Diversification - Managed Futures Industry	          8

Managed Futures Vs. Stocks During Draw-Downs	                 10

The Futures, Forward, Option and Swap Markets	                 11

Advantages of Managed Futures Fund Investments	                 13

Important Disclosures	                                         14

                               Appendixes & Exhibits

Appendix I  -  Commodity Terms and Definitions; State Regulatory Glossary

Appendix II -  Privacy Statement

Exhibit A   -  Limited Partnership Agreement

Exhibit B   -  Request For Redemption

Exhibit C   -  Suitability Information

Exhibit D   -  Subscription Agreement and Power Of Attorney

Exhibit E   -  Depository Agreement

Exhibit F   -  Investment Advisory Contract - Clarke Capital Management, Inc.

Exhibit G   -  Investment Advisory Contract - NuWave Investment Corp.



  The date of this Statement of Additional Information is July __, 2007


-----------------------------------------------------------------------------

                        Ashley Capital Management, Inc.

-----------------------------------------------------------------------------

                            Atlas Futures Fund, LP

*  Highly successful trading advisors with combined experience of 44 years

*  7 year trading program track record

*  Virtually no historical correlation to stocks and bonds

*  Profit potential (and risk of loss) in both rising and falling markets

*  Participation in a wide variety of global markets

*  Monthly liquidity

THE OFFERING OF UNITS IN ATLAS FUTURES FUND, LP (THE "FUND") CAN ONLY BE MADE IN CONJUNCTION WITH PART I OF THIS PROSPECTUS, WHICH CONTAINS IMPORTANT INFORMATION REGARDING CERTAIN RISKS ASSOCIATED WITH THE FUND AND SHOULD BE READ CAREFULLY AND RETAINED BY ANYONE CONSIDERING INVESTMENT IN THE FUND. THE UNITS HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE SECURITIES EXCHANGE COMMISSION, THE COMMODITY FUTURES TRADING COMMISSION, OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. AN INVESTMENT IN THE FUND IS SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK.

SUMMARY OF THE FUND

Fund Objectives

Atlas Futures Fund, L.P. allows investors to participate in a wide range of markets within a single investment. With access to an array of market sectors and investment opportunities, an investment in the Fund may encompass everything from stock index futures to commodity futures. The Fund also provides investors with the potential for above average rates of return, as well as an important diversification from stocks, bonds and mutual funds through professionally managed futures investment. Markets traded by the Fund include global interest rates, foreign currencies, metals, energy products, global equity indices and agricultural commodities.

Professional Management

The principals of the advisors selected by the General Partner to trade on behalf of the Fund have nearly 20 years experience each in professional money management and are well known for excellence in the managed futures industry.

Portfolio Diversification

The ability of futures trading advisors to trade in a market by going either long or short creates profit potential in both rising and falling markets. The strategy of the Fund acts independently of economic prosperity, interest rates or currency stability. Futures trading advisors can perform as well in a bear market as in a bull market. Of course, where there is profit potential, there is also risk of loss. The correlation between the performance of managed futures funds and stocks and bonds has historically been very low. Thus, managed futures funds provide vital diversification for suitable investors.

Disciplined, Multi-Manager Trading Approach

The trading programs used for the Fund represent a unique blend of strategies with access to global market sectors. This custom blend of strategies creates an opportunity for investors interested in diversifying their portfolios across multiple sectors using complimentary trading styles.

Limited Risk

An investor in the Fund has limited liability and is liable for principal and profits only.

Liquidity

Investors in the Fund can generally withdraw their capital at the net asset value as of the end of any month, with 10 days advance written notice, and after an initial 12 month lock-in period.

Administrative Convenience

The Fund's General Partner sends each investor a comprehensive monthly statement showing the results of the Fund's previous month's trading. The General Partner provides audited reports for the Fund and a year-end statement containing all the information necessary for income tax preparation. Investors may call their financial advisor, or the General Partner, for intra-month updates if desired.

The General Partner

The Fund's General Partner is Ashley Capital Management, Inc., whose principal is Mr. Michael Pacult, a pioneer in the field of managed futures in the United States since 1980. Please see Part I of this prospectus for a more detailed description of the advantages and risks associated with an investment in the Fund that you need to read prior to investment in the Atlas Futures Fund.

Principal Selling Agent

The Fund is offered by the Fund Issuer Direct. All sales are made by the Issuer on a best efforts basis with no sales commission.



FUND PERFORMANCE

Monthly Compounded Rate of Return (%)
January 2000 - May 31, 2007

	Jan.	Feb.	Mar.	Apr.	May	Jun.	Jul.	Aug.	Sep.	Oct.	Nov.	Dec.
	AROR

2007 	5.92 	(2.97) 	(1.58) 	0.70 	(2.15)
	(0.33)

2006	1.76	-9.11	-3.37	13.26	1.40	-4.51	-6.56	1.46	9.05	0.28	(0.81)	3.13
	3.94

2005	-4.02	3.77	15.01	-3.60	6.94	-3.01	-1.34	7.56	0.01	-3.85	6.06	-0.86
	22.91

2004	-5.08	11.26	3.09	-0.90	15.08	-2.42	4.15	7.18	4.12	10.75	7.09	-6.56
	56.04

2003	4.08	21.04	-3.47	2.92	12.60	-5.23	-3.93	-2.37	3.58	-1.95	-8.61	14.78
	33.47

2002	-4.86	-5.41	3.42	-5.24	0.00	12.85	5.22	3.32	7.65 -12.94 -5.65	15.99
	10.97

2001	-7.36	-4.44	7.62	-4.29	0.86	-2.93	3.91	1.92	-5.98	11.62	4.05	-0.95
	-5.70

2000	-2.88	-1.04	-4.46	1.47	12.16	4.95	-7.90	9.72	-0.68	-7.23	8.44	18.97
	31.76

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Value of Initial $10,000 Investment 		Performance vs. Stocks

January 2000 - May 31, 2007			January 2000 - May 31, 2007


The S&P 500 and NASDAQ indices are unmanaged and are generally representative of certain portions of the U.S. equity markets. The CISDM CTA Equal Weighted Index is representative of the average performance of Commodity Trading Advisors reporting to the CISDM Hedge Fund/CTA Database. These indices are shown for illustrative purposes only and are not indicative of any fund's performance. An investor cannot invest directly in an index. Moreover, indices do not reflect commissions or fees which might be charged to a similar fund and which might materially affect the performance data presented.

THE ABOVE TABLE AND TWO GRAPHS WERE PREPARED BY THE FUND. AN INVESTMENT IN ATLAS FUTURES FUND, L.P. INVOLVES SUBSTANTIAL RISK AND MAY RESULT IN THE COMPLETE LOSS OF PRINCIPAL INVESTED.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS. TRADING IN THE FUTURES, FORWARD, OPTION AND SWAP MARKETS IS SPECULATIVE, INVOLVES SUBSTANTIAL RISK, AND IS NOT SUITABLE FOR ALL INVESTORS.


CORRELATION COMPARISON


Performance Through Diversification

The value of diversification can be seen by looking at the correlation comparison of the performance of the Fund versus benchmark stock market indices. Since January 2000, not only has the Fund outperformed the major indices but also was not correlated to such indices. In general, this attribute will allow investors to potentially reduce the risk and improve the performance in their portfolios through diversification.

Annual Rates of Return
June 2001 - May 31, 2007

	Atlas Fund	S&P 500		NASDAQ 100	MSCI World

2000 	31.76% 		-10.12% 	-36.83% 	10.46%
2001 	-5.70% 		-13.05% 	-32.65% 	4.92%
2002 	10.97% 		-23.36% 	-37.58% 	13.40%
2003 	33.47% 		26.39% 		49.11% 		11.07%
2004 	56.04% 		9.00% 		10.45% 		3.83%
2005 	22.91% 		3.01 		1.48 		2.44
2006 	3.94% 		13.62% 		6.78% 		5.67%
2007 	(0.33) 		7.90% 		7.21% 		1.26%

Value of Initial $10,000 Investment vs. Benchmarks
January 2000 - May 2007

$10,000 invested Jan. 2000 in Atlas would be worth $35,474.55
$10,000 invested Jan. 2000 in S&P 500 would be worth $10,420.10
$10,000 invested Jan. 2000 in the NASDAQ 100 would be worth $5,199.06 $10,000 invested Jan. 2000 in CISDM CTA would be worth $16,611.93


		Total Value ($)	Annual ROR
Atlas Fund	35,474.55	18.76%
S&P 500		10,420.10	1.67%
NASDAQ		5,199.06	-3.69%
CISDM CTA	16,611.93	6.63%


Correlation Comparison

Jan. 2000 	Total Months: 89		Atlas Fund	S&P 500		NASDAQ		CISDM CTA
- May 2007

Performance	Total Rate of Return		254.75%		4.20%		-48.01%		66.12%

		Annualized Rate of Return	18.76%		1.67%		-3.69%		6.63%

Risk		Worst Peak-to-Valley Drawdown*	-17.86%		-35.08%		-45.76%		-9.04%

		Standard Deviation**		21.24%		16.17%		30.21%		4.45%

Statistics	Sharpe Ratio***			0.72		-0.08		-0.21		0.75

		Correlation to Atlas		1.00		0.30		0.32		0.17

* Worst Peak-to-Valley Drawdown is the greatest cumulative percentage decline in month end net asset value of the program due to losses sustained by an account during any period in which the initial month-end net asset value of an account is not equaled or exceeded by a subsequent month-end net asset value of the account and includes the time period in which it occurred.

** Standard Deviation shows the annualized performance volatility by quantifying the amount of dispersion you can expect performances to fall around the average or mean return.

*** Sharpe Ratio is a risk-adjusted measure used to determine reward per unit of risk. The higher the ratio, the better the fund's historical risk-adjusted performance. The measure uses a compounded annual return minus the available annual risk free rate in 13 week T-Bill returns divided by annualized standard deviation.

The S&P 500 and NASDAQ 100 indices are unmanaged and are generally representative of certain portions of the U.S. equity markets. The CISDM CTA Equal Weighted Index is representative of the average performance of Commodity Trading Advisors reporting to the CISDM Hedge Fund/CTA Database. These indices are shown for illustrative purposes only and are not indicative of any fund's performance. An investor cannot invest directly in an index. Moreover, indices do not reflect commissions or fees which might be charged to a similar fund and which might materially affect the performance data presented.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS. TRADING IN THE FUTURES, FORWARD, OPTION AND SWAP MARKETS IS SPECULATIVE, INVOLVES SUBSTANTIAL RISK, AND IS NOT SUITABLE FOR ALL INVESTORS.

THE ABOVE THREE TABLES WERE PREPARED BY THE FUND.

FUND AND OFFERING DETAILS

The Fund

Investment Goal		Intermediate to Long-Term Capital Appreciation

General Partner		Ashley Capital Management, Inc.

Clearing Broker		Man Financial Inc.

The Offering

Minimum Investment	$25,000

Increment Amount	$1,000

Subscription Fee	None

Subscription Price	Net Asset Value

Subscription Notice	Subscriptions Available Monthly with 5 Business Days
Notice

Subscription Procedure	Subscribers Must Complete, Execute and Deliver to the
 			Fund the Subscription Agreement and Power of Attorney Signature Page Which Accompanies the Prospectus

Redemption Notice	Liquidity Available Monthly with 10 Business Days
 			Notice after an initial 12 month lock-in period

Investor Liability	Limited to the Amount of Capital Invested

Investor Suitability	Net Worth of $150,000 -or-
 			Income of $45,000 and Net Worth of $45,000
 			Plus Specific State Requirements
 			Please Refer to the Prospectus for Additional
 			Information

Fees and Expenses

General Partner Compensation
 			Fixed Brokerage Commission of 4% Annually

Introducing Broker Compensation
 			Fixed Brokerage Commission of 7% Annually

Trading Advisor Compensation
			Incentive Fee: 	25% New Profit Quarterly (Clarke)
					20% New Profit Quarterly (NuWave)

 			Management Fee: up to 3% on first $2,000,000 in
 					Allocated Equity
 			(NuWave Only) 	up to 2% on Allocated Equity over
 					$2,000,000

Accounting & Legal	Estimated $155,000 Annually


THE OPPORTUNITY

*	Professionally managed futures funds offer access to global markets, along with the potential to profit from rising or falling markets.

*	Professionally managed futures funds add an important component to a diversified growth portfolio.

*	Atlas Futures Fund, L.P. offers a simple and effective way to use the services of successful futures trading advisors with long-term track records.

*	An individual investor seeking to utilize the services of the Fund's traders through a direct account would need to meet a substantially higher minimum investment requirement.

How to Subscribe

*	After reviewing the Offering Memorandum, please complete and sign the items in the Subscription Booklet.

*	Forward the Subscription Booklet and a check made payable to "Star Bank for the acct. of Atlas" to the Issuer.

The Fund is open to qualified investors and the current minimum investment is $25,000. New investments are entered into the Fund at the end of the month in which they are received and must be received on the 5th business day prior to the end of the month.


WHY ATLAS FUTURES FUND?

WHY A MANAGED FUTURES FUND?

Managed futures investments are intended to generate long-term capital growth by providing global portfolio diversification. This diversification can be utilized by investing in the Fund. A primary reason to invest in a managed futures (alternative investment) product, such as Atlas Futures Fund, is to provide a fully diversified portfolio of investments that has the potential to improve returns while protecting against risk. This is possible because managed futures (alternative investment) products historically have not been correlated to traditional markets, such as stocks and bonds.

The Atlas Futures Fund employs two professional commodity trading advisors, Clarke Capital Management, Inc. and NuWave Investment Corp., that trade as many as 70 futures markets worldwide using proprietary trading systems. The trading advisors have consistently produced positive returns, even during down markets, due to diversified trades and the ability to spot trends, while insuring strict risk controls are always in place.

WHY NOW?

The recent fluctuation in world markets has proven that long-only equity portfolios cannot make money during downward cycles. For continued portfolio performance, a fund that hedges its trades is the only way to limit losses and insure gains in any economic environment.

HISTORICAL NON CORRELATED PERFORMANCE

Historically, managed futures investments have had very little correlation to the stock and bond markets. While there is no guarantee of positive performance in a managed futures component of a portfolio, the non-correlation characteristic of managed futures can improve risk adjusted returns in a diversified investment portfolio. Having the ability to go long and short gives managed futures the ability to profit from up or down markets. In other words, profit or loss in managed future funds is not dependent on economic cycles.

INVESTMENT FACTORS

THE ADVANTAGES OF NON-CORRELATION AND DIVERSIFICATION OF YOUR PORTFOLIO

The Nobel Prize for Economics in 1990 was awarded to Dr. Harry Markowitz for demonstrating that the total return can increase, and/or risk can be reduced, when portfolios have positively performing asset categories that are essentially non-correlated. Even many seemingly diverse portfolios may actually be quite correlated. For instance, over time, alternative investment classes such as real estate and international stocks and bonds may correlate closely with domestic equities as the global economy expands and contracts.

Historically, alternative investments such as managed futures funds have had very little correlation to the stock and bond markets. Ashley Capital Management, Inc. believes that the performance of the Fund should also exhibit a substantial degree of non-correlation (not, however, necessarily negative correlation) with the performance of traditional equity and debt portfolio components, in part because of the ease of selling futures short. This feature of futures -- being able to be long or short a futures position with similar ease - means that profit and loss from futures trading is not dependent upon economic or geopolitical prosperity or stability.

However, non-correlation will not provide any diversification advantages unless the non-correlated assets are outperforming other portfolio assets, and there is no guarantee that the Fund will outperform other sectors of an investor's portfolio (or not produce losses). Additionally, although adding managed futures funds to a portfolio may provide diversification, managed futures funds are not a hedging mechanism and there is no guarantee that managed futures funds will appreciate during periods of inflation or stock and bond market declines.

Non-correlated performance should not be confused with negatively correlated performance. Non-correlation means only that the Fund's performance will likely have no relation to the performance of equity and debt instruments, reflecting Ashley Capital's belief that factors that affect equity and debt prices may affect the Fund differently and that certain factors which affect the former may not affect the latter. The net asset value per unit may decline or increase more or less than equity and debt instruments during both rising and falling markets. Ashley Capital has no expectation that the Fund's performance will be negatively correlated to the general debt and equity markets, i.e., likely to be profitable when the latter are unprofitable or vice versa.

VALUE OF DIVERSIFICATION - MANAGED FUTURES INDUSTRY

Money Under Management in Managed Futures

Money Under Management in Managed Futures is updated on a quarterly basis and is usually ready by month end of the month following the quarter. Money Under Management during the 4th quarter 2006 was $170 billion.



This chart was prepared by the Fund and shows industry growth since 1980 using data obtained from Barclay Trading Group, Ltd. See the glossary in Appendix I of this Statement of Additional Information for information integral to this chart. This chart reflects the managed futures industry as a whole and is not indicative of the Fund in particular.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

MARKET DIVERSIFICATION

The Fund's CTAs use proprietary systems designed to ensure minimal correlation to traditional investments. The spectrum of traded instruments globally consists of up to 70 futures markets in both commodity and financial futures. Fundamental to the Fund's selection of CTAs is low correlation between the different instruments they trade and high liquidity for order execution.



This chart was prepared by the Fund. See the glossary in Appendix I of this Statement of Additional Information for information integral to this chart. This chart reflects the managed futures industry as a whole and is not indicative of the Fund in particular.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

HISTORICAL CORRELATION

The chart below shows the historical correlation of the monthly returns of the NASDAQ Composite Index, Europe, Australasia, Far East (EAFE) Index with the S&P 500 Index than managed futures investments, as represented by the CISDM Fund/Pool Qualified Universe Index. This low correlation shows that managed futures have a tendency to behave somewhat independently from stocks.

Historical Correlation Of Monthly Returns

With The S&P 500 Index

January 1980* - August 2006


* CISDM data was not available prior to 1980.

 This chart was prepared by the Fund. See the glossary in Appendix I of this Statement of Additional Information for information integral to this chart. This chart reflects the managed futures industry as a whole and is not indicative of the Fund in particular.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

RISK PERSPECTIVE

The proper evaluation of any investment must include an assessment of the risk which must be taken to achieve the prospective return. Another measure of risk, in addition to standard deviation, is historical worst-case decline, or largest draw-down. In other words, if you had purchased an investment at a month-end peak in performance and then subsequently sold at the lowest month-end price thereafter, the worst-case decline would be the largest percentage loss experienced. The chart below shows the worst-case cumulative monthly decline in the Lehman Brothers Government Bond Index, CISDM Fund/Pool Qualified Universe Index, S&P 500 Index, EAFE Index and NASDAQ Composite Index since 1980. The CISDM Fund/Pool Qualified Universe Index experienced a smaller peak to valley decline than three of the other indices. This does not imply that managed futures are necessarily safer than the benchmarks compared; it is merely intended to put risk in a historical perspective.

Worst-Case Declines

1980* - 2006

[Amounts In Percents]



* CISDM data was not available prior to 1980.

This chart was prepared by the Fund. See the glossary in Appendix I of this Statement of Additional Information for information integral to this chart. This chart reflects the managed futures industry as a whole and is not indicative of the Fund in particular.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

MANAGED FUTURES VS. STOCKS DURING DRAW-DOWNS

The following charts show the comparison between the performance of managed futures and stocks during the five worst declines for each since 1980. These charts demonstrate the historical non-correlation between these two asset classes over the stated time periods. The managed futures portion is represented by the CISDM Fund/Pool Qualified Universe Index and the stocks portion is represented by the S&P 500 Index.

Managed Futures vs. Stocks During Stock Market Drawdowns.

(January, 1980* - March, 2006)



Source: Stocks: S&P 500 Index,

Managed Futures: CISDM Trading Advisor Qualified Universe Index (MAR)

* CISDM data was not available prior to 1980.

This chart was prepared by the Fund. See the glossary in Appendix I of this Statement of Additional Information for information integral to this chart. This chart reflects the managed futures industry as a whole and is not indicative of the Fund in particular.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

THE FUTURES, FORWARD, OPTION AND SWAP MARKETS

FUTURES CONTRACTS

Futures contracts are standardized agreements traded on commodity exchanges that call for the future delivery of the commodity or financial instrument at a specified time and place. A futures trader that enters into a contract to take delivery of the underlying commodity is "long" the contract, or has "bought" the contract. A trader that is obligated to make delivery is "short" the contract or has "sold" the contract. Actual delivery on the contract rarely occurs. Futures traders usually offset (liquidate) their contract obligations by entering into equal but offsetting futures positions. For example, a trader who is long one September Treasury bond contract on the Chicago Board of Trade can offset the obligation by entering into a short position in a September Treasury bond contract on that exchange. Futures positions that have not yet been liquidated are known as "open" contracts or positions.

Futures contracts are traded on a wide variety of commodities, including agricultural products, metals, energies, livestock products, government securities, currencies and stock market indices. Options on futures contracts are also traded on U.S. and foreign commodity exchanges. The Fund concentrates its futures trading in financial instruments, such as interest rate, foreign exchange and stock index contracts, and metal and energy contracts.

FORWARD CONTRACTS

Currencies and other commodities may be purchased or sold for future delivery or cash settlement through banks or dealers pursuant to forward, option or swap contracts. Currencies also can be traded pursuant to futures contracts on organized futures exchanges; however, the Fund will use the dealer market in foreign exchange contracts for most of the Fund's trading in currencies. Such dealers will act as "principals" in these transactions and will include their profit in the price quoted on the contracts. Unlike futures contracts, foreign exchange contracts are not standardized. In addition, the forward market is largely unregulated. Forward contracts are not "cleared" or guaranteed by a third party. There also is no daily settlement of unrealized gains or losses on open foreign exchange contracts as there is with futures contracts on U.S. exchanges.

OPTION CONTRACTS

An option on a futures contract or on a physical commodity or currency gives the buyer of the option the right to take a position of a specified amount at a specified price in a specific underlying instrument (the "striking," "strike" or "exercise price"). The buyer of a "call" option acquires the right to take a long position (i.e., the obligation to take delivery of a specified amount at a specified price in a specific underlying instrument). The buyer of a "put" option acquires the right to take a short position (i.e., the obligation to make delivery of a specified amount at a specified price in a specific underlying instrument).

The purchase price of an option is referred to as its "premium." The seller (or "writer") of an option is obligated to take a position at a specified price opposite to the option buyer if the option is exercised. Thus, the seller of a call option must stand ready to sell (take a short position in) the underlying instrument at the striking price if the buyer should exercise the option. The seller of a put option, on the other hand, must stand ready to buy (take a long position in) the underlying instrument at the striking price if the buyer should exercise the option.

A call option is said to be "in the money" if the striking price is below current market levels, and "out of the money" if the striking price is above current market levels. Conversely, a put option is said to be "in the money" if the striking price is above current market levels, and "out of the money" if the striking price is below current market levels.

Options have limited lifespans. An option that is out of the money and not offset by the time it expires becomes worthless. Options usually trade at a premium above their intrinsic value (i.e., the difference between the market price for the underlying instrument and the striking price), because the option trader is speculating on (or hedging against) future movements in the price of the underlying instrument. As an option nears its expiration date, the market value and intrinsic value typically move into parity. The difference between an option's intrinsic value and market value is referred to as the "time value" of the option.

SWAP TRANSACTIONS

The Fund periodically enters into transactions in the forward or other markets which could be characterized as swap transactions and which may involve interest rates, currencies, securities interests, commodities and other items. A swap transaction is an individually negotiated, non-standardized agreement between two parties to exchange cash flows measured by different interest rates, exchange rates, or prices, with payments calculated by reference to a principal ("notional") amount or quantity. Transactions in these markets present risks similar to those in the futures, forward and options markets:

(1)	the swap markets are generally not regulated by any United States or foreign governmental authorities;

(2)	there are generally no limitations on daily price moves in swap transactions;

(3)	speculative position limits are not applicable to swap transactions, although the counterparties with which the Fund may deal may limit the size or duration of positions available as a consequence of credit considerations;

(4)	participants in the swap markets are not required to make continuous markets in swaps contracts; and

(5)	the swap markets are "principal markets," in which performance with respect to a swap contract is the responsibility only of the counterparty with which the trader has entered into a contract (or its guarantor, if any), and not of any exchange or clearinghouse. As a result, the Fund will be subject to the risk of the inability of or refusal to perform with respect to such contracts on the part of the counterparties with which the Fund trades.

The CFTC has adopted Part 35 to its Rules which provides non-exclusive safe harbor treatment from regulations under the Commodity Exchange Act as amended for swap transactions which meet specified criteria, over which the CFTC will not exercise its jurisdiction and regulate as futures or commodity option transactions. In addition, on December 21, 2000, the Commodity Futures Modernization Act of 2000 amended the Commodity Exchange Act so that it does not apply to any agreement, contract, or transaction in a commodity, other than an agricultural commodity (including swap transactions), if the agreement, contract, or transaction is entered into only between eligible contract participants (which includes commodity pools meeting certain capitalization requirements), is subject to individual negotiation by the parties, and is not executed or traded on a trading facility. It is expected that the Fund will engage only in swap transactions for which exemptive/safe harbor relief is available to it under the CFTC policy statements or regulations, or which are otherwise excluded from the CFTC's jurisdiction. If the CTAs were restricted in its ability to trade in the swap markets, the activities of the Fund, to the extent that its CTAs trade in such markets on behalf of the Fund, might be materially affected.

REGULATION

The U.S. futures markets are regulated under the Commodity Exchange Act, which is administered by the CFTC, a federal agency created in 1974. The CFTC licenses and regulates commodity exchanges, commodity pool operators, commodity trading advisors and clearing firms which are referred to in the futures industry as "futures commission merchants." The Fund is licensed by the CFTC as a commodity pool operator. Futures professionals are also regulated by the NFA, a self-regulatory organization for the futures industry that supervises the dealings between futures professionals and their customers. If its pertinent CFTC licenses or NFA memberships were to lapse, be suspended or be revoked, the Fund would be unable to act as the Fund's commodity pool operator.

The CFTC has adopted disclosure, reporting and recordkeeping requirements for commodity pool operators and disclosure and recordkeeping requirements for commodity trading advisors. The reporting rules require pool operators to furnish to the participants in their pools a monthly statement of account, showing the pool's income or loss and change in net asset value, and an annual financial report, audited by an independent certified public accountant.

The CFTC and the exchanges have pervasive powers over the futures markets, including the emergency power to suspend trading and order trading for liquidation of existing positions only. The exercise of such powers could adversely affect the Fund's trading.

The CFTC does not regulate forward contracts. Federal and state banking authorities also do not regulate forward trading or forward dealers. Trading in foreign currency forward contracts may be less liquid and the Fund's trading results may be adversely affected.

MARGIN

The Fund will use margin in its trading. In order to establish and maintain a futures position, a trader must make a type of good-faith deposit with its broker, known as "margin," of approximately 2%-10% of contract value. Minimum margins are established for each futures contract by the exchange on which the contract is traded. The exchanges alter their margin requirements from time to time, sometimes significantly. For their protection, futures brokers may require higher margins from their customers than the exchange minimums. Margin also is deposited in connection with forward contracts, but is not required by any applicable regulation.

There are two types of margin. "Initial" margin is the amount a trader is required to deposit with its broker to open a futures position. The other type of margin is "maintenance" margin. When the contract value of a trader's futures position falls below a certain percentage, typically about 75%, of its value when the trader established the position, the trader is required to deposit additional margin in an amount equal to the loss in value.

ADVANTAGES OF MANAGED FUTURES FUND INVESTMENTS

Both the futures, forward, option and swap markets and funds investing in those markets offer many structural advantages that make managed futures an efficient way to participate in global markets. The Fund believes that this investment should be considered as a medium- to long-term investment and should not be purchased with the intent to redeem the investment within the first three years.

PROFIT POTENTIAL

Futures and related contracts can easily be leveraged, which magnifies the potential profit or loss.

INTEREST CREDIT

Unlike some other alternative investment funds, the Fund does not borrow money in order to obtain leverage, so the Fund does not incur any interest expense. Rather, the Fund's margin deposits are maintained in cash and cash equivalents, such as U.S. Treasury bills.

GLOBAL DIVERSIFICATION WITHIN A SINGLE INVESTMENT

Futures and related contracts can be traded in many countries, which makes it possible to diversify risk around the world. This diversification is available both geographically and across market sectors. For example, an investor can trade interest rates, stock indices and currencies in several countries around the world, as well as energy and metals. While the Fund itself trades across a diverse selection of global markets, an investment in the Fund is not a substitute for overall portfolio diversification.

ABILITY TO PROFIT OR LOSE IN A RISING OR FALLING MARKET ENVIRONMENT

The Fund can establish short positions and thereby profit from declining markets as easily as it can establish long positions. This potential to make or lose money, whether markets are rising or falling around the world, makes managed futures particularly attractive to sophisticated investors. Of course, if markets go higher while the Fund has a short position, the Fund will lose money until the short position is exited and vice versa.

PROFESSIONAL TRADING

Ashley Capital's approach includes the following elements:

- Disciplined Money Management. The CTAs selected by Ashley Capital generally allocate a portion of portfolio equity to any single market position. However, no guarantee is provided that losses will be limited to these percentages.

- Balanced Risk. The Fund's capital is allocated to as many as 70 markets 24 hours a day. Among the factors considered for determining the portfolio mix are market volatility, liquidity and trending characteristics.

- Capital Management. When proprietary risk/reward indicators reach predetermined levels, the Fund may increase or decrease commitments in certain markets in an attempt to reduce performance volatility.

- Multiple Systems. While the Fund's approach is to find emerging trends and follow them to conclusion, no one system is right all of the time. The CTAs utilize a multi-system trading strategy on behalf of the Fund that divides capital among different trading systems in an attempt to reduce performance volatility and manage risk.

CONVENIENCE

Through the Fund, investors can participate in global markets and opportunities without needing to master complex trading strategies and monitor multiple international markets.

LIQUIDITY

In most cases, the underlying markets have sufficient liquidity. Some markets trade 24 hours a day when global markets are open. While there can be cases where there may be no buyer or seller for a particular contract, the Fund tries to select markets for investment based upon, among other things, their perceived liquidity. However, unexpected market illiquidity has caused major losses in recent years in such sectors as emerging markets and mortgage-backed securities. There can be no assurance that the same will not happen to the Fund at any time or from time to time.

Important Disclosures

Atlas Futures Fund, LP is a registered commodity pool and is not subject to the same regulatory requirements as a mutual fund, including mutual fund requirements to provide certain daily standardized pricing and evaluation information to investors. The following should be noted:

*	The Fund is a speculative investment and involves a high degree of risk. An investor could lose a substantial portion of his/her investment.

*	An investment in the Fund is not suitable for all investors.

*	The Fund may be leveraged and the Fund's performance can be volatile.

*	A substantial portion of the Fund's trades may be executed on foreign exchanges, which could mean higher risk.

*	An investment in the Fund may be illiquid (monthly redemptions are available subject to market disruption) and there are significant restrictions on transferring interests in the Fund. There is no secondary market for an investor's investment in the Fund and none is expected to develop.

*	The Fund's fees and expenses - which may be substantial regardless of any positive return - are deducted from profits, and returns to clients will be net of fees.

*	Diversification does not assure a profit or provide a guarantee against loss in a declining market.

This summary is not a complete list of the risks and other important disclosures involved in investing in the Fund and is subject to the more complete disclosures contained in the Fund's Prospectus and other offering documents, which should be reviewed carefully.

General Partner:
Ashley Capital Management, Inc.
P.O. Box C
5914 North 300 West
Fremont, IN 46737
(260) 833-1306


THE OFFERING OF UNITS IN ATLAS FUTURES FUND, LP (THE "FUND") CAN ONLY BE MADE IN CONJUNCTION WITH PART I OF THIS PROSPECTUS, WHICH CONTAINS IMPORTANT INFORMATION REGARDING CERTAIN RISKS ASSOCIATED WITH THE FUND AND SHOULD BE READ CAREFULLY AND RETAINED BY ANYONE CONSIDERING INVESTMENT IN THE FUND. THE UNITS HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE SECURITIES EXCHANGE COMMISSION, THE COMMODITY FUTURES TRADING COMMISSION, OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THE OFFERING MEMORANDUM OR THIS BROCHURE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. AN INVESTMENT IN THE FUND IS SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK.

*******************************************************************************

                                  APPENDIX I

                        Commodity Terms And Definitions

Identification of the parties and knowledge of various terms and concepts relating to trading in futures and forward contracts and this offering are necessary for a potential investor to identify the risks of investment in the Fund.

1256 Contract.  See Taxation - Section 1256 Contract.

Additional Sellers.  See definition of Selling Agent.

Associated Persons. The persons registered pursuant to the Commodity Exchange Act with the futures commission merchant, who are eligible to service the partnership or the partnership accounts.

Average Price System. The method approved by the Commodity Futures Trading Commission to permit the commodity trading advisor to place positions sold or purchased in a block to the numerous accounts managed by the advisor. See The Commodity Trading Advisor in the main body of the prospectus.

Best Efforts. The term to describe that the party will try to accomplish a result without any contractual obligation to achieve that result.

Broker.   See definitions of Futures Commission Merchant and Introducing
Broker.

Capital means cash invested in the partnership by any partner and placed at risk for the business of the partnership.

Commodity Futures trading Commission. Commodity Futures Trading Commission, 2033 K Street, Washington, D.C., 20581. An independent regulatory commission of the United States government empowered to regulate commodity futures transactions and the registration of the general partner, futures commission merchant, trading advisor and commodity exchanges pursuant to the U.S. Commodity Exchange Act.

Commodity. Goods, wares, merchandise, produce, currencies, and stock indices and in general everything that is bought and sold in commerce. Traded commodities on U. S. Exchanges are sold according to uniform established grade standards, in convenient predetermined lots and quantities such as bushels, pounds or bales, are fungible and, with a few exceptions, are storable over periods of time.

Commodity Broker. See definitions of Futures Commission Merchant and Introducing Broker.

Commodity Exchange Act. The statute providing the regulatory scheme for trading in commodity futures and options contracts and the commodity pool operators, futures commission merchants, and trading advisors in the United States under the administration of the Commodity Futures Trading Commission.

Commodity Pool Operator.  Ashley Capital Management, Inc., 5914 N. 300 West,
P. O. Box C, Fremont, IN 46737, (260) 833-1306; and, Mr. Michael P. Pacult, 5914 N. 300 West, P.O. Box C, Fremont, IN 46737. A person who raises capital through the sale of interests in an investment trust, partnership, corporation, syndicate or similar form of enterprise, that uses that capital to invest either entirely or partially in futures contracts.

Commodity Trading Advisor. A person or entity which renders advice about commodities or about the trading of commodities, as part of a regular business, for profit. Particularly, those who will be responsible for the analysis and placement of trades for the partnership.

Daily Price Limit. The maximum permitted movement in a single direction (imposed by an exchange and approved by the CFTC) in the price of a commodity futures contract for a given commodity that can occur on a commodity exchange on a given day in relation to the previous day's settlement price, which is subject to change, from time to time, by the exchange (with CFTC approval).

Depository Agent and Depository Account. An account maintained by the corporate general partner that will hold all the subscription documents and proceeds until such time as either the subscription is accepted or rejected or the offering is terminated.


Exchange for Physicals. A practice whereby positions in futures contracts may be initiated or liquidated by first executing the transaction in the appropriate cash market and then arbitraging the position into the futures market (simultaneously buying the cash position and selling the futures position, or vice versa).

Form K-1. The section of the Federal Income Tax Return filed by the partnership which identifies the amount of investment in the partnership, the gains and losses for the tax year, and the amount of such gains and losses reportable by a partner on the partner's tax return.

Fully-Committed Position. Each commodity trading advisor has an objective percentage of equity to be placed at risk. In addition, the CFTC places limits upon the number of positions a single commodity trading advisor may have in commodities. When either the objective percentage of equity is placed at risk or the commodity trading advisor reaches the limit in number of positions, the account or accounts have a fully-committed position.

Futures Commission Merchant. The person that solicits or accepts orders for the purchase or sale of any commodity for future delivery subject to the rules of any contract market and in connection with such solicitation or acceptance of orders, accepts money or other assets to margin, guarantee, or secure any trades or contracts that result from such orders for a commission. The corporate general partner is responsible for the negotiation and payment of the commission to the futures commission merchant.


Futures Contract. A contract providing for (1) the delivery or receipt at a future date of a specified amount and grade of a traded Commodity at a specified price and delivery point, or (2) cash settlement of the change in the value of the contract. The terms of these contracts are standardized for each commodity traded on each exchange and vary only with respect to price and delivery months. A futures contract should be distinguished from the actual physical commodity, which is termed a cash commodity. Trading in futures contracts involves trading in contracts for future delivery of commodities and not the buying and selling of particular physical lots of commodities. A contract to buy or sell may be satisfied either by making or taking delivery of the commodity and payment or acceptance of the entire purchase price therefore, or by offsetting the contractual obligation with a countervailing contract on the same exchange prior to delivery.

General Partner. Ashley Capital Management, Inc., 5914 N. 300 West, P. O. Box C, Fremont, IN 46737, (260) 833-1306; and, Mr. Michael P. Pacult, 5914 N. 300 West, P.O. Box C, Fremont, IN 46737. The managers of the fund.

Gross Profits. The income or loss from all sources, including interest income and profit and loss from non-trading activities, if any.

Introducing Broker (IB). An entity that may share the brokerage commissions and is responsible for introducing trades to the futures commission merchant. Futures Investment Company, 5914 N. 300 West, P. O. Box C, Fremont, IN 46737,
(260) 833-1306, is the affiliated introducing broker of the partnership.

Limited Partner. Persons admitted without management authority pursuant to the partnership agreement.

Margin. A good faith deposit with a broker to assure fulfillment of the terms of a futures contract.

Margin Call. A demand for additional monies to hold positions taken to maintain a customer's account in compliance with the requirements of a particular commodity exchange or of a futures commission merchant.

Minimum Offering/Maximum Offering. The Minimum is the amount required to be invested before trading will commence, and the Maximum is the amount the general partner establishes as the amount which will terminate this offering.

National Futures Association (NFA). The self regulatory organization that is responsible for the legal and fair operation of commodity pool operators, such as the general partner of the partnership, commodity trading advisors, such as the trading advisors for the partnership, introducing brokers, such as the introducing broker for the partnership, for futures commission merchants, such as the clearing broker of the partnership, and such other matters within the authority granted to it by the CFTC pursuant to the Commodity Exchange Act.

Net Assets or Net Asset Value means the total assets, including all cash and cash equivalents (valued at cost plus accrued interest and earned discount), less total liabilities, of the partnership (each determined on the basis of generally accepted accounting principles, consistently applied under the accrual method of accounting or as required by applicable laws, regulations and rules including those of any authorized self regulatory organization). See Exhibit A, The Limited Partnership Agreement, 1.2(e).

Net Unit Value. The net assets of the partnership divided by the total number of units of partnership interests outstanding.

Net Gains.  The net profit from all sources.

New Net Profit. The amount of income earned from trading, less the trading losses and brokerage commissions and fees paid to clear the trades which are incurred or accrued during the then current accounting period. See Charges to the Partnership.

Net Worth. The excess of total assets over total liabilities as determined by generally accepted accounting principles. Net worth for a prospective investor shall be exclusive of home, home furnishings and automobiles.

Offering and Organizational Expenses. The partnership has paid the offering and organizational expenses from the gross proceeds of the offering at the time of the sale of the minimum and the subsequent initial closing. North American Securities Administrator Association Guidelines for Commodity Pools define offering and organizational expenses to include selling commissions and redemption fees as well; and, for purposes of limitation, these expenses cannot exceed 15% of capital raised pursuant to the offering.

Option Contract. An option contract gives the purchaser the right (as opposed to the obligation) to acquire (call) or sell (put) a given quantity of a commodity or a futures contract for a specified period of time at a specified price to the seller of the option contract. The seller has unlimited risk of loss while the loss to a buyer of an option is limited to the amount paid (premium) for the option.

Partners.  The general partners and all limited partners in the partnership.

Partnership or Limited Partnership or Commodity Pool or Pool or Fund. The Atlas Futures Fund, Limited Partnership, evidenced by Exhibit A to this Prospectus, 505 Brookfield Drive, Dover, DE 19901, (800) 331-1532.

Position Limits. The Commodity Futures Trading Commission has established maximum positions which can be taken in some, but not in all commodity markets, to prevent the corner or control of the price or supply of those commodities. These maximum number of positions are called position limits.

Principal. Mr. Michael P. Pacult, one of the general partners and the principal of the corporate general partner.

Round-turn Trade. The initial purchase or sale of a futures or forward contract and the subsequent offsetting sale or purchase of such contract.

Redemption. The right of a partner to tender its or his or her partnership interests to the partnership for surrender at the net unit value. See the Limited Partnership Agreement attached as Exhibit A.

Selling Agent. The partnership, Atlas Futures Fund, LP, 505 Brookfield Drive, Dover, DE 19901, that is to offer the partnership interests for sale issuer direct. See Plan of Distribution.

Selling Commissions.   A commission paid from the subscription amount for
selling the partnership interests. There is no selling commission in this offering.

Scale in Positions. The commodity trading advisor selected by the general partner presently has a large amount of equity under management. In some situations, the positions desired to be taken on behalf of the partnership and other accounts under management will be too large too be executed at one time. The trading advisor intends to take positions at different prices, at different times and allocate those positions on a ratable basis in accordance with rules established by the Commodity Futures Trading Commission. This procedure is defined as to scale in positions. The same definition and rules apply when the trading advisor elects to exit a position.

Taxation - Section 1256 Contract is defined to mean: (1) any regulated futures contract (RFC); (2) any foreign currency contract; (3) any non-equity option; and (4) any dealer equity option.

The term RFC means a futures contract whether it is traded on or subject to the rules of a national securities exchange which is registered with the Securities and Exchange Commission, a domestic board of trade designated as a contract market by the Commodity Futures Trading Commission or any other board of trade, exchange or other market designated by the Secretary of Treasury (a qualified board of exchange) and which is marked-to-market to determine the amount of margin which must be deposited or may be withdrawn.
A "foreign currency contract" is a contract which requires delivery of, or the settlement of, which depends upon the value of foreign currency which is currency in which positions are also entered at arm's length at a price determined by reference to the price in the interbank market. (The Secretary of Treasury is authorized to issue regulations excluding certain currency forward contracts from marked-to-market treatment.) A non-equity option means an option which is treated on a qualified board or exchange and the value of which is not determined directly or indirectly by reference to any stock (or group of stocks) or stock index unless there is in effect a designation by the Commodity Futures Trading Commission of a contract market for a contract bond or such group of stocks or stock index. A dealer equity option means, with respect to an options dealer, only a listed option which is an equity option, is purchased or granted by such options dealer in the normal course of his activity of dealing in options, and is listed on the qualified board or exchange on which such options dealer is registered. See Federal Income Tax Aspects.

Trading Advisor.  See Commodity Trading Advisor.

Taking Positions Ahead of the Partnership. The allocation of trades by other than legally accepted methods by the commodity trading advisor or other trader which favors parties who took the position unfairly.

Trading Matrix. The dollar value used by a commodity trading advisor to define the number of positions to be taken by the accounts under management. Some commodity trading advisors have different trading matrices for different sized accounts. For example, they may trade all accounts over one million in size differently than accounts under one million.

Unit. The term used to describe the Net Asset Value of general and limited partner interests of the partnership.

Unrealized Profit Or Loss. The profit or loss which would be realized on an open position if it were closed at the current settlement price or the most recent appropriate quotation as supplied by the broker or bank through which the transaction is effected.

Underwriter. This term is not applicable to this offering. All sales of partnership interests will be on a best efforts basis. The price of the units will not be guaranteed, supported or underwritten in any way. See Selling Agent.

                           State Regulatory Glossary

      The following definitions are supplied by the state securities administrators responsible for the review of public futures fund (commodity pool) offerings made to residents of their respective states. They belong to the North American Securities Administrators Association, Inc. which publish "Guidelines for the Registration of Commodity Pool Programs", such as the Fund, which contain these definitions. The following definitions are published from the Guidelines, however, the general partner has made additions to, but no deletions from, some of these definitions to make them more relevant to an investment in the Fund.

      Administrator-The official or agency administering the security laws of a state. This will usually be the State of residence of the Fund or the domicile of the broker or brokerage firm which makes the offer or the residence of the potential investor.

      Advisor-Any person who, for any consideration, engages in the business of advising others, either directly or indirectly, as to the value, purchase, or sale of commodity contracts or commodity options. This definition applies to the commodity trading advisor and, when it provides such advice, to the general partner.

      Affiliate-An Affiliate of a Person means: (a) any Person directly or indirectly owning, controlling or holding with power to vote 10% or more of the outstanding voting securities of such Person; (b) any Person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote, by such Person; (c) any Person, directly or indirectly, controlling, controlled by, or under common control of such Person; (d) any officer, director or partner of such Person; or (e) if such Person is an officer, director or partner, any Person for which such Person acts in any such capacity. See "Conflicts".

      Capital Contributions-The total investment in a Program by a Participant or by all Participants, as the case may be. The purchase price, less sales commissions, for the partnership interests.

      Commodity Broker-Any Person who engages in the business of effecting transactions in commodity contracts for the account of others or for his own account. See Futures Commission Merchant and Introducing Broker.

      Commodity Contract-A contract or option thereon providing for the delivery or receipt at a future date of a specified amount and grade of a traded commodity at a specified price and delivery point.

      Cross Reference Sheet-A compilation of the Guideline sections, referenced to the page of the prospectus, Program agreement, or other exhibits, and justification of any deviation from the Guidelines. This sheet is used by the State Administrator to review this prospectus.

      Net Assets-The total assets, less total liabilities, of the Program determined on the basis of generally accepted accounting principles. Net Assets shall include any unrealized profits or losses on open positions, and any fee or expense including Net Asset fees accruing to the Program.

      Net Asset Value Per Program Interest-The Net Assets divided by the number of Program Interests outstanding.

      Net Worth-The excess of total assets over total liabilities are determined by generally accepted accounting principles. Net Worth shall be determined exclusive of home, home furnishings and automobiles.

      New Trading Profits-The excess, if any, of Net Assets at the end of the period over Net Assets at the end of the highest previous period or Net Assets at the date trading commences, whichever is higher, and as further adjusted to eliminate the effect on Net Assets resulting from new Capital Contributions, redemptions, or capital distributions, if any, made during the period decreased by interest or other income, not directly related to trading activity, earned on Program assets during the period, whether the assets are held separately or in a margin account. See New Net Profit.

      Organizational and Offering Expenses-All expenses incurred by the Program in connection with and in preparing a Program for registration and subsequently offering and distributing it to the public, including, but not limited to, total underwriting and brokerage discounts and commissions (including fees of the underwriter's attorneys), expenses for printing, engraving, mailing, salaries of employees while engaged in sales activity, charges of transfer agents, registrars, trustees, escrow holders, depositories, experts, expenses of qualification of the sale of its Program Interest under Federal and state law, including taxes and fees, accountants' and attorneys' fees.

      Participant-The holder of a Program Interest.  A Partner in the Fund.

      Person-Any natural Person, partnership, corporation, association or other legal entity.

      Pit Brokerage Fee-Pit Brokerage Fee shall include floor brokerage, clearing fees, National Futures Association fees, and exchange fees. These fees will be paid by the corporate general partner from the fixed commissions.

      Program-A limited partnership, joint venture, corporation, trust or other entity formed and operated for the purpose of investing in Commodity Contracts. The Fund.

      Program Broker-A Commodity Broker that effects trades in Commodity Contracts for the account of a Program. See the Futures Commission Merchant and Introducing Broker.

      Program Interest-A limited partnership interest or other security representing ownership in a program. The units in the Fund. See Exhibit A, the Limited Partnership Agreement.

      Pyramiding-A method of using all or a part of an unrealized profit in a Commodity Contract position to provide margin for any additional Commodity Contracts of the same or related commodities.

      Sponsor-Any Person directly or indirectly instrumental in organizing a Program or any Person who will manage or participate in the management of a Program, including a Commodity Broker who pays any portion of the Organizational Expenses of the Program, and the general partner(s) and any other Person who regularly performs or selects the Persons who perform services for the Program. Sponsor does not include wholly independent third parties such as attorneys, accountants, and underwriters whose only compensation is for professional services rendered in connection with the offering of the partnership interests. The term Sponsor shall be deemed to include its Affiliates. The general partner is a sponsor of this partnership.

      Valuation Date-The date as of which the Net Assets of the Program are determined. For the Fund, this will be after the close of business on the last business day of each month.

      Valuation Period-A regular period of time between Valuation Dates. For the Fund, this will be the close of business for each calendar month and each calendar year.



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                                  APPENDIX II

                               PRIVACY STATEMENT

                            ATLAS FUTURES FUND, LP
                             505 Brookfield Drive
                                Dover, DE 19901
                          Telephone:  (800) 331-1532

Atlas Futures Fund, LP is committed to safeguarding the confidential information of its partners. We hold all personal information provided to us in the strictest confidence. These records include all personal information that we collect from you. We have never disclosed information to nonaffiliated third parties, except as directed by you or required by law, and we do not anticipate any change in these procedures in the future. If we were to change this disclosure policy, we would not take such action without your written permission.

A full statement of our privacy policy with respect to personal information about you is as follows:

* We limit employee and independent contractor representatives of ours access to information in your file to only to those persons who have a business or professional reason for knowing.

* We limit the delivery of your information to only those nonaffiliated parties who directly service your account such as trustees and clearing brokers, or as directed by you or as required by law. As examples, Federal regulations permit us to share a limited amount of information about you with a clearing brokerage firm in order to execute securities transactions on your behalf and we have implied permission from you to discuss your financial situation with your accountant or other professional.

* We use our best efforts to maintain a secure office and computer environment to ensure that your information is not placed at unreasonable risk.

* The categories of nonpublic personal information that we collect from a prospect, partner, client and independent third parties depend upon the scope of the client engagement. It will include information about your personal finances, information about your health to the extent that it is needed for the planning process, information about transactions between you and third parties, and information from consumer reporting agencies.

* For unaffiliated third parties that require access to your personal information, including financial service companies, consultants, and auditors, we also require strict confidentiality in our agreements with them and expect them to keep this information private. Federal and state regulators also may review firm records as permitted under law.

* Personally identifiable information about you will be maintained during the time you are a partner or client, and for the required time thereafter that such records are required to be maintained by Federal and state securities laws. After this required period of record retention, all such information is expected to be destroyed.

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              EXHIBIT A TO ATLAS FUTURES FUND DISCLOSURE DOCUMENT

                      AGREEMENT OF LIMITED PARTNERSHIP OF

                    ATLAS FUTURES FUND, LIMITED PARTNERSHIP

THIS LIMITED PARTNERSHIP AGREEMENT, (the "Agreement") dated the 23rd of December, 2003, is to amend and restate in full that certain partnership agreement entered on the 1st day of February, 1998, that formed Atlas Futures Fund, Limited Partnership (hereinafter called either the "Partnership" or the "Fund") and was previously amended and restated in full on the 15th day of May, 1999 as follows:

                                  WITNESSETH:

IN CONSIDERATION of good and valuable consideration, the receipt of which is hereby acknowledged, Ashley Capital Management, Incorporated, ("Ashley") the Corporate General Partner, Michael P. Pacult, the Other General Partner, and Ashley as agent for the Limited Partners, pursuant to the authority granted to the General Partner by this Agreement at formation and the powers of attorney granted by the Limited Partners to Ashley at the time of their admission to the Partnership, hereby adopt this Amended and Fully Restated Limited Partnership Agreement to govern and control the operation of the Partnership pursuant and subject to the Delaware Uniform Limited Partnership Act (the "Act").

The resignation of Shira Del Pacult ("Ms. Pacult") pursuant to her prior 120 day notice to the Partners given on August 20, 2003, became effective on the date of this Agreement. Ms. Pacult is no longer a General Partner of the Fund. Ashley and Michael P. Pacult continue to serve as the General Partners of the Fund and from this date forward the term General Partner shall refer to both Ashley and Mr. Pacult.

                                   ARTICLE I

Definitions and Risk Disclosure Statement

Certain terms used in this Agreement shall have the special meaning designated below:

1.1 The term AFFILIATE means (1) any person controlled by or under common control with another person, (2) a person owning or controlling 10% or more of the outstanding voting securities of such other person, (3) any officer or director of such other person, and (4) if such other person is an officer or director, any other company for which such person acts as an officer or director.

1.2  When referring to the capital of the Partnership:

(a) the term CAPITAL shall mean cash invested in the Partnership by any Partner and placed at risk for the business of the Partnership;

(b) the term CAPITAL CONTRIBUTION shall mean, with respect to any Partner, the sum of all Capital contributed to the Partnership pursuant to Article I;

(c) the term CAPITAL SUBSCRIPTION shall mean the amount set forth opposite the name of such Partner in the schedule of Partners, which amount shall be the purchase price, less sales commissions, if any, to be paid or paid by such Partner for the Unit or Units in the Partnership purchased by such Partner;

(d) the term INITIAL CAPITAL shall mean the sum of all Capital Subscriptions received by the General Partner prior to commencement of trading;

(e) the term NET ASSETS OR NET ASSET VALUE means the total assets, including all cash and cash equivalents (valued at cost plus accrued interest and earned discount), less total liabilities, of the Partnership (each determined on the basis of generally accepted accounting principles, consistently applied under the accrual method of accounting or as required by applicable laws, regulations and rules including those of any authorized self regulatory organization), specifically:

(i) Net Asset Value includes any unrealized profit or loss on open security and commodity positions subject to reserves for loss established, from time to time, by the General Partner;

(ii) All open stock, option, and commodity positions are calculated on the then current market value, which shall be based upon the settlement price for that particular position on the date with respect to which Net Asset Value is being determined; provided, however, that if a position could not be liquidated on such day due to the operation of the daily limits or other rules of the exchange upon which that position is traded or otherwise, the settlement price on the first subsequent day on which the position could be liquidated shall be the basis for determining the market value of such position for such day. As used herein, "settlement price" includes, but is not limited to: (1) in the case of a futures contract, the settlement price on the commodity exchange on which such futures contract is traded; and (2) in the case of a foreign currency forward contract which is not traded on a commodity exchange, the average between the lowest offered price and the highest bid price, at the close of business on the day Net Asset Value is being determined, established by the bank or broker through which such forward contract was acquired or is then currently traded;

(iii) Brokerage commissions to close security and commodity positions, if charged on a round-turn basis, are accrued in full at the time the position is initiated (i.e., on a round-turn basis) as a liability of the Partnership;

(iv) Interest earned on all Partnership accounts is accrued at least monthly;

(v) The amount of any distribution made by the Partnership is a liability of the Partnership from the day when the distribution is declared by the General Partner or as provided in this Agreement and the amount of any redemption is a liability of the Partnership as of the Valuation Date; and

(vi) Syndication Costs incurred in organizing and all present and future costs to increase or maintain the qualification of the Units available for sale and the cost to present the initial and future offering of Units for sale shall be capitalized when incurred and amortized and paid from Capital or Monthly Profit as required by applicable law.

(f) The term VALUATION DATE means the date as of which the Net Assets of the Partnership are determined, which will be after the close of business on the last business day of each month.

(g) the term PROFIT (LOSS) ATTRIBUTABLE TO UNITS means the product of A) the number of Units divided into B) an amount equal to the Net Profit (Loss) determined as follows: (1) the net of profits and losses realized on all trades closed out, plus (2) the net of any unrealized profits and losses an open positions as of the end of the period, less (3) the net of any unrealized profits and losses on open positions as of the end of the preceding period, minus, (4) the Expenses attributable to Units. Profit
(Loss) shall include interest earned on Partnership assets, realized and unrealized capital gains or losses on U.S. Treasury bills, and other securities;

(h) the term MANAGEMENT FEE shall mean up to six percent (6%) annually of the Net Assets of the Partnership computed on the close of business on the last day of each month and payable to the General Partner or independent Commodity Trading Advisor, or both, without regard to the income or loss of the Partnership for that period; presently, the General Partners and the CTA receive no Management Fee;

(i) the term INCENTIVE FEE means a percentage of the profits accrued and paid to the General Partner, or its Affiliates, of up to fifteen percent (15%) annually of New Net Profit earned from inception of trading, through the date of the computation, based upon total Capital of the Partnership. The General Partner has reserved the right to both reduce the Incentive Fee below fifteen percent (15%) and increase the Incentive Fee to a maximum of twenty-seven percent (27%), provided that in such case the Management Fee is correspondingly lowered to 0%; presently, the Incentive Fee paid to the CTA is twenty five percent (25%);

(j) the term GROSS PROFIT OR LOSS means the income or loss from all sources, including interest income and profit and loss from non-trading activities, if any.

(k) the term NEW NET PROFIT OR LOSS means the amount of income earned from trading, less the trading losses and brokerage commissions and fees paid to clear the trades which are incurred or accrued during the then current accounting period; and,

(l)  the term NET GAINS means net profit from all sources.

(m) the term UNIT shall mean a partnership interest in the Partnership requiring a Capital Contribution of the Net Asset Value of the initial Unit, as adjusted to reflect increases and decreases caused by receipt, accrual, and payment of profit, Expenses, losses, bonuses, and fees, less a sales commission, from time to time.

1.3 When referring to costs and expenses of the Partnership to be allocated and charged pursuant to this Agreement:

(a) the term EXPENSES shall mean costs allocated, incurred, paid, accrued, or reserved, including the fixed commissions payable to the Corporate General Partner of eleven percent (11%) of the total equity placed under management with the Commodity Trading Advisor, which are, in the opinion of the General Partner, required, necessary or desirable to establish, manage, continue and promote the business of the Partnership including, but not limited to, all deferred organization costs, brokerage commissions, and all management and incentive fees payable to the General Partner or to independent investment and Commodity Trading Advisor by the Partnership as negotiated and determined by the General Partner on behalf of the Partnership on a basis consistently applied in accordance with generally accepted accounting principals under the accrual method of accounting or as required by applicable laws, regulations and rules including those of any authorized self regulatory organization with proper jurisdiction over the business of the Partnership; provided, however, Expenses shall not include salaries, rent, travel, expenses and other items of General Partner overhead and, provided, further, management fees, advisory fees and all other fees, except for incentive fees and commodity brokerage commissions;

(b) the term NET UNIT VALUE shall mean the Net Asset Value divided, from time to time, by the total number of Units outstanding;

(c) the term OFFERING PERIOD means the period of time established by the General Partner after the Partnership begins to offer to sell Units at the Net Unit Value; and,

(d) the term SYNDICATION COSTS shall mean the promotion and syndication costs of the Partnership and the costs of the offering of Units, and to establish the initial business relationships on behalf of the Partnership, including all legal and printing costs to prepare the Disclosure Documents, registrations and filing fees, contract negotiation, and travel incurred which are deemed necessary or desirable by the General Partner to form the Partnership, be ready to engage in business, and to sell the Units.


1.4 The terms DISCLOSURE DOCUMENT, MEMORANDUM, OFFERING CIRCULAR, PROSPECTUS and REGISTRATION STATEMENT shall mean the document or documents, together with the exhibits and any subsequent continuations thereof, which describes this Partnership to persons selected by the General Partner including, but not limited to, potential purchasers of Units, or the Partners or to any government or self regulatory agency or to persons selected by the General Partner to participate in the affairs or provide services to the Partnership.

1.5  When referring to this Agreement and the Partners of the Partnership:

(a)  the term ACT shall refer to the partnership act of Delaware.

(b)  the term AGREEMENT refers to this Partnership agreement;

(c) the term GENERAL PARTNER shall refer to both Ashley Capital Management, Incorporated, 5914 N. 300 West, P.O. Box C, Fremont, IN 46737 (260) 833-1306 ("Ashley") and Michael P. Pacult, 5914 N. 300 West, P.O. Box C, Fremont, IN 46737 (260) 833-1306 ("Mr. Pacult") collectively or singularly, as the context requires;

(d) the term LIMITED PARTNER shall refer to any party listed on the Schedule of Limited Partners attached to this Agreement as Attachment I, as amended, from time to time, pursuant to Article VI hereof;

(e) the term MAJORITY IN INTEREST shall refer to that number of Partners who collectively hold over 50% of all of the outstanding Units held by all Partners in the Partnership; provided, however, the Units held by the General Partner cannot be considered to determine a MAJORITY IN INTEREST or otherwise vote or consent regarding the question of removal of the General Partner or other matters specifically expressed in Article V, Section 5.3. In addition, see the rights and duties of the General Partner in Article IV and of the Limited Partners in Articles V;

(f) the term OTHER GENERAL PARTNER refers to any General Partner other than Ashley Capital Management, Incorporated; and

(g) the term PARTNERS refers to the General Partner, any Other General Partner, and the Limited Partners, collectively.

1.6  RISK DISCLOSURE STATEMENT.

YOU SHOULD CAREFULLY CONSIDER WHETHER YOUR FINANCIAL CONDITION PERMITS YOU TO PARTICIPATE IN A COMMODITY POOL. IN SO DOING, YOU SHOULD BE AWARE THAT FUTURES AND OPTIONS TRADING CAN QUICKLY LEAD TO LARGE LOSSES AS WELL AS GAINS. SUCH TRADING LOSSES CAN SHARPLY REDUCE THE NET ASSET VALUE OF THE POOL AND CONSEQUENTLY THE VALUE OF YOUR INTEREST IN THE POOL. IN ADDITION, RESTRICTIONS ON REDEMPTIONS MAY AFFECT YOUR ABILITY TO WITHDRAW YOUR PARTICIPATION IN THE POOL.

FURTHER, COMMODITY POOLS MAY BE SUBJECT TO SUBSTANTIAL CHARGES FOR MANAGEMENT, AND ADVISORY AND BROKERAGE FEES. IT MAY BE NECESSARY FOR THOSE POOLS THAT ARE SUBJECT TO THESE CHARGES TO MAKE SUBSTANTIAL TRADING PROFITS TO AVOID DEPLETION OR EXHAUSTION OF THEIR ASSETS. THIS DISCLOSURE DOCUMENT CONTAINS A COMPLETE DESCRIPTION OF EACH EXPENSE TO BE CHARGED THIS POOL AT PAGES 2 AND 3 AND A STATEMENT OF THE PERCENTAGE RETURN NECESSARY TO BREAK EVEN, THAT IS, TO RECOVER THE AMOUNT OF YOUR INITIAL INVESTMENT, AT PAGE 13.

THIS BRIEF STATEMENT CANNOT DISCLOSE ALL THE RISKS AND OTHER FACTORS NECESSARY TO EVALUATE YOUR PARTICIPATION IN THIS COMMODITY POOL. THEREFORE, BEFORE YOU DECIDE TO PARTICIPATE IN THIS COMMODITY POOL, YOU SHOULD CAREFULLY STUDY THIS DISCLOSURE DOCUMENT, INCLUDING A DESCRIPTION OF THE PRINCIPAL RISK FACTORS OF THIS INVESTMENT, AT PAGE 2 AND PAGES 5 TO 9.

YOU SHOULD ALSO BE AWARE THAT THIS COMMODITY POOL MAY TRADE FOREIGN FUTURES OR OPTIONS CONTRACTS. TRANSACTIONS ON MARKETS LOCATED OUTSIDE THE UNITED STATES, INCLUDING MARKETS FORMALLY LINKED TO A UNITED STATES MARKET, MAY BE SUBJECT TO REGULATIONS WHICH OFFER DIFFERENT OR DIMINISHED PROTECTION TO THE POOL AND ITS PARTICIPANTS. FURTHER, UNITED STATES REGULATORY AUTHORITIES MAY BE UNABLE TO COMPEL THE ENFORCEMENT OF THE RULES OF REGULATORY AUTHORITIES OR MARKETS IN NON-UNITED STATES JURISDICTIONS WHERE TRANSACTIONS FOR THE POOL MAY BE EFFECTED.

                                  ARTICLE II

Partnership Organization and Purpose

2.1 PARTNERSHIP NAME AND LOCATION OF BOOKS AND RECORDS. The name of the Partnership, as filed with the state of Delaware, shall be Atlas Futures
Fund, Limited Partnership. The address where the books and records of the Partnership will be maintained for inspection by the Partners is at the offices of the Corporate General Partner, 5914 N. 300 West, Fremont, IN 46737, with a duplicate set at the offices of The Scott Law Firm, P.A., 940 NE
79th Street, Suite A, Miami, FL or such other address as the General Partner shall, from time to time, determine.

2.2  PARTNERSHIP AFFILIATES.

(a) POOL OPERATOR NAME AND PRINCIPALS. The General Partner shall serve as the commodity pool operator for the Partnership. In addition to being one of the general partners, Michael P. Pacult is the sole principal, shareholder, director and officer of Ashley Capital Management, Inc., the other general partner, and is solely responsible for the business decisions of the Partnership, including, but not limited to, selection of the Commodity Trading Advisors (the "CTAs"). The signature of either Mr. Pacult or Ashley may bind the Partnership. Ashley and Mr. Pacult are registered commodity pool operators with the Federal Commodity Futures Trading Association pursuant to the Commodity Exchange Act and members of the futures self regulatory organization, the National Futures Association.

THE REGULATIONS OF THE FEDERAL COMMODITY FUTURES TRADING COMMISSION AND THE NATIONAL FUTURES ASSOCIATION PROHIBIT ANY REPRESENTATION BY A PERSON REGISTERED WITH THE CFTC OR BY ANY MEMBER OF THE NFA, RESPECTIVELY, THAT SUCH REGISTRATION OR MEMBERSHIP IN ANY RESPECT INDICATES THAT THE CFTC OR THE NFA, AS THE CASE MAY BE, HAS APPROVED OR ENDORSED SUCH PERSON OR SUCH PERSON'S TRADING PROGRAMS OR OBJECTIVES. THE REGISTRATIONS AND MEMBERSHIPS DESCRIBED IN THIS PARTNERSHIP AGREEMENT MUST NOT BE CONSIDERED AS CONSTITUTING ANY SUCH APPROVAL OR ENDORSEMENT. LIKEWISE, NO COMMODITY EXCHANGE HAS GIVEN OR WILL GIVE ANY SUCH APPROVAL OR ENDORSEMENT.

(b) COMMODITY TRADING ADVISOR NAMES AND PRINCIPALS. The General Partner selects and assigns partnership equity to one or more independent CTAs to trade on behalf of the partnership. The CTA will have no ownership in the Partnership and its compensation is described in 4.6(f). The CTA will enter trades on behalf of the Partnership directly with the FCM without the prior knowledge or approval of the General Partner of the methods used by the CTA to select the trades, the number of contracts, or the margin required. From 20% to 40% of the Net Asset Value on deposit with the FCM is expected to be committed to margin to hold positions taken by the CTA for the account of the Partnership.

(c) COMMODITY POOL OPERATOR AND FUTURES COMMISSION MERCHANT NAMES AND PRINCIPALS. Ashley Capital Management, Inc. 5914 N. 300 West, P.O. Box C, Fremont, IN 46737 (260) 833-1306 will serve as the Commodity Pool Operator ("CPO") of the Partnership and will be paid a fixed amount for brokerage commissions of eleven percent (11%) per year, payable monthly by the Partnership, for introducing domestic trades through Man Financial, Inc., the futures commission merchant (the "FCM"). The Partnership will pay actual commissions charged by the FCM for trades made on foreign exchanges or forward markets, if any. The CPO will pay the round-turn brokerage commissions, pit brokerage and other clearing expenses to the FCM, which will act in the normal capacity as a futures commission merchant and will hold the equity assigned by the General Partner for trading and will clear the trades entered by the CTA pursuant to the power of attorney granted by the General Partner to the CTA to trade on behalf of the Partnership. The General Partner has the right pursuant to this Agreement to change the FCM at their sole discretion subject only to notices of such change to the Partners as are required by law.

2.3 MATERIAL ADMINISTRATIVE AND/OR CIVIL ACTIONS. There have been no material administrative, civil or criminal actions against Ashley or Mr. Pacult (who are the general partners and Commodity Pool Operators), the Commodity Trading Advisor or any principal or any Affiliate of any of them, pending, on appeal, or concluded, threatened or otherwise known to them, within the five (5) years preceding the date of this Partnership Agreement. There have been such actions against the Futures Commission Merchant that are fully disclosed in the Prospectus but, in the opinion of the General Partner and the FCM, are not material to the fulfillment of the clearing duties the FCM will perform for the Partnership.

2.4 CHARACTER OF THE BUSINESS. The Partnership's business purpose is to increase Capital through the speculative and hedge trading of futures and options on futures. The General Partner is authorized to do any and all things on behalf of the Partnership incident thereto or connected therewith including, but not limited to:

(a) trade, buy, sell or otherwise acquire, hold or dispose of all forms of investments (including tangibles and intangibles, foreign currencies, mortgage-backed securities, money market instruments, stock and futures options, and any other securities or items which are now, or may hereafter be, the subject of barter or stock or futures trading), commodity futures, and forward contracts and any rights pertaining thereto. The Partnership shall carry on the foregoing activities through the exercise of judgment by its General Partner and/or the Investment and/or Commodity Trading Advisors and consultants and brokers selected by the General Partner. The General Partner may serve as an investment or trading advisor to the Partnership for management fees, incentive fee, reimbursement of costs and other remuneration at the same rates charged either by independent third parties for similar services to other partnerships or by the General Partner to others for the same service.

(b) invest and trade, on margin or otherwise, in capital stocks, bonds, debentures, trust receipts and other obligations, instruments or evidences of indebtedness, gold, silver, cattle, corn, wheat, soybeans, or any other asset for which a trading market is maintained or otherwise paid for by cash or otherwise including, but not limited to, the right to sell short and to cover such short sales.

(c) possess, sell, exchange, discount, transfer, mortgage, pledge, deal in, maintain multiple accounts for, and to exercise all rights, powers, privileges and other rights, incidental to ownership of the assets held by the Partnership.

(d) borrow or raise monies and, from time to time without limit as to amount, to issue, accept, endorse and execute promissory notes, draft bills of exchange, warrants, bonds, debentures and other negotiable or non-negotiable instruments and evidences of indebtedness, and to secure the payment of any thereof and the interest thereon by mortgage or pledge, conveyance or assignment in trust of the whole or any part of the property of the Partnership, whether at the time owned or thereafter acquired, and to sell, pledge of otherwise dispose of such instruments issued by the Partnership for its purposes; form and own one or more corporations to engage in such businesses as the General Partner shall deem advisable.

(e) lend any of its properties or funds, either with or without security in furtherance of the objects and purposes of the Partnership as the General Partner shall deem advisable and consent.

(f) rent or own and maintain one or more offices staffed as the General Partner shall determine and to do such other acts attendant thereto as may be necessary or desirable.

(g) waive the sales commission to acquire investment Capital as the General Partner, in its sole discretion, may determine.

(h) enter, make and perform all contracts, surety and guarantees as may be necessary or advisable or incidental to the carrying out of the foregoing objects and purposes.

2.5 ADDRESS OF PARTNERS. The General Partner's address is listed in paragraph 2.1 hereof and the Limited Partners' addresses are on record at the office of the General Partner to the Partnership.

2.6 TERM OF PARTNERSHIP. The term of the Partnership shall commence on the date of this Agreement and shall continue until dissolved or terminated pursuant to Article IX.

2.7 REGISTRATION. The General Partner, on behalf of the Partnership, shall have the authority, but not the obligation, to cause a Registration statement to be filed, and such amendments thereto as the General Partner deems advisable, with the appropriate Federal and state regulatory agencies, including the United States Securities and Exchange Commission and the commission of securities for registration under the securities laws of the various states and any other jurisdiction desirable or proper to the sale of Units to qualify for public offerings. Each of the Limited Partners hereby confirm and ratify all action taken and things done by the General Partner with respect to such filings and public offerings. The General Partner may make such other arrangements for the sale of Units, including the private placement of Units, as it deems appropriate.

                                  ARTICLE III

Capital Contributions and Allocation of Profits and Losses

3.1  CAPITAL CONTRIBUTIONS OF LIMITED PARTNERS.

(a) Each Limited Partner has delivered to the Partnership an executed Subscription which has been accepted by the General Partner on behalf of the Partnership, an Amended Certificate of Limited Partnership, and a check in the amount of his Capital Subscription. The Partnership shall use the funds thus contributed solely to pay, sales commissions, Expenses, Organization Costs and to otherwise make the payments required to be made by the Partnership to engage in active trading and to pay the management fees, if any, and, from profits, the incentive fees and distributions to Partners Capital Accounts.

(b) The General Partner has filed a Form S-1 to qualify the Partnership Units for public sale. Except for payment of Partnership expenses from Capital as provided by this Agreement, there will be no required contribution or assessments of the Limited Partners.

3.2  CAPITAL CONTRIBUTIONS OF GENERAL PARTNER.

(a) The General Partner has not made and shall not be required to make any capital contribution to the Partnership except for purchases that are required by law. The General Partner shall use its best efforts to maintain its status as a partnership for tax purposes.

(b) Partnership interests shall be evidenced by Units. The General Partner, on behalf of the Partnership, may, in accordance with applicable law and the Offering Memorandum of the Partnership, issue Units to persons desiring to become Limited Partners. A Partner shall contribute an amount equal to the Net Asset Value of a Unit calculated as of the end of the last business day of the previous month, plus the sales commission, if any, on the Valuation Date. The General Partner will have five (5) days to review the Partner's subscription, and the Partner will have five (5) days to rescind his subscription, after which time period all subscriptions will be irrevocable, subject to any applicable law which may extend the Partner's rescission period. The General Partner and Affiliates of the General Partner may purchase Limited Partnership Units with the same rights as other Limited Partners.

(c) All subscriptions for Units made pursuant to the offering of the Units must be on the form provided with the Prospectus. The partnership has offered $15,000,000 Units (the "Maximum") for sale and has reserved the right to increase this Maximum. Ashley maintains an escrow account to continuously accept Partners' subscriptions until such time as they are admitted into the Partnership.

3.3  ALLOCATION OF PROFITS AND LOSSES

(a) A distribution account shall be established for each Partner that shall include, as the initial balance thereof, each Partner's initial contribution to the Partnership expressed in total dollars and Units purchased. As of the close of business each month, allocations shall be made as follows:

(i) The Incentive Fee. The incentive fee upon New Net Profit at the rate of twenty-five percent (25%), or such other rate as may be established pursuant to 1.2(h), shall be paid quarterly to the CTA but allocated to the Partners monthly.

(ii) The Profit (Loss) Attributable to Units shall be added to (subtracted from) the distribution accounts of the Partners. Items of income, gain or loss, accrued and paid Expenses shall be added to (subtracted from) the distribution account of each Partner in accordance with the ratio that such distribution account bears to the sum of all of the Partners' distribution accounts.

(iii) The amount of any cash distributions to a Partner during such month and any amount paid upon Redemption of Units as of the end of such month shall be subtracted from the distribution account of such Partner.

(iv) The distribution account of any Unit that was redeemed shall be reduced by the Redemption Charge per Unit multiplied by the number of Units that were redeemed by the Partner represented by such distribution account. The Redemption Charge, if any, shall be first used to defray expenses and any excess treated as interest earned by the Fund; provided, however, Partners admitted after the date of this Agreement will not be charged a Redemption Charge.

                                  ARTICLE IV

Rights and Obligations of the General Partner

4.1 GENERAL. The General Partner shall have full, exclusive and complete discretion in the management and control of the affairs of the Partnership to the best of its ability and shall use its best efforts to carry out the purposes of the Partnership set forth in Article II. In connection therewith, it shall have all powers of a general partner under the Act, including, without limitation, the power to:

(a) enter, execute and maintain contracts, agreements and any or all other instruments, and to do and perform all such things, as may be required or desirable in furtherance of Partnership purposes or necessary or appropriate to the conduct of Partnership activities including, but not limited to, contracts with third parties for:

(i) brokerage services on behalf of the Partnership (which brokerage services may be performed by the General Partner or an Affiliate of the General Partner), or any successor to its business, and an Affiliated introducing broker or futures commission merchant of the General Partner may clear the trades, in consideration of the payment of eleven percent (11%) of the total equity placed with the Commodity Trading Advisor or advisors it selects, and will cause and pay for the domestic trades to be cleared through one or more futures commission merchants selected by the General Partner;

(ii) trading advisory services relating to the purchase and sale of all stocks, options, commodity futures contracts, commodity options and contracts for forward delivery of foreign currencies on behalf of the Partnership (which advisory services may be performed by the General Partner or an Affiliate of the General Partner); and

(iii) rent, salaries, computer, accounting, legal and other services attendant to the maintenance of the Fund.

(b) open and maintain bank accounts on behalf of the Partnership with banks and money market funds.

(c) deposit, withdraw, pay, retain and distribute the Partnership's funds in any manner consistent with the provisions of this Agreement.

(d) supervise the preparation and filing of all documentation required by law including, but not limited to, Registration Statements to be filed with Federal and state agencies.

(e) pay or authorize the payment of distributions to the Partners and pay Expenses of the Partnership.

(f) invest or direct the investment of funds of the Partnership not involving the purchases or sale of stocks, futures contracts, options, and contracts for forward delivery of foreign currencies.

(g) purchase, at the expense of the Partnership, liability and other insurance to protect the Partnership's proprieties and business.

(h) borrow money from banks and other lenders for Partnership purposes, and may pledge any or all of the Partnership's assets for such loans. No bank or other lender to which application is made for a loan by the lender to which application is made for a loan by the General Partner shall be required to inquire as to the purposes for which such loan is sought and, as between the Partnership and such bank or other lender, it shall be conclusively presumed that the proceeds of such loan are to be and will be used for the purposes authorized under this Agreement.

(i) confess judgment for and against the Partnership and control any matters affecting the rights and obligations of the Partnership, including the employment of attorneys, in the conduct of litigation and otherwise incur legal expenses and costs of consultation, settlement of claims, and litigation against or on behalf of the Partnership.

4.2 LOANS BY GENERAL PARTNER. The General Partner or its Affiliates will be not be required to advance or loan funds to the Partnership. In the event the General Partner makes any advance or loan to the Partnership, the General Partner will not receive interest in excess of its interest costs, nor will the General Partner receive interest in excess of the amounts which would be charged the Partnership (without reference to the General Partner's financial abilities or guarantees) by unrelated banks on comparable loans for the same purpose and the General Partner shall not receive points or other financing charges or fees regardless of the amount.

4.3 TRANSACTION WITH PARTNERSHIP. Notwithstanding anything to the contrary which may be contained herein, the General Partner shall not:

(a) sell, or otherwise dispose of, any of the Partnership's assets to the General Partner or its Affiliates.

(b) subject to the provisions regarding and without diminishment of the right of the General Partner or any Affiliate to compensation for services provided to the Partnership as set forth in this Agreement, cause or permit the Partnership to enter any agreement with the General Partner or an Affiliate which is not in the best interest of and for the benefit of the Partnership or which would be in contravention of the General Partner's fiduciary obligations to the Partnership or pursuant to which the General Partner or any Affiliate;

(i) would provide or sell any services, equipment, or supplies at other than rates charged to others; or

(ii) would receive from the Partnership, Units of Partnership interest in consideration for services rendered.

4.4 OBLIGATIONS OF GENERAL PARTNER. In addition to the obligations provided by law or this Agreement, the General Partner shall:

(a) Devote such of its time to the business and affairs of the Partnership as it shall, in its discretion exercised in good faith, determine to be necessary to conduct the business and affairs of the Partnership for the benefit of the Partnership and the Limited Partners.

(b) Execute, file, record and/or publish all certificates, statements and other documents and do any and all other things as may be appropriate for the formation , qualification and operation of the Partnership and for the conduct of its business in all appropriate jurisdictions including, but not limited to, the compliance, at its expense, with all laws related to its qualification to serve as the commodity pool operator of the Fund.

(c) Retain independent public accountants to audit the accounts of the Partnership.

(d)  Employ attorneys to represent the Partnership.

(e) Use its best efforts to maintain the status of the Partnership as a partnership for United States Federal income tax purposes.

(f) Employ only CTAs which are registered pursuant to the Commodity Exchange Act to conduct trading and to otherwise establish and monitor the trading policies of the Partnership; and the activities of the partnership's trading advisor(s) in carrying out those policies.

(g) Have fiduciary responsibility for the safekeeping and use of all funds and assets of the Partnership, whether or not in the General Partner's immediate possession or control, and the General Partner will not employ or permit others to employ such funds or assets in any manner except for the benefit of the Partnership.

(h) Agree that if it becomes the sole General Partner of the Partnership, it will use its best efforts to maintain the Partnership as a limited partnership as required by all applicable laws. Mr. Pacult intends to resign
as a general partner.   Before Mr. Pacult resigns, Ashley will secure an
opinion of counsel to the effect that sufficient IRS elements exist to permit the Partnership to continue to be taxed as a partnership and not as a corporation. A letter of credit may be included. The requirements of this subparagraph (i) may be modified if the General Partner obtains an opinion of counsel for the Partnership to effect that a proposed modification will not
(1) adversely affect the classification of the Partnership as a partnership for Federal income tax purposes; (2) will not adversely affect the status of the Limited Partners as limited partners under the Act.

(i) Maintain a current list of the name, address, and number of Units owned by each Limited Partner at the General Partner's principal office. Such list shall be disclosed to any Partner or their representative at reasonable times, upon request, either in person or by mail, upon payment, in advance, of the reasonable cost of reproduction and mailing. The Partners and their representatives shall be permitted access to all other records of the Partnership, after adequate notice, at any reasonable time, at the offices of the Partnership. The General Partner shall maintain and preserve such records for a period of not less than six (6) years.

4.5  GENERAL PROHIBITIONS.  The Partnership shall not:

(a) borrow from or loan to any person, except that the foregoing is not intended to prohibit the incurring of any indebtedness to a Partner or an Affiliate with respect to the offering of Units for sale, Registration, or initiation and maintenance of the Partnership's trading positions.

(b) commingle its assets with those of any other person, except to the extent permitted under the Securities and Exchange Act or the Commodity Exchange Act and the regulations promulgated under each.

(c) permit rebates or give-ups to be received by the General Partner or any Affiliate of the General Partner, or permit the General Partner or any Affiliate of the General Partner to engage in reciprocal business arrangements which would circumvent the foregoing prohibition; provided, however, that an Affiliate or the General Partner may provide goods or services, including brokerage, at a competitive cost to the Partnership.

(d) engage in the pyramiding of its positions (i.e., the use of unrealized profits on existing positions to provide margins for additional positions in the same or a related stock or commodity); provided, however, that there may be taken into account the Partnership's open trade equity on existing positions in determining whether to acquire additional unrelated stock or commodity positions.

(e) margins of all open positions in all stocks and commodities combined would exceed 250% of the partnership's Net Asset Value at the time such position would otherwise be initiated.

(f) permit churning of the Partnership's trading account for the purpose of generating brokerage commissions to any person.

(g) directly or indirectly pay or award any finder's fees, commissions or other compensation to any persons engaged by a potential limited partner for independent investment advice as an inducement to such advisor to advise the potential limited partner to purchase Units in the Partnership without the knowledge of such potential limited partner.

(h) No Partnership funds will be held outside the United States. The Partnership funds committed to trading will be on deposit with and under the control of a futures commission merchant regulated pursuant to the Commodity Exchange Act, as may be amended, from time to time. The funds not committed to trading will be in investments that are properly registered under the United States securities or other financial institution regulations.

(i) The CTA may not receive a management fee pursuant to the terms of this Partnership Agreement if it shares or participates, directly or indirectly, in any commodity brokerage commissions generated by the Partnership.

4.6  FEES AND EXPENSES.

(a) The Partnership shall pay all Organization Costs and offering Expenses incurred in the creation of the Partnership and sale of Units. The foregoing expenses may be paid directly by the Partnership or may be reimbursed by the Partnership to the General Partner or an Affiliate of the General Partner. Notwithstanding the foregoing, in no event will reimbursement by the Partnership to the General Partner for Organization Costs and offering Expenses charged to the Partnership exceed an amount equal to 15% of the gross proceeds from the sale of Units. Organization Costs and Offering Expenses shall mean those Expenses incurred in connection with the formation, qualification and Registration of the Partnership and in distributing and processing the Units under applicable Federal and state law, sales commissions, and any other expenses such as: (i) registration fees, filing fees and taxes; (ii) the costs of qualifying, printing, amending, supplementing, mailing and distributing, including publication by website, the Registration Statement and Prospectus; (iii) the costs of qualifying, printing, amending, supplementing, publication by website, mailing and distributing sales materials used in connection with the issuance of the Units; (iv) salaries of officers and employees of the General Partner and any Affiliate of the General Partner while directly engaged in distributing and processing the Units and establishing its records; (v) rent, travel, remuneration of personnel, telegraph, telephone and other expenses in connection with the offering of the Units; (vi) accounting, auditing, and legal fees incurred in connection therewith; and (vii) any extraordinary expenses related thereto. Organization Costs and Offering Expenses do not include salaries, rent, travel, expenses and other items of General Partner overhead.

(b) All operating expenses of the Partnership shall be billed directly to and paid by the Partnership.

(c) The General Partner or any Affiliate of the General Partner may be reimbursed for the actual costs of any Expense including, but not limited to, legal, accounting and auditing services used for or by the Partnership, as well as printing and filing fees and extraordinary expenses incurred for or by the Partnership; provided, however, the limitations of contained in
Article X - Exoneration and Indemnification contained in this Agreement will apply to restrict the purchase of certain insurance coverage and the assumption of the defense of certain claims.

(d) The General Partner may establish its compensation, from time to time, for its services; provided, however, such charges shall be no more than:

(i) A sales commission of up to six percent (6%) to be established, from time to time, by the General Partner, for sales of Units;

(ii) A management fee of one half of one percent (1/2 of 1%) per month (6% per year) of the Net Asset Value of the Partnership, computed and paid to the General Partner and/or non-affiliated independent investment or trading advisor on the close of business on the last day of each month;

(iii) An incentive fee, paid quarterly, of up to fifteen percent (15%) of the first one hundred percent (100%) of New Net Profit, or less earned upon Capital, and prorated to consider the date of deposit of such Capital to the Partnership each year. The incentive fee may be increased up to 27%, provided that the management fee is correspondingly reduced to 0%. Each trading sub-account established by the General Partner shall be considered separately for purposes of incentive fee. The incentive fee will be non-refundable; i.e., in the event that the Partnership earns substantial New Net Profit during the first month of any year and, thereafter, suffers losses, the General Partner will not refund any of the profit incentive fee paid for the prior month or months. However, the Partnership will not pay or accrue to the General Partner any further incentive fee during that year until such time as the New Net Profit, when added to Net Asset Value, after additions, deductions of Redemptions and distributions, exceeds the highest Net Asset Value, computed for that year; i.e., incentive fees will only be earned and paid or accrued upon New Net Profit for that year; and

(iv) A share of the brokerage commissions paid for trades made by the Partnership.

(e) The General Partner is hereby authorized to employ brokers, attorneys, accountants, consultants, and administrative personnel who may be Affiliated with the General partner to perform Partnership business at the expense of the Partnership. Ashley has advanced the initial offering and organizational expenses. The offering expenses were reimbursed by the Partnership immediately upon the Initial Closing and the organizational expenses are being repaid to the corporate General Partner monthly.

(f) The General Partner is hereby authorized, individually or through an Affiliate, to employ non-affiliated independent investment and trading advisors to trade the assets of all or a portion of the Fund to be paid (i) an annual management fee not to exceed six percent (6%) of the assigned trading equity when combined with the General Partner's management fee, if any; and, (ii) an incentive fee of up to fifteen percent (15%) on New Net Profit earned by such advisor, which may be increased by 2% for each 1% reduction of management fee from 6% or decreased pursuant to the terms of this Agreement. All incentive fees may be prorated monthly but must be paid quarterly.

4.7  ACTIVITIES OF PARTNERS.

(a) The General Partner and its Affiliates shall devote to the Partnership only such time as shall be reasonably required to fulfill their responsibilities hereunder.

(b) Any Partner may, notwithstanding the existence of this Agreement, engage in whatever other activities they may choose, whether the same be competitive with the Partnership or otherwise, without having or incurring any obligation or conflict of interest in such activities with the Partnership or to any party hereto. The Partners are specifically authorized to deal with other partnerships and to acquire interests in positions and trading without having to offer participation therein to the Partnership or the other Partners. Neither this Agreement nor any activities undertaken pursuant hereto shall prevent any Partner, including the General Partner and its Affiliates and their officers, directors and employees, from engaging in the trading contemplated by this Partnership individually, jointly with others, or as a part of any other association to which any of them are or may become parties, in the same trades as the Partnership, or require any of them to permit the Partnership, the General Partner or any other Partner to participate in any of the foregoing. As a material part of the consideration for each party's execution hereof, each Partner hereby waives, relinquishes and renounces any such right or claim of conflict of interest and participation from any other Partner.

(c) Ashley is a corporation which was formed on October 15, 1996, and prior to that date, it didn't have any experience in the management of a partnership which trades commodity futures or options, or any other securities; however, on the date of this Agreement, Ashley has over four years of successful operation of this Fund. In addition, Mr. Pacult, has been engaged in supervision of individual managed commodity accounts for over 24 years and has managed one other commodity pool. The past and future results of trading by the principals of the General Partner, both within and without the partnership, will be confidential and not disclosed to the other Partners. Such positions taken by the principals may be the same as or different from any positions taken by the General Partner or any advisor to the Fund. Nothing in this Section, or elsewhere in this Partnership Agreement, shall permit the General Partner to violate their fiduciary or legal obligations to the Partnership.

4.8 CONFLICTS OF INTEREST. Significant actual and potential conflicts of interest exist in the structure and operation of the Partnership. The General Partner has used its best efforts to identify and describe all potential conflicts of interest that may be present under this heading and elsewhere in the Partnership's Prospectus and the Exhibits attached thereto. Prospective investors should consider that the General Partner intends to assert that Partners have, by subscribing to the Partnership, consented to the existence of such potential conflicts of interest as are described in this Agreement and the Prospectus and its Exhibits, in the event of any claim or other proceeding against the General Partner, any principal of the General Partner, the CTA, any Principal of the CTA, the Partnership's FCM, or any principal of the FCM or any principal or any Affiliate of any of them alleging that such conflicts violated any duty owed by any of them to said subscriber. Specifically, the Partnership is selling its Units issuer direct and, therefore, absent the selection of non-Affiliated Selling Agents, no independent due diligence of the Partnership or the General Partner will be made by a National Association of Securities Dealers, Inc. member.

(a) MANAGEMENT OF OTHER EQUITY AND FOR THEIR OWN ACCOUNTS BY THE GENERAL PARTNER, THE CTAs, AND THEIR PRINCIPALS. The right of both Mr. Pacult, in any capacity, and Ashley to manage and the actual management by the CTA of accounts they or their Affiliates own or control and other commodity accounts and pools presents the potential for conflicts of interest. There is no limitation upon the right of Mr. Pacult, Ashley, the CTA, or any of their Affiliates to engage in trading commodities for their own account. It is possible for these persons to take their positions in their personal accounts prior to the orders they know they are going to place for the money they manage for others. The General Partner will obtain representations from all of these persons and their Affiliates that no such prior orders will be entered for their personal accounts. The Partnership's CTA will be effecting trades for its own accounts and for others (including other commodity pools in competition with this Pool) on a discretionary basis. It is possible that positions taken by the CTA for other accounts may be taken ahead of or opposite positions taken on behalf of the Partnership. Conflicts may arise as a result of the involvement of Mr. Pacult in the management of Bromwell Financial Fund, L. P. and Providence Select Fund, L. P. and other conflicts could arise should either Ashley or he exercise their right to form other commodity pools in the future. Conflicts could also arise because the CTA may have financial incentives to favor other accounts over the Partnership. In the event Mr. Pacult, Ashley or the CTA, or any of their principals trade for their own account, such trading records shall not be made available for inspection by the Partners. Ashley does not presently intend to engage in trading for its own account; however, Mr. Pacult reserves the right to trade for his own account. The CTA also reserves the right to trade for its own account and other public and private commodity pools in competition with the Fund. Any trading for their personal accounts or other commodity pools by the General Partner, any Commodity Trading Advisor selected to trade for the Partnership or any of their principals could present a conflict of interest in regard to position limits, timing of the taking of positions or other similar conflicts. The result to the Partnership could be a reduction in the potential for profit should the entry or exit of positions be at unfavorable prices by virtue of position limits or entry of other trades in front of the Partnership trades by the General Partner or CTA responsible for the management of the Partnership.

(b) POSSIBLE RETENTION OF VOTING CONTROL BY THE GENERAL PARTNER. There is no limit upon the number of Units in the Partnership the General Partner and its principal and Affiliates may purchase. It will be possible for them to vote, individually or as a block, to create a conflict with the best interests of the Partnership, in regard to the selection of Commodity Trading Advisors which do not trade frequently to protect the eleven percent (11%) fixed commission paid by the Partnership to the Corporate General Partner.

(c) GENERAL PARTNER TO REMAIN AGAINST POSSIBLE BEST INTEREST OF PARTNERSHIP. As Ashley has financial interest in the operation of the Partnership in the form of the eleven percent (11%) fixed brokerage commission and because Mr. Pacult serves as the other general partner and is also the sole principal of Ashley, the other general partner, it is unlikely that either general partner would voluntarily resign, even if such resignation would be in the best interest of the Partnership.

(d) FEES AND CHARGES TO THE PARTNERSHIP PAID TO GENERAL PARTNER NOT NEGOTIATED. The fixed commission of eleven percent (11%) per year for domestic trades entered by the CTA in lieu of round-turn brokerage commissions, payable to Ashley that is Affiliated with Mr. Pacult, has not been negotiated at arm's length. The General Partner has a conflict of interest between its responsibility to manage the Partnership for the benefit of the Limited Partners and its interest in receiving the difference between the fixed commission charged the Partnership and the actual transaction costs incurred by the FCM as a result of the frequency of trades entered by the CTA. See "Charges to the Partnership" in the Partnership's Prospectus. The General Partner will select the CTAs to manage the Partnership assets and the CTAs determine the frequency of trading. Because the General Partner will receive the difference between the brokerage commissions and other costs which will be paid on behalf of the Partnership and the fixed commission, the General Partner's best interests are served if it selects trading advisors which will trade the Partnership's Net Assets assigned to them in a way to minimize the frequency of trades to maximize the difference between the fixed commission and the round-turn commissions for domestic trades and other costs to trade charged by the FCM; i.e., it is in the best interest of the General Partner to reduce the frequency of trading rather than concentrate on the expected profitability of the CTAs without regard to frequency of trades. This conflict is offset by the fact the General Partner does not select any of the trades and the CTA is paid an incentive of 25% of New Net Profits.
The arrangements between the General Partner and the Partnership with respect to the payment of the commissions are consistent in cost with arrangements other comparable commodity pools have made to clear their trades. These arrangements are fair to the Partnership and its investors because the General Partner has assumed the risk of frequency of trading, up to a maximum of three times the normal rate by the CTA. Also, the 11% annual fixed commission that the partnership pays to clear its trades plus actual costs for foreign markets, if any, is less than the presumptive fair and reasonable limit provided by the guidelines of the North American Securities Administrators Association

(e) CONFLICTS OF INTEREST IN THE PARTNERSHIP STRUCTURE. Certain actual and potential conflicts of interest do exist in the structure and operation of the Partnership which must be considered by investors before they purchase Units in the Partnership. See "Risk Factors", and "Conflicts of Interest" in the Partnership's Prospectus. In addition, the Partnership is selling its Units issuer direct and, therefore, no independent due diligence of the offering will be conducted for the protection of the investors. The General Partner has taken steps to insure that the Partnership equity is held in segregated accounts at the banks and the futures commission merchant selected and has otherwise assured the Partnership that all money on deposit is in the name of and for the beneficial use of the Partnership.

(f) GENERAL PARTNER TO DISCOURAGE REDEMPTIONS. The General Partner has an incentive to withhold distributions and to discourage Redemption because Ashley receives compensation based on the Net Asset Value of the Partnership assigned to the CTAs to trade.

(g) HIGH RISK TRADING BY THE CTAs TO GENERATE INCENTIVE FEES. As a general rule, the greater the risk assumed, the greater the potential for profit. Because the CTA is compensated by the General Partner based on a percentage of the New Net Profit of the Partnership, it is possible that the CTA will select trades which are otherwise too risky for the Partnership to assume to earn the percentage incentive fee on the profit should that ill-advised speculative trade prove to be profitable.

(h) NO RESOLUTION OF CONFLICTS PROCEDURES. As is typical in many futures partnerships, the General Partner has not established formal procedures, and none are expected to be established in the future, to resolve the potential conflicts of interest which may arise. It will be extremely difficult, if not impossible, for the General Partner to assure that these and future potential conflicts will not, in fact, result in adverse consequences to the Partnership or the Limited Partners. The foregoing list of risk factors and conflicts of interest is complete as of the date of this Prospectus, however, additional risks and conflicts may occur which are not presently foreseen by the General Partner. Investors are not to construe this Prospectus as legal or tax advice. Before determining to invest in the Units, potential investors should read this entire Agreement as well as the Partnership's Prospectus and the subscription agreement, and consult with their own personal legal, tax, and other professional advisors as to the legal, tax, and economic aspects of a purchase of Units and the suitability of such purchase for them. See "Investor Suitability" in the Partnership's Prospectus.

(i) INTERESTS OF NAMED EXPERTS AND COUNSEL. The General Partner has employed The Scott Law Firm, P.A. to prepare this Prospectus, provide certain tax advice and opine upon the legality of the issuance of the Units. Neither the Law Firm nor its principal, nor any accountant or other expert employed by the General Partner to render advice in connection with the preparation of the Prospectus or any documents attendant thereto, have been retained on a contingent fee basis nor do they have any present interest or future expectation of ownership in the Partnership or its General Partner or the Underwriter or the CTAs or the IB or the FCM.

4.9 LIMITATION OF POWERS. Without concurrence of a Majority in Interest, the General Partner may not:

(a) Amend this Agreement except for those amendments that are specifically authorized by this Agreement or do not adversely affect the rights of the Limited Partners.

(b) Voluntarily withdraw as a General Partner other than upon 120 days notice.

(c) Appoint a new General Partner or additional general partners; provided, however, additional general partners may be appointed without obtaining the consent of a Majority in Interest if the addition of such person is necessary to preserve the tax status of the Partnership as a partnership and not as a corporation; and the admission of such additional general partner does not materially adversely affect the Limited Partners.

(d) Sell all or substantially all of the Partnership assets other than in the ordinary course of business.

(e)  Cause the merger or other reorganization of the Partnership.

(f) Dissolve the Partnership other than because of an event, which by law, requires such dissolution.

                                   ARTICLE V

Rights and Obligations of Limited Partners

5.1 LIMITATION OF LIABILITY. No Limited Partner shall be personally liable for any of the debts of the Partnership or any of the losses thereof. However, the amount committed by him to the Capital of the Partnership and his interest in Partnership assets shall be subject to liability for Partnership debts and obligations. Limited Partners may be liable to repay any wrongful distribution of profits to them and may be liable for distributions (with interest thereon) considered to be a return of Capital if necessary to satisfy creditors of the Partnership.

5.2 NO MANAGEMENT RIGHTS. No Limited Partner shall take part in the management of the business of the Partnership or transact any business for the Partnership. No Limited Partner, as such, shall have the power to sign for or to bind the Partnership.

5.3 CERTAIN RIGHTS. Provided the following, does not either (i) subject the Limited Partners to unlimited liability or (ii) subject the Partnership to be taxable as a Corporation for purposes of Federal Income tax laws, the Partners, by a vote of a Majority in Interest, without the necessity for concurrence by the General Partner, shall have the following rights in addition to those granted elsewhere in this Agreement:

(a) Amend the Partnership Agreement; provided, however, any amendment which modifies the compensation or distributions to the General Partner or which affects the duties of the General Partner requires the consent of a majority of the Limited Partners.

(b) The General Partner may be removed and a new General Partner elected in accordance with the terms of this Agreement.

(c) Cancel any contract for services with the General Partner, without penalty, upon 60 days written notice; provided, however, the maximum period of any contract between the General Partner and the Partnership is one year; and, provided further, should any amendment to this Partnership Agreement attempt to modify the compensation or distributions to which the General Partner is entitled or which affects the duties of the General Partner, such amendment will become effective only upon the consent of the General Partner.

(d) The right to approve, prior to sale, the sale or distribution, outside the ordinary course of business, of all or substantially all of the assets of the Partnership.

(e)  Dissolve the Partnership.

(f) Any material changes in the Partnership's basic investment policies identified in Article III including, but not limited to, the speculation and trade in commodity futures, forward futures contracts, and options upon those contracts both within and without the United States or the structure of the Partnership as a limited partnership requires prior written notification of a meetings which identifies the purpose of the meeting and the approval by a vote of the Majority in Interest of the Partners.

5.4  GENERAL PARTNER ACTION WITHOUT LIMITED PARTNER APPROVAL.
Notwithstanding anything in this Agreement, particularly section 5.3, to the contrary, the General Partner may amend this Agreement without any vote, consent, approval, authorization or other action of any other Partner and without notice to any other Partner to:

(a) add to the representations, duties or obligations of the General Partner or its Affiliates or surrender any right or power granted to the General Partner or its Affiliates in this Agreement for the benefit of the Limited Partners;

(b) cure any ambiguity, correct or supplement any provision in this Agreement which may be inconsistent with any other provision in this Agreement, or make any other provisions with respect to matters or questions arising under this Agreement which will not be inconsistent with the intent of this Agreement;

(c) delete or add any provision of this Agreement required to be so deleted or added by the staff of the Securities and Exchange Commission, or by a state securities law administrator or similar such official, which addition or deletion is deemed by such official to be for the benefit or protection of the Limited Partner or does not have a material adverse effect on the Limited Partners generally or the Partnership;

(d)  reflect the withdrawal, expulsion, addition or substitution of Partners;

(e) reflect the proposal, promulgation or amendment of Regulations under Code section 704, or otherwise, to preserve the uniformity of interest in the Partnership issued or sold from time to time, if, in the opinion of the General Partner, the amendment does not have a material adverse effect on the Limited Partners generally;

(f) elect for the Partnership to be bound by any successor statute to the Act, if, in the opinion of the General Partner, the amendment does not have a material adverse effect on the Limited Partners generally;

(g) conform this Agreement to changes in the Act or interpretations thereof which, in the exclusive desecration of the General Partner, it believe appropriate, necessary or desirable, if, in the General Partner's reasonable opinion, such amendment does not have a materially adverse effect on the Limited Partners generally or the Partnership;

(h)  change the name of the Partnership;

(i) conform the provisions of this Agreement to any applicable requirements of Federal of state law which, in the exclusive discretion of the General Partner, it believes appropriate, necessary or desirable, if, in the General Partner's reasonable opinion, such amendment does not have a material adverse effect on the Limited Partners generally or the Partnership; and

(j) make any change which, in the exclusive discretion of the General Partner, is advisable to qualify or to continue the qualification of the Partnership as a limited partnership or a partnership in which the Limited Partners have limited liability under the laws of any state or that is necessary or advisable, in the exclusive discretion of the General Partner, so that the Partnership will not be treated as an association taxable as a corporation for Federal income tax purposes.

5.5 EXPULSION OF LIMITED PARTNERS. Anything herein to the contrary notwithstanding,

(a) no Partner, including any corporation, partnership, trust or other entity may, at any time, have an ownership percentage of ten percent or more of the aggregate ownership percentages of the Limited Partners. If, at any time, the General Partner determines that any Limited Partner has an ownership percentage of ten percent or more, the Partnership, in the General Partner's exclusive discretion, may cause a Redemption by that Limited Partner of the number of Units necessary or advisable to reduce that Limited Partner's ownership percentage to less than ten percent. The Redemption shall be effective as of the next Valuation Date or such other Valuation Date, at the discretion of the General Partner.

(b) the General Partner has the right, in its sole discretion, to raise or lower the minimum investment in the Partnership required for the admission or retention of Units in the Partnership by a Partner; however such minimum investment may not be lowered below $5,000. In the event the General Partner does raise the minimum investment in the Partnership to an amount in excess of any Partners Capital account, the Partnership shall provide notice to the Partner of such event and allow the Partner 30 days to raise the Capital account for that Partner to such raised amount, or more. In the event the Partner does not so raise his Capital account to such minimum amount, the Partner shall be deemed to have elected to withdraw from the Partnership and all of his Units shall be redeemed at the next redemption date as provided in this Agreement.

(c) notwithstanding the foregoing, the General Partner, at its sole discretion, may expel any Partner at anytime, by causing the redemption of that Partner's Units as of the next Valuation Date, or such other Valuation Date as the General Partner may determine.

5.6 NOTIFICATION. Notice shall be sent to each Partner within seven business days from the date of:

(a) any decline in the Net Unit Value to less than 50% of the Net Asset Value on the last Valuation Date;

(b) any material change in contracts with the FCM or CTA including, but not limited to, any change in CTAs or any modification in connection with the method of calculating the incentive fee;

(c) any other material change affecting the compensation of the General Partner, FCM, CTA or any Affiliated party;

5.7  NOTIFICATION CONTENTS.

(a) a material change related to brokerage commissions shall not be made until notice is given and the Partners, after such notice, have the opportunity to Redeem pursuant to Article IX;

(b) in addition, in regard to all other changes, the required notification shall describe the change in detail, include a description of the Partners' Redemption rights pursuant to Article IX and voting rights pursuant to this
Article V and a description of any material effect such changes may have on the interests of the Partners.

5.8 EXERCISE OF RIGHTS. Upon receipt of a written request, executed by the holders of Units aggregating ten percent (10%) or more of the Units, for a vote upon and to take action with respect to any rights of the Partners under this Agreement, the General Partner shall call a meeting of all Partners of the Partnership in the time and manner as provided in Section 8.7 hereof.
The General Partner will assume the cost for distribution of the request for the meeting.

5.9 EXAMINATION OF BOOKS AND RECORDS. A Limited Partner shall have the right to examine the books and records of the Partnership at all reasonable times, including the right to have such examination conducted at his sole expense by any reasonable number of representatives. Notwithstanding the foregoing, the General Partner may keep and withhold the names of the other Partners, specific trading and other designed information confidential from the Partners.

                                  ARTICLE VI

Assignment of Limited Partnership Units;

Admission of Limited Partners

6.1 RESTRICTION ON ASSIGNMENT. A Partner may not assign or transfer some or all of his Units in the Partnership without the written consent of the General Partner; provided, however, that in no event may an assignment be made or permitted until after six months from the date of purchase of such assigned or transferred Units(s) by said Partner; and, provided, further, that full Units must be assigned and the assignor, if he is not assigning all of his Units, will retain more than five Units. Any such assignment shall be subject to all applicable securities, commodity, and tax laws and the regulations promulgated under each such law. The General Partner shall review any proposed assignment and shall withhold its consent in the event it determines, in its sole discretion, that such assignment could have an adverse effect on the business activities or the legal or tax status of the Partnership.

6.2 QUALIFIED PLAN RESTRICTIONS. In no event shall a Partner be entitled to transfer all or part of a Partnership interest if, under applicable United States Department of Labor law or regulations, such transfer would result in a violation of such law or regulations.

6.3 DOCUMENTATION OF ASSIGNMENT. The General Partner shall furnish to the assigning Limited partner a proper form to duly effect such assignment. The General Partner shall not be required to recognize any assignment and shall not be liable to the assignee for any distributions made to the assigning Limited Partner until the General Partner has received such form of assignment, properly executed with signature guaranteed, together with the Certificate of Ownership originally issued to the Limited Partner (or an indemnity bond in lieu therefor) and such evidence of authority as the General Partner may reasonably request and the General Partner shall have accepted such assignment.

                                  ARTICLE VII

Accounting Records, Reports and Distributions

7.1 DISTRIBUTIONS. Each Partner will have a Capital account, and its initial balance will be the amount the Partner paid for the Partner's Units. The Net Assets of the Partnership will be determined monthly, and any increase or decrease from the end of the preceding month will be added to or subtracted from the accounts of the Partners in the ratio that each account bears to all accounts. Distributions from profits or Capital will be made solely at the discretion of the General Partner.

7.2 BOOKS OF ACCOUNT. Proper books of account shall be kept and there shall be entered therein all transactions, matters and things relating to the Partnership's business as required by applicable law and the regulations promulgated thereunder and as are usually entered into books of account kept by persons engaged in business of like character. The books of account shall be kept at the principal office of the General Partner and each Limited Partner (or any duly constituted agent of a Limited Partner) shall have, at all times during reasonable business hours, free access, subject to rules of confidentiality established by the General Partner, the right to inspect and copy the same. Such books of account shall be kept on an accrual basis. A Capital account shall be established and maintained from each Partner, as set forth above.

(a)  Each Partner shall be furnished as of the end of each Fiscal Year with
(1) annual financial statements, audited by a certified public accountant, within 90 days from the end of such year; together with such other reports (in such detail) as are required to be given to Partners by applicable law, specifically, annual and periodic reports will be supplied by the General Partner to the other Partners in conformance with the provisions of CFTC regulations for reporting to Pool Participants, 17 C.F.R. Section 4.22, as amended, from time to time, and, (2) any other reports or information which the General Partner, in its sole discretion, determines to be necessary or appropriate.

(b) Appropriate tax information (adequate to enable each Partner to complete and file his Federal tax return) shall be delivered to such Partner no later than March 1 following the end of each Calendar Year.

7.3 CALCULATION OF NET ASSET VALUE. Net Asset Value shall be calculated daily and reports delivered to Partners as of the last day of each month by the 20th of the following month. Upon request, the General Partner shall make available to any Partner the Net Unit Value.

7.4 MAINTENANCE OF RECORDS. The General Partner shall maintain all records as required by law including, but not limited to, (1) all books of account required by paragraph 7.1 of this Article VII; and, (2) a record of the information obtained to indicate that a Partner meets the applicable investor suitability standards.

7.5 TAX RETURNS The General Partner shall cause tax returns for the Partnership to be prepared and timely filed with the appropriate authorities. The General Partner shall cause the Partnership to pay any taxes payable by the Partnership; provided, however, that the General Partner shall not be required to cause the Partnership to pay any tax so long as the General Partner or the Partnership shall be in good faith and by appropriate means contesting the applicability, validity or amount thereof and such contest shall not materially endanger any right or interest of the Partnership.

7.6 TAX ELECTIONS The General Partner shall from time to time, make such tax elections or allocations deemed necessary or desirable to carry out the business of the Partnership or the purposes of this Agreement. Ashley shall be authorized to perform all duties imposed by Sections 6221 through 6232 of the Internal Revenue Code on the General Partner as "tax matters partner" of the Partnership, including, but not limited to, the following: (i) the power to conduct all audits and other administrative proceedings with respect to Partnership tax items; (ii) the power to extend the statute of limitations for all Limited Partners with respect to Partnership tax items; (iii) the power to file a petition with an appropriate federal court for a review of a final Partnership administrative adjustment; and, (iv) a power of attorney on behalf of each Limited Partner having less than a 1% interest in the Partnership to enter a settlement with the Internal Revenue Service on behalf of, and binding upon, those Limited Partners unless any said Limited Partner shall have notified the Internal Revenue Service and the General Partner, within 30 days of service of the notice of claim up said Limited Partner, that the General Partner may not act on such Limited Partner's behalf.

                                 ARTICLE VIII

Amendments of Partnership Agreement

8.1 RESTRICTION ON AMENDMENTS. No amendment to this Agreement shall be effective or binding upon the partners unless the same shall have been approved by a Majority in Interest of the Partners; provided, however, the General Partner may adopt amendments without such approval which are, in the sole judgment of the General Partner, deemed necessary or desirable to maintain the business or limited partnership or other favorable tax status of the Partnership, or permit a Public Offering of the Units, or to maintain the Partnership and the General Partner and its principals in compliance with the laws which govern the business, including the requirements of any self regulatory organization, or to substitute or add persons as Limited Partners.

8.2 ADMISSION OF ADDITIONAL PARTNERS. At any time, the General Partner may, in its sole discretion and subject to applicable law, admit additional Partners. Each newly admitted Partner shall contribute cash equal to the Net Unit Value of the Partnership for each Unit to be acquired. The terms of any additional offering may be different from the terms of the initial offering. All expenses of any such additional offering shall be borne by the either the Partnership or the subscribers thereto, as determined in the sole discretion of the General Partner. Pursuant to Article VI, the General Partner may consent to and admit any assignee of Units as a substituted Partner. There is no maximum aggregate amount of Units which may be offered and sold by the Partnership or on the amount of contributions which may be received by the Partnership.

8.3 TERMINATION OF OFFERINGS; ADDITIONAL OFFERINGS. Notwithstanding anything stated herein to the contrary, the General Partner may from time to time, in its sole discretion, limit the number of Units to be offered, terminate any offering of Units, or register additional Units and/or make additional public or private offerings of Units. No Limited Partner shall have any preemptive, preferential or other rights with respect to the issuance or sale of any additional Units. No Limited Partner shall have the right to consent to the admission of any additional Limited Partners.

8.4 NOTICE OF RESTRICTED TRANSFER. Should the General Partner elect to issue certificates of Limited Partnership, each certificate shall be subject to and contain the following notice:

THESE LIMITED PARTNERSHIP INTERESTS SHALL NOT BE TRANSFERABLE BY THE REGISTERED HOLDER EXCEPT BY CONSENT OF THE GENERAL PARTNER AND AS OTHERWISE PROVIDED IN THE PARTNERSHIP AGREEMENT.

8.5 MEETINGS OF PARTNERS. Upon receipt of a written request, together with the costs to distribute such request to all Partners, executed by Partners holding ten percent (10%) or more of the Units, for the calling of a meeting of the Partners or should the General Partner desire a meeting for any purpose, the General Partner shall, within fifteen (15) days thereafter, provide written notice, either in person or by certified mail, after the date of receipt of said notice. Such written notice shall state the purpose of the meeting, specify a reasonable time, place, and date, which shall be not less than thirty (30) or more than sixty (60) days thereafter. An Amendment shall be adopted and binding upon all parties hereto if a Majority in Interest of the Partners vote for the adoption of such amendment. Partners may vote in person or by written proxy delivered to any such meeting. Meetings of Partners may also be held by conference telephone where all Partners can hear one another.

8.6 RIGHT OF GENERAL PARTNER TO RESIGN. The individual General Partner, Mr. Pacult, may resign upon one hundred twenty (120) days notice to all other Partners. The corporate General Partner, Ashley, may resign or assign any portion of its interest in the Partnership at anytime to a third party and become a Limited Partner with respect to the balance of its interest in the Partnership, if any, if it provides one hundred twenty (120) days prior written notice to all other Partners of its intention to resign and states in such notice the name of the intended assignee who is to become substitute corporate General Partner and the information reasonably appropriate to enable the Partners to decide whether or not to approve the substitution or, in the alternative, provide that the partners must elect a successor general partner. In the event of the voluntary withdrawal by the corporate General Partner, the corporate General Partner shall pay the legal fees, recording fees and all other expenses incurred as a result of its withdrawal. Upon resignation, the corporate General Partner shall be paid the items identified in Section 8.7 below.

8.7 AMENDMENT INVOLVING SUCCESSOR CORPORATE GENERAL PARTNER. Should a resignation or an amendment to the Agreement provide for a change in the general partner upon the conditions provided in this Agreement, the election and admission of a person or persons as a successor or successors to the corporate General Partner, shall require the following conditions: the General Partner shall retire and withdraw as General Partner and the Partnership business shall be continued by the successor general partner or general partners, and such amendment shall expressly provide that on or before the effective date of removal.

(a) The corporate General Partner shall be permitted to Redeem 100% of its Units as of the Valuation Date following its removal or resignation in cash equal to the Net Asset Value of such corporate General Partner's interest in the Partnership.

(b) The Partnership shall pay to the removed corporate General Partner an amount equal to the Appraised Value of such General Partner's assets to be transferred to the successor General Partner to enable the successor to continue the business of the Partnership. The Appraised Value of the withdrawing corporate General Partner's interest in the Partnership shall equal such General Partner's interest in the sum of (1) the Expenses advanced by the corporate General Partner to the Partnership, (2) all cash items, (3) all prepaid expenses and accounts receivable less a reasonable discount for doubtful accounts, and (4) the net book value of all other assets, unless the withdrawing General Partner of the successor corporate General Partner believes that the net book value of an asset does not fairly represent its fair market value in which event such corporate General Partner shall cause, at the expense of the Partnership, an independent appraisal to be made by a person selected by the General Partner with approval of a Majority in Interest of the Partners to determine its value.

(c) The successor General Partner or Partners shall indemnify the former General Partner for all future activities of the Fund.

                                  ARTICLE IX

Dissolution, Liquidation and Redemption

9.1 DISSOLUTION. The Partnership shall be dissolved, and shall terminate and wind-up its affairs, upon the first to occur of the following:

(a) the affirmative vote of a Majority in Interest of the Partners adopting an amendment to this Agreement providing for the dissolution of the Partnership;

(b) the sale, exchange, forfeiture or other disposition of all or substantially all the properties of the Partnership out of the ordinary course of business;

(c) the resignation of the General Partner after one hundred twenty days notice to the Partners, of the bankruptcy, insolvency or dissolution, of the General Partner without a successor, promptly after any such event, but in no event beyond one hundred twenty (120) days after the effective date of such event;

(d) at 11:59 p.m. on the day which is twenty-one (21) years from the 1st day of February, 1998; or

(e)  any event which legally dissolves the Partnership.

9.2 EFFECT OF LIMITED PARTNER STATUS. The death, legal disability, bankruptcy, insolvency, dissolution, or withdrawal of any Limited Partner shall not result in the dissolution or termination of the Partnership, and such Limited Partner, his estate, custodian or personal representative shall have no right to withdraw or value such Limited Partner's interest in the Partnership except as provided in Paragraph 9.3. Each Limited Partner (any assignee thereof) expressly agrees that the provisions of the Act, as amended, titled "Powers of Legal Representative or Successor of Deceased, Incompetent, Dissolved or Terminated Partner", shall not apply to his interest in the Partnership and expressly waives any rights and benefits thereunder. Each Limited Partner (and any assignee of such Partner's interest) expressly agrees that in the event of his death, that he waives on behalf of himself and his estate, and he directs the legal representative of his estate and any person interested therein to waive the furnishing of any inventory, accounting or appraisal of the assets and any right to an audit or examination of the books of the Partnership. The General Partner may assign, sell, or otherwise dispose of all or any portion of its shares of common stock without any legal effect upon the operation of the Partnership and no Limited Partner may object to any such transfer.

9.3 LIQUIDATION. Upon the termination and dissolution of the Partnership, the General Partner (or in the event the dissolution is caused by the dissolution or the cessation to exist as a legal entity of the General Partner, voluntary withdrawal, bankruptcy or insolvency, such person as the Majority in Interest of the Partners may select) shall act as liquidating trustee and shall take full charge of the Partnership assets and liabilities. Thereafter, the business and affairs of the Partnership shall be wound up and all assets shall be liquidated as promptly as is consistent with obtaining the fair value thereof, and the proceeds therefrom shall be applied and distributed in the following order: (i) to the expenses of liquidation and termination and to creditors, including the General Partner, in order or priority as provided by law, and (ii) to the Partners pro rata in accordance with his or its Capital account, less any amount owed by such Partner to the Partnership.

9.4 RETURN OF CAPITAL CONTRIBUTION SOLELY OUT OF ASSETS. A Partner shall look solely to the properties and assets of the Partnership for the return of his Capital Contribution, and if the properties and assets of the Partnership remaining after the payment or discharge of the debts and liabilities of the Partnership are insufficient to return his Capital Contribution, he shall have no recourse against the General Partner or any other Limited Partner for that purpose.

9.5 REDEMPTION. A Partner (including any approved assignee who becomes a Limited Partner) may withdraw any part or all of his Capital Contribution and undistributed profits, if any, by requiring the Partnership to redeem any or all of his Units at the Net Asset Value thereof (such withdrawal being herein referred to as "Redemption"). The General Partner has the right to establish the notice cut-off date and the Redemption effective date. Such Redemptions shall be no less often than quarterly; provided, however, Redemption may be deferred until after the lapse of twelve months from the date of purchase of the Units.

9.6 REDEMPTION PROCEDURES. Redemption shall be after all liabilities, contingent, accrued, reserved in amounts determined by the General Partner have been deducted and there remains property of the Partnership sufficient to pay the Net Unit Value as defined in Paragraph 1.3(b). As used herein, "request for Redemption" shall mean a letter mailed or delivered by a Partner and received by the General Partner no less than 10 business days prior to the effective date for which Redemption is requested. Upon Redemption, a Partner shall receive, on or before the last day of the following month, an amount equal to the Net Unit Value redeemed as of the date for which the request for Redemption was received, less accrued expenses and any amount owed by such Partner to the Partnership. Redemption is subject to a Redemption fee to be paid by the Partners as provided below; provided, however, no Partner other than the initial Limited Partner, may redeem any Units until the last day of the twelfth month after the commencement of
trading.   All Redemption requests shall be subject to the following:

(a) Under special circumstances including, but not limited to, the inability to liquidate positions as of such Redemption date or default or delay in payments due the Partnership from banks, brokers, or other persons, the Partnership may in turn delay payment to Partners requesting Redemption of Units of the proportionate part of the Net Unit Value represented by the sums which are the subject of such delay or default.

(b) The General Partner in its sole discretion may, upon notice to the Partners, declare additional Redemption dates and may cause the Partnership to redeem fractions of Units and, prior to registration of Units for public sale, redeem Units held by Partners who do not hold the required minimum amount of Units established, from time to time, by the General Partner.

(c) For Partners admitted after the date of this Agreement, there will be no redemption charge or fee. The General Partner may withdraw from the Partnership at any time and have return of the proceeds attributable to his Units without any delay or payment of fees.

9.7 SPECIAL REDEMPTION. In the event the Net Unit Value falls to less than fifty percent (50%) of the Net Asset Value established by the greater of the initial offering price of one thousand dollars ($1,000), less commissions and other charges, or such higher value earned after payment of the incentive fee for the addition of profits, the General Partner shall immediately suspend all trading, provide immediate notice, in accordance with the terms of this Agreement, to all Partners of the reduction in Net Asset Value, and afford all Partners the opportunity for fifteen (15) days after the date of such notice to Redeem their Units in accordance with the provisions of Section 9.5 and 9.6, above. No trading shall commence until after such fifteen day period.

                                   ARTICLE X

Nature of Partner's Liabilities for Claims

10.1 PROSECUTION OF CLAIMS. The General Partner shall arrange to prosecute, defend, settle or compromise actions at law or in equity or with any self regulatory organizations at the expense of the Partnership as such may be necessary or desirable to enforce, protect, or maintain Partnership interests.

10.2 SATISFACTION OF CLAIMS. The General Partner shall satisfy any claims against, errors asserted, or other liability of the Partnership and any judgment, decree, decision or settlement, first out of any insurance proceeds available therefor, next, out of Partnership assets and income, and finally out of the assets and income of the General Partner.

10.3 GENERAL PARTNER DECISION. The decisions made by the General Partner in regard to the prosecution or settlement of claims, errors, and other liabilities, will be final unless contested and put to a vote pursuant to
Section 5.8, in which case the outcome of the vote will determine the course of action.

10.4 EXONERATION, INDEMNIFICATION, AND NO ANTICIPATION OF PAYMENTS. The General Partner shall not be liable to the Partnership or the Partners for any failure to comply with its obligations hereunder except for breach of fiduciary obligation owed to the partnership or negligence on its part in the management of Partnership affairs or violation of Federal and state securities laws in connection with the offering of Units for sale. In addition:

(a) The General Partner will be indemnified for liabilities and expenses arising from any threatened, pending or completed action or suit in which it or any affiliate is a party or is threatened to be made a party by reason of the fact that it is or was the General Partner of the Partnership (other than an action by the Partnership or a Partner against the General Partner which is finally resolved in favor of the Partnership or Partner). The Partnership will indemnify the General Partner and its affiliates against expenses, including attorney's fees, judgments and amounts paid in settlement of an action, suit or proceeding if it has acted in good faith and in a manner it reasonably believed to be in or not opposed to the best interest of the Partnership, and provided that its conduct did not constitute negligence or a breach of fiduciary obligations in the performance of its duty to the Partnership or a violation of the securities laws. The termination of any action, suit or proceeding by judgment, order or settlement against the Partnership shall not of itself create a presumption that the General Partner or any affiliate did not act in good faith and not in the best interest of the Partnership.

Notwithstanding any provision of this Agreement to the contrary, the Partnership shall advance or pay the General Partner or any of its Affiliates for legal expenses and other costs incurred as a result of any legal action which alleges a breach of the Federal or state securities laws only if the following conditions are satisfied: (i) the legal action relates to acts or omissions with respect to the performance of duties or services on behalf of the Partnership; (ii) the legal action is initiated by a third party who is not a Limited Partner, or the legal action is initiated by a Limited Partner and an independent arbitration panel, administrative law judge, or court of competent jurisdiction specifically approves such advancement; and, (iii) the General Partner or its Affiliates undertake to repay the advanced funds to the Partnership, together with the applicable legal rate of interest thereon, in cases which such party is not entitled to indemnification under NASAA Guideline II.F.

To the extent that a General Partner or an Affiliate has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above or in defense of any claim, issue or other matter related to the Partnership or any other Partner or person who applied to be a Partner, the Partnership shall indemnify such General Partner against the expenses, including attorneys' fees and costs, actually and reasonably incurred by it in connection therewith.

(b) The indemnification of a General Partner shall be limited to and recoverable only out of the assets of the Partnership. Notwithstanding the foregoing, the Partnership's indemnification of the General Partner shall be limited to the amount of such loss, liability or damage which is not otherwise compensated for by insurance carried for the benefit of the Partnership. Additionally, the Partnership may not incur the cost of that portion of liability insurance which insures the General Partner for any liability as to which the General Partner is prohibited from being indemnified under this Agreement.

(c) Notwithstanding any provision in this Agreement to the contrary, the Partnership shall not advance the expenses or pay for any insurance to pay for the costs of the defense or any liability which is prohibited from being indemnified pursuant to NASAA Guideline II.F. Specifically, no indemnification which is the result of negligence or misconduct by the General Partner or for any allegation of a violation of the Federal or state securities laws by or against the General Partner, any broker/dealer or any other party unless there has been a successful adjudication on the merits of each count involving alleged securities law violation as to the General Partner or broker/dealer or such other party; or a court of competent jurisdiction approves a settlement of the claims against the General Partner or any broker/dealer or any other party and finds, specifically, that the indemnification of the settlement and related costs should be made after the court of law has been made aware that the Securities and Exchange Commission opposes such indemnification and the position of any applicable state securities regulatory authority where the Partnership Interests were offered or sold without the compliance with specific conditions upon such indemnification and the action covered satisfies the provisions of Section
10.4 (a) of this Agreement. Any change in the requirements imposed by the Securities and Exchange Commission and the state securities administrators in regard to indemnification shall cause a corresponding change in the right of the General Partner to indemnification.

(d) The indemnification of the General Partner provided in this Article shall extend to any employee, agent, attorney, certified public accountant, or Affiliate of the Partnership and the General Partner.

(e) The Partnership shall indemnify, to the extent of the Partnership assets, each Partner against any claims of liability asserted against a Partner solely because he is a Partner in the Partnership.

(f) In the event the Partnership or any Partner is made a party to any claim, dispute or litigation or otherwise incurs any loss or expense, as a result of or in connection with any Partner's activities unrelated to the Partnership business or as a result of an unfounded claim against the Partnership or any other Partner brought as a result of alleged actions by said Partner, the Partner which was responsible for the allegations which caused such loss or expense shall indemnify and reimburse the Partnership and all other Partners for all loss and expense incurred, including attorneys' fees and costs.

(g) No creditor of a Partner shall have a right to vote Units. Nor may any Partner or creditor of a Partner anticipate any principal or income from the Fund prior to the approval of a Redemption Request or the payment of a distribution from the Fund.

                                  ARTICLE XI

Power of Attorney

11.1 POWER OF ATTORNEY EXECUTED CONCURRENTLY. Concurrent with the written acceptance and adoption of the provisions of this Agreement, each Partner shall execute and deliver to the General Partner, a Power of Attorney (paragraph 5 of the Subscription Agreement). Said Power of Attorney irrevocably constitutes and appoints the General Partner as a true and lawful attorney-in-fact and agent for such Partner with full power and authority to act in his name and on his behalf in the execution, acknowledgment and filing of documents, which will include, but shall not be limited to, the following:

(a) Any certificates and other instruments, including but not limited to, a Certificate of Limited partnership and amendments thereto and a certificate of doing business under an assumed name, which the General Partner deems appropriate to qualify or continue the Partnership as a limited partnership in the jurisdictions in which the Partnership may conduct business, so long as such qualifications and continuations are in accordance with the terms of this Agreement or any amendment hereto, or which may be required to be filed by the Partnership or the Partners under the laws of any jurisdiction;

(b) Any other instrument which may be required to be filed by the Partnership under Federal or any state laws or by any governmental agency or which the General Partner deems advisable to file; and

(c) Any documents required to effect the continuation of the Partnership, the admission of the signer of the Power as a Limited Partner or of others as additional or substituted Partners or Limited Partners, or the dissolution and termination of the Partnership, provided such continuation, admission, dissolution or termination is pursuant to the terms of this Agreement.

11.2 EFFECT OF POWER OF ATTORNEY. The Power of Attorney concurrently granted by each Partner to the General Partner is a special Power of Attorney coupled with an interest, is irrevocable, and shall survive the death or legal incapacity of the Partner; and may be exercised by the General Partner for each Partner by a facsimile signature of one of its officers or by listing all of the Partners executing any instrument with a single signature of one of its officers acting as attorney-in-fact for all of them; and shall survive the delivery of an assignment by a Partner of the whole or any portion of his interest in the Partnership; except that where the assignee thereof has been approved by the General Partner for admission to the Partnership as a substituted partner, the Power of Attorney shall survive the delivery of such assignment for the sole purpose of enabling the General Partner to execute, acknowledge and file an instrument necessary to effect such substitution.

11.3 FURTHER ASSURANCES. Upon request, each Limited Partner agrees to execute and deliver to the Partnership, within thirty (30) days after receipt of a written request from the General Partner, a separate form of power of attorney granting the same powers described above; and such other further statements of interest, holdings, designations, powers of attorney and other instruments as the General Partner deems necessary or desirable.

                                  ARTICLE XII

Miscellaneous Provisions

12.1 NOTICES. Notices, requests, reports, payments or other communications required to be given or made hereunder shall be in writing and shall be deemed to be delivered when properly addressed and posted by United States registered or certified mail or delivered by independent courier which provides an record of receipt, postage or delivery fees prepaid, properly addressed to the party being given such notice at its last known address. Addresses shown on the Schedule of Limited Partners records of the Partnership shall be considered the last known address of each said party unless the General Partner is otherwise notified in writing.

12.2 NATURE OF INTEREST OF PARTNERS. The interest of each Partner in the Partnership is personal property. No Partner may anticipate the distribution or redemption of principal or income from the Partnership and no assignment to secure the position of a lender to a Partner shall be valid without the express written consent of the General Partner.

12.3 GOVERNING LAW. This Agreement shall be construed in accordance with and governed in all respects by the laws of the State of Delaware. All Partners agree to consent to the jurisdiction and to bring all actions for claims related to the Partnership and the sale of the Units in the State and County of the principal office of the Partnership as it is established, from time to time, by the General Partner. Currently, the principal office of the Partnership is located in Kent County, Delaware.

12.4 SUCCESSORS IN INTEREST. This Agreement shall be binding on and inure to the benefit of he parties hereto and, to the extent permitted by this Agreement, their respective heirs, executors, administrators, personal representatives, successors and assigns.

12.5 INTEGRATION. This Agreement constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings of such parties in connection herewith. Any amendment or supplement made hereto must be in writing.

12.6 COUNTERPARTS. This Agreement may be executed in one or more counterparts. In such event, each counterpart shall constitute an original and all such counterparts shall constitute one agreement. The addition of Limited Partners pursuant to the power of attorney granted to the General Partner shall not be deemed amendments to alter the rights of the other Partners under this Agreement.

12.7 SEVERABILITY. Any provision of this Agreement which is invalid, illegal, or unenforceable in any respect in any jurisdiction shall be, as to such jurisdiction, ineffective to the extent of such invalidity, illegality or unenforceability. The remaining provisions hereof in such jurisdiction shall be and remain effective. Any such invalidity, illegality or unenforceability in any jurisdiction shall not invalidate or in any way effect the validity, legality or enforceability of such provision or the remainder of this Agreement in any other jurisdiction.

12.8 WAIVERS. The failure of any Partner to seek redress for violation of or to insist upon the strict performance of any covenant or condition of this agreement shall not prevent a subsequent act, which would have originally constituted a violation, from having the effect of an original violation.

12.9 HEADINGS. The headings in this Agreement are inserted for convenience and identification only and are in no way intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof.

12.10 RIGHTS AND REMEDIES CUMULATIVE. This rights and remedies provided by this Agreement are cumulative and the use of any one right or remedy by any Partner shall not preclude or waive his right to use addition to any other rights such Partner may have by law, statute, ordinance or otherwise.

12.11 WAIVER OF RIGHT TO PARTITION. Each of the Partners irrevocably waives, during the term of the Partnership, any right that it may have to maintain any action for partition with respect to the property and assets of the Partnership.

12.12 INTEREST OF CERTAIN SECURED CREDITORS. No creditor who makes nonrecourse loan to the Partnership shall have or acquire at any time as a result of making the loan, any direct or indirect interest in the profits, Capital, or property of the Partnership other than as a secured creditor.

  IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement the day and year first above written.

General Partner:

ASHLEY CAPITAL MANAGEMENT, INCORPORATED


By:   _____________________________
      Michael P. Pacult
      President

Other General Partner:


By:   _____________________________
      Michael P. Pacult

Agent for Limited Partners:
Ashley Capital Management, Inc.

By:   _____________________________
      Michael P. Pacult
      President

*******************************************************************************
                EXHIBIT B TO ATLAS FUTURES FUND DISCLOSURE DOCUMENT

                      ATLAS FUTURES FUND, LIMITED PARTNERSHIP
                               REQUEST FOR REDEMPTION

To:  Ashley Capital Management, Inc.
     General Partner                        _____________________________
     5914 N. 300 West                       Our Social Security Number or
     P. O. Drawer C                         Taxpayer ID Number
     Fremont, IN 46737

Dear General Partner:

      The undersigned hereby requests redemption ("Redemption"), as defined in and subject to all the terms and conditions disclosed in the Offering Circular (the "Prospectus") delivered to the undersigned at the time of our purchase of limited partnership interests (the "Units") in Atlas Futures Fund, Limited Partnership, (the "Fund"), of _______________ Units (insert the number of Units to be Redeemed). This Redemption request, once approved and accepted by you as General Partner, will be at the Net Asset Value per Unit, as described in the Prospectus, as of the close of business at the end of the current month following such approval.

      The undersigned hereby represents and warrants that the undersigned is the true, lawful and beneficial owner of the Units to which this Request relates with full power and authority to request Redemption of such Units. Such Units are not subject to any pledge or otherwise encumbered.

      United States Taxable Limited Partners Only - Under penalty of perjury, the undersigned hereby certifies that the Social Security Number or Taxpayer ID Number indicated on this Request for Redemption is the undersigned's true, cared and complete Social Security Number or Taxpayer ID Number and that the undersigned is not subject to backup withholding under the provisions of section 3406(a)(1)(C) of the Internal Revenue Code.

      Non United States Limited Partners Only - Under penalty of perjury, the undersigned hereby certifies that (a) the undersigned is not a citizen or resident of the United States or (b) (in the case of an investor which is not an individual) the investor is not a United States corporation, partnership, estate or trust.

SIGNATURE(S) MUST BE IDENTICAL TO NAME(S) IN WHICH UNITS ARE REGISTERED

Please forward redemption funds by mail to the undersigned at:

_____________________________________________________________________________
Name                   Street                 City, State and Zip Code

Entity Limited Partner                        Individual Limited Partners(s)

________________________________              _______________________________
(Name of Entity)                              (Signature of Limited Partner)


By:
________________________________             ________________________________
(Authorized corporate officer, partner,       (Signature of Limited Partner)
 custodian or trustee)

________________________________
(Title)

*******************************************************************************
              EXHIBIT C TO ATLAS FUTURES FUND DISCLOSURE DOCUMENT


                    ATLAS FUTURES FUND, LIMITED PARTNERSHIP
                           SUBSCRIPTION REQUIREMENTS

      By executing the Subscription Agreement and Power of Attorney for Atlas Futures Fund Limited Partnership (the "Fund"), each purchaser ("Purchaser") of Limited Partnership Interests (the "Units") in the Partnership irrevocably subscribes for Units at a price equal to the Net Asset Value per Unit as of the end of the month in which the subscription is accepted as described in the Partnership's prospectus dated July __, 2007, (the "Prospectus"). The minimum subscription is $25,000, however, it may be lowered to not less than $5,000 by the General Partner; additional Units may be purchased in multiples of $1,000. Subscriptions must be accompanied by a check in the full amount of the subscription and made payable to "Star Bank for the acct. of Atlas". Purchaser is also delivering to the Partnership an executed Subscription
Agreement and Power of Attorney (Exhibit D to the Prospectus).   Upon
acceptance of Purchaser's Subscription Agreement and Power of Attorney, Purchaser agrees to contribute Purchaser's subscription to the Partnership and to be bound by the terms of the Partnership's Limited Partnership Agreement, attached as Exhibit A to the Prospectus. Purchaser agrees to reimburse the Partnership and Ashley Capital Management, Incorporated (the "General Partner") for any expense or loss incurred as a result of the cancellation of Purchaser's Units due to a failure of Purchaser to deliver good funds in the amount of the subscription price. By execution of the Subscription Agreement and Power of Attorney, Purchaser shall be deemed to have executed the Limited Partnership Agreement.

      As an inducement to the General Partner to accept this subscription, Purchaser (for the Purchaser and, if Purchaser is an entity, on behalf of and with respect to each of Purchaser's shareholders, partners or beneficiaries), by executing and delivering Purchaser's Subscription Agreement and Power of Attorney, represents and warrants to the General Partner, the Commodity Broker and the Fund, as follows:

(a) Purchaser is of legal age to execute the Subscription Agreement and Power of Attorney and is legally competent to do so. Purchaser acknowledges that Purchaser has received a copy of the Prospectus, including the Limited Partnership Agreement, prior to subscribing for Units.

(b) All information that Purchaser has heretofore furnished to the General Partner or that is set forth in the Subscription Agreement and Power of Attorney submitted by Purchaser is correct and complete as of the date of such Subscription Agreement and Power of Attorney, and if there should be any change in such information prior to acceptance of Purchaser's subscription, Purchaser will immediately furnish such revised or corrected information to the General Partner.

(c) Unless (d) or (e) below is applicable, Purchaser's subscription is made with Purchaser's funds for Purchaser's own account and not as trustee, custodian or nominee for another.

(d) The subscription, if made as custodian for a minor, is a gift Purchaser has made to such minor and is not made with such minor's funds or, if not a gift, the representations as to net worth and annual income set forth below apply only to such minor.

(e) If Purchaser is subscribing in a representative capacity, Purchaser has full power and authority to purchase the Units and enter and be bound by the Subscription Agreement and Power of Attorney on behalf of the entity for which he is purchasing the Units, and such entity has full right and power to purchase such Units and enter and be bound by the Subscription Agreement and Power of Attorney and become a Limited Partner pursuant to the Limited Partnership Agreement which is attached to the Prospectus as Exhibit A.

(f) Purchaser either is not required to be registered with the Commodity Futures Trading Commission ("CFTC") or to be a member of the National Futures Association ("NFA") or if required to be so registered is duly registered with the CFTC and is a member in good standing of the NFA.

(g) If the undersigned is acting on behalf of an "employee benefit plan," as defined in and subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or a "plan" as defined in and subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code") (a "Plan"), the individual signing this Subscription Agreement and Power of Attorney on behalf of the undersigned hereby further represents and warrants as, or on behalf of, the Plan responsible for purchasing units (the "Plan Fiduciary") that: (a) the Plan Fiduciary has considered an investment in the Fund for such plan in light of the risks relating thereto; (b) the Plan Fiduciary has determined that, in view of such considerations, the investment in the Fund is consistent with the Plan Fiduciary's responsibilities under ERISA; (c) the Plan's investment in the Fund does not violate and is not otherwise inconsistent with the terms of any legal document constituting the Plan or any trust agreement thereunder; (d) the Plan's investment in the Fund has been duly authorized and approved by all necessary parties; (e) none of the General Partner, the Fund's advisors, the Fund's cash manager, the Fund's futures brokers, any selling agent, any of their respective affiliates or any of their respective agents or employees: (i) has investment discretion with respect to the investment of assets of the Plan used to purchase units; (ii) has authority or responsibility to or regularly gives investment advice with respect to the assets of the Plan used to purchase units for a fee and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to the Plan and that such advice will be based on the particular investment needs of the Plan; or (iii) is an employer maintaining or contributing to the Plan; and (f) the Plan Fiduciary (i) is authorized to make, and is responsible for, the decision to invest in the Fund, including the determination that such investment is consistent with the requirement imposed by Section 404 of ERISA that Plan investments be diversified so as to minimize the risks of large losses, (ii) is independent of the General Partner, the Fund's advisors, the Fund's cash manager, the Fund's futures brokers, any selling agent, each of their respective affiliates, and (iii) is qualified to make such investment decision. The undersigned will, at the request of the General Partner, furnish the General Partner with such information as the General Partner may reasonably require to establish that the purchase of the units by the Plan does not violate any provision of ERISA or the Code, including without limitation, those provisions relating to "prohibited transactions" by "parties in interest" or "disqualified persons" as defined therein.

(h) If the undersigned is acting on behalf of a trust (the "Subscriber Trust"), the individual signing the Subscription Agreement and Power of Attorney on behalf of the Subscriber Trust hereby further represents and warrants that an investment in the Trust is permitted under the trust agreement of the Subscriber Trust, and that the undersigned is authorized to act on behalf of the Subscriber Trust under the trust agreement thereof.

(i) Purchaser represents and warrants that purchaser has (i) a net worth of at least $150,000 (exclusive of home, furnishings and automobiles) or (ii) an annual gross income of at least $45,000 and a net worth (similarly calculated) of at least $45,000. Residents of the following states must meet the requirements set forth below (net worth in all cases is exclusive of home, furnishings and automobiles). In addition, purchaser may not invest more than 10% of his net worth (exclusive of home, furnishings and automobiles) in the Fund.

State Suitability Requirements

3.	California-Net worth of at least $225,000 or a net worth of at least
$60,000 and annual taxable income of at least $60,000.

In the case of sales to fiduciary accounts, the net worth and income standards may be met by the beneficiary, the fiduciary account, or, if the donor or grantor is the fiduciary, by the donor or grantor who supplies the funds to purchase the partnership interests.

The foregoing suitability standards are regulatory minimums only. Merely because you meet such requirements does not necessarily mean that a high risk, speculative and illiquid investment such as one in the Fund is, in fact, suitable for you.

*******************************************************************************
              EXHIBIT D TO ATLAS FUTURES FUND DISCLOSURE DOCUMENT

                    ATLAS FUTURES FUND, LIMITED PARTNERSHIP
                     UNITS OF LIMITED PARTNERSHIP INTEREST
                           SUBSCRIPTION INSTRUCTIONS

                    Any person considering subscribing for
            Units should carefully read and review the Prospectus.

      The Units are speculative and involve a high degree of risk. No person may invest more than 10% of his or her liquid net worth (exclusive of home, furnishings and automobiles) in the Partnership. No entity-and, in particular, no ERISA plan-may invest more than 10% of its liquid net worth (readily marketable securities) in the Partnership. If a purchaser is allowed to purchase less than $25,000 in Units, then the purchaser must have a minimum annual gross income of $45,000 and a minimum net worth of $45,000 or, in the alternative, a minimum net worth of $150,000.

      A Subscription Agreement and Power of Attorney Signature Page (the "Signature Page") is attached to these Subscription Instructions and the following Subscription Agreement and Power of Attorney. The Signature Page is the document which you must execute if you wish to subscribe for Units. One copy of such Signature Page should be retained by you for your records and the others delivered to the Partnership.

      FILL IN ALL OF THE INFORMATION ON THE ATTACHED SIGNATURE PAGE, USING BLACK INK ONLY, AS FOLLOWS

      Item 1       -      Enter the dollar amount of the purchase.

      Items 2 - 7  -      Enter the Social Security Number or Taxpayer ID
Number and check the appropriate box to indicate the type of individual ownership desired or of the entity that is subscribing. In the case of joint ownership, either Social Security Number may be used.

      The Signature Page is self-explanatory for most ownership types; however, the following specific instructions are provided for certain of the ownership types identified on the Signature Page:

Trusts-Enter the trust's name on Line 3 and the trustee's name on Line 4, followed by "Ttee." If applicable, use Line 7 also for the custodian's name. Be sure to furnish the Taxpayer ID Number of the trust.

Custodian Under Uniform Gifts to Minors Act-Complete Line 3 with the name of minor followed by "UGMA." On Line 7, enter the custodian's name followed by "Custodian." Be sure to furnish the minor's Social Security Number. Partnership or Corporation-The partnership's or corporation's name is required on Line 4. Enter a partner's or officer's name on Line 4. Be sure to furnish the Taxpayer ID Number of the partnership or corporation. A subscriber who is not an individual must provide a copy of documents evidencing the authority of such entity to invest in the Partnership.

       Item 8      -       The investor(s) must execute the Subscription
Agreement and Power of Attorney Signature Page and review the representations relating to backup withholding tax or non-resident alien status underneath the signature and telephone number lines in Item 8.

      Item 9       -      General Partner must complete.
The Selling Agent's copy of the Subscription Agreement and Power of Attorney Signature Page may be required to be retained in the Selling Agent's office.

                    ATLAS FUTURES FUND, LIMITED PARTNERSHIP
                     UNITS OF LIMITED PARTNERSHIP INTEREST
        BY EXECUTING THIS SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY
               SUBSCRIBERS ARE NOT WAIVING ANY RIGHTS UNDER THE
                   SECURITIES ACT OF 1933 OR THE SECURITIES
                             EXCHANGE ACT OF 1934
                          SUBSCRIPTION AGREEMENT AND
                               POWER OF ATTORNEY


Ashley Capital Management, Inc.
General Partner                             ________________________________
5914 N. 300 West                            Your Social Security Number or
P. O. Drawer C                              Taxpayer ID Number
Fremont, IN 46737

Dear General Partner:

1. Subscription For Units. I hereby subscribe for the number of Limited Partnership Units ("Units") in Atlas Futures Fund, Limited Partnership (the "Fund") set forth below (minimum $25,000) in the Subscription Agreement and Power of Attorney Signature Page, at a price per Unit as set forth in the Fund's prospectus dated July __, 2007 (the "Prospectus"). I have completed and executed a Subscription Agreement and Power of Attorney Signature Page in the form attached hereto as Exhibit "D", and delivered the executed Subscription Documents to the Sales Agent and executed a check made payable to "Star Bank for the acct. of Atlas" to be delivered by the Sales Agent to the Depository Agent within 24 hours after receipt for deposit to the Depository Account. The General Partner may, in its sole and absolute discretion, accept or reject this subscription, in whole or in part. If this subscription is accepted, I understand subscribers will earn additional Units in lieu of interest earned on the undersigned's subscription during any period of time, if any, such subscription is held in the depository account. If this subscription is rejected, all funds remitted by the undersigned will be returned, together with any interest earned from the depository account, if any.

2. Representations and Warranties of Subscriber. I have received a copy of the Prospectus. I understand that by submitting this Subscription Agreement and Power of Attorney I am making the representations and warranties set forth in "Exhibit C - Subscription Requirements" contained in the Prospectus, including, without limitation, representations and warranties relating to my net worth and annual income. Additionally, I understand that my broker/dealer account application will be forwarded to the General Partner to review my suitability for this investment.

3. Power of Attorney. In connection with my acceptance of an Interest in the Partnership, I do hereby irrevocably constitute and appoint the General Partner, and its successors and assigns, as my true and lawful Attorney-in-Fact, with full power of substitution, in my name, place and stead, to (i) file, prosecute, defend, settle or compromise litigation, claims or arbitration on behalf of the Partnership; and, (ii) make, execute, sign, acknowledge, swear to, deliver, record and file any documents or instruments which may be considered necessary or desirable by the General Partner to carry out fully the provisions of the Limited Partnership Agreement of the Partnership, which is attached as Exhibit A to the Prospectus, including, without limitation, the execution of the said Agreement itself and by effecting all amendments permitted by the terms thereof. The Power of Attorney granted hereby shall be deemed to be coupled with an interest and shall be irrevocable and shall survive, and shall not be affected by, my subsequent death, incapacity, disability, insolvency or dissolution or any delivery by me of an assignment of the whole or any portion of my interest in the Partnership.

4. Irrevocability; Governing Law. You may revoke your subscription for five business days after you send it to us (the "Revocation Period"). After the lapse of five business days from submission, your subscription will be irrevocable. The Units offered to you are subject to prior sale. I hereby acknowledge and agree that after the Revocation Period I am not entitled to cancel, terminate or revoke this subscription or any of my agreements hereunder and that this subscription and such agreements shall survive my death or disability. This Subscription Agreement and Power of Attorney shall be governed by and interpreted in accordance with the laws of the State of Delaware.


                    ATLAS FUTURES FUND, LIMITED PARTNERSHIP
                    Units of Limited Partnership Interests

                 Subscription Agreement and Power of Attorney

                                Signature Page

The investor named below, by execution and delivery of this Subscription Agreement and Power of Attorney, by payment of the purchase price for Limited Partnership Interests (the "Units") in Atlas Futures Fund, Limited Partnership (the "Partnership"), and by enclosing a check payable to "Star Bank for the acct. of Atlas", hereby subscribes for the purchase of Units, at a price per Unit as set forth in the Partnership's prospectus dated July
__, 2007 (the "Prospectus").

The named investor further, by signature below, acknowledges (i) receipt of the Prospectus; (ii) that such Prospectus includes the Partnership's Limited Partnership Agreement, the Subscription Requirements, and the Subscription Agreement and Power of Attorney set forth therein, the terms of which govern the investment in the Units being subscribed for hereby; (iii) that this subscription may be revoked within five business days after submission; and,
(iv) after the lapse of five business days from submission, this subscription will be irrevocable.

By my signature below, I represent that I satisfy the requirements relating to net worth and annual income as set forth in Exhibit C to the Prospectus.

1) Total $ Amount __________________ (minimum of $25,000, unless lowered to less than $25,000 but not less than $5,000 by the General Partner; $1,000 minimum for investors making an additional investment)

2)  Social Security Number  _____-___-_____
    Taxpayer ID #           _____-___-_____

Taxable Investors (check one):
O Individual Ownership
O Trust other than a Grantor or Revocable Trust
O Joint Tenants with Right of Survivorship
O Estate
O UGMA/UTMA (Minor)
O Tenants in Common
O Community Property
O Partnership
O Corporation
O Grantor or Other Revocable Trust

Non-Taxable Investors (check one):
O IRA
O Profit Sharing
O IRA Rollover
O Defined Benefit
O Pension
O Other (specify)
O SEP

3) Investor's Name _________________________________________________________

4) _________________________________________________________________________
  Additional Information (for Estates, Trusts, Partnerships and Corporations)

5) Resident Address of Investor
   _________________________________________________________________________
   Street (P.O. Box not acceptable)    City       State          Zip Code

6) Mailing Address(if different)
   _________________________________________________________________________
   Street                              City       State          Zip Code

7) Custodian Name and Mailing Address
   _________________________________________________________________________
   Name      Street (P.O. Box not acceptable)    City      State    Zip Code

Signature(s) - do not sign without familiarizing yourself with the information in the Prospectus, including: (i) the fundamental risks and financial hazards of this investment, including the risk of losing your entire investment; (ii) that the Partnership is the first client account to trade in the Atlas Futures Fund portfolio; (iii) the Partnership's substantial charges; (iv) the Partnership's highly leveraged trading activities; (v) the lack of liquidity of the Units including a lock-in period of twelve months; (vi) the existence of actual and potential conflicts of interest in the structure and operation of the Partnership; (vii) that Limited Partners may not take part in the management of the Partnership; and
(viii) the tax consequences of the Partnership.

8)                         INVESTOR(S) MUST SIGN

   X_________________________________________________________
   Signature of Investor                Date    Telephone No.

   X_________________________________________________________
   Signature of Joint Investor (if any)   Date

Investor must sign individually, or pursuant to a power of attorney; provided, however, that such power of attorney has not been granted to the Partnership.

Executing and delivering this Subscription Agreement and Power of Attorney shall in no respect be deemed to constitute a waiver of any rights under the Securities Act of 1933 or under the Securities Exchange Act of 1934.

UNITED STATES INVESTORS ONLY

I have checked the following box if I am subject to backup withholding under the provisions of Section 3406(a)(1)(C) of the Internal Revenue Code: 0. Under the penalties of perjury, by signature above I hereby certify that the Social Security Number or Taxpayer ID Number set forth in Item 2 above is my true, correct and complete Social Security Number of Taxpayer ID Number and that the information given in the immediately preceding sentence is true, correct and complete.

NON-UNITED STATES INVESTORS ONLY

Under the penalties of perjury, by signature above, I hereby certify that (a) I am not a citizen or resident of the United States or (b) (in the case of an investor which is not an individual) the investor is not a United States corporation, partnership, estate or trust: 0.

9)      GENERAL PARTNER MUST SIGN

Ashley Capital Management, Inc., the general partner of the Partnership, hereby accepts the above investor to become a limited partner on first business day of the month following the date below.

BY: Ashley Capital Management, Inc.

X______________________________           _____________________________
Michael P. Pacult, President              Date


                            ATLAS FUTURES FUND, LP
               SUBSCRIBER NEW ACCOUNT APPLICATION AND AGREEMENT

In this agreement, the following terms are used: I, me, my, mine refer to the subscriber identified in the Atlas Futures Fund, LP Subscription Agreement. You, your and yours refer to Atlas Futures Fund, LP ("Atlas")

TO: ATLAS FUTURES FUND, LP

In consideration of Atlas' acceptance of this subscription agreement for review, the undersigned agrees as follows:

1. Authority and Ownership. I have the required legal capacity, am authorized to enter into this agreement and have obtained and will provide you with all necessary authorizations from third parties to open accounts and effect transactions in direct participation securities under this agreement. I will be the owner of all securities purchased by and sold to me.

2. No Advice. I understand that you provide no tax, legal or investment advice, nor do you give advice or offer any opinion with respect to the suitability of any security or order. All purchases of Atlas partnership interests ("Units") will be done only on my order or the order of my authorized delegate except as described in paragraph 5.

3.      Appointment of Ashley Capital Management, Inc. ("Ashley") as Agent.
I appoint Ashley as my agent for the purpose of carrying out my directions with respect to the purchase or sale of Units. To carry out Ashley's duties, Ashley is authorized to provide information to Atlas and to third parties and take such other steps as are reasonable to carry out my directions.

4. Purchase and Sale Orders. I agree that together with all executed documents required to purchase Units, I will forward the funds required to pay for such Units. Checks will by made payable to "Star Bank for the acct. of Atlas."

5. Indebtedness. Upon the purchase or sale of Units, if you are unable to settle the transaction by reason of my failure to make payment in good form, I authorize you to take steps necessary to complete or cancel the transaction to minimize your loss, and I agree to reimburse you for any and all costs, losses or liabilities incurred by you, including attorney's fees. In the event I become indebted to you in the operation of this account, I agree that I will repay such indebtedness upon demand.

6. Force Majeure. You shall not be liable for loss of delay caused directly or indirectly by war, natural disasters, government restrictions, exchange or market rulings or other conditions beyond your control.

7. Recording Conversations. I understand and agree that for our mutual protection you may tape record any of our telephone conversations.

8. Relationship with Atlas. I understand that my subscription documentation will be reviewed by you. I understand and agree that you may refuse to accept my subscription or to process any other transaction which I may wish to effect.

9. Fees and Charges. I agree to the fees and charges indicated in the prospectus I received dated July __, 2007.

10. Joint Accounts. If this is a joint account, unless we notify you otherwise and provide such documentation as you require, the account(s) shall be considered by us jointly with right of survivorship (payable to either or the survivor of us). Each joint tenant irrevocably appoints the other as attorney-in-fact to take all action on his behalf and to represent him in all respects in connection with this Agreement. You shall be fully protected in acting upon the instructions of either of us, in sending confirmation advices, notices or other communications instructions of either of us, or in otherwise dealing with either of us. Each of us shall be liable, jointly to either of us, or in otherwise dealing with either of us. Each of us shall be liable, jointly and individually, for any amounts due to you pursuant to this Agreement, whether incurred by either or both of us.

11. Amendments and Termination. You may amend this agreement at any time in any respect, effective upon notice to me. You may, at your discretion, terminate this service at any time, effective upon notice to me. I will continue to be responsible for any obligation incurred by me prior to termination.

12. GOVERNING LAW. THIS AGREEMENT IS GOVERNED BY THE LAWS OF THE STATE OF DELAWARE.

13.      ARBITRATION DISCLOSURES.

*      ARBITRATION IS FINAL AND BINDING ON THE PARTIES.

* THE PARTIES ARE WAIVING THEIR RIGHT TO SEEK REMEDIES IN COURT, INCLUDING THE RIGHT TO JURY TRIAL.

* PRE-ARBITRATION DISCOVERY IS GENERALLY MORE LIMITED THAN AND DIFFERENT FROM COURT PROCEEDINGS.

* THE ARBITRATORS' AWARD IS NOT REQUIRED TO INCLUDE FACTUAL FINDINGS OR LEGAL REASONING AND ANY PARTY'S RIGHT TO APPEAL OR TO SEEK MODIFICATION OF RULING BY THE ARBITRATORS IS STRICTLY LIMITED.

14.      AGREEMENT TO ARBITRATE CONTROVERSIES.

IT IS AGREED THAT ANY CONTROVERSY BETWEEN US ARISING OUT OF THIS AGREEMENT SHALL BE SUBMITTED TO ARBITRATION CONDUCTED BEFORE A SINGLE ARBITRATOR SELECTED AND CONDUCTED PURSUANT TO THE RULES OF THE AMERICAN ARBITRATION ASSOCIATION. ARBITRATION MUST BE COMMENCED BY SERVICE UPON THE OTHER PARTY OF A WRITTEN DEMAND FOR ARBITRATION OR WRITTEN NOTICE OF INTENTION TO ARBITRATE.

15. If any information on this SUBSCRIBER NEW ACCOUNT APPLICATION AND AGREEMENT is misstated, the person or persons signing on behalf of the account will be held liable for the misstatement, as you will rely on the information given by us. You assume no responsibility for misstatements.

16. Obligation to Review Statements. The person or a person acting on their behalf will review transaction statements and notice to partners within 10 days from their receipt and will advise you of any discrepancies as soon as possible.

17. Statute of Limitations. The undersigned agrees that any claims from transactions with you must be brought, if at all, within 2 years from the date of the transaction.

                            ATLAS FUTURES FUND, LP
               SUBSCRIBER NEW ACCOUNT APPLICATION AND AGREEMENT
                         5914 N. 300 West - P.O. Box C
                               Fremont, IN 46737
                   Tel: (260) 833-1306 - Fax: (260) 833-4411

Section I

_______-_____-________    ___________________
Social Security Number    D.O.B.

_____________________________________________
Name                   Work Phone

_____________________________________________
Address                Home Phone

_____________________________________________
City, State, Zip       Fax

_____________________________________________
Dollar Amount Investing   Email

_____________________________________________
Occupation             Employer

_____________________________________________
Type of Business       Years Employed

Educational Background

_____________ _____________ _________________
    10-11        12-15        16+

Number of Dependents ________

_____________________________________________
Prior Years of Investment Experience

_____futures  _____futures options  _____mutual funds

_____stocks   _____stock options    _____bonds

Investment References

A. __________________________________________

B. __________________________________________

Bank Reference ______________________________

____ ____ Have you filed for bankruptcy in the last 10 years?
Yes  No

____ ____ Have you filed a claim against a commodity or securities broker?
Yes  No

Section II

I agree to accept high and speculative risk. ___    I do not agree. ___

________________________________________________
Type of Account             Title of Account

__________________________ _________________ _______-_____-_______
Joint Investor Name          D.O.B.       Soc. Security Number

________________________________________________
Joint Occupation            Employer

U.S. Citizen? ______ ______
               Yes     No

State of Residency _____________________
                   Name of State

Is customer or any member of customer's immediate family employed by a member of a stock exchange or the NASD?

________ _________
Yes        No

Is customer an officer of a public company?

________ _________
Yes        No

Estimated Individual Net Worth  $______________________
(exclusive of primary residence, furnishings and automobiles)

Estimated Liquid Assets  $____________________

Estimated Risk Capital  $____________________

Tax Bracket  %____________________

Avg. Income Past Two Years  $____________________

Anticipated Income for the Current Year  $____________________

TO ATLAS FUTURES FUND, LP:

IN CONSIDERATION OF ATLAS OPENING ONE OR MORE ACCOUNTS FOR THE UNDERSIGNED, I HEREBY ACKNOWLEDGE THAT I HAVE READ AND UNDERSTAND THE TERMS SET FORTH IN THE SUBSCRIBER NEW ACCOUNT APPLICATION AND AGREEMENT ON THE PRECEDING PAGE AND AGREE TO SUCH TERMS. THIS AGREEMENT CONTAINS A PREDISPUTE ARBITRATION CLAUSE IN PARAGRAPHS 13 AND 14. I HEREBY CERTIFY THAT THE ABOVE INFORMATION IS COMPLETE AND CORRECT.

Tax Certification: Under penalties of perjury, I certify that the number shown on this form is my correct taxpayer identification number or if not, then the number I have entered above per instructions is my correct taxpayer identification number, and that I am not subject to backup withholding.


________________________ _______  ________________________ ______
Client Name (Signature)  Date     Client Name (Signature)  Date

________________________________  _______________________________
Client Name (Print)               Client Name (Print)

Accepted by: Ashley Capital Management, Inc.

X______________________________   _____________________________
Michael P. Pacult, President      Date

*******************************************************************************
              EXHIBIT E TO ATLAS FUTURES FUND DISCLOSURE DOCUMENT

                             DEPOSITORY AGREEMENT

THIS AGREEMENT (the "Agreement") is made and entered into as of the ___ day of January, 2005, by and among Atlas Futures Fund, Limited Partnership, ("Atlas" or the "Fund"), Ashley Capital Management, Inc., 5914 N. 300 West,
P. O. Box, C, Fremont, IN 46737, (the "General Partner"), and Star Financial Bank (the "Depository"), 2004 N. Wayne St., Angola, IN 46703, a bank unaffiliated with the Fund or General Partner and otherwise qualified to be a depository within the definition of Section 3(a)(2) of the Securities Act of 1933.

1. Account Opened. (a) The General Partner establishes and the Depository accepts and opens an account that will be invested in short term bank certificates of deposit titled "Star Bank for the acct. of Atlas" to clear proceeds of sale of limited partnership interests (the "Units") and hold such proceeds until the General Partner either accepts the proceeds into the Atlas account or rejects the subscription and directs the Depository to return the proceeds to the prospective investor. (b) Limited partnership interests (the "Units") will be sold by the Fund on a best efforts basis and either delivered by the investor directly to the Depository by wire transfer or by check by the General Partner by noon of the following day. (c) Units will be sold at the Net Asset Value per Unit computed after the close of business on the last business day of each month and transferred to the Fund as of the open on the first business day of each month. The General Partner shall direct all subscribers to make their checks to "Star Bank for the acct. of Atlas." Any instrument not so made out shall be promptly returned to the subscriber, with notice to the General Partner. The General Partner will supply the Depository with a list of the subscribers to identify their name, address and amount of subscription. The General Partner will be solely responsible for the allocation of interest earned among the subscribers.

2. Transfer of Subscribers' Funds. The General Partner shall promptly transmit all checks and wire transfers for the purchase of Units directly to the Depository. At the time of delivery of the proceeds to the Depository, the General Partner shall provide the Depository with the name and address of the subscriber for the Units. On the first business day of each month (the "Delivery Date"), the Depository shall deliver all proceeds plus interest by check or account transfer to the Fund. Should the Fund reject a subscription for any reason or cease business prior to the Delivery Date, the Depository shall promptly return the proceeds directly to each subscriber plus interest as allocated by the General Partner without deduction for costs or expenses from the amounts paid to the subscribers, and the Depository shall notify the General Partner of its distribution of the funds. The proceeds returned to each subscriber shall be free and clear of any and all claims of the Fund or any of its creditors. The General Partner is solely responsible for the allocation of the interest earned to the subscribers.

3. No Creditor's Rights. The General Partner agrees that neither it nor the Fund is entitled to any funds in the Depository account prior to the Delivery Date, and no amounts deposited in the Depository Account shall become the property of or be subject to the debts of the General Partner, Fund or any other entity or person.

4. Collection Procedure. The Depository is hereby authorized to forward each check for collection and, upon collection of the proceeds of each check, deposit the collected proceeds in the account. As an alternative, the Depository may telephone the bank on which the check is drawn to confirm that the check has been paid. Any check returned unpaid shall be returned by Star Bank to the subscriber with notice to the General Partner. If the Fund rejects any subscription for which the Depository has already collected funds, the Depository shall promptly issue a refund check to the rejected subscriber. If the General Partner rejects any subscription for which the Depository has not yet collected funds but has submitted the subscriber's check for collection, the Depository shall promptly issue a check in the amount of the subscriber's check to the rejected subscriber after the Depository has cleared such funds. If the Depository has not yet submitted a rejected subscriber's check for collection, the Depository shall promptly remit the subscriber's check directly to the subscriber.

5. Depository Liability Limited. Depository shall have no liability under, or duty to inquire into, the terms and provisions of any other document or instrument utilized in connection with the Offering, and it is agreed that the duties of Depository are purely ministerial in nature, and that Depository shall incur no liability whatsoever under this Agreement, except for acts or omissions of the Depository involving or constituting willful misconduct, fraud, gross negligence or bad faith.

6. Depository May Resign. Depository may, at any time, resign hereunder by giving written notice of its intent to resign to the other parties hereto, at their respective addresses set forth above, at least ten (10) days prior to the date specified for such resignation to take effect, and upon the effective date of such resignation the proceeds, including all accrued interest, shall be delivered by Depository to the person designated in writing by the General Partner or a court of competent jurisdiction, whereupon all of Depository's obligations hereunder shall cease and terminate. Notwithstanding the foregoing, nothing in this paragraph releases Depository or relieves it of any of its obligations that existed prior to the effective date of Depository's resignation including, without limitation, liability for willful misconduct, fraud, gross negligence or bad faith. Notwithstanding the foregoing, nothing in this paragraph releases the General Partner of its obligations under the Securities and Exchange Act including, but not limited to, Rules 15c2-4 and 10b-9.

7. Depository Indemnification. The General Partner agrees to indemnify, defend and hold Depository harmless from and against any and all loss, damage, tax, liability and expense that may be incurred by Depository and arising out of or in connection with its acceptance of appointment as depository hereunder, including reasonable attorneys' fees and other legal costs and expenses of defending itself against any claim or liability in connection with its performance hereunder, except in the case of willful misconduct, fraud, gross negligence or bad faith on the part of Depository. Depository may consult with and rely on its attorneys with respect to any dispute not assumed or defended by the General Partner and this indemnification shall include all reasonable and necessary attorneys' fees of Depository in connection with such consultation.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

ASHLEY CAPITAL MANAGEMENT, INC.            STAR FINANCIAL BANK


By: ____________________________           By: __________________________
    Mr. Michael Pacult                         Thad Wright
    President                                  Vice President

ATALS FUTURES FUND, LP
By:  Ashley Capital Management, Inc.


By: ____________________________
    Mr. Michael Pacult
    President

*******************************************************************************
              EXHIBIT F TO ATLAS FUTURES FUND DISCLOSURE DOCUMENT

                         INVESTMENT ADVISORY CONTRACT
                        CLARKE CAPITAL MANAGEMENT, INC.

	THIS AGREEMENT is made and entered as of this ____ day of _____________, 2005, between Atlas Futures Fund, Limited Partnership, (the "Fund") and Clarke Capital Management, Inc., an Illinois corporation (the "CTA").

WITNESSETH:

	In consideration of the deposit by the Fund of equity to Man Financial, Inc. (the "FCM") in the name of the Fund (this account and any other accounts, which may be assigned to the CTA in the future are collectively hereinafter called the "Account") and the grant of the power of attorney on the standard form of the FCM to the CTA to permit the CTA to enter trades for the Fund in the Account and the opportunity to earn incentive fees by the CTA, the parties hereto agree as follows:

1.	The CPO shall determine the amount the Fund shall initially deposit in the Account with the FCM, which the CTA agrees to manage pursuant to the terms of this Agreement. Subsequent deposits and accumulation of profits in the Account, less withdrawals and losses, shall also be subject to this Agreement. At its sole discretion, the Fund may add or withdraw funds at any time from the Account by written request to the FCM with a copy to the CTA.

2. 	The CTA will cause futures contracts, and when deemed advisable, options on futures and forward contracts, to be bought and sold on behalf of the Fund in the Account. The CTA will have the sole authority to issue all necessary instructions to the FCM to effect trading for the Fund's Account. All such transactions shall be for the account and risk of the Fund. The CTA agrees to use its best efforts to exit all futures trades prior to delivery of any commodity that requires storage or other costs.

3. 	The CTA's services are not rendered exclusively for the Fund and the
Fund agrees that the CTA is free to continue to provide and offer similar services to others. The General Partner may change or add another FCM for the Account assigned to the CTA at any time upon written direction to the FCM and the CTA, and the FCM and the CTA agree to effect the transfer and sign the forms necessary to complete such change or addition, provided such transfer does not conflict with any prior agreements the CTA has with the FCM.

4.  	The CTA will use its best efforts to obtain an equity run from the FCM before the opening of business the next trading day. Unless authorized in writing by the CPO, the CTA will use only the equity in the Account assigned to the CTA by the CPO for margins to hold the positions taken by the CTA. No equity in the Account assigned to the CTA will be commingled or margined, for any purpose, with any other account at the FCM. The CPO, upon written instruction to the FCM, may terminate, for any reason, the power of attorney and suspend the trading authority of the CTA to enter trades with the FCM.
In the event of a termination of the power of attorney, the CTA agrees that the FCM shall accept no further instructions from the CTA but shall place the Account upon liquidation only to be handled in written instructions from the CPO to the FCM.

5.	The Fund agrees to execute, from time to time, the Acknowledgment of
Receipt of Disclosure Document from the CTA. By signing, the Fund agrees that it has received and understands and the CTA represents that it has
supplied the most recent copy of the CTA's Risk Disclosure Document.   The
CTA will promptly review the Fund offering documents submitted by the Fund to it, from time to time, and will furnish its consent, in the form requested by the Fund, to the filing of forms and offering documents with the Federal and State security and commodity regulators.

6. 	The Fund agrees to execute the CTA's Managed Account Compensation
Agreement. The CTA will not be paid a management fee. The CTA will be paid an incentive fee of twenty-five percent (25%), of the New Net Profit earned each calendar quarter. The Fund accountant will calculate the fee subject to approval by the CTA, and the fee shall not be deducted from the Account, but will be paid upon submission of an invoice by the CTA to the CPO of the Fund. Once approved by the CPO, the incentive fee will be paid promptly from the Fund account selected by the CPO.

7. 	The Fund and the CTA agree that they have or will properly execute all necessary forms for opening the Account with the FCM; provided, however, any disputes between the Fund and the CTA will be submitted to arbitration before a single arbitrator selected by the American Arbitration Association, not the National Futures Association, and only upon written agreement of the parties at the time such dispute arises. The terms of this Agreement will supersede, and in the event of conflicts with any other agreement, the terms of this Agreement shall control. This Agreement will be governed by the laws of the State of Illinois and any dispute concerning arbitration will be resolved by a Federal or State court of competent jurisdiction located in Chicago, Illinois.

	IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement the day and year first above written.

Atlas Futures Fund, Limited Partnership    Clarke Capital Management, Inc.
By:  Ashley Capital Management, Inc.


_________________________________          ____________________________
Michael P. Pacult                          Michael J. Clarke
President                                  President



*******************************************************************************
              EXHIBIT G TO ATLAS FUTURES FUND DISCLOSURE DOCUMENT

                         INVESTMENT ADVISORY CONTRACT
                            NuWave Investment Corp.

	THIS AGREEMENT is made and entered as of this ____ day of _____________, 2006, between Atlas Futures Fund, Limited Partnership, (the "Fund") and NuWave Investment Corp, a New Jersey corporation (the "CTA").

WITNESSETH:

	In consideration of the deposit by the Fund of equity to Man Financial, Inc. (the "FCM") in the name of the Fund (this account and any other accounts, which may be assigned to the CTA in the future are collectively hereinafter called the "Account") and the grant of the power of attorney on the standard form of the FCM to the CTA to permit the CTA to enter trades for the Fund in the Account and payment of management fees to and the opportunity to earn incentive fees by the CTA, the parties hereto agree as follows:

1.	Ashley Capital Management, Inc., the Fund general partner and commodity pool operator (the "CPO"), shall determine the amount the Fund deposits in the Account with the FCM, or some other registered futures commission merchant, in U.S. funds equity, which the CTA agrees to manage pursuant to the terms of this Agreement. Subsequent deposits and accumulation of profits in the Account, less withdrawals and losses, shall also be subject to this Agreement. At its sole discretion, the Fund may add or withdraw funds at any time from the Account by written request to the FCM with a copy to the CTA.

2. 	The CTA will cause futures contracts, and when deemed advisable, options on futures and forward contracts, to be bought and sold on behalf of the Fund in the Account. The CTA will have the sole authority to issue all necessary instructions to the FCM to effect trading for the Fund's Account. All such transactions shall be for the account and risk of the Fund. The CTA agrees to use its best efforts to exit all futures trades prior to delivery of any commodity that requires storage or other costs.

3. 	The CTA's services are not rendered exclusively for the Fund and the
Fund agrees that the CTA is free to continue to provide and offer similar services to others. The CPO may change or add another FCM for the Account assigned to the CTA at any time upon written direction to the FCM and the CTA, and the FCM and the CTA agree to effect the transfer and sign the forms necessary to complete such change or addition, provided such transfer does not conflict with any prior agreements the CTA has with the FCM.

4.  	The CTA will use its best efforts to obtain an equity run from the FCM before the opening of business the next trading day. Unless authorized in writing by the CPO, the CTA will use only the equity in the Account assigned to the CTA by the CPO for margins to hold the positions taken by the CTA. No equity in the Account assigned to the CTA will be commingled or margined, for any purpose, with any other account at the FCM. The CPO, upon written instruction to the FCM, may terminate, for any reason, the power of attorney and suspend the trading authority of the CTA to enter trades with the FCM.
In the event of a termination of the power of attorney, the CTA agrees that the FCM shall accept no further instructions from the CTA but shall place the Account upon liquidation only to be handled in written instructions from the CPO to the FCM.

5.	The Fund agrees to execute, from time to time, the Acknowledgment of
Receipt of Disclosure Document from the CTA. By signing, the Fund agrees that it has received and understands and the CTA represents that it has
supplied the most recent copy of the CTA's Risk Disclosure Document.   The
CTA will promptly review the Fund offering documents submitted by the Fund to it, from time to time, and will furnish its consent, in the form requested by the Fund, to the filing of forms and offering documents with the Federal and State security and commodity regulators.

6. 	The Fund will pay the CTA an annual management fee, payable monthly, based on the rate of trading assigned by the CTA and approved by the CPO, of up to three percent (3%) of the first $2,000,000 in equity assigned to the CTA and up to two percent (2%) on equity above $2,000,000. The CTA will be paid an incentive fee of twenty percent (20%), of the New Net Profit earned
each calendar quarter.   The Fund accountant will calculate the fee subject
to approval by the CTA, and the fee shall not be deducted from the Account, but will be paid upon submission of an invoice by the CTA to the CPO of the
Fund.   Once approved by the CPO, the incentive fee will be paid promptly from the Fund account selected by the CPO. Interest on cash and cash equivalents such as T-Bills and money market account shall not be included as profits for incentive fee purposes.

7. 	The Fund and the CTA agree that they have or will properly execute all necessary forms for opening the Account with the FCM; provided, however, any disputes between the Fund and the CTA will be submitted to arbitration before a single arbitrator selected by the American Arbitration Association, not the National Futures Association, and only upon written agreement of the parties at the time such dispute arises. The terms of this Agreement will supersede, and in the event of conflicts with any other agreement, the terms of this Agreement shall control. This Agreement will be governed by the laws of the State of Illinois and any dispute concerning arbitration will be resolved by a Federal or State court of competent jurisdiction located in Chicago, Illinois.

	IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement the day and year first above written.


Atlas Futures Fund, Limited Partnership    NuWave Investment Corp.
By:  Ashley Capital Management, Inc.


_________________________________          ____________________________
Michael P. Pacult                          Troy Buckner
President                                  Principal

*******************************************************************************
                                  FORM S-1

Registration No. 333-59976

                                  PART II

                   INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

(b) The Selling Agreement between Futures Investment Company and the Registrant contains an indemnification from the General Partner to the effect that the disclosures in the Prospectus are in compliance with Rule 10b5 and otherwise true and complete. This indemnification speaks from the date of the first offering of the Units through the end of the applicable statute of limitations. The Partnership has assumed no responsibility for any indemnification to Futures Investment Company and the General Partner is prohibited by the Partnership Agreement from receiving indemnification for breach of any securities laws or for reimbursement for insurance for coverage for any such claims. See
Article X, Section 10.4 (b) and (e).

(d) There are no indemnification agreements which are not contained in the Limited Partnership Agreement attached as Exhibit A, the Selling
Agreement or  the Clearing Agreement.

Item 16. Exhibits and Financial Statement Schedules.

The following documents (unless indicated) are filed herewith and made a part of this Registration Statement:

(a)      Exhibits.

Exhibit
Number    Description of Document

(1) - 01 Selling Agreement dated February 1, 1998, among the Partnership, the General Partner, and Futures Investment Company, the Selling
          Agent
(2)       None
(3) - 01  Articles of Incorporation of the General Partner
(3) - 02  By-Laws of the General Partner
(3) - 03  Board Resolution of General Partner to authorize formation of
          Delaware Limited Partnership
(3) - 04 Amended and Restated Agreement of Limited Partnership of the Registrant dated February 1, 1998 (included as Exhibit A to the Prospectus)
(3) - 05  Certificate of Limited Partnership, Designation of Registered
          Agent, Certificate of Initial Capital filed with the Delaware Secretary of State, and Delaware Secretary of State acknowledgment of filing of Certificate of Limited Partnership
(4) - 01 Amended and Restated Agreement of Limited Partnership of the Registrant dated February 1, 1998 (included as Exhibit A to the Prospectus)
(5) - 01 Opinion of The Scott Law Firm, P.A. relating to the legality of the Partnership Units.
(6)       Not Applicable
(7)       Not Applicable
(8) - 01 Opinion of The Scott Law Firm, P.A. with respect to Federal income tax consequences.
(9)       None
(10) - 01 Form of Advisory Agreements between the Partnership and the CTAs (included as Exhibit F to the Prospectus)
(10) - 02 Form of New Account Agreement between the Partnership and the FCM
(10) - 03 Form of Subscription Agreement and Power of Attorney
          (included as Exhibit D to the Prospectus).
(10) - 04 Escrow Agreement among Escrow Agent, Underwriter, and the Partnership. (included as Exhibit E to the Prospectus).
(10) - 05 Introducing Broker Clearing Agreement by and between Refco, Inc. as futures commission merchant (the "FCM") and Futures Investment
          Company as introducing broker (the "IB")
(11)      Not Applicable - start-up business
(12)      Not Applicable
(13)      Not Required
(14)      None
(15)      None
(16)      Not Applicable
(17)      Not Required
(18)      Not Required
(19)      Not Required
(20)      Not Required
(21)      None
(22)      Not Required
(23) - 01 Consent of Frank L. Sassetti & Co., Certified Public Accountants
(23) - 02 Consent of James Hepner, Certified Public Accountant
(23) - 03 Consent of The Scott Law Firm, P.A.
(23) - 04 Consent of Clarke Capital Management, Inc., Commodity Trading Advisor
(23) - 05 Consent of Futures Investment Company, as Selling Agent
(23) - 06 Consent of Futures Investment Company, as Introducing Broker
(23) - 07 Consent of Refco, Inc., Futures Commission Merchant
(23) - 08 Consent of Jordan, Patke & Associates, Ltd.
(24)      None
(25)      None
(26)      None
(27)      Not Applicable
(28)      Not Applicable
(99) - 01 Subordinated Loan Agreement for Equity Capital
(99) - 02 Representative's Agreement between Futures Investment Company and Shira Del Pacult

(b)   Financial Statement Schedules.

      No Financial Schedules are required to be filed herewith.

Item 17. Undertakings.

(a)  The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental: change in the information set forth in the registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)  That the registrant is not a foreign private issuer.

(5) That, for the purpose of determining liability under the Securities Act of 1933:

(i)  Each prospectus filed by the registrant pursuant to Rule
424(b)(3)shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i),
(vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)  The undersigned Registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A, if any pre-effective amendment was used, and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) The General Partner has provided an indemnification to Futures Investment Company, the best efforts selling agent. The Partnership (issuer) has not made any indemnification to Futures Investment Company.

Insofar as indemnification for liabilities under the Securities
Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant including, but not limited to, the General Partner pursuant to the provisions described in Item 14 above, or otherwise, the Registrant had been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the
Securities Act of 1933 and is, therefore, unenforceable.   In the event that
a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any such action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


*******************************************************************************

Pursuant to the requirements of the Securities Act of 1933, in the City of Fremont in the State of Indiana on this 6th day of July, 2007, Mr. Michael Pacult, the individual general partner of the Registrant, signed this Registration Statement; and Ashley Capital Management, Inc., the corporate general partner of the Registrant, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

ASHLEY CAPITAL MANAGEMENT, INC.        ATLAS FUTURES FUND, L.P.
                                       BY ASHLEY CAPITAL MANAGEMENT, INC.
                                       GENERAL PARTNER



BY: /s/ Michael Pacult               BY: /s/ Michael Pacult
    MR. MICHAEL PACULT                   MR. MICHAEL PACULT
    PRESIDENT                            PRESIDENT

                                       ATLAS FUTURES FUND, L.P.
                                       BY MR. MICHAEL PACULT
                                       GENERAL PARTNER



BY: /s/ Michael Pacult               BY: /s/ Michael Pacult
    MR. MICHAEL PACULT                   MR. MICHAEL PACULT

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following person on behalf of Ashley Capital Management, Inc., General Partner of the Registrant in the capacities and on the date indicated.



/s/ Michael Pacult
MR. MICHAEL PACULT
PRESIDENT

Date:  July 6, 2007


(Being the principal executive officer, the principal financial and accounting officer and the sole director of Ashley Capital Management, Inc., General Partner of the Fund)